EXECUTION VERSION

CUSIP: 153528AL8
CUSIP: 153528AM6 (Revolver)

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of April 22, 2016,
among
CENTRAL GARDEN & PET COMPANY,
as the Parent and a Borrower,
THE OTHER BORROWERS FROM TIME TO TIME PARTY HERETO,
THE GUARANTORS FROM TIME TO TIME PARTY HERETO,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
SUNTRUST BANK,
as the Issuing Bank and Administrative Agent
with
BANK OF AMERICA, N.A.
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Syndication Agents

and

BANK OF THE WEST
BMO HARRIS BANK N.A.
JPMORGAN CHASE BANK, N.A.
and
KEYBANK NATIONAL ASSOCIATION
as Co-Documentation Agents

SUNTRUST ROBINSON HUMPHREY, INC.
BANK OF AMERICA, N.A.
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Bookrunners

ARTICLE 1	DEFINITIONS, ACCOUNTING PRINCIPLES AND OTHER INTERPRETIVE MATTERS 1

Section 1.1	Definitions 1

Section 1.2	Uniform Commercial Code 48

Section 1.3	Accounting Principles 48

Section 1.4	Other Interpretive Matters 49

Section 1.5	Currency Translations 49

Section 1.6	Calculation of Excess Availability 50

Section 1.7	Reserves; Changes to Eligibility Criteria 50

ARTICLE 2	THE LOANS AND THE LETTERS OF CREDIT 50

Section 2.1	Extension of Credit 50

Section 2.2	Manner of Borrowing and Disbursement of Loans 56

Section 2.3	Interest 60

Section 2.4	Fees 61

Section 2.5	Prepayment/Cancellation of Revolving Loan Commitment 63

Section 2.6	Repayment 64

Section 2.7	Notes; Loan Accounts 64

Section 2.8	Manner of Payment 65

Section 2.9	Reimbursement 69

Section 2.10	Pro Rata Treatment 70

Section 2.11	Application of Payments 71

Section 2.12	Use of Proceeds 72

Section 2.13	All Obligations to Constitute One Obligation 72

Section 2.14	Maximum Rate of Interest 73

Section 2.15	Letters of Credit 73

Section 2.16	Bank Products 77

Section 2.17	Defaulting Lenders 77

ARTICLE 3	GUARANTY 81

Section 3.1	Guaranty 81

Section 3.2	Additional Waivers 85

Section 3.3	Special Provisions Applicable to New Guarantors 86

ARTICLE 4	CONDITIONS PRECEDENT 86

Section 4.1	Conditions Precedent to Initial Advance 86

Section 4.2	Conditions Precedent to Each Advance and Issuance of a Letter of Credit 89

ARTICLE 5	REPRESENTATIONS AND WARRANTIES 90

Section 5.1	General Representations and Warranties 90

Section 5.2	Representations and Warranties Relating to Accounts 99

Section 5.3	Representations and Warranties Relating to Inventory 100

Section 5.4	Survival of Representations and Warranties, etc 100

ARTICLE 6	GENERAL COVENANTS 100

Section 6.1	Preservation of Existence and Similar Matters 100

Section 6.2	Compliance with Applicable Law 100

Section 6.3	Maintenance of Properties 101

Section 6.4	Accounting Methods and Financial Records 101

Section 6.5	Insurance 101

Section 6.6	Payment of Taxes and Claims 102

Section 6.7	Visits and Inspections 102

Section 6.8	Conduct of Business 102

Section 6.9	ERISA 102

Section 6.10	Collateral Locations; Third Party Agreements 103

Section 6.11	[Intentionally Omitted.] 103

Section 6.12	Protection of Collateral 103

Section 6.13	Assignments and Records of Accounts 104

Section 6.14	Administration of Accounts 104

Section 6.15	Cash Management 105

Section 6.16	Further Assurances 106

Section 6.17	Broker’s Claims 106

Section 6.18	[Intentionally Omitted.] 106

Section 6.19	Environmental Matters 106

Section 6.20	Formation/Acquisition of Subsidiaries; Borrowers and Guarantors; Unrestricted Subsidiaries 108

Section 6.21	Intellectual Property 109

Section 6.22	Use of Proceeds 110

Section 6.23	Farm Products 110

Section 6.24	Anti-Corruption Laws; Sanctions 111

ARTICLE 7	INFORMATION COVENANTS 111

Section 7.1	Monthly and Quarterly Financial Statements and Information 111

Section 7.2	Annual Financial Statements and Information; Certificate of No Default 112

Section 7.3	Compliance Certificates 113

Section 7.4	[Intentionally Omitted] 113

Section 7.5	Borrowing Base Certificates; Additional Reports 113

Section 7.6	Notice of Litigation and Other Matters 115

ARTICLE 8	NEGATIVE COVENANTS 116

Section 8.1	Indebtedness 116

Section 8.2	[Intentionally Omitted] 117

Section 8.3	Liens 117

Section 8.4	Restricted Payments 117

Section 8.5	Investments 118

Section 8.6	Affiliate Transactions 119

Section 8.7	Acquisitions; Joint Ventures; Liquidation; Change in Ownership, Name, or Year; Dispositions; Accounting Changes; Etc 119

Section 8.8	Fixed Charge Coverage Ratio 120

Section 8.9	Sales and Leasebacks 120

Section 8.10	Amendment and Waiver 120

Section 8.11	ERISA Liability 121

Section 8.12	[Intentionally Omitted] 121

Section 8.13	Restrictive Agreements 121

ARTICLE 9	DEFAULT 122

Section 9.1	Events of Default 122

Section 9.2	Remedies 125

ARTICLE 10	THE ADMINISTRATIVE AGENT 126

Section 10.1	Appointment and Authorization 126

Section 10.2	Nature of Duties of the Administrative Agent 127

Section 10.3	Lack of Reliance on the Administrative Agent 127

Section 10.4	Certain Rights of the Administrative Agent 128

Section 10.5	Reliance by the Administrative Agent 128

Section 10.6	The Administrative Agent in its Individual Capacity 128

Section 10.7	Successor Administrative Agent 128

Section 10.8	Withholding Tax 129

Section 10.9	The Administrative Agent May File Proofs of Claim 129

Section 10.10	Authorization to Execute Other Loan Documents 130

Section 10.11	Collateral and Guaranty Matters 130

Section 10.12	Lead Arrangers 131

Section 10.13	Right to Realize on Collateral and Enforce Guarantee 131

Section 10.14	Secured Bank Products Obligations 132

Section 10.15	Interest Holders 132

ARTICLE 11	MISCELLANEOUS 132

Section 11.1	Notices 132

Section 11.2	Expenses; Indemnification 134

Section 11.3	Waivers 137

Section 11.4	Set-Off 137

Section 11.5	Assignment 138

Section 11.6	Counterparts 140

Section 11.7	Under Seal; Governing Law 140

Section 11.8	Severability 140

Section 11.9	Headings 140

Section 11.10	Source of Funds 141

Section 11.11	Entire Agreement 141

Section 11.12	Amendments and Waivers 141

Section 11.13	Other Relationships 144

Section 11.14	Pronouns 144

Section 11.15	Disclosure 144

Section 11.16	Replacement of Lender 144

Section 11.17	Confidentiality; Material Non-Public Information; Publicity 145

Section 11.18	Revival and Reinstatement of Obligations 146

Section 11.19	Dealings with Multiple Borrowers 146

Section 11.20	Contribution Obligations 148

Section 11.21	No Advisory or Fiduciary Responsibility 149

Section 11.22	Survival 149

Section 11.23	Judgment Currency 150

Section 11.24	Qualified ECP Keepwell 150

Section 11.25	Designated Senior Debt 151

Section 11.26	Location of Closing 151

Section 11.27	Amendment and Restatement; No Novation 151

Section 11.28	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 151

Section 11.29	Non-continuing Lender 152

ARTICLE 12	YIELD PROTECTION 152

Section 12.1	Interest Rate Basis Determination 152

Section 12.2	Illegality 152

Section 12.3	Increased Costs 153

Section 12.4	Effect On Other Advances 155

Section 12.5	Capital Adequacy 155

ARTICLE 13	JURISDICTION, VENUE AND WAIVER OF JURY TRIAL 155

Section 13.1	Jurisdiction and Service of Process 155

Section 13.2	Consent to Venue 156

Section 13.3	Waiver of Jury Trial 156

Section 13.4	JUDICIAL REFERENCE 157

EXHIBITS

Exhibit A    -    Form of Administrative Questionnaire
Exhibit B    -     Form of Assignment and Assumption
Exhibit C     -     Form of Borrowing Base Certificate
Exhibit D    -    Form of Compliance Certificate
Exhibit E    -    Form of Notice of Conversion/Continuation
Exhibit F     -     Form of Request for Advance
Exhibit G    -     Form of Request for Issuance of Letter of Credit
Exhibit H    -     Form of Revolving Loan Note
Exhibit I    -     Form of Joinder Supplement

SCHEDULES

Schedule 1.1(a)    -    Commitment Ratios

AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 22, 2016, is by and among CENTRAL GARDEN & PET COMPANY, a Delaware corporation (the “Parent”), each of the Persons party hereto from time to time as Borrowers (together with the Parent, each, a “Borrower,” and, collectively, the “Borrowers”), the Persons party hereto from time to time as Guarantors, the financial institutions party hereto from time to time as Lenders, SUNTRUST BANK, as the Issuing Bank, and SUNTRUST BANK, as the Administrative Agent, with SUNTRUST ROBINSON HUMPHREY, INC., as Left Lead Arranger and Joint Bookrunner.

W I T N E S S E T H:
WHEREAS, the Borrowers, the Parent, the Lenders party thereto, and the Administrative Agent are party to that certain Credit Agreement dated as of December 5, 2013, as amended by that certain First Amendment to Credit Agreement dated as of November 3, 2015 (as may be further amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”); and
WHEREAS, the Borrowers have requested the Lenders and the Administrative Agent increase the aggregate amount of the Revolving Loan Commitment, make changes to pricing, extend the maturity of the Revolving Loan Commitment and make additional amendments to the Original Credit Agreement and, subject to the terms and conditions hereof, the Administrative Agent and such Lenders are willing to agree to credit extensions and amendments as set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1

DEFINITIONS, ACCOUNTING PRINCIPLES AND
OTHER INTERPRETIVE MATTERS
Section 1.1    Definitions. For the purposes of this Agreement:
“2015 Notes” shall mean the 6.125% senior notes due 2023 issued on or about November 9, 2015, pursuant to the Indenture, the proceeds of which were used to refinance in full the Senior Subordinated Notes.
“Accepting Lenders” shall have the meaning specified in Section 11.12(e).
“Account Debtor” shall mean any Person who is obligated to make payments in respect of an Account.
“Accounts” shall mean all “accounts,” as such term is defined in the UCC, of each Credit Party whether now existing or hereafter created or arising, including, without limitation, (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper (as defined in the UCC) or instruments (as defined in the UCC)) (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to a Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), and (e) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.
“ACH Transactions” shall mean any automated clearinghouse transfer of funds by a Lender Group member (or any Affiliate of a Lender Group member) for the account of any Credit Party pursuant to agreement or overdrafts.
“Acquired Company” shall mean the Person (or the assets thereof) which is acquired pursuant to an Acquisition.
“Acquisition” shall mean (whether by purchase, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation or any other method) (a) any acquisition by the Parent or any of its Restricted Subsidiaries of any other Person, which Person shall then become consolidated with the Parent or any such Restricted Subsidiary in accordance with GAAP, (b) any acquisition by the Parent or any of its Restricted Subsidiaries of all or any substantial part of the assets of any other Person, or (c) any acquisition by the Parent or any of its Restricted Subsidiaries of any assets that constitute a division or operating unit of the business of any Person.
“Acquisition Consideration” shall mean the total consideration paid or payable (including, without limitation, any earn-out obligations) by any Credit Party or any Restricted Subsidiary of a Credit Party with respect to, and all Indebtedness assumed by any Credit Party or any Restricted Subsidiary of a Credit Party in connection with, an Acquisition.
“additional amount” shall have the meaning specified in Section 2.8(b)(i).
“Administrative Agent” shall mean SunTrust Bank, acting as administrative agent for the Lender Group, and any successor Administrative Agent appointed pursuant to Section 10.7.
“Administrative Agent’s Office” shall mean the office of the Administrative Agent located at SunTrust Bank, Mail Code GA-ATL-1981, 3333 Peachtree Road, 4th Floor-East Tower, Atlanta, Georgia 30326, Attention: Asset Manager – Central Garden & Pet Company, or such other office as may be designated by the Administrative Agent pursuant to the provisions of Section 11.1.
“Administrative Questionnaire” shall mean a questionnaire substantially in the form of Exhibit A.
“Advance” or “Advances” shall mean amounts of the Loans advanced by the Lenders to, or on behalf of, a Borrower pursuant to Section 2.2 on the occasion of any borrowing and shall include, without limitation, all Revolving Loans, Agent Advances and Swing Loans.
“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or that is a director, officer, manager or partner of such Person. For purposes of this definition, “control”, when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of ten percent (10%) or more of the outstanding Equity Interests of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agent Advances” shall have the meaning specified in Section 2.1(e).
“Aggregate Commitment Ratio” shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (a) the unutilized portion of the Revolving Loan Commitment of such Lender plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances outstanding of such Lender, divided by (b) the sum of the aggregate unutilized Revolving Loan Commitment plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances of all Lenders, which, as of the Agreement Date, are set forth (together with U.S. Dollar amounts thereof) on Schedule 1.1(a).
“Aggregate Revolving Credit Obligations” shall mean, as of any particular time, the sum of (a) the aggregate principal amount of all Revolving Loans then outstanding, plus (b) the aggregate principal amount of all Swing Loans then outstanding, plus (c) the aggregate principal amount of all Agent Advances then outstanding, plus (d) the aggregate amount of all Letter of Credit Obligations then outstanding.
“Agreement” shall mean this Amended and Restated Credit Agreement, together with all Exhibits and Schedules hereto in each case, as amended, restated, supplemented, or otherwise modified from time to time.
“Agreement Date” shall mean April 22, 2016.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Law” shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable, whether by law or by virtue of contract, to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.
“Applicable Margin” shall mean the percentage per annum determined from time to time from the following table and corresponding to the Average Excess Availability during each fiscal quarter of the Borrowers as determined by reference to Borrowing Base Certificates:

Tier	Average Excess Availability	Applicable Margin for Eurodollar Advances	Applicable Margin for Base Rate Advances
I	Less than 50% of the total Revolving Loan Commitment	1.50%	0.50%
II	Greater than or equal to 50% of the total Revolving Loan Commitment	1.25%	0.25%

From and after the Agreement Date through but not including the first Determination Date occurring after June 30, 2016, the Applicable Margin shall be set at Tier II as set forth in the table above. Thereafter, the Applicable Margin shall be determined and adjusted on each Determination Date. Except as otherwise provided in this paragraph, any increase or reduction in the Applicable Margin provided for herein shall be effective on each Determination Date. Without limiting the Administrative Agent’s and the Lenders’ rights to invoke the Default Rate, if (A) any Borrowing Base Certificate required to be delivered pursuant to Section 7.5(a) for any fiscal quarter or month has not been received by the Administrative Agent by the date required pursuant to Section 7.5(a) or (B) an Event of Default has occurred and is continuing and the Administrative Agent or the Majority Lenders so elect, then, in each case, the Applicable Margin shall be set at Tier I until such time such Borrowing Base Certificate is received by the Administrative Agent and any Event of Default (whether resulting from a failure to timely deliver such Borrowing Base Certificate or otherwise) is waived in writing by the applicable Lenders in accordance with Section 11.12.
In the event that any Borrowing Base Certificate required by Section 7.5(a) is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrowers shall promptly (but in any event within five (5) Business Days or such longer period the Administrative Agent may agree to in its sole discretion) deliver to the Administrative Agent a correct certificate for such Applicable Period, (ii) the Applicable Margin for such Applicable Period shall be determined by reference to such certificate, and (iii) the Borrowers shall promptly pay the Administrative Agent for the account of the Lenders, on demand, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity that administers or manages a Lender.
“Assignment and Acceptance” shall mean that certain form of Assignment and Acceptance attached hereto as Exhibit B, pursuant to which each Lender may, as further provided in Section 11.5, sell a portion of its Loans or its portion of the Revolving Loan Commitment.
“Authorized Signatory” shall mean, with respect to any Credit Party, such senior personnel of such Credit Party as may be duly authorized and designated in writing to the Administrative Agent by such Credit Party to execute documents, agreements, and instruments on behalf of such Credit Party.
“Availability” shall mean, as of any date of determination an amount equal to the lesser of (a) the Revolving Loan Commitment on such date, and (b) the Aggregate Borrowing Base (after taking into account any Reserves determined which may have been implemented or modified since the date of the most recent Borrowing Base Certificate).
“Average Excess Availability” shall mean, for any period, Excess Availability for each day of such period, divided by the number of days in such period.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Products” shall mean all bank, banking, financial, and other similar or related products and services extended to any Credit Party or any Restricted Subsidiary by any Bank Products Provider, including, without limitation, (a) merchant card services, credit or stored value cards, debit cards, and corporate purchasing cards; (b) cash management, treasury management, or related services, including, without limitation, ACH Transactions, remote deposit capture services, electronic funds transfer, e-payable, stop payment services, account reconciliation services, lockbox services, depository and checking services, overdraft, information reporting, deposit accounts, securities accounts, controlled disbursement services, and wire transfer services; (c) bankers’ acceptances, drafts, letters of credit (other than Letters of Credit) (and the issuance, amendment, renewal, or extension thereof), documentary services, foreign currency exchange services; and (d) all Hedge Agreements between or among any Credit Party or any Restricted Subsidiary, on the one hand, and a Bank Products Provider, on the other hand.
“Bank Products Documents” shall mean all instruments, agreements and other documents entered into from time to time by the Credit Parties in connection with any of the Bank Products.
“Bank Products Obligations” shall mean (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any Credit Party or any Restricted Subsidiary to any Bank Products Provider pursuant to or evidenced by a Bank Products Document and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that the Administrative Agent or any Lender is obligated to pay to a Bank Products Provider as a result of the Administrative Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Products Provider with respect to the Bank Products provided by such Bank Products Provider to a Credit Party or any Restricted Subsidiary.
“Bank Products Provider” shall mean any Lender Group member that extends to any Credit Party a Bank Product.
“Bank Products Reserves” shall mean all reserves that the Administrative Agent from time to time establishes in its Permitted Discretion with respect to Bank Products Obligations.
“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as now or hereafter amended, and any successor statute.
“Base Rate” shall mean the highest of (i) the per annum rate which the Administrative Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) the Eurodollar Rate determined on a daily basis for an Interest Period of one (1) month, plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.
“Base Rate Advance” shall mean an Advance which the Borrowers request to be made as a Base Rate Advance or which is converted to a Base Rate Advance, in accordance with the provisions of Section 2.2.
“Borrower” shall have the meaning specified in the preamble, and shall include each Person who becomes a “Borrower” hereunder in accordance with Section 6.20.
“Borrower Representative” shall mean the Parent in its capacity as Borrower Representative hereunder.
“Borrowing Base” shall mean, at any time of determination, the sum of:
(a)    85% of Eligible Accounts of the Borrowers; plus
(b)    the lesser of (i) 85% of the NOLV Percentage of Eligible Inventory of the Borrowers (other than Eligible Inventory consisting of work-in-process) and (ii) 80% of the Value of Eligible Inventory of the Borrowers (other than Eligible Inventory consisting of work-in-process); plus
(c)    the least of (i) $30,000,000, (ii) 85% of the NOLV Percentage of Eligible Inventory of the Borrowers consisting of work-in-process and (iii) 80% of the Value of Eligible Inventory of the Borrowers consisting of work-in-process; minus
(d)    applicable Reserves;
provided, however, that the maximum aggregate amount of Eligible Canadian Collateral that may be included in determining the Borrowing Base shall not, as of any date of determination, exceed twenty-five percent (25%) of the aggregate amount of all Eligible Accounts and Eligible Inventory as of such date.
“Borrowing Base Certificate” shall mean a certificate of an Authorized Signatory of the Borrower Representative substantially in the form of Exhibit C.
“Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia, the State of California or the State of New York or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a Eurodollar Advance (including the making, continuing, prepaying or repaying of any Eurodollar Advance), the term “Business Day” shall also exclude any day in which banks are not open for dealings in deposits of U.S. Dollars on the London interbank market.
“Canadian Dollars” or “CDN$” means dollars in the lawful currency of Canada.
“Canadian Perfection Items” means (a) the Administrative Agent’s receipt of PPSA search results and other evidence reasonably satisfactory to Administrative Agent that there are no Liens upon any Collateral located in Canada (other than Permitted Liens), (b) the completion of all actions necessary to perfect the Administrative Agent’s Lien in Canadian Inventory of the Credit Parties (including without limitation the filing of appropriate PPSA financing statements), and (c) the Administrative Agent’s receipt of a legal opinion of Canadian counsel to the Credit Parties, addressed to the Lender Group and in form and substance reasonably satisfactory to the Administrative Agent, which opinion shall cover, among other things, perfection of the Administrative Agent’s Lien in Canadian Inventory of the Credit Parties.
“Canadian Priority Payables” means amounts payable by the Credit Parties and secured by any Liens, choate or inchoate, which rank, pursuant to any applicable laws in Canada, or would reasonably be expected to rank in priority to or pari passu with the Administrative Agent’s Liens, including, without limitation, any such amounts due and not paid for wages, vacation pay, severance pay, amounts payable under the Wage Earner Protection Program Act (Canada), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, goods and services tax, value added tax, harmonized sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes and all amounts currently or past due and not contributed, remitted or paid, the Supplemental Pension Plans Act (Québec) or otherwise as required to be contributed pursuant to any similar pension legislation, as well as amounts payable for Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada).
“Capital Expenditures” shall mean, as determined for any period, on a consolidated basis for the Parent and its consolidated Restricted Subsidiaries in accordance with GAAP, the aggregate of all expenditures made by the Parent and its consolidated Restricted Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected on the consolidated balance sheet as a capital asset, including, without limitation, Capitalized Lease Obligations of the Parent and its consolidated Restricted Subsidiaries.
“Capitalized Lease Obligation” shall mean that portion of any obligation of a Person (in its capacity as lessee under a lease) which, at any time of determination and in accordance with GAAP, would be required to be capitalized on such Person’s balance sheet.
“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in U.S. Dollars, with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).
“Cash Dominion Period” shall mean each period (a) commencing on the date Excess Availability is less than the greater of (i) $35,000,000 and (ii) 10% of Availability, and (b) ending on the date thereafter that Excess Availability has exceeded the greater of (i) $35,000,000 and (ii) 10% of Availability for 60 consecutive calendar days.
“Cash Equivalents” shall mean, collectively, (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (ii) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six (6) months from the date of acquisition thereof; (iii) certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of the Administrative Agent or by any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; (v) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (vi) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (ii) of this definition; and (vii) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (vi) of this definition or money market funds that (x) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (y) are rated AAA by S&P and Aaa by Moody’s and (z) have portfolio assets of at least $1,000,000,000.
“Change in Control” shall mean the occurrence of one or more of the following events: (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the SEA) other than the Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the SEA), directly or indirectly, of 50%, or more, of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) as of any date a majority of the board of directors of the Parent consists (other than vacant seats) of individuals who were not either (i) directors of the Parent as of the Agreement Date, (ii) selected, nominated, or approved to become directors by the board of directors of the Parent of which a majority consisted of individuals described in clause (i), or (iii) selected, nominated, or approved to become directors by the board of directors of the Parent of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii); or (c) except as a result of a sale or disposition of all of the Equity Interests of a Borrower permitted by Section 8.7(b), the Parent shall cease to directly or indirectly own and control one hundred percent (100%) of the outstanding Equity Interests of all of the Borrowers.
“Change in Law” shall mean the occurrence, after the Agreement Date or, in the case of an assignee of a Lender (other than an Affiliate of an existing Lender), after the date on which such assignee becomes a party to this Agreement and, in the case of a Participant (other than an Affiliate of an existing Lender), after the date on which it acquires its participation, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, to the extent not prohibited by Applicable Law, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all Property pledged by any Credit Party as collateral security for the Obligations pursuant to the Security Documents or otherwise, and all other property of any Credit Party that is now or hereafter in the possession or control of any member of the Lender Group, or on which any member of the Lender Group has been granted a Lien to secure the Obligations.
“Collections Account” shall have the meaning given such term in Section 6.15(a).
“Commercial Letter of Credit” shall mean a documentary Letter of Credit issued by the Issuing Bank in respect of the purchase of goods or services by a Borrower in the ordinary course of its business.
“Commitments” shall mean, collectively, the Revolving Loan Commitment and the Letter of Credit Commitment.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Competitor” shall mean any Person specifically set forth in that certain side letter dated of the Agreement Date between the Borrower Representative and the Agent (and any other Person specifically identified by written notice from the Borrower Representative to, and with the approval of, the Administrative Agent), in each case who is engaged directly in a competing business as that of the Credit Parties.
“Compliance Certificate” shall mean a certificate executed by the chief financial officer or treasurer of the Borrower Representative substantially in the form of Exhibit D.
“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of Parent and its Restricted Subsidiaries after deducting therefrom all current liabilities (excluding any current liabilities that are by their terms extendable or renewable at the option of the obligor thereunder for more than 12 months after the date of determination), total prepaid expenses and deferred charges, and all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth on the consolidated balance sheet of Parent and its Restricted Subsidiaries for Parent’s most recently completed fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Sections 7.1(b) or 7.2 (or as of the fiscal quarter ended June 29, 2013 for any date prior to delivery of financial statements pursuant to such Sections).
“Contingent Obligation” shall mean, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any debt, lease, dividend or other obligation of another Person if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such liability will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Hedge Agreement, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the stated or determinable amount of the Contingent Obligation ; and if such amounts are not determinable, the maximum reasonably anticipated liability in respect thereof, as determined by such Person in good faith.
“Control” shall mean, with respect to any asset, right, or property with respect to which a security interest therein is perfected by a secured party’s having “control” thereof (whether pursuant to the terms of an agreement or through the existence of certain facts and circumstances), that the Administrative Agent has “control” of such asset, right, or property in accordance with the terms of Article 9 of the UCC.
“Controlled Account Agreement” shall mean any agreement executed by a depository bank, securities intermediary, or commodities intermediary and the Administrative Agent and acknowledged and agreed to by the applicable Credit Party, in form and substance reasonably acceptable to the Administrative Agent, which, among other things, provides for the Administrative Agent’s Control, for the benefit of the Lender Group, of a deposit account, securities account, commodities account, or other bank or investment account, as amended, restated, supplemented, or otherwise modified from time to time, including, without limitation, any Controlled Accounts Agreement delivered on the Original Agreement Date.
“Controlled Deposit Account” shall have the meaning specified in Section 6.15(b).
“Controlled Disbursement Account” shall have the meaning specified in Section 2.2(f).
“Copyright Security Agreements” shall mean, collectively, any Copyright Security Agreement made by a Credit Party in favor of the Administrative Agent, on behalf of the Lender Group, from time to time, as amended, restated, supplemented, or otherwise modified from time to time, including, without limitation, any Copyright Security Agreement delivered on the Original Agreement Date.
“Credit Parties” shall mean, collectively, the Borrowers and the Guarantors; and “Credit Party” shall mean any one of the foregoing Credit Parties.
“Credit Party Payments” has the meaning specified in Section 2.8(b)(i).
“Date of Issue” shall mean the date on which the Issuing Bank issues a Letter of Credit pursuant to Section 2.15 and, subject to the terms of Section 2.15(a), the date on which any such Letter of Credit is renewed.
“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect.
“Default” means an event, condition or default which, with the giving of notice, the passage of time or both would become an Event of Default.
“Default Rate” shall mean a simple per annum interest rate equal to, with respect to all outstanding Obligations, the sum of (a) the applicable Interest Rate Basis, if any, with respect to the applicable Obligation, plus (b) the Applicable Margin for such Interest Rate Basis, plus (c) two percent (2.00%).
“Defaulting Lender” shall mean, subject to Section 2.17(c), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Loans within two (2) Business Days of the date such Revolving Loans were required to be funded unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, Swing Loans or Agent Advances) within two (2) Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent or the Issuing Bank or Swing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Loan and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under the Bankruptcy Code or any other Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(c)) upon delivery of written notice of such determination to the Borrower Representative, each Issuing Bank, the Swing Bank and each Lender.
“Determination Date” shall mean the second Business Day immediately following the date that the Administrative Agent receives the Borrowing Base Certificate required to be delivered pursuant to Section 7.5(a) for the fiscal month in which a fiscal quarter of the Parent ends.
“Dilution” shall mean, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) month period (or such shorter period as agreed by the Administrative Agent in its Permitted Discretion), that is the result of dividing the U.S. Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Borrowers’ Accounts during such period (less any reasonable non-recurring adjustments as determined by the Administrative Agent in its Permitted Discretion), by (b) the Borrowers’ gross billings with respect to Accounts during such period.
“Dilution Reserve” shall mean, as of any date of determination, an amount determined from time to time by the Administrative Agent in its Permitted Discretion and based on the Administrative Agent’s analysis of the Borrowers’ Dilution and other matters affecting the Borrowers and their Accounts and Account Debtors.
“Disqualified Equity Interests” shall mean, with respect to any Person, any Equity Interest that by its terms (or by the terms of any other Equity Interest into which it is convertible or exchangeable) or otherwise (a) matures or is subject to mandatory redemption or repurchase (other than solely for Equity Interests that are not Disqualified Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holder thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior payment in full of the Obligations (other than any Obligations which expressly survive termination) and termination of the Commitments); (b) is convertible into or exchangeable or exercisable for Indebtedness or any Disqualified Equity Interest at the option of the holder thereof; (c) may be required to be redeemed or repurchased at the option of the holder thereof (other than solely for Equity Interests that are not Disqualified Equity Interests), in whole or in part, in each case on or prior to the date that is one hundred twenty (120) days after the Maturity Date; or (d) provides for scheduled payments of dividends to be made in cash.
“Dividends” shall mean any direct or indirect distribution, dividend, or payment to any Person on account of any Equity Interests of any Credit Party or any of their Subsidiaries.
“Domestic Restricted Subsidiary” shall mean any Restricted Subsidiary that is a Domestic Subsidiary.
“Domestic Subsidiary” shall mean any direct or indirect Subsidiary of any Credit Party that is organized and existing under the laws of the US or any state or commonwealth thereof or under the laws of the District of Columbia.
“EBITDA” shall mean, as determined for any period on a consolidated basis for the Parent and its consolidated Restricted Subsidiaries in accordance with GAAP, an amount equal to the sum of (a) Net Income for such period plus (b) to the extent deducted in determining Net Income for such period, and without duplication the sum of (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, and (iv) all other non-cash charges, excluding any non-cash charge relating to write-offs, write-downs, or reserves with respect to Accounts and Inventory, minus (c) to the extent added in determining Net Income for such period and without duplication an amount equal to the sum of (i) income tax credits, and (ii) all non-cash items increasing Net Income, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period.
For purposes of any determination of the Fixed Charge Coverage Ratio, EBITDA shall, subject to the limitations set forth in this paragraph, be adjusted for any period during which one or more Permitted Acquisitions or dispositions of Property (for the purposes of this definition, each, a “Specified Transaction”) occurs such that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) and the following adjustments in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement: income statement items (whether positive or negative) attributable to the Property or Person subject to such Specified Transaction, (1) in the case of a disposition of assets, shall be excluded, and (2) in the case of a Permitted Acquisition, shall be included; provided that the foregoing pro forma adjustments may be applied to any such definition, test or financial covenant solely to the extent that such adjustments (A) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of the chief financial officer of the Borrower Representative delivered to the Administrative Agent, (B) are calculated on a basis consistent with GAAP, (C) in the case of dispositions of assets, are based upon historical EBITDA as set forth in financial statements reasonably acceptable to the Administrative Agent with respect to the Person or Property subject to such disposition, (D) in the case of Permitted Acquisitions, are based upon Target Financials (as defined in the definition of Permitted Acquisitions), and (E) approved in advance by the Administrative Agent in its Permitted Discretion.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Accounts” shall mean, at any time of determination, all Accounts (valued at the face amount of the applicable invoice therefor, minus the maximum discounts, credits, and allowances set forth on the face of such invoice which may be taken by Account Debtors on such Accounts, and net of any sales tax, finance charges, or late payment charges included in the amount invoiced) arising in the ordinary course of a Borrower’s business from the sale of goods by a Borrower, that the Administrative Agent determines in its Permitted Discretion to be Eligible Accounts; provided, however, that, without limiting the right of the Administrative Agent to establish other criteria of ineligibility in its Permitted Discretion, Eligible Accounts shall not include any of the following Accounts:
(a)    any Account which (i) has a scheduled due date more than one hundred twenty (120) days after its original invoice date, or (ii) is unpaid more than one hundred twenty (120) days past its invoice date or sixty (60) days past its due date; provided, that up to $15,000,000 of Eligible Trade Show Receivables shall be included so long as (x) such Eligible Trade Show Receivables have a scheduled due date not more than two hundred seventy (270) days after the original invoice date and are not past due, (y) the Borrower has provided reasonably satisfactory documentation to the Administrative Agent that identifies and describes, including (without limitation, adequate coding) the terms and conditions of such Eligible Trade Show Receivables, and (z) the invoice date is after June 1, 2016;
(b)    Accounts not evidenced by a paper invoice or an electronic equivalent acceptable to the Administrative Agent;
(c)    Accounts with respect to which any of the representations, warranties, covenants and agreements contained in Section 5.2 are not or have ceased to be complete and correct or have been breached;
(d)    Accounts (or any other Account due from the same Account Debtor), with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;
(e)    Accounts as to which the applicable Borrower has not performed, as of the applicable date of determination, all of its obligations then required to have been performed, including, without limitation, the shipment of goods (and passage of title thereto) applicable to such Accounts;
(f)    Accounts as to which any one or more of the following events has occurred with respect to the Account Debtor on such Accounts: death or judicial declaration of incompetency of such Account Debtor who is an individual; the filing by or against such Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the US, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by such Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for such Account Debtor or for any of the assets of such Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in Bankruptcy Code; the institution by or against such Account Debtor of any other type of insolvency proceeding (under the bankruptcy or insolvency laws of the US, Canada or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of such Account Debtor unless the obligations of such Account Debtor in respect of the Accounts are assumed by and assigned to such purchaser or transferee; the nonpayment generally by such Account Debtor of its debts as they become due; or the cessation of the business of such Account Debtor as a going concern;
(g)    those Accounts of an Account Debtor for whom fifty percent (50%) or more of the aggregate U.S. Dollar amount of such Account Debtor’s outstanding Accounts are classified as ineligible under clause (a)(ii) above; provided, that solely for the purposes of calculating eligibility under this clause (g) with respect to Accounts owing to the Borrowers by QVC Inc., such calculation shall disregard the Existing QVC Aged Accounts;
(h)    Accounts owed by an Account Debtor which: (i) does not maintain its primary business delivery locations, payment centers, and chief executive office in the US or Canada (other than the province of Quebec); or (ii) is not organized under the laws of the US, Canada or any respective state or province (other than the province of Quebec) thereof; or (iii) is the government of Canada or any other foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Accounts are secured or payable by a letter of credit or acceptance, or insured under foreign credit insurance in each case, on terms and conditions satisfactory to the Administrative Agent in its sole and absolute discretion; or (iv) is the government of the US, or of any state, municipality or other political subdivision thereof, or any department, agency, public corporation, or other instrumentality thereof, unless all required procedures for the effective collateral assignment of the Accounts under the Federal Assignment of Claims Act of 1940 and any other steps necessary to perfect the Administrative Agent’s security interest, for the benefit of the Lender Group, in such Accounts have been complied with to the Administrative Agent’s sole satisfaction with respect to such Accounts; provided, that up to $5,000,000 of such Accounts owed by an Account Debtor which is a governmental entity shall be included without the necessity of complying with any notice provisions under such governmental entity’s local regulations, including, without limitation, the Federal Assignment of Claims Act of 1940; (v) is a natural person, or (vi) is a Sanctioned Person or Sanctioned Country;
(i)    Accounts owed by an Account Debtor which is an Affiliate or employee of a Borrower;
(j)    Accounts which are owed by an Account Debtor to which a Borrower is indebted in any way (including, without limitation, creditors and suppliers of a Borrower), or which are subject to any right of setoff by the Account Debtor, including, without limitation, for co-op advertising, rebates, incentives and promotions, to the extent of such indebtedness or right of setoff;
(k)    Accounts which the Account Debtor disputes in writing the liability therefor or are otherwise in dispute or are otherwise subject to any potential counterclaim, deduction, discount, recoupment, reserve, defense, dispute, chargeback, credit, allowance, contra-account, volume rebate, cooperative advertising accrual, deposit, or offset (but only to the extent of the amount in dispute);
(l)    Accounts which represent sales on a bill-and-hold, guaranteed sale, sale and return, sale on approval, cash-on-delivery, consignment or other repurchase or return basis;
(m)    Accounts which are evidenced by a promissory note or other instrument or by chattel paper;
(n)    Accounts as to which the applicable Account Debtor has not been sent an invoice or for which are partially billed;
(o)    Accounts with respect to which the Account Debtor is located in a state or jurisdiction (including, without limitation, Alabama, New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the applicable Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Administrative Agent to be significant in amount, and such later qualification cures any bar to access to such courts to enforce payment of such Account;
(p)    Accounts which are not a bona fide, valid and enforceable obligation of the Account Debtor thereunder;
(q)    Accounts (i) which are not subject to a valid and continuing, duly perfected, first-priority Lien in favor of the Administrative Agent, for the benefit of the Lender Group, pursuant to the Security Documents, or (ii) in which the applicable Borrower does not have good and marketable title, free and clear of any Liens (other than Liens in favor of the Administrative Agent, for the benefit of the Lender Group);
(r)    Accounts which are owed by an Account Debtor to the extent that such Accounts, together with all other Accounts owing by the same Account Debtor and its Affiliates, exceed in the aggregate twenty-five percent (25%) of the sum of all Eligible Accounts (or (i) 30% in the case of Accounts owing by Wal-Mart Stores, Inc. (for so long as it has an Investment Grade Rating), (ii) such higher percentage (not to exceed 30%) as the Administrative Agent may establish from time to time for any Account Debtor having an Investment Grade Rating (for so long as it has an Investment Grade Rating), and (iii) such higher percentage as the Administrative Agent (with the consent of the Supermajority Lenders) may establish from time to time for any other Account Debtor);
(s)    Accounts which represent rebates, refunds or other similar transactions, but only to the extent of the amount of such rebate, refund or similar transaction;
(t)    Accounts which consist of progress billings (such that the obligation of the Account Debtors with respect to such Accounts is conditioned upon the applicable Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto) or retainage invoices;
(u)    Accounts with respect to which the Administrative Agent reasonably believes that such Accounts may not be collectible by reason of the Account Debtor’s creditworthiness;
(v)    Accounts which are not denominated in U.S. Dollars or Canadian Dollars;
(w)    that portion of Accounts subject to warranty accruals;
(x)    prepaid or cash-in-advance Accounts;
(y)    Accounts owing from a credit card processor or credit card issuer or which arises out of the use of a credit, debit or charge card, or information contained on or for use with any such card;
(z)    Accounts which arise from the sale of Noticed Farm Products;
(aa)    Accounts as to which a security agreement, financing statement, equivalent security or Lien instrument or continuation statement is on file or of record in any public office, except as may have been filed in favor of the Administrative Agent, for the benefit of the Lender Group, pursuant to the Security Documents; or
(bb)    Accounts owned by IMS Southern, LLC.
Notwithstanding the foregoing, until the Administrative Agent has completed a field examination and Qualified Appraisal, as applicable, with respect to Accounts and Inventory acquired by a Borrower (including Accounts and Inventory acquired from IMS Trading, LLC and Hydro-Organics Wholesale) (in each case satisfactory to the Administrative Agent in its Permitted Discretion), the amount of such Accounts and Inventory that could otherwise be included in the Borrowing Base plus the amount of Accounts and Inventory acquired in a Permitted Acquisition after the Agreement Date that are included in the Borrowing Base pursuant to the final paragraph of the definition of Permitted Acquisition, shall be limited to $10,000,000 in the aggregate outstanding at any time.
“Eligible Assignee” shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; or (d) any other Person approved by (i) the Administrative Agent, (ii) with respect to any proposed assignee of all or any portion of the Revolving Loan Commitment, the Issuing Bank and, (iii) unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default exists, the Borrower Representative, such approvals not to be unreasonably withheld or delayed; provided, however, that if the consent of the Borrower Representative to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 11.5(b)), the Borrower Representative shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) and received by the Borrower Representative unless such consent is expressly refused by the Borrower Representative prior to such fifth Business Day. None of the Borrowers, any of their Subsidiaries, any of their Affiliates, any Defaulting Lender or any Competitor shall be an Eligible Assignee.
“Eligible Canadian Collateral” means, collectively, (a) Eligible Accounts owing from an Account Debtor who is organized under the laws of Canada (or any province thereof) or who maintains its chief executive office in Canada, and (b) Eligible Inventory located in Canada.
“Eligible Inventory” shall mean, at any time of determination, the portion of a Borrower’s Inventory held for sale in the ordinary course of business consisting of finished goods that the Administrative Agent determines in its Permitted Discretion to be Eligible Inventory; provided, however, that without limiting the right of the Administrative Agent to establish other criteria of ineligibility in its Permitted Discretion, Eligible Inventory shall not include any of the following Inventory:
(a)    Inventory that is not owned solely by the applicable Borrower;
(b)    Inventory that does not conform to all of the warranties, and representations regarding the same which are set forth in this Agreement, including, without limitation Section 5.3, or any of the other Loan Documents;
(c)    Inventory that is not located at a Permitted Location in (i) the United States or (ii) at any time after the Administrative Agent’s receipt of all Canadian Perfection Items, Canada (other than the province of Quebec);
(d)    Inventory that is located at a Permitted Location not owned and controlled by a Borrower or that is located at a Permitted Location where the access to such Permitted Location may require the consent of a third party, unless (i) the Administrative Agent has received a Third Party Agreement (whether or not such Third Party Agreement is an express condition or requirement hereunder) from the Person owning or in control of such Permitted Location and all Persons owning or in control of other locations with respect to which access may be required with respect to such Permitted Location, or (ii) the Administrative Agent has instituted a Rent Reserve;
(e)    Inventory located at any location at which the aggregate amount of Inventory of the Borrowers is less than $50,000;
(f)    Inventory which is in the possession of any subcontractor or outside processor in or is in-transit to or from such subcontractor or outside processor; provided, that up to $2,500,000 of such Inventory shall be included so long as (i) the Administrative Agent has received a Third Party Agreement with respect to such Inventory and (ii) the Borrower has provided reasonably satisfactory documentation to the Administrative Agent that such Inventory is segregated;
(g)    any Inventory customized for a specific customer (other than Inventory branded for a specific customer (such as private label merchandise));
(h)    Inventory (i) in which the applicable Borrower does not have good and marketable title, free and clear of any Lien (other than Liens in favor of the Administrative Agent, for the benefit of the Lender Group), claim of reclamation, adverse claim, interest or right of any other Person; or (ii) which is not subject to a valid and continuing, duly perfected, first-priority Lien in favor of the Administrative Agent, for the benefit of the Lender Group, pursuant to the Security Documents, or as to which all action necessary or advisable to perfect such security interest has not been taken;
(i)    Inventory that is on consignment from any Borrower, as consignor, to any other Person, as consignee, and any Inventory which is on consignment to any Borrower, as consignee, from any other Person, as consignor;
(j)    Inventory that is not in saleable condition or does not meet all standards imposed by any Person having regulatory authority over such goods or their use and/or sale, or Inventory that is not currently saleable in the normal course of the applicable Borrower’s business;
(k)    Inventory consisting of parts, components, or supplies or that constitutes capitalized labor;
(l)    Inventory scheduled for return to vendors, display items, packaging materials, labels or name plates or similar supplies; provided, that up to $5,000,000 of generic packaging materials shall be included, so long as such Inventory is (i) the subject of a Qualified Appraisal and (ii) consist exclusively of salable items;
(m)    Inventory that is subject to any license or agreement with any Person that limits or restricts the applicable Borrower’s or the Administrative Agent’s right to sell or otherwise dispose of such Inventory (unless such Person has entered into a Third Party Agreement);
(n)    Inventory that is commingled with the goods of any other Person (other than a Credit Party);
(o)    which is subject to any negotiable Document;
(p)    which is a Noticed Farm Product;
(q)    Inventory that is covered, in whole or in part, by any security agreement, financing statement, equivalent security or Lien instrument or continuation statement which is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent, for the benefit of the Lenders, pursuant to the Security Documents;
(r)    Inventory owned by IMS Southern, LLC; or
(s)    Inventory that is acquired from a Sanctioned Person.
Notwithstanding the foregoing, until the Administrative Agent has completed a field examination and Qualified Appraisal, as applicable, with respect to Accounts and Inventory acquired by a Borrower (including Accounts and Inventory acquired from IMS Trading, LLC and Hydro-Organics Wholesale) (in each case satisfactory to the Administrative Agent in its Permitted Discretion), the amount of such Accounts and Inventory that could otherwise be included in the Borrowing Base plus the amount of Accounts and Inventory acquired in a Permitted Acquisition after the Agreement Date that are included in the Borrowing Base pursuant to the final paragraph of the definition of Permitted Acquisition, shall be limited to $10,000,000 in the aggregate outstanding at any time.
“Eligible Trade Show Receivables” shall mean Eligible Accounts that arise in the ordinary course of a Borrower’s business from the sale of goods by a Borrower at the annual Central Garden Distribution Dealer Buying Show held on or about October of each year.
“Environmental Laws” shall mean, collectively, any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct or requirements concerning environmental protection matters, including without limitation, Hazardous Materials or human health, as now or may at any time during the term of this Agreement be in effect, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Marine Protection, Research and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right to Know Act (“CERCLA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.
“Equity Interests” shall mean, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.
“ERISA Affiliate” shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) that together with such Credit Party, are treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) a “reportable event” within the meaning of Section 4043 of ERISA with respect to a Title IV Plan for which the 30-day notice period has not been waived; (b) a withdrawal by any Credit Party or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA or the termination of any such Title IV Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (c) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to a complete or partial withdrawal by any Credit Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is expected to be, in reorganization or insolvency within the meaning of Title IV of ERISA or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Title IV Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums not yet due or premiums due but not yet delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate; (g) with respect to a Title IV Plan, the failure by any Credit Party or any ERISA Affiliate to satisfy the minimum funding standard of Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA, whether or not waived, or the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA or the failure by any Credit Party or any ERISA Affiliate to make any contribution to a Multiemployer Plan; (h) the imposition of a Lien pursuant to Section 401(a)(29) or 430(k) of the Code or pursuant to Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Title IV Plan; (i) except as could not reasonably be expected to result in a Materially Adverse Effect, the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA); (j) a Title IV Plan is, or is reasonably anticipated to be, in “at-risk” status within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; or (k) a Multiemployer Plan (x) is in “endangered status” (under Section 432(b)(1) of the Code or Section 305(b)(1) of ERISA) or (y) is in “critical status” (under Section 432(b)(2) of the Code or Section 305(b)(2) of ERISA).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Advance” shall mean an Advance which a Borrower requests to be made as a Eurodollar Advance or which is continued as or converted to a Eurodollar Advance, in accordance with the provisions of Section 2.2.
“Eurodollar Rate” means, with respect to each Interest Period for a Eurodollar Advance, (i) the rate per annum equal to the British Bankers Association LIBO Rate or the successor thereto if the British Bankers Association is no longer making a LIBO rate available (“BBA LIBOR”) as published by Bloomberg (or other commercially available sources providing quotations of BBA LIBOR as determined by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period, for deposits in U.S. Dollars with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation); provided, however, that (x) if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average (rounded to the nearest 1/16th of 1%) of the rates per annum at which deposits in the applicable currency in an amount equal to the amount of such Eurodollar Advance are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two (2) Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period, and (y) if the rate determined pursuant to this definition is less than zero, than the Eurodollar Rate shall be deemed to equal zero.
“Event of Default” shall mean any of the events specified in Section 9.1.
“Excess Availability” shall mean, at any time of determination, the amount (if any) by which (a) the lesser of (i) the Revolving Loan Commitment minus Reserves and (ii) the Aggregate Borrowing Base (taking into account any Reserves which may have been implemented or modified since the date of the most recent Borrowing Base Certificate) exceeds (b) the Aggregate Revolving Credit Obligations.
“Excluded Accounts” shall mean (a) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (b) deposit accounts specifically and exclusively used to cash collateralize Permitted Outside Letters of Credit, (c) any zero balance account or disbursement only account, and (d) any other deposit account which, individually, does not at any time have more than $500,000 in cash on deposit in such account and which, in the aggregate with all such accounts, does not at any time have more than $2,500,000 in cash on deposit therein.
“Excluded Taxes” shall have the meaning specified in Section 2.8(b)(i).
“Excluded Hedge Obligation” shall mean, with respect to any Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the Guaranty of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Hedge Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Credit Party or the grant of such security interest becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Existing QVC Aged Accounts” shall those certain Accounts owing to the Borrowers by QVC Inc. in an aggregate amount not exceeding $8,026,000 and which are more than one-hundred twenty (120) days past due as of the Agreement Date.
“Farm Products” shall mean, collectively, all Inventory consisting of “farm products” (as such term is defined in the FSA or the UCC in any jurisdiction) or “perishable agricultural commodities” (as such term is defined in PACA).
“Farm Products Notice” has the meaning ascribed to such term in Section 5.1(ff).
“Farm Products Seller” shall mean, individually and collectively, sellers, producers or suppliers of any Farm Products (including commissioned merchants or selling agents) from which any Borrower purchases Farm Products from time to time.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” shall mean, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if such rate is below zero, the Federal Funds Rate shall be deemed to be zero.
“Financial Covenant” shall mean the financial covenant applicable to the Credit Parties from time to time pursuant to Section 8.8.
“Financial Covenant Testing Period” means each period (a) commencing on any date that Excess Availability is less than the greater of (i) 10% of Availability and (ii) $35,000,000, and (b) ending on the date thereafter when Excess Availability has exceeded the greater of (i) 10% of Availability and (ii) $35,000,000 for 60 consecutive calendar days.
“Fixed Charge Coverage Ratio” shall mean, with respect to the Parent and its Restricted Subsidiaries on a consolidated basis for any period, the ratio of (a) (i) EBITDA for such period minus (ii) the sum of (1) Capital Expenditures made in cash during such period (other than Capital Expenditures financed with Indebtedness (other than Revolving Loans) permitted to be incurred hereunder) and (2) tax payments made in cash during such period, to (b) Fixed Charges for such period.
“Fixed Charges” shall mean, with respect to the Parent and its Restricted Subsidiaries on a consolidated basis for any period, the sum (without duplication) of (a) Interest Expense paid or payable in cash during such period, (b) scheduled principal payments paid or payable on outstanding Indebtedness (other than payments due and paid at the final stated maturity of such Indebtedness) during such period, and (c) cash dividends to holders of Equity Interest paid during such period.
“Foreign Lender” shall have the meaning specified in Section 2.8(b).
“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by any Credit Party or any Restricted Subsidiary of a Credit Party that provides pension benefits to employees employed outside the United States.
“Foreign Subsidiary” shall mean any Subsidiary of a Credit Party that is not a Domestic Subsidiary.
“FSA” shall mean the Food Security Act of 1985, as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“FSA Notice” means any Farm Products Notice delivered or filed in connection with or relating to the FSA.
“Fund” shall mean any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” shall mean generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the US accounting profession).
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.
“Guarantors” shall mean, collectively, each Domestic Subsidiary of the Parent party hereto as a Guarantor, each Borrower in respect of any Obligation for which is it not directly and primarily liable hereunder, and any other Person that has executed a Joinder Supplement or other document guaranteeing all or any portion of the Obligations, and “Guarantor” shall mean any one of the foregoing Guarantors.
“Guaranty” or “guaranteed,” as applied to an obligation (each a “primary obligation”), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such primary obligation or (B) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof. All references in this Agreement to “this Guaranty” shall be to the Guaranty provided for pursuant to the terms of Article 3.
“Hazardous Materials” shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), friable asbestos containing materials defined or regulated as such in or under any Environmental Law.
“Hedge Agreement” shall mean any and all transactions, agreements or documents now existing or hereafter entered into between or among any Credit Party or any of their Restricted Subsidiaries, on the one hand, and any other Person, on the other hand, which provides for an interest rate, credit or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, commodity hedges or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Credit Party’s or such Restricted Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations, or commodity prices.
“Hedge Obligations” shall mean any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any Credit Party or any Restricted Subsidiary arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Lender Group members.
“Immaterial Subsidiary” shall mean any Subsidiary (other than a Borrower) designated by the Borrower Representative to the Administrative Agent as an “Immaterial Subsidiary” and that meets each of the following criteria as of the last day of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Sections 7.1(b) or 7.2: (a) the assets of such Subsidiary (together with all other Immaterial Subsidiaries and their respective Subsidiaries) constitute less than ten percent (10%) of the total Consolidated Net Tangible Assets of the Parent and its Restricted Subsidiaries as of such date; and (b) such Subsidiary (together with all other Immaterial Subsidiaries and their respective Subsidiaries) contributed less than ten percent (10%) of EBITDA of the Parent and its Restricted Subsidiaries for the four (4) fiscal quarter period ending on such date; provided, that no Subsidiary shall be or be designated as an “Immaterial Subsidiary” if such Subsidiary has provided a Guaranty of, or pledged any Collateral as security for, the 2015 Notes or any other Material Indebtedness.
“Increase Notice” shall have the meaning specified in Section 2.1(f)(i).
“Increase Effective Date” shall have the meaning specified in Section 2.1(f)(iv).
“Indebtedness” of any Person shall mean, without duplication, (a) any obligation of such Person for borrowed money, including, without limitation, the Obligations, (b) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) any obligation of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade), (d) any obligation of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) any Capitalized Lease Obligations of such Person, (f) any obligation, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) any Guaranty by such Person of the type of indebtedness described in clauses (a) through (f) above, (h) all indebtedness of a third party secured by any lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person, (i) any obligation of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person, (j) any off-balance sheet liability retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, (k) any obligation under any interest rate hedge agreement or foreign exchange agreement (calculated as the amount of net payments such Person would have to make under such agreements if an early termination thereof occurred on the date the Indebtedness of such Person was being determined) (including, without limitation, all Hedge Agreements) and (l) any Disqualified Equity Interests; provided, however, that, notwithstanding anything in GAAP to the contrary, the amount of all obligations shall be the full face amount of such obligations, except with respect to the obligations in clause (k), which shall be calculated in the manner set forth in clause (k).
Notwithstanding the foregoing, the term “Indebtedness” will exclude (i) any liability for federal, state, local or other taxes, (ii) worker’s compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business, (iii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two (2) Business Days of its incurrence, and (iv) any Indebtedness that has been defeased or called for redemption, provided that funds in an amount equal to all such Indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance or redemption) have been deposited with a trustee in accordance with the documentation governing such Indebtedness for the benefit of the relevant holders of such Indebtedness.
“Indemnified Taxes” shall have the meaning specified in Section 2.8(b)(i).
“Indemnitee” shall have the meaning specified in Section 11.2(b).
“Indenture” shall mean, collectively, that certain Indenture, dated as of March 8, 2010, supplemented by that certain First Supplemental Indenture, dated as of March 8, 2010, that certain Second Supplemental Indenture, dated as of February 13, 2012, and that certain Third Supplemental Indenture dated as of November 9, 2015.
“Information and Collateral Disclosure Certificate” shall mean each Information and Collateral Disclosure Certificate executed and delivered by the Credit Parties on the Agreement Date and, with respect to any new Credit Party formed or acquired after the date hereof, on the date of the applicable Joinder Supplement.
“Intellectual Property” shall mean all intellectual and similar Property of a Person including (a) inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software, and databases; (b) all embodiments or fixations thereof and all related documentation, applications, registrations, and franchises; (c) all licenses or other rights to use any of the foregoing; and (d) all books and records relating to the foregoing.
“Interest Expense” shall mean, as determined for any period on a consolidated basis for the Parent and its consolidated Restricted Subsidiaries in accordance with GAAP, the total interest expense, including, without limitation, the interest component of any payments in respect of capital leases capitalized or expensed during such period (whether or not actually paid during such period) and the net amount payable (or minus the net amount receivable) under Hedge Agreements during such period (whether or not actually paid or received during such period).
“Interest Period” shall mean, for each Eurodollar Advance, each one (1), two (2), three (3), or six (6) month period, as selected by a Borrower pursuant to Section 2.2, during which the applicable Eurodollar Rate (but not the Applicable Margin) shall remain unchanged. Notwithstanding the foregoing, however, (a) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (c) no Interest Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrowers under Section 2.6.
“Interest Rate Basis” shall mean the Base Rate or Eurodollar Rate, as applicable.
“Inventory” shall mean all “inventory,” as such term is defined in the UCC, of each Credit Party, whether now existing or hereafter acquired, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of a Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, goods that are leased by a Credit Party as lessor, or that constitute raw materials, samples, work-in-process, finished goods, returned goods, promotional materials or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.
“Investment” shall mean, with respect to any Person, any loan, advance or extension of credit by such Person to, or any Guaranty with respect to the Equity Interests, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any Equity Interests of any other Person, other than any Acquisition. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a Guaranty shall be the higher of (i) the stated or determinable amount of the obligation Guaranteed or (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such Guaranty; and if such amounts are not determinable, the maximum reasonably anticipated liability in respect thereof, as determined by the Person providing such Guaranty in good faith; (b) there shall be deducted in respect of each such Investment any amount received as a return of principal or capital (including by repurchase, redemption, retirement, repayment, liquidating or other dividend or distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from or added to the aggregate amount of Investments any decrease or increases, as the case may be, in the market value thereof.
“Investment Grade Rating” means, with respect to any Person, that such Person’s securities have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB (or the equivalent) by S&P.
“Issuing Bank” shall mean SunTrust Bank and any other Lender designated by the Borrower Representative and approved by the Administrative Agent that hereafter may be designated as the Issuing Bank.
“Joinder Supplement” shall have the meaning specified in Section 6.20.
“Lender Group” shall mean, collectively, the Administrative Agent (for itself and on behalf of any of its Affiliates party to a Bank Products Document), the Issuing Bank, the Swing Bank, and the Lenders (for themselves and on behalf of any their Affiliates party to a Bank Products Document). In addition, if SunTrust Bank ceases to be the Administrative Agent or if any Lender ceases to be a Lender, then for any Bank Products Document entered into by any Credit Party with SunTrust Bank or any of its Affiliates while SunTrust Bank was the Administrative Agent, or such Lender or any of its Affiliates while such Lender was a Lender, then SunTrust Bank, such Lender, or any such Affiliate, as applicable, shall be a deemed to be a member of the Lender Group for purposes of determining the secured parties under any Security Documents.
“Lenders” shall mean those lenders whose names are set forth on the signature pages to this Agreement under the heading “Lenders” and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with Section 11.5 or 11.16; and “Lender” shall mean any one of the foregoing Lenders.
“Letter of Credit Commitment” shall mean, as of any date of determination, the obligation of the Issuing Bank to issue Letters of Credit as of such date. As of the Agreement Date, the Letter of Credit Commitment is $50,000,000, and may be reduced or increased pursuant to the terms of this Agreement.
“Letter of Credit Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.
“Letter of Credit Obligations” shall mean, at any time, the sum of (a) an amount equal to one hundred percent (100%) of the aggregate undrawn and unexpired stated amount (including the amount to which any such Letter of Credit can be reinstated pursuant to its terms) of the then outstanding Letters of Credit, plus (b) an amount equal to one hundred percent (100%) of the aggregate drawn, but unreimbursed drawings of any Letters of Credit. The Letter of Credit Obligations with respect to any Lender shall be its Aggregate Commitment Ratio of the total Letter of Credit Obligations at such time.
“Letter of Credit Reserve Account” shall mean any account maintained by the Administrative Agent the proceeds of which shall be applied as provided in Section 9.2(d).
“Letters of Credit” shall mean either Standby Letters of Credit or Commercial Letters of Credit issued by the Issuing Bank on behalf of a Borrower from time to time in accordance with Section 2.15.
“Licensor” shall mean any Person from whom a Credit Party obtains the right to use any Intellectual Property.
“Lien” shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge agreement, assignment, charge, option, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.
“Loan Account” shall have the meaning specified in Section 2.7.
“Loan Documents” shall mean this Agreement, any Revolving Loan Notes, the Security Documents, the Controlled Account Agreements, the Joinder Supplements, all reimbursement agreements relating to Letters of Credit issued hereunder, all Third Party Agreements, all Information and Collateral Disclosure Certificates, all Compliance Certificates, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Notices of Conversion/Continuation, all Borrowing Base Certificates, all fee letters executed in connection with this Agreement, all documents executed in connection with the Federal Assignment of Claims Act of 1940 (if any), all subordination agreements, all intercreditor agreements, and all other documents, instruments, certificates, and agreements executed or delivered in connection with or contemplated by this Agreement, including, without limitation, any security agreements or guaranty agreements from any Credit Party’s Restricted Subsidiaries to the Lender Group, or any of them, all of the foregoing, as amended, restated, supplemented or otherwise modified from time to time; provided, however, that, notwithstanding the foregoing, none of the Bank Products Documents shall constitute Loan Documents.
“Loans” shall mean, collectively, the Revolving Loans, the Swing Loans and the Agent Advances.
“Majority Lenders” shall mean, as of any date of calculation, Lenders the sum of whose unutilized portion of the Revolving Loan Commitment plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances outstanding on such date of calculation exceeds fifty percent (50%) of the sum of the aggregate unutilized portion of the Revolving Loan Commitment plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances outstanding of all of the Lenders as of such date of calculation; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Loan Commitments, Loans and participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances shall be excluded for purposes of determining Majority Lenders.
“Margin Stock” shall have the meaning specified in Section 5.1(t).
“Material Contracts” shall mean, collectively, all contracts, leases, instruments, guaranties, licenses or other arrangements (other than the Loan Documents) to which any Credit Party or any Restricted Subsidiary of a Credit Party is or becomes a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Materially Adverse Effect.
“Material Farm Products Seller” means, as of any date, any Farm Products Seller from whom the Borrowers have purchased more than $500,000 of Farm Products during the immediately preceding twelve (12) month period.

“Material Indebtedness” shall mean any Indebtedness of any Credit Party or any Restricted Subsidiary of a Credit Party in an aggregate principal amount outstanding in excess of $25,000,000.
“Materially Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a material adverse change in, or a material adverse effect on: (a) the business, financial condition, results of operations, liabilities (contingent or otherwise), or properties of the Credit Parties and their Restricted Subsidiaries, taken as a whole; (b) the ability of any Credit Party or any of their Restricted Subsidiaries to perform any of its obligations under any Loan Document as and when due; or (c) (i) the validity, binding effect or enforceability of any Loan Document, (ii) the rights, remedies or benefits available to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document or (iii) the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents on a material portion of the Collateral. In determining whether any individual event, act, condition or occurrence of the foregoing types would result in a Materially Adverse Effect, notwithstanding that a particular event, act, condition or occurrence does not itself have such effect, a Materially Adverse Effect shall be deemed to have occurred if the cumulative effect of such event, act, condition or occurrence and all other events, acts, conditions or occurrences of the foregoing types which have occurred would result in a Materially Adverse Effect.
“Maturity Date” shall mean the earliest to occur of (a) April 22, 2021, and (b) such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise).
“Maximum Guaranteed Amount” shall have the meaning specified in Section 3.1(g).
“MNPI” shall have the meaning specified in Section 11.17(a).
“Monthly Borrowing Base Condition” shall mean for any three (3) consecutive Business Day period that the Aggregate Revolving Credit Obligations exceeded $120,000,000, provided, that for (i) any three (3) consecutive Business Day period that occurs entirely within one fiscal month, the Monthly Borrowing Base Condition shall have occurred within such fiscal month and (ii) for any three (3) consecutive Business Day period which begins in one fiscal month (“First Month”) and extends into the following fiscal month, the Monthly Borrowing Base Condition shall be deemed to have occurred within the First Month.
“Moody’s” shall mean Moody’s Investor Service, Inc., or any successor thereto.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions at any time during the immediately preceding five (5) plan years.
“Necessary Authorizations” shall mean all authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any Governmental Authority whether Federal, state, local, and all agencies thereof, which are required for the incurrence or maintenance of the Obligations and any other transactions contemplated by the Loan Documents and the conduct of the businesses and the ownership (or lease) of the properties and assets of the Credit Parties and each of their Restricted Subsidiaries.
“Net Cash Proceeds” shall mean, with respect to any sale, lease, transfer, casualty loss or other disposition or loss of assets by any Credit Party, the aggregate amount of cash received for such assets, or such insurance proceeds, net of reasonable and customary transaction costs properly attributable to such transaction and payable by such Credit Party to a non-Affiliate in connection with such sale, lease, transfer or other disposition of assets, including, without limitation, sales commissions to the extent applicable.
“Net Income” shall mean, as determined for any period on a consolidated basis for the Parent and its consolidated Restricted Subsidiaries, the Parent’s and its consolidated Restricted Subsidiaries’ net income (or loss) for such period determined in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any non-recurring gains or losses, (c) any gains or losses attributable to write-ups or write-downs of assets, (d) any equity interest of the Parent or any of its Restricted Subsidiaries in the unremitted earnings (or losses) of any Person that is not a Subsidiary, (e) any income (or loss) of any Subsidiary which is not, directly or indirectly, wholly owned by the Parent, in an amount equal to the amount of such income (or loss) multiplied by the percentage ownership in such Subsidiary held by Persons other than the Parent and its consolidated Restricted Subsidiaries, (f) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent or any of its Restricted Subsidiaries on the date that such Person’s assets are acquired by the Parent or any of its Restricted Subsidiaries, and (g) any income (or loss) from the early extinguishment or modification of debt.
“NOLV Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the value that is estimated to be recoverable in an orderly liquidation of Inventory that is the subject of a Qualified Appraisal, as determined from time to time in a Qualified Appraisal, net of all liquidation costs, discounts, and expenses and (b) the denominator of which is the applicable Value of the Inventory that is the subject of such Qualified Appraisal.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Notice of Conversion/Continuation” shall mean a notice in substantially the form of Exhibit E.
“Noticed Farm Product” means a Farm Product owned by a Borrower (a) which is or at any time was the subject of a Farm Products Notice, and (b) for which any Borrower failed to take all other actions as may be reasonably required to ensure that such Farm Product is purchased free and clear of any Lien thereon.
“Obligations” shall mean (a) all payment and performance obligations as existing from time to time of the Credit Parties to the Lender Group, or any of them, under this Agreement and the other Loan Documents (including all Letter of Credit Obligations and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), or as a result of making the Loans or issuing the Letters of Credit, (b) the obligation to pay the amount of any and all damages which the Lender Group, or any of them, may suffer by reason of a breach by any Credit Party of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, and (c) any Bank Products Obligations arising from or in connection with any Bank Products provided to a Credit Party or a Restricted Subsidiary by, and any Bank Products Documents entered into by a Credit Party or a Restricted Subsidiary with, any Bank Products Provider, so long as such Bank Products Provider was a Lender at the time such Bank Products were provided or such Bank Products Documents were entered into; provided, that any Bank Products Provider providing any Bank Product shall have delivered written notice to the Administrative Agent that (i) such Bank Products Provider has entered into a transaction to provide Bank Products to a Credit Party or a Restricted Subsidiary and (ii) the obligations arising pursuant to such Bank Products provided to such Credit Party or such Restricted Subsidiary constitute Obligations entitled to the benefits of the Liens granted under the Security Documents, and the Administrative Agent shall have accepted such notice in writing; provided further that if a Bank Products Provider ceases to be a Lender Group member, “Obligations” shall include only debts, liabilities and obligations of such Lender Group member (or Affiliate thereof) arising from or in connection with any Bank Products Documents entered into at a time when such Lender Group member (or Affiliate thereof) was a Lender Group member. Anything in the foregoing or in any Security Document to the contrary notwithstanding, Excluded Hedge Obligations of any Credit Party shall not constitute Obligations.
“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Original Agreement Date” shall mean December 5, 2013.
“Other Taxes” shall have the meaning specified in Section 2.8(b)(ii).
“Overadvance” means the existence of any of the following, whether as a result of the making of any Loan, the issuance of any Letter of Credit, the reduction of any Revolving Loan Commitment, or for any other reason, including, without limitation, currency fluctuations, changes to the applicable Borrowing Base, or the imposition of Reserves:
(a)    the Aggregate Revolving Credit Obligations exceeds the lesser of (A) the Revolving Loan Commitment minus Reserves, and (B) the maximum amount of Indebtedness permitted to be incurred under this Agreement pursuant to the Indenture; or
(b)     the Aggregate Revolving Credit Obligations shall exceed the Borrowing Base.
“PACA” shall mean the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et seq., as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“Participant” shall have the meaning specified in Section 11.5.
“Patent Security Agreements” shall mean, collectively, any Patent Security Agreement made by a Credit Party in favor of the Administrative Agent, on behalf of the Lender Group, from time to time, as amended, restated, supplemented, or otherwise modified from time to time, including, without limitation, any Patent Security Agreement delivered on the Original Agreement Date.
“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.
“Payment Date” shall mean the last day of each Interest Period for a Eurodollar Advance.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Acquisition” shall mean (i) any Acquisition by a Credit Party approved in writing by the Majority Lenders and (ii) any other Acquisition by a Credit Party as to which all of the following conditions are satisfied, in each case in form and substance reasonably satisfactory to the Administrative Agent:
(a)    immediately prior to and immediately after giving effect to such Acquisition (i) the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of such date or to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date, and (ii) no Default or Event of Default shall have occurred and be continuing;
(b)    if the Acquisition Consideration for such Acquisition does not exceed $10,000,000, the applicable Credit Party shall have provided the Administrative Agent with at least five (5) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior written notice of such Acquisition, which notice shall include a reasonably detailed description of such proposed Acquisition;
(c)    the Acquired Company shall be an operating company that engages in a Permitted Business;
(d)    the board of directors (or other comparable governing body) of such Acquired Company shall have duly approved such Acquisition;
(e)    if the Acquisition Consideration for such Acquisition exceeds $10,000,000:
(i)    at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to such proposed Acquisition the Borrowers shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:
(A)    a consolidated balance sheet and income statement of the Parent and its Restricted Subsidiaries on a Pro Forma Basis for the four (4) Fiscal Quarter period most recently ending prior to the proposed date of such Acquisition for which financial statements for the Parent have been delivered pursuant to Section 7.1(b) or 7.2 (the “Acquisition Pro Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of the Parent and its Restricted Subsidiaries (including the Acquisition) in accordance with GAAP in all material respects consistently applied;
(B)    financial statements (including audited financial statements, if available) reasonably acceptable to the Administrative Agent with respect to the Person or Property subject to such Acquisition or, if no such financial statements are available, all material financial information received by the Borrowers with respect to the Person or Property subject to such Acquisition (including without limitation any quality of earnings report) (collectively, the “Target Financials”); and
(C)     a certificate of the chief financial officer of the Borrower Representative certifying that (A) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against the Parent and each other Restricted Subsidiary of the Parent) will be Solvent upon the consummation of the Acquisition and (B) the Acquisition Pro Forma fairly presents in all material respects the consolidated financial condition of the Parent and its Restricted Subsidiaries as of the date thereof on a Pro Forma Basis; and
(ii)    the applicable Credit Party shall have delivered to the Administrative Agent all substantially final acquisition documents in connection with such Permitted Acquisition at least two (2) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the consummation of the Permitted Acquisition, which documents shall be satisfactory to the Administrative Agent in its Permitted Discretion, provided that the applicable Credit Party shall deliver to the Administrative Agent all revised drafts of such acquisition documents as and when available and shall deliver to the Administrative Agent the final executed copies of such acquisition documents prior to the date such Acquisition is consummated;
(f)    the Specified Condition has been satisfied; and
(g)    the applicable Credit Party and the Person acquired in such Acquisition, as applicable, shall have complied with Section 6.20 in connection with such Acquisition in accordance with the time set forth therein.
To the extent the Accounts and/or Inventory acquired in such Acquisition will be included in any applicable Borrowing Base (including without limitation for determining whether the Specified Conditions have been satisfied), the Administrative Agent shall have completed a field examination and Qualified Appraisal, as applicable, with respect to such Accounts and/or Inventory, in each case satisfactory to the Administrative Agent in its Permitted Discretion; provided, however, that up to $10,000,000 of the Borrowing Base may at any time be attributable to Accounts or Inventory so acquired and for which no field examination or Qualified Appraisal has been completed so long as such Accounts and Inventory relate to a substantially similar type of business as the businesses conducted by the Borrowers on the Agreement Date; provided further that such amount shall be reduced by the aggregate amount of Accounts and Inventory of IMS Trading, LLC and Hydro-Organics Wholesale that are included in the Borrowing Base until such time as the Administrative Agent shall have completed a field examination and Qualified Appraisal, as applicable, with respect to such Accounts and/or Inventory.
“Permitted Amendments” shall mean an extension of the Maturity Date and/or the Revolving Loan Commitment of the Accepting Lenders and/or the payment of additional fees to the Accepting Lenders (such change and/or payments to be in the form of cash, equity interests or other property as agreed by the Borrowers and the Accepting Lenders) notwithstanding the provisions of Section 2.10
“Permitted Asset Disposition” shall mean the following:
(a)    the sale or other disposition of assets of a Credit Party or any of its Subsidiaries (including, without limitation, the Equity Interests of a Borrower (other than the Parent) or any Subsidiary) so long as (i) such sale or disposition is for fair market value, (ii) at least 75% of the proceeds from such sale or disposition are in the form of cash or Cash Equivalents, unless, in the case of sales or dispositions of real property or equipment, the consideration for such sale or disposition is Property used or useful in the business of the Borrowers of equal or greater value than the Property being sold or disposed of, (iii) if such sale or disposition consists of any Accounts or Inventory (or the Equity Interests of any Credit Party owning Accounts or Inventory), the Borrowers shall prepay the Obligations in accordance with Section 2.6(b), (iv) before and immediately after giving effect to such sale or disposition, the Specified Conditions have been satisfied, and (v) the book value of all such assets sold or disposed of shall not (A) during any Fiscal Year exceed 25% of the total Consolidated Net Tangible Assets of the Parent and its Restricted Subsidiaries as of the date of such disposition, and (B) during the term of this Agreement exceed 50% of the total Consolidated Net Tangible Assets of the Parent and its Restricted Subsidiaries as of the Agreement Date;
(b)     sale of Inventory to buyers in the ordinary course of business;
(c)    any involuntary loss, damage or destruction of property;
(d)    any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(e)    the leasing or subleasing of assets of any Credit Party or its Restricted Subsidiaries that does not interfere in any material respect with the conduct of the business of the Borrowers and their Restricted Subsidiaries so long as the Administrative Agent’s security interest therein is not adversely affected thereby;
(f)    Sale Leasebacks to the extent permitted by Section 8.9; and
(g)    the sale or other disposition for fair market value of obsolete or worn out property disposed of in the ordinary course of business;
“Permitted Business” means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by the Parent and its Subsidiaries on the Agreement Date, any other business in the consumer products industry and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Parent and its Subsidiaries are engaged on the Agreement Date or any business in the consumer products industry.
“Permitted Discretion” shall mean a determination by the Administrative Agent made in good faith in the exercise of its reasonable (from the perspective of a secured asset-based lender) credit judgment.
“Permitted Holders” means (a) William E. Brown, (b) the spouse or lineal descendants of William E. Brown or his estate or (c) any corporation, limited liability company, partnership, trust or other entity, the controlling equity interests in which are held by or for the benefit of William E. Brown and/or his spouse or lineal descendants.
“Permitted Liens” shall mean, as applied to any Person:
(a)    any Lien in favor of the Administrative Agent or any other member of the Lender Group given to secure the Obligations;
(b)    (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves (in accordance with GAAP) have been set aside on such Person’s books;
(c)    Liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen arising by operation of law and incurred in the ordinary course of business for sums not more than 60 days past due or which are being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(d)    Liens incurred in the ordinary course of business in connection with worker’s compensation and unemployment insurance or other types of social security benefits;
(e)    easements, rights-of-way, restrictions (including zoning or deed restrictions), and other similar encumbrances on the use of real property which in the reasonable opinion of the Administrative Agent do not interfere with the ordinary conduct of the business of such Person or impair the value of such real property;
(f)    Liens solely on cash collateral provided by any Credit Party or its Restricted Subsidiary to secure reimbursement obligations in respect of the Permitted Outside Letter of Credits so long as (i) the amount of such cash collateral does not exceed 105% of the undrawn face amount of such Permitted Outside Letters of Credit, and (ii) such cash collateral is not commingled with any other cash or other assets of any Credit Party or any of its Subsidiaries;
(g)    deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business which are not past due;
(h)    customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where any Credit Party or any of its Restricted Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;
(i)    Liens on assets of the Credit Parties existing as of the Agreement Date which are set forth on Schedule 1.1(c), and Liens on such assets securing any Permitted Refinancing of the Indebtedness secured thereby;
(j)    purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) such Lien secures Indebtedness permitted by Section 8.1(c), (ii) such Lien attaches to such asset concurrently or within 180 days after the acquisition or the completion of the construction or improvements thereof, (iii) such Lien does not extend to any other asset (other than the proceeds thereof), and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
(k)    To the extent constituting Liens, precautionary financing statements with respect to a lessor’s rights in and to personal property leased under operating leases (but not capitalized leases) to the Parent or any of its Subsidiaries in the ordinary course of the Parent or the Subsidiary’s business and only covering the property so leased;
(l)    any Lien existing on any fixed assets prior to the acquisition thereof by any Credit Party or any of its Restricted Subsidiaries or existing on any fixed assets of any Person that becomes a Subsidiary; provided that (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property of any Credit Party or any of its Restricted Subsidiaries, and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary;
(m)    customary restrictions on intellectual property and property manufactured or sold by any Credit Party or its Subsidiary utilizing such intellectual property, in each case set forth in any intellectual property license agreement entered into by such Credit Party or Subsidiary, as licensee, in the ordinary course of such Credit Party’s or Subsidiary’s business; provided, that (i) such restrictions do not encumber any property other than such intellectual property and the property manufactured or sold utilizing such intellectual property and (ii) the value of the property subject to such restrictions does not, at any time, exceed $10,000,000 in the aggregate for all such licenses; and
(n)    Liens on real property of the Credit Parties and their Restricted Subsidiaries securing Indebtedness permitted under Section 8.1(j).
“Permitted Location” shall mean (a) any location described on Schedule 5.1(x), and (b) any other location of which the Borrowers have provided at least fifteen (15) days’ (or such shorter period as may be acceptable to the Administrative Agent) written notice to the Administrative Agent, and the Administrative Agent shall have consented in writing before such location’s being a “Permitted Location.”
“Permitted Outside Letters of Credit” means letters of credit (other than Letters of Credit issued hereunder) issued for the account of or on behalf of any Credit Party or any of its Restricted Subsidiaries, so long as the undrawn face amount of such letters of credit, together with all drawn but unreimbursed amounts thereunder does not at any time exceed $30,000,000.
“Permitted Refinancing Indebtedness” shall mean refinancings, renewals, exchanges, or extensions of Indebtedness so long as: (a) such refinancings, renewals, exchanges, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, exchanged, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto; (b) such refinancings, renewals, exchanges or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, exchange, or extension) of the Indebtedness so refinanced, renewed, exchanged, or extended, nor are they on terms or conditions that, taken as a whole, are less favorable in any material respect to the Credit Parties, taken as a whole, than those of the Indebtedness being refinanced or extended; (c) if the Indebtedness that is refinanced, renewed, exchanged, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, exchange, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, exchanged or extended Indebtedness; (d) the Indebtedness that is refinanced, renewed, exchanged, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, exchanged, or extended and such Person’s Subsidiaries; and (e) no Default or Event of Default is continuing or would result from such refinancing, renewal, exchange or extension of such Indebtedness.
“Person” shall mean an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, other legal entity or joint venture or a government or any agency or political subdivision thereof.
“Plan” shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past six (6) years.
“Platform” shall mean IntraLinks/IntraAgency, SyndTrak or another relevant website approved by the Administrative Agent.
“PPSA” means the Personal Property Security Act (Ontario), as in effect from time to time or the personal property security legislation of another province which is required to be applied in connection with the perfection of the Lien granted to the Administrative Agent by any Credit Party.
“Pro Forma Basis” shall mean, with respect to any determination of whether a Specified Condition (the transaction subject to such Specified Condition referred to in this definition as a “specified transaction”) has been met, and with respect to the four (4) fiscal quarter period most recently ending prior to the specified transaction for which financial statements for the Parent have been delivered pursuant to Section 7.1(b) or 7.2 (each, a “reference period”), such determination shall be made in accordance with the following:
(a)     with respect to any disposition or Permitted Acquisition, such disposition or Permitted Acquisition shall be deemed to have occurred on the first day of such reference period;
(b)    any Indebtedness incurred or assumed by the Parent or any Subsidiary in connection with any specified transaction (including any Indebtedness of a Person acquired in a Permitted Acquisition that is not retired or repaid in connection therewith) shall be deemed to have been incurred or assumed as of the first day of such reference period;
(c)     any Indebtedness retired or repaid in connection with any specified transaction (including any Indebtedness of a Person acquired in a Permitted Acquisition) shall be deemed to have been retired or repaid as of the first day of such reference period; and
(d)    any specified transaction that is an Investment or Restricted Payment (including any Restricted Payment made to finance a Permitted Acquisition) shall be deemed to have been made on the first day of such reference period.
For the purposes of the determinations in paragraphs (a) through (d) of this definition, all specified transactions consummated after the end of the reference period through the date on which such determination is made shall be included in such determination.
“Property” shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, Inventory or other asset owned, leased or operated by the Credit Parties, their Restricted Subsidiaries or any of them (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).
“Qualified Appraisal” shall mean an appraisal (a) which is or was conducted by an independent appraiser selected or approved by the Administrative Agent and (b) which will be or was conducted in such a manner and of such a scope as is acceptable to the Administrative Agent in its Permitted Discretion.
“Qualified ECP Guarantor” shall mean, in respect of any Hedge Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Hedge Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement or license and any other right to use or occupy real property, including any right arising by contract.
“Register” shall have the meaning specified in Section 11.5(c).
“Reimbursement Obligations” shall mean the payment obligations of the Borrowers under Section 2.15(c).
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.
“Rent Reserve” shall mean a reserve established by the Administrative Agent in its Permitted Discretion in an amount of up to three (3) months’ rent and/or royalty payments made by any Credit Party for each location at which Eligible Inventory (but for the establishment of Rent Reserves hereunder) of such Credit Party is located and each location for which access is necessary or desirable to access Eligible Inventory, in each case, that is not subject to a Third Party Agreement (as reported to the Administrative Agent by the Borrowers from time to time as requested by the Administrative Agent), as such amount may be adjusted from time to time by the Administrative Agent in its Permitted Discretion.
“Replacement Event” shall have the meaning specified in Section 11.16.
“Replacement Lender” shall have the meaning specified in Section 11.16.
“Request for Advance” shall mean any certificate signed by an Authorized Signatory of a Borrower requesting a new Advance hereunder, which certificate shall be denominated a “Request for Advance,” and shall be in substantially the form of Exhibit F.
“Request for Issuance of Letter of Credit” shall mean any certificate signed by an Authorized Signatory of a Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit G.
“Reserves” shall mean the Bank Products Reserve, the Dilution Reserve, Rent Reserves, and such other reserves that the Administrative Agent may establish, from time to time in the exercise of its Permitted Discretion for such purposes as the Administrative Agent shall deem necessary or desirable. Without limiting the generality of the foregoing, the following reserves shall be deemed an exercise of the Administrative Agent’s Permitted Discretion: (a) reserves for price adjustments and damages; (b) reserves for obsolescence of Inventory or Inventory anticipated to be returned by a Borrower’s customers; (c) reserves for special order goods (other than private label goods) and deferred shipment sales; (d) reserves for accrued but unpaid ad valorem, excise, personal property, and mining severance tax liability; (e) reserves for warehousemen’s, bailees’, shippers’ or carriers’ charges; (f) reserves for accrued, unpaid interest on the Obligations; (g) reserves for known litigation settlement costs and related expenses; (h) reserves for returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reductions of Accounts; (i) reserves for the sales, excise or similar taxes included in the amount of any Accounts reported to Administrative Agent and amounts due or to become due in respect of sales, use and/or withholding taxes; (j) reserves for any rental payments, service charges or other amounts due or to become due to lessors of personal property; (k) reserves for obsolete or slow moving Inventory taking into account historical sales patterns (as determined by the Administrative Agents in its Permitted Discretion); (l) reserves for net collections of Accounts since the date of the most recently delivered Borrowing Base Certificate; (m) to the extent any Inventory located in Canada is included in the Borrowing Base, reserves with respect to Canadian Priority Payables, (n) reserves in respect of any claims or rights of any producer, grower or seller of Farm Products (or any lender thereto) (including without limitation under the FSA and PACA (in each case to the extent applicable)), and (o) reserves for any existing or potential liability or any other matter that has or could reasonably be expected to have a negative impact on the value of the Collateral or realization thereon or the repayment of the Obligations.
“Responsible Officer” shall mean each president, executive vice president, chief executive officer, chief financial officer, treasurer, secretary, general counsel or assistant general counsel, or any Person having comparable responsibilities with respect to such offices, of any Credit Party.
“Restricted Payment” shall mean (a) Dividends, (b) loans by any Credit Party or any of their Restricted Subsidiaries to any holder of Equity Interests in a Credit Party or Restricted Subsidiary other than loans to a holder of Equity Interests that is a Credit Party or (c) any payment of management, consulting, professional or similar fees (but not including compensation paid to any Person for services rendered by such Person in his or her capacity as an employee of a Credit Party or Restricted Subsidiary) payable by any Credit Party or any Restricted Subsidiary of a Credit Party to any Affiliate, (d) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Parent or any of its Restricted Subsidiaries of any Equity Interests issued by the Parent or any of its Restricted Subsidiaries now or hereafter outstanding by the Parent or any of its Restricted Subsidiaries, as the case may be, except for any redemption, retirement, sinking funds or similar payment payable solely in such other shares or units of the same class of Equity Interests or any class of Equity Interests which are junior to that class of Equity Interests; (e) any cash payment made to redeem, purchase, repurchase, or retire, or obtain the surrender of, any outstanding warrants, options, or other rights to acquire any Equity Interests issued by the Parent or any of its Restricted Subsidiaries now or hereafter outstanding, including, without limitation, any payment in connection with any Person’s exercise of any “put” right; and (f) any payment made to repay, redeem, purchase, repurchase, or retire, or obtain the surrender of, the 2015 Notes or any other Indebtedness which is subordinated to the Obligations.
“Restricted Subsidiary” shall mean a Subsidiary of Parent (including without limitation any Immaterial Subsidiary) other than any Unrestricted Subsidiary.
“Retiree Welfare Plan” shall mean a Plan that is an “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Code Section 4980B (or applicable state law mandating health insurance continuation coverage for employees) and at the sole expense of the participant or the beneficiary.
“Revolving Commitment Ratio” shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (a) the Revolving Loan Commitment of such Lender, divided by (b) the Revolving Loan Commitment of all Lenders, which, as of the Agreement Date, are set forth (together with U.S. Dollar amounts thereof) on Schedule 1.1(a).
“Revolving Credit Obligations” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and pro rata share (based on its Revolving Commitment Ratio) of the Letter of Credit Obligations and the Swing Loan Obligations and Agent Advances.
“Revolving Loan Commitment” shall mean, as of any date of determination, the several obligations of the Lenders to make advances to the Borrowers as of such date, in accordance with their respective Revolving Commitment Ratios. As of the Agreement Date, the Revolving Loan Commitment is $400,000,000, and may be reduced or increased pursuant to the terms of this Agreement.
“Revolving Loan Notes” shall mean those certain promissory notes issued by the Borrowers to each of the Lenders that requests a promissory note, in accordance with each such Lender’s Revolving Commitment Ratio of the Revolving Loan Commitment, substantially in the form of Exhibit H.
“Revolving Loans” shall mean, collectively, the amounts (other than Agent Advances and Swing Loans) advanced from time to time by the Lenders to the Borrowers under the Revolving Loan Commitment.
“S&P” shall mean Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., or any successor thereto.
“Sale Leaseback” shall have the meaning specified in Section 8.9.
“Sanctioned Country” shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.
“Schedule” shall, except with reference to Schedule 1.1(a) to this Agreement, mean the applicable schedule of the Disclosures Schedules delivered by the Credit Parties in connection with this Agreement and certified by the Borrower Representative, which Disclosure Schedules are expressly incorporated herein by reference.
“SEA” shall mean the Securities and Exchange Act of 1934 and the rules promulgated thereunder by the Securities and Exchange Commission, as amended from time to time or any similar Federal law then in force.
“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar Federal law then in force.
“Security Agreement” shall mean that certain Amended and Restated Security Agreement dated as of the Agreement Date among the Credit Parties and the Administrative Agent, on behalf of, and for the benefit of, the Lender Group, as amended, restated, supplemented, or otherwise modified from time to time.
“Security Documents” shall mean, collectively, the Security Agreement, any Copyright Security Agreements, any Patent Security Agreements, any Trademark Security Agreements, any Controlled Account Agreement, all UCC-1 and PPSA financing statements and any other document, instrument or agreement granting Collateral for the Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Solvent” shall mean, as to any Person, that (a) the property of such Person, at a fair valuation on a going concern basis, will exceed its debt; (b) the capital of such Person will not be unreasonably small to conduct its business; and (c) no such Person will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” shall mean any liability on a claim, and “claim” shall mean (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.
“Specified Conditions” shall mean that (a) before and after giving effect to the applicable Acquisition, disposition, Investment or Restricted Payment (each a “specified transaction”), (i) no Default or Event of Default exists or would result therefrom, and (ii) either (x) Excess Availability exceeds the greater of (A) 15% of Availability and (B) $60,000,000, and the Borrowers demonstrate that on a Pro Forma Basis they will have a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for the four (4) fiscal quarter period immediately preceding such transaction for which financial statements for the Parent have been delivered pursuant to Section 7.1(b) or 7.2, or (y) the Borrowers have Excess Availability that exceeds the greater of (A) 20% of Availability and (B) $80,000,000, and (b) if the total consideration paid or received by a Borrower in connection with such specified transaction, or the amount of such specified transaction, exceeds $10,000,000 in the aggregate, then within five (5) Business Days prior to such specified transaction the Administrative Agent shall have received a certificate (with appropriate calculations attached thereto) of the chief financial officer of the Borrower Representative certifying that the Specified Conditions in the foregoing clause (a) will be satisfied before and after giving effect to such specified transaction. For the purposes of determining the satisfaction of the Specified Conditions in connection with a disposition, the calculation of Excess Availability shall be determined on a Pro Forma Basis after giving effect to (x) any reduction in the Borrowing Base which would result from such sale or disposition and (y) any repayment of the Revolving Loans made contemporaneously with such sale or disposition from the cash proceeds thereof.
“Standby Letter of Credit” shall mean a Letter of Credit issued to support obligations of a Borrower incurred in the ordinary course of its business, and which is not a Commercial Letter of Credit.
“Subordinated Indebtedness” means any unsecured Indebtedness of the Parent and any of its Subsidiaries incurred from time to time the payment of which are subordinated to payment of the Obligations arising under this Agreement and the other the Loan Documents to the written satisfaction of, and the terms and conditions of which are otherwise reasonably satisfactory to, the Administrative Agent.
“Subsidiary” shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors’ qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding partnership interests or membership interests, as the case may be, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. For the avoidance of doubt, unless the context otherwise requires, the term “Subsidiary” shall include all direct and indirect Subsidiaries of any Person. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Parent.
“Subsidiary Guarantors” shall mean each Subsidiary of the Parent party hereto as a Guarantor and any other Subsidiary of the Parent which, from time to time, executes and delivers a Joinder Supplement that causes or purports to cause such Subsidiary to become a Guarantor.
“Supermajority Lenders” shall mean, as of any date of calculation, Lenders the sum of whose unutilized portion of the Revolving Loan Commitment plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances outstanding on such date of calculation exceeds sixty-six and two thirds percent (66.67%) of the sum of the aggregate unutilized portion of the Revolving Loan Commitment plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances outstanding of all of the Lenders as of such date of calculation; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Loan Commitments, Loans and participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances shall be excluded for purposes of determining Supermajority Lenders.
“Swing Bank” shall mean SunTrust Bank, or any other Lender who shall agree with the Administrative Agent to act as Swing Bank.
“Swing Loans” shall mean, collectively, the amounts advanced from time to time by the Swing Bank to a Borrower under the Revolving Loan Commitment in accordance with Section 2.2(g).
“Swing Loan Obligations” shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding at such time.
“Swing Rate” shall mean the Base Rate plus the Applicable Margin for Base Rate Loans in effect from time to time.
“Tax Benefit” shall have the meaning specified in Section 2.8(b)(viii).
“Taxes” shall have the meaning specified in Section 2.8(b)(i).
“Third Party” shall mean any (a) lessor, mortgagee or other secured party, mechanic or repairman, warehouse operator or warehouseman, processor, packager, consignee, shipper, customs broker, freight forwarder, bailee, or other third party which may have possession of any Collateral or lienholders’ enforcement rights against any Collateral; and (b) Licensor whose rights in or with respect to any Collateral limit or restrict or may, in the Administrative Agent’s reasonable determination, limit or restrict Borrowers’ or the Administrative Agent’s rights to sell or otherwise dispose of such Collateral.
“Third Party Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a Third Party, as applicable and as may be required by the Administrative Agent, among other things: (a) waives or subordinates in favor of the Administrative Agent any Liens such Third Party may have in and to any Collateral or any setoff, recoupment, or similar rights such Third Party may have against any Credit Party; (b) grants the Administrative Agent access to Collateral which may be located on such Third Party’s premises or in the custody, care, or possession of such Third Party for purposes of allowing the Administrative Agent to inspect, remove or repossess, sell, store, or otherwise exercise its rights under this Agreement or any other Loan Document with respect to such Collateral; (c) authorizes the Administrative Agent (with or without the payment of any royalty or licensing fee, as determined by the Administrative Agent) to (i) complete the manufacture of work-in-process (if the manufacturing of such Goods requires the use or exploitation of a Third Party’s Intellectual Property) and (ii) dispose of Collateral bearing, consisting of, or constituting a manifestation of, in whole or in part, such Third Party’s Intellectual Property; (d) agrees to hold any negotiable Documents in its possession relating to the Collateral as agent or bailee of the Administrative Agent for purposes of perfecting the Administrative Agent’s Lien in and to such Collateral under the UCC; (e) with respect to Third Parties other than landlords, agrees to deliver the Collateral to the Administrative Agent upon request or, upon payment of applicable fees and charges to deliver such Collateral in accordance with the Administrative Agent’s instructions; or (f) agrees to terms regarding Collateral held on consignment by such Third Party.
“Title IV Plan” shall mean a Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA, that is covered by Title IV of ERISA or the minimum funding standard of Section 302 of ERISA or Section 412 of the Code and is sponsored or maintained by any Credit Party or any ERISA Affiliate or to which any Credit Party or any ERISA Affiliate contributes or has an obligation to contribute or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
“Trademark Security Agreements” shall mean, collectively, any Trademark Security Agreement made in favor of the Administrative Agent, on behalf of the Lender Group, from time to time, as amended, restated, supplemented, or otherwise modified from time to time, including, without limitation, any Trademark Security Agreement delivered on the Original Agreement Date.
“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Unfunded Pension Liability” shall mean at any time, the aggregate amount, if any, of the sum of (a) the amount by which the benefit liabilities under Section 4001(a)(16) of ERISA of each Title IV Plan exceeds the current value of that Title IV Plan’s assets, determined in accordance with actuarial assumptions used for funding the Title IV Plan pursuant to Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA for the applicable plan year, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.
“Unrestricted Subsidiary” shall mean Tech Pac, L.L.C. and any other Subsidiary of Parent designated by the board of directors of Parent as an Unrestricted Subsidiary pursuant to Section 6.20(b) after the date hereof, in each case, until such Person ceases to be an Unrestricted Subsidiary of Parent in accordance with Section 6.20(b).
“Unused Line Fee” shall have the meaning specified in Section 2.4(b).
“US” or “United States” shall mean the United States of America.
“U.S. Dollars” or “$” shall mean the lawful currency of the United States of America.
“U.S. Dollar Equivalent” means (a) as to any amount denominated in U.S. Dollars, the amount thereof and (b) as to any amount denominated in any currency other than U.S. Dollars, the amount of U.S. Dollars into which such amount could be converted using the sell rate of exchange for such currency set forth from time to time by the Administrative Agent (or if the Administrative Agent does not maintain an exchange rate for the applicable currency, any spot rate of exchange selected by the Administrative Agent in its reasonable discretion from time to time) on the date which is two (2) Business Days before the applicable date of determination.
“Value” shall mean, at any particular date, with respect to any item of Inventory (a) the lower of the fair market value of the Inventory and its cost, valued in accordance with the “First-In, First-Out” method of accounting (and shall exclude any intercompany markup or profit when Inventory is transferred from one Credit Party to another Credit Party), minus (b) an amount which is equal to the amount of reserves which, under FASB No. 48, “Revenue recognition when the right of return exists,” the Borrowers shall be required to take in regard to the amount identified in clause (a) of this definition.
“Voidable Transfer” shall have the meaning specified in Section 11.18.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2    Uniform Commercial Code. Any term used in this Agreement or in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document shall have the meaning given to such term in the UCC, including “Account Debtor,” “As-Extracted Collateral,” “Chattel Paper,” “Commercial Tort Claim,” “Commodities Account,” “Consignment,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Proceeds,” “Securities Account,” and “Supporting Obligation.”
Section 1.3    Accounting Principles. (a) The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied, unless such principles are inconsistent with the express requirements of this Agreement; provided that if because of a change in GAAP after the date of this Agreement the Parent or any of its Restricted Subsidiaries would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, such determination shall continue to be made in accordance with the Parent’s or such Restricted Subsidiary’s previous accounting principles, methods and policies. All accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Parent on a consolidated basis with its Restricted Subsidiaries. Notwithstanding the foregoing, all financial covenants contained herein shall be calculated without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.
(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document or any calculation or determination relating to capital leases or operating leases, and a Credit Party or the Majority Lenders shall so request, the Administrative Agent, the Majority Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 1.4    Other Interpretive Matters. The terms “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph, or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section titles, table of contents, and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement or any Loan Document. All schedules, exhibits, annexes, and attachments referred to herein are hereby incorporated herein by this reference. All references to (a) statutes and related regulations shall include all related rules and implementing regulations and any amendments of same and any successor statutes, rules, and regulations; (b) “including” and “include” shall mean “including, without limitation,” regardless of whether “without limitation” is included in some instances and not in others (and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); and (c) all references to dates and times shall mean the date and time at the Administrative Agent’s notice address determined under Section 11.1, unless otherwise specifically stated. All determinations (including calculations of any Borrowing Base and the Financial Covenant) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. No provision of any Loan Documents shall be construed or interpreted to the disadvantage of any party hereto by reason of such party’s having, or being deemed to have, drafted, structured, or dictated such provision. A Default or Event of Default, if one occurs, shall “exist”, “continue” or be “continuing” until such Default or Event of Default, as applicable, has been waived in writing in accordance with Section 11.12. All terms used herein which are defined in Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.
Section 1.5    Currency Translations. Without limiting the other terms of this Agreement, the calculations and determinations under this Agreement of any amount in any currency other than U.S. Dollars shall at all times be deemed to refer to the U.S. Dollar Equivalent thereof, as the case may be, and all certificates delivered under this Agreement shall, unless otherwise consented to by the Administrative Agent, express such calculations or determinations in U.S. Dollars or the U.S. Dollar Equivalent thereof, as the case may be.
Section 1.6    Calculation of Excess Availability. At any time when any Credit Party or any officer thereof delivers a Borrowing Base Certificate or is required to certify the accuracy of an Availability or Excess Availability calculation for any purpose hereunder or under any other Loan Document, such Credit Party or officer shall also certify (or, with respect to the delivery of a Borrowing Base Certificate, be deemed to certify) that none of the trade payables of the Parent and its Restricted Subsidiaries are past due after taking into account the historical business practices of the Parent and its Restricted Subsidiaries prior to the Agreement Date. All calculations of Excess Availability hereunder or under any other Loan Document shall be determined assuming that the trade payables of the Parent and its Restricted Subsidiaries have been paid on the date due after taking into account the historical business practices of the Parent and its Restricted Subsidiaries prior to the Agreement Date.
Section 1.7    Reserves; Changes to Eligibility Criteria. The Administrative Agent may at any time and from time to time in the exercise of its Permitted Discretion upon three Business Days’ prior written notice to the Borrower Representative, (x) establish and increase Reserves in accordance with the terms hereof; provided, that no notice shall be required hereunder for increases in existing Reserves based on recalculations thereof so long as the methodology for the calculation thereof is not modified, or (y) establish additional criteria of ineligibility under the definitions of “Eligible Accounts” or “Eligible Inventory”.
ARTICLE 2

THE LOANS AND THE LETTERS OF CREDIT
Section 2.1    Extension of Credit.
(a)    Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender agrees severally to make Revolving Loans to the Borrowers in U.S. Dollars from time to time on any Business Day prior to the Maturity Date in an aggregate principal amount that will not result in any of the following:
(i)    the Revolving Credit Obligations of such Lender exceeding such Lender’s Revolving Commitment Ratio of the Revolving Loan Commitment; or

(ii)    the Aggregate Revolving Credit Obligations exceeding the lesser of (A) the Revolving Loan Commitment minus Reserves, (B) the Borrowing Base (taking into account any Reserves which may have been implemented or modified since the date of the most recent Borrowing Base Certificate), and (C) the maximum amount of Indebtedness permitted to be incurred under this Agreement pursuant to the Indenture.

Subject to the terms and conditions hereof, prior to the Maturity Date Revolving Loans may be repaid and reborrowed from time to time on a revolving basis.

(b)    The Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue Letters of Credit , pursuant to Section 2.15, for the account of the Borrowers, from time to time on any Business Day prior to the date that is thirty (30) days prior to the Maturity Date, so long as, after giving effect to such issuance (i) no Overadvance exists or would result therefrom, and (ii) the Aggregate Amount of all Letter of Credit Obligations then outstanding does not exceed the Letter of Credit Commitment.
(c)    The Swing Loans. Subject to the terms and conditions of this Agreement, the Swing Bank agrees from time to time on any Business Day after the Agreement Date but prior to the Maturity Date, to make Swing Loans to the Borrowers so long as (i) no Overadvance exists or would result therefrom and (ii) the aggregate amount of Swing Loans (including all Swing Loans outstanding as of such Business Day) does not exceed $20,000,000.
(d)    Overadvances; Optional Overadvances.
(i)    If at any time an Overadvance exists, the amount of such Overadvance shall nevertheless constitute a portion of the Obligations that are secured by the Collateral and are entitled to all benefits thereof. In the event that (1) the Lenders shall make any Revolving Loans, (2) the Swing Bank shall make any Swing Loan, (3) the Administrative Agent shall make any Agent Advances or (4) the Issuing Bank shall agree to the issuance of any Letter of Credit, which in any such case gives rise to an Overadvance, the Borrowers shall make, on written demand, a payment on the Obligations to be applied to the Revolving Loans, the Swing Loans, the Agent Advances and the Letter of Credit Reserve Account, as appropriate, in an aggregate principal amount equal to such Overadvance. In no event, however, shall the Borrowers have any right whatsoever to (i) receive any Revolving Loan, (ii) receive any Swing Loan, or (iii) request the issuance of any Letter of Credit if, before or after giving effect thereto, there shall exist a Default or Event of Default.
(ii)    Notwithstanding the foregoing paragraph (i) or any other contrary provision of this Agreement, the Lenders hereby authorize the Swing Bank to, at the direction of the Administrative Agent in the Administrative Agent’s discretion, and the Swing Bank may, at the direction of the Administrative Agent, but in the Swing Bank’s sole and absolute discretion, knowingly and intentionally, continue to make Swing Loans to the Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as after giving effect to such Swing Loans, (i) the outstanding Aggregate Revolving Credit Obligations do not exceed the Revolving Loan Commitment, and (ii) all Overadvances plus Agent Advances do not exceed the lesser of (A) an amount equal to ten percent (10%) of the Aggregate Borrowing Base and (B) $40,000,000. The foregoing sentence is for the exclusive benefit of the Administrative Agent, the Swing Bank, and the Lenders and is not intended to benefit the Borrowers in any way. The Majority Lenders may at any time revoke the Administrative Agent’s authority to direct the Swing Bank to make Overadvances pursuant to this Section 2.1(d)(ii) and instruct the Administrative Agent to demand repayment of outstanding Revolving Loans from the Credit Parties to the extent necessary to cause an Overadvance to cease to exist. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. Absent such revocation, the Administrative Agent’s determination that funding of a Revolving Loan is appropriate shall be conclusive. In the event the Administrative Agent obtains actual knowledge that an Overadvance exists, regardless of the amount of, or reason for, such Overadvance, the Administrative Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or expenses owed to the Lender Group) unless the Administrative Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case the Administrative Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and Lenders with Revolving Loan Commitments thereupon shall, together with the Administrative Agent, jointly determine the terms of arrangements that shall be implemented with the Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Overadvance. In such circumstances, if any Lender with a Revolving Loan Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Majority Lenders. Each Lender shall be obligated to settle with the Administrative Agent or Swing Bank as provided in Section 2.1(e) or Section 2.2(g), as applicable, for the amount of such Lender’s pro rata share of any unintentional Overadvances by the Administrative Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or expenses.
(e)    Agent Advances.
(i)    Subject to the limitations set forth below and notwithstanding anything else in this Agreement to the contrary, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole and absolute discretion, (A) at any time that a Default or an Event of Default exists, or (B) at any time that any of the other conditions precedent set forth in Article 4 have not been satisfied, to make Advances to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed (together with all other Aggregate Revolving Credit Obligations) the Revolving Loan Commitment nor in an amount that would exceed (when aggregated with all Overadvances and other Agent Advances) the lesser of (1) an amount equal to ten percent (10%) of the Aggregate Borrowing Base, and (2) $40,000,000, which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (x) to preserve or protect the Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (z) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as provided under this Agreement (any of such advances are herein referred to as “Agent Advances”); provided, that the Majority Lenders may at any time revoke the Administrative Agent’s authorization to make Agent Advances and instruct the Administrative Agent to demand repayment of outstanding Agent Advances from the Credit Parties. Absent such revocation, the Administrative Agent’s determination that funding of an Agent Advance is appropriate shall be conclusive. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The Administrative Agent shall promptly provide to the Borrowers written notice of any Agent Advance.
(ii)    All Agent Advances shall be secured by the Collateral and shall constitute Obligations hereunder. Each Agent Advance shall bear interest as a Base Rate Advance. Each Agent Advance shall be subject to all terms and conditions of this Agreement and the other Loan Documents applicable to Revolving Loans, except that all payments thereon shall be made to the Administrative Agent solely for its own account (except to the extent Lenders have funded participations therein pursuant to clause (iii) below) and the making of any Agent Advance shall not require the consent of any Borrower. The Administrative Agent shall have no duty or obligation to make any Agent Advance hereunder.
(iii)    The Administrative Agent shall notify each Lender no less frequently than weekly, as determined by the Administrative Agent, of the principal amount of Agent Advances outstanding by 12:00 noon (Atlanta, Georgia, time) as of such date, and each Lender’s pro rata share thereof. Each Lender shall before 2:00 p.m. (Atlanta, Georgia, time) on such Business Day make available to the Administrative Agent, in immediately available funds, the amount of its pro rata share of such principal amount of Agent Advances outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrowers, notwithstanding any failure of the Borrowers to satisfy the conditions in Section 4.2. The Administrative Agent shall use such funds to repay the principal amount of Agent Advances. Additionally, if at any time any Agent Advances are outstanding and any of the events described in clauses (g) or (h) of Section 9.1 shall have occurred, then each Lender shall automatically, upon the occurrence of such event, and without any action on the part of the Administrative Agent, the Borrowers or the Lenders, be deemed to have purchased an undivided participation in the principal and interest of all Agent Advances then outstanding in an amount equal to such Lender’s Revolving Commitment Ratio and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent in immediately available funds, the amount of such Lender’s participation (and upon receipt thereof, the Administrative Agent shall deliver to such Lender, a loan participation certificate dated the date of receipt of such funds in such amount). The disbursement of funds in connection with the settlement of Agent Advances hereunder shall be subject to the terms and conditions of Section 2.2(e).
(f)    Incremental Revolving Loan Commitment.
(i)    Request for Increase. Provided that no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom, upon written notice (the “Increase Notice”) to the Administrative Agent (which shall promptly notify the Lenders and provide the Lenders with access to a copy of the Increase Notice), the Borrowers may, at any time, request up to four (4) increases in the Revolving Loan Commitment in an amount not less than $25,000,000 per increase and not more than $200,000,000 in the aggregate and, together with such Revolving Loan Commitment increase, the Borrowers may also request an increase in the Letter of Credit Commitment; provided, that after giving effect to any such increase, the Letter of Credit Commitment does not exceed 12.5% of the Revolving Loan Commitment (after giving effect to any Revolving Loan Commitment increase). The Borrowers (in consultation with the Administrative Agent) shall specify in the Increase Notice (A) the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date on which the Increase Notice was provided to such Lenders by the Administrative Agent); (B) the amount of the requested increase in the Revolving Loan Commitment and the Letter of Credit Commitment; and (C) the date on which such increase is requested to become effective.
(ii)    Lender Elections to Increase. None of the Lenders nor the Issuing Bank shall have any obligation to provide any additional amounts requested by the Borrowers. If any Lender wishes to increase its portion of the Revolving Loan Commitment or if the Issuing Bank wishes to increase its Letter of Credit Commitment, such Person must provide to the Administrative Agent, within the time period specified in the Increase Notice, a written commitment for the amount of such Lender’s requested allocation of the additional portion of the Revolving Loan Commitment specified in the Increase Notice or a written commitment for the amount of the Issuing Bank’s requested additional Letter of Credit Commitment specified in the Increase Notice, as applicable. Any Lender (including the Issuing Bank) that does not provide its written commitment within the time period specified in the Increase Notice shall be deemed to have declined to increase its portion of the Revolving Loan Commitment or its Letter of Credit Commitment, as applicable.
(iii)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request under Section 2.1(f)(ii). If the aggregate increase participated in by the existing Lenders and the existing Issuing Bank is less than the requested increase, then to achieve the full amount of the requested increase, and subject to the approval of the Administrative Agent, the Borrowers may also invite additional Eligible Assignees to become Lenders or an Issuing Bank, as applicable, pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(iv)    Effective Date and Allocations. If the Revolving Loan Commitment is increased in accordance with this Section 2.1(f), the Administrative Agent and the Borrowers shall determine the effective date, which must be prior to the Maturity Date (the “Increase Effective Date”), and the final allocation of such increase. Any increase in the Letter of Credit Commitment shall occur on the Increase Effective Date. The Administrative Agent shall promptly notify the Borrowers and the Lenders, including any proposed new lenders and any new issuing bank, of the final allocation of such increase and the Increase Effective Date. From and after the Increase Effective Date, subject to the satisfaction of the conditions specified in Section 2.1(f)(v) below, the Revolving Loan Commitment shall be increased, the Letter of Credit Commitment shall be increased, the new lenders shall be Lenders for all purposes under this Agreement, and the new issuing bank shall be an Issuing Bank for all purposes under this Agreement, as applicable. On the Increase Effective Date, the Borrowers, each Lender that is increasing its portion of the Revolving Loan Commitment, each additional Eligible Assignee that is becoming an additional Lender or an additional Issuing Bank and the Credit Parties shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify (including any Assignments and Acceptances and new or replacement Revolving Loan Notes, as requested by the Lenders) to give effect to any such increase in the Revolving Loan Commitment and the Letter of Credit Commitment. This Agreement shall be deemed amended to the extent (but only to the extent) necessary to increase the Revolving Loan Commitment and the Letter of Credit Commitment in accordance with this Section 2.1(f).
(v)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, (A) all conditions precedent in Section 4.2 must be satisfied, (B) such increase must be permitted by the Indenture and all other agreements from time to time governing the 2015 Notes, and (C) the Borrowers shall deliver to the Administrative Agent a certificate of each Credit Party (1) dated as of the Increase Effective Date (with sufficient copies for each Lender if requested by the Administrative Agent) signed by the chief financial officer or an officer with similar responsibilities of the Borrowers approving or consenting to such increase, (2) certifying that (X) the resolutions authorizing such increase are true, correct, and effective as of the Increase Effective Date and, before and after giving effect to such increase, the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and except that for purposes of this Section 2.1(f), the representations and warranties contained in Section 5.1(k) shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1 and Section 7.2, and (Y) no Default or Event of Default exists and is continuing. The Borrowers shall, at the request of the Administrative Agent, deliver such opinions of counsel as the Administrative Agent may request in its reasonable discretion. In the event of an increase in the Revolving Loan Commitment in accordance with this Section 2.1(f), the Borrowers shall prepay any Revolving Loans outstanding on the Increase Effective Date to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Commitment Ratios arising from any nonratable increase in the Lenders’ respective portions of the Revolving Loan Commitment under this Section (and Borrowers shall be liable for any costs under Section 2.9).
(vi)    This Section 2.1(f) shall supersede any provisions in Section 2.10 to the contrary.
Section 2.2    Manner of Borrowing and Disbursement of Loans.
(a)    Choice of Interest Rate, etc.
(i)    Any Advance (except Swing Loans) shall, at the option of the Borrowers, be made either as a Base Rate Advance or as a Eurodollar Advance; provided, however, that (i) if the Borrowers fail to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Advance shall be converted to a Base Rate Advance on the Payment Date in accordance with Section 2.3(a)(iii), (ii) the Borrowers may not select a Eurodollar Advance (A) the proceeds of which are to reimburse the Issuing Bank pursuant to Section 2.15 or (B) if, at the time of such Advance or at the time of the continuation of, or conversion to, a Eurodollar Advance pursuant to Section 2.2(c), a Default or Event of Default exists and the Majority Lenders have elected to prohibit such continuation or conversion, and (iii) all Agent Advances shall be made as Base Rate Advances.
(ii)    Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 1:00 p.m. (Atlanta, Georgia, time) in order for such Business Day to count toward the minimum number of Business Days required.
(b)    Base Rate Advances.
(i)    Initial and Subsequent Advances. The Borrowers shall give the Administrative Agent in the case of Base Rate Advances irrevocable notice by telephone not later than 1:00 p.m. (Atlanta, Georgia, time) one (1) Business Day prior to the date of such Advance and shall immediately confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by the Borrowers to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given.
(ii)    Repayments and Conversions. The Borrowers may (A) subject to Section 2.5, at any time without prior notice repay a Base Rate Advance or (B) upon at least three (3) Business Days irrevocable prior written notice to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal of any Base Rate Advance to one or more Eurodollar Advances. Upon the date indicated by the Borrowers, such Base Rate Advance shall be so repaid or converted.
(c)    Eurodollar Advances.
(iii)    Initial and Subsequent Advances. The Borrowers shall give the Administrative Agent in the case of Eurodollar Advances irrevocable notice by telephone not later than 1:00 p.m. (Atlanta, Georgia, time) three (3) Business Days prior to the date of such Advance and shall immediately confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by the Borrowers to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given; provided, further, that, notwithstanding the foregoing, no such prior notice shall be required with respect to any Eurodollar Advances to be made on the Agreement Date.
(iv)    Repayments, Continuations and Conversions. At least three (3) Business Days prior to each Payment Date for a Eurodollar Advance, the Borrowers shall give the Administrative Agent written notice in the form of a Notice of Conversion/Continuation specifying whether all or a portion of such Advance outstanding on such Payment Date is to be continued in whole or in part as one or more new Eurodollar Advances, and also specifying the new Interest Period applicable to each such new Advance (and subject to the provisions of this Agreement, upon such Payment Date, such Advance shall be so continued). Upon such Payment Date, any Eurodollar Advance (or portion thereof) not so continued shall be converted to a Base Rate Advance or, subject to Section 2.5, be repaid.
(v)    Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of no less than $1,000,000 and in an integral multiple of $1,000,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances then outstanding exceed fifteen (15).
(d)    Notification of Lenders. Upon receipt of a (i) Request for Advance or a telephone or telecopy request for Advance, (ii) notification from the Issuing Bank that a draw has been made under any Letter of Credit (unless the Issuing Bank will be reimbursed through the funding of a Swing Loan), or (iii) notice from a Borrower with respect to the prepayment of any outstanding Eurodollar Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of each Lender’s portion of any such Advance. Each Lender shall, not later than 1:00 p.m. (Atlanta, Georgia, time) on the date specified for such Advance (under clause (i) or (ii) above) in such notice, make available to the Administrative Agent at the Administrative Agent’s Office, or at such account as the Administrative Agent shall designate, the amount of such Lender’s portion of the Advance in immediately available funds.
(e)    Disbursement. Prior to 4:00 p.m. (Atlanta, Georgia, time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 4, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (i) transferring the amounts so made available by wire transfer to the applicable Controlled Disbursement Account or (ii) in the case of an Advance the proceeds of which are to reimburse the Issuing Bank pursuant to Section 2.15, transferring such amounts to such Issuing Bank. Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 p.m. (Atlanta, Georgia, time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole and absolute discretion and in reliance upon such assumption, make available to the applicable Borrower or the Issuing Bank, as applicable, on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent by 1:00 p.m. (Atlanta, Georgia time) on the date of any Advance, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower or the Issuing Bank, as applicable, until the date such amount is repaid to the Administrative Agent, (x) for the first two (2) Business Days, at the Federal Funds Rate for such Business Days, and (y) thereafter, at the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s portion of the applicable Advance for purposes of this Agreement and if both such Lender and any Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly relend to the applicable Borrower such corresponding amount. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent’s demand therefor, the Administrative Agent shall notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.
(f)    Deemed Requests for Advance. Unless payment is otherwise timely made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, interest, reimbursement obligations in connection with Letters of Credit, premiums, fees, reimbursable expenses or other sums payable hereunder shall be deemed irrevocably to be a Request for Advance on the due date of, and in an aggregate amount required to pay, such principal, interest, reimbursement obligations in connection with Letters of Credit, premiums, fees, reimbursable expenses or other sums payable hereunder, and the proceeds of a Revolving Loan made pursuant thereto may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as a Base Rate Advance. The Lenders shall have no obligation to the Borrowers to honor any deemed Request for Advance under this Section 2.2(f) unless all the conditions set forth in Section 4.2 have been satisfied, but, with the consent of the Lenders required under the last sentence of Section 4.2, may do so in their sole and absolute discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and without regard to the existence or creation of an Overadvance or the failure by the Borrowers to satisfy any of the conditions set forth in Section 4.2. No further authorization, direction or approval by the Borrowers shall be required to be given by the Borrowers for any deemed Request for Advance under this Section 2.2(f). The Administrative Agent shall promptly provide to the Borrowers written notice of any Advance pursuant to this Section 2.2(f). The Borrowers have established with the Administrative Agent a master disbursement account into which the Administrative Agent wires proceeds of applicable Advances from time to time (a “Controlled Disbursement Account”). Until such time as the Administrative Agent in its sole and absolute discretion delivers written notice to the contrary, the presentation for payment by the Administrative Agent of any check or other item of payment drawn on a Controlled Disbursement Account at a time when there are insufficient funds in such account to cover such check or other item of payment shall be deemed irrevocably to be a request (without any requirement for the submission of a Request for Advance or a minimum principal amount) for an Advance of a Swing Loan on the date of such presentation and in an amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Advances may, in the Swing Bank’s sole and absolute discretion, be disbursed to such Controlled Disbursement Account.
(g)    Special Provisions Pertaining to Swing Loans.
(i)    The Borrowers shall give the Swing Bank written notice in the form of a Request for Advance, or notice by telephone no later than 1:00 p.m. (Atlanta, Georgia, time) on the date on which the Borrowers wish to receive an Advance of any Swing Loan followed immediately by a written Request for Advance, with a copy to the Administrative Agent; provided, however, that the failure by the Borrowers to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given; provided further, however, that any request by the Borrowers for a Base Rate Advance under the Revolving Loan Commitment shall be deemed to be a request for a Swing Loan unless the Borrowers specifically request otherwise. The Swing Loan shall be made on the date specified in the notice or the Request for Advance and such notice or Request for Advance shall specify (i) the amount of the requested Swing Loan and (ii) instructions for the disbursement of the proceeds of the requested Swing Loan. Each Swing Loan shall be subject to all the terms and conditions applicable to Revolving Loans, except that all payments thereon shall be payable to the Swing Bank solely for its own account. The Swing Bank shall not make any Swing Loans if the Swing Bank has received written notice from any Lender (or the Swing Bank has actual knowledge) that one or more applicable conditions precedent set forth in Section 4.2 will not be satisfied (or waived pursuant to the last sentence of Section 4.2) on the requested Advance date. The Swing Bank shall make the proceeds of each Swing Loan available to the Borrowers by deposit of U.S. Dollars in same day funds by wire transfer to the Controlled Disbursement Account.
(ii)    The Swing Bank shall notify the Administrative Agent and each Lender no less frequently than weekly, as determined by the Administrative Agent, of the principal amount of Swing Loans outstanding as of 3:00 p.m. (Atlanta, Georgia, time) as of such date and each Lender’s pro rata share (based on its Revolving Commitment Ratio) thereof. Each Lender shall before 12:00 noon (Atlanta, Georgia, time) on the next Business Day make available to the Administrative Agent, in immediate available funds, the amount of its pro rata share (based on its Revolving Commitment Ratio) of such principal amount of Swing Loans outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrowers, notwithstanding any failure of the Borrowers to satisfy the conditions in Section 4.2. Each Revolving Loan so made shall bear interest as a Base Rate Advance. The Administrative Agent shall use such funds to repay the principal amount of Swing Loans to the Swing Bank. Additionally, if at any time any Swing Loans are outstanding, any of the events described in clauses (g) or (h) of Section 9.1 shall have occurred, then each Lender shall automatically upon the occurrence of such event and without any action on the part of the Swing Bank, the Borrowers, the Administrative Agent or the Lenders be deemed to have purchased an undivided participation in the principal and interest of all Swing Loans then outstanding in an amount equal to such Lender’s Revolving Commitment Ratio of the principal and interest of all Swing Loans then outstanding and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent for the account of the Swing Bank in immediately available funds, the amount of such Lender’s participation (and upon receipt thereof, the Swing Bank shall deliver to such Lender a loan participation certificate dated the date of receipt of such funds in such amount). The disbursement of funds in connection with the settlement of Swing Loans hereunder shall be subject to the terms and conditions of Section 2.2(e).
Section 2.3    Interest.
(a)    On Loans. Interest on the Loans, subject to Sections 2.3(b) and (c), shall be payable as follows:
(iii)    On Base Rate Advances. Interest on each Base Rate Advance shall be computed for the actual number of days elapsed on the basis of a 365/366 day year and shall be payable monthly in arrears on the last day of each calendar month for such calendar month, commencing with the first calendar month beginning after the Agreement Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date (or the date of any earlier prepayment in full of the Obligations arising under this Agreement and the other Loan Documents). Interest shall accrue and be payable on each Base Rate Advance at the simple per annum interest rate equal to the sum of (A) the Base Rate and (B) the Applicable Margin for Base Rate Advances.
(iv)    On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed for the actual number of days elapsed on the basis of a hypothetical year of three hundred sixty (360) days and shall be payable in arrears on (x) the Payment Date for such Advance, and (y) if the Interest Period for such Advance is greater than three (3) months, on the last day of each three (3) month period ending prior to the Payment Date for such Advance and on the Payment Date for such Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date (or the date of any earlier prepayment in full of the Obligations arising under this Agreement and the other Loan Documents). Interest shall accrue and be payable on each Eurodollar Advance at a rate per annum equal to the sum of (A) the Eurodollar Rate applicable to such Eurodollar Advance and (B) the Applicable Margin for Eurodollar Advances.
(v)    If No Notice of Selection of Interest Rate. If the Borrowers fail to give the Administrative Agent timely notice of its selection of an Interest Rate Basis, or if for any reason a determination of a Eurodollar Rate for any Advance is not timely concluded, the Base Rate shall apply to such Advance. If the Borrowers fail to elect to continue any Eurodollar Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2, the Base Rate shall apply to such Advance commencing on and after such Payment Date.
(vi)    On Swing Loans. Interest on each Swing Loan shall be computed for the actual number of days elapsed on the basis of a 365/366 day year and shall be payable monthly in arrears on the last day of each calendar month for such calendar month, commencing with the first calendar month beginning after the Agreement Date. Interest on Swing Loans then outstanding shall also be due and payable on the Maturity Date (or the date of any earlier prepayment in full of the Obligations arising under this Agreement and the other Loan Documents). Interest shall accrue and be payable on each Swing Loan at the Swing Rate.
(b)    Upon Default. During the existence of an Event of Default, interest on the outstanding Obligations arising under this Agreement and the other Loan Documents may, at the Administrative Agent’s election, and shall, at the written request of the Majority Lenders, accrue at the Default Rate; provided, however, that the Default Rate shall automatically be deemed to have been invoked at all times when the Obligations arising under this Agreement and the other Loan Documents have been accelerated or deemed accelerated pursuant to Section 9.2. Interest accruing at the Default Rate shall be payable on demand and in any event on the Maturity Date (or the date of any earlier prepayment in full of the Obligations arising under this Agreement and the other Loan Documents) and shall accrue until the earliest to occur of (i) waiver of the applicable Event of Default in accordance with Section 11.12, (ii) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations arising under this Agreement and the other Loan Documents. The Lenders shall not be required to (A) accelerate the maturity of the Loans, (B) terminate the Revolving Loan Commitment, or (C) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.
(c)    Computation of Interest.
(iv)    In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day’s interest shall be due with respect to such Advance.
(v)    With respect to the computation of interest hereunder, subject to Section 6.15, the application of funds in any Collections Account by the Administrative Agent to the Obligations shall be deemed made one (1) Business Day after receipt of such funds.
Section 2.4    Fees.
(a)    Fee Letters. The Borrowers agree to pay any and all fees that are set forth in any fee letter executed in connection with this Agreement at the times specified therein.
(b)    Unused Line Fee. The Borrowers agree to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Revolving Commitment Ratios, an unused line fee (“Unused Line Fee”) on the aggregate amount by which the Revolving Loan Commitment exceeded the sum of the average daily amount of Aggregate Revolving Credit Obligations (other than with respect to any Swing Loans and Agent Advances) for each day from the Agreement Date through the Maturity Date (or the date of any earlier prepayment in full of the Obligations arising under this Agreement and the other Loan Documents), at a rate of 0.20% per annum; provided, that the portion of the Unused Line Fee payable to a Lender who is also a Swing Bank shall be reduced by an amount equal to 0.20% per annum of the outstanding daily balance of Swing Loans made by such Swing Bank. Such Unused Line Fee shall be computed for the actual number of days elapsed on the basis of a 365/366 day year, shall be payable in arrears on the last day of each calendar month for such calendar month, commencing with the first calendar month ending after the Agreement Date, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations arising under this Agreement and the other Loan Documents), and shall be fully earned when due and non-refundable when paid.
(c)    Letter of Credit Fees.
(vii)    The Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Revolving Commitment Ratios, a fee on the stated amount of each outstanding Letter of Credit for each day from the Date of Issue through the expiration date of each such Letter of Credit (whether such date is the stated expiration date of such Letter of Credit at the time of the original issuance thereof or the stated expiration date of such Letter of Credit upon any renewal thereof) at a rate per annum on the amount of the Letter of Credit Obligations equal to the Applicable Margin in effect from time to time with respect to Eurodollar Advances plus, at all times when the Default Rate is in effect, 2.00%. Such Letter of Credit fee shall be computed for the actual number of days elapsed on the basis of a 365/366 day year, shall be payable monthly in arrears for each calendar month on the last day of such calendar month, commencing with the first calendar month beginning after the Agreement Date, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations arising under this Agreement and the other Loan Documents), and shall be fully earned when due and non-refundable when paid.
(viii)    The Borrowers shall also pay to the Administrative Agent, for the account of the Issuing Bank, (A) a fee on the stated amount of each Letter of Credit for each day from the Date of Issue through the stated expiration date of each such Letter of Credit (whether such date is the stated expiration date of such Letter of Credit at the time of the original issuance thereof or the stated expiration date of such Letter of Credit upon any renewal thereof) at a rate of one-eighth of one percent (0.125%) per annum, which fee shall be computed for the actual number of days elapsed on the basis of a 365/366 day year, and (B) any reasonable and customary fees charged by the Issuing Bank for issuance and administration of such Letters of Credit, which fees, in each case, shall be payable monthly in arrears on the last day of each calendar month for such calendar month, commencing with the first calendar month beginning after the Agreement Date, and, if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations). The foregoing fees shall be fully earned when due, and non-refundable when paid.
(d)    Computation of Fees; Additional Terms Relating to Fees. In computing any fees payable under this Section 2.4, the first day of the applicable period shall be included and the date of the payment shall be excluded. All fees payable under or in connection with this Agreement and the other Loan Documents shall be deemed fully earned when and as they become due and payable and, once paid, shall be non-refundable, in whole or in part.
Section 2.5    Prepayment/Cancellation of Revolving Loan Commitment.
(a)    The principal amount of any Base Rate Advance may be repaid in full or in part at any time, without penalty or prior notice; and the principal amount of any Eurodollar Advance may be prepaid prior to the applicable Payment Date, upon three (3) Business Days prior written notice to the Administrative Agent, provided that the Borrowers shall reimburse the Lenders and the Administrative Agent, on the earlier of demand or the Maturity Date, for any loss or reasonable out-of-pocket expense incurred by the Lenders or the Administrative Agent in connection with such prepayment, as set forth in Section 2.9. Each notice of prepayment of any Eurodollar Advance shall be irrevocable, and each prepayment or repayment made under this Section 2.5(a) shall include the accrued interest on the amount so prepaid or repaid. Upon receipt of any notice of repayment or prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender’s portion of the repayment or prepayment. Notwithstanding the foregoing, the Borrowers shall not make any repayment or prepayment of the Revolving Loans unless and until the balance of the Swing Loans and the Agent Advances then outstanding is zero. Except as provided in Section 2.5(b), any repayment and prepayment of Advances outstanding under the Revolving Loan Commitment shall not reduce the Revolving Loan Commitment. Any prepayment of the Loans shall not affect the Borrowers’ obligation to continue to make payments under any Hedge Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Hedge Agreement.
(b)    The Borrowers shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least ten (10) Business Days prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitment on a pro rata basis among the Lenders in accordance with their respective Revolving Commitment Ratios; provided, that (i) any such partial reduction shall be made in an amount not less than $15,000,000 and in integral multiples of $1,000,000 in excess thereof, (ii) the Revolving Loan Commitment may not be reduced to an amount below the then outstanding Letter of Credit Obligations (unless the Revolving Loan Commitment is cancelled and the Letter of Credit Obligations are cash collateralized as set forth below), and (iii) in connection with any partial reduction in the Revolving Loan Commitment, the Letter of Credit Commitment shall be automatically reduced to an amount not to exceed 12.5% of the Revolving Loan Commitment after giving effect to such partial reduction. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitment shall be permanently canceled or reduced to the amount stated in the Borrowers’ notice for all purposes herein, and the Borrowers shall immediately (i) pay to the Administrative Agent for the account of the Lenders the amount necessary such that the principal amount of the Loans then outstanding (together with all outstanding Letter of Credit Obligations) does not exceed the amount of the Revolving Loan Commitment as so reduced, together with accrued interest on the amount so prepaid and the Unused Line Fee set forth in Section 2.4(b) accrued through the date of the reduction, with respect to the amount reduced, or cancellation, (ii) reimburse the Administrative Agent and the Lenders for any loss or out-of-pocket expense incurred by any of them in connection with such payment as set forth in Section 2.9 and (iii) in the case of cancellation of the Revolving Loan Commitment, secure the Letter of Credit Obligations through the delivery of cash collateral, or, in the sole and absolute discretion of the Administrative Agent, a “back-stop” letter of credit, in form and substance satisfactory to the Administrative Agent, in an amount equal to one hundred five percent (105%) of the Letters of Credit Obligations.
Section 2.6    Repayment.
(a)    The Revolving Loans. All unpaid principal and accrued interest on the Revolving Loans shall be due and payable in full in cash on the Maturity Date. Notwithstanding the foregoing, however, in the event that at any time and for any reason there shall exist an Overadvance, the Borrowers shall immediately pay to the Administrative Agent an amount equal to the Overadvance, which payment shall constitute a mandatory payment of the Revolving Loans, Agent Advances, Swing Loans and Letter of Credit Reserve Account, as appropriate.
(b)    Mandatory Repayment for Asset Dispositions. All Net Cash Proceeds from the sale, transfer, assignment or other disposition, or any casualty or condemnation loss, of any Accounts or Inventory (other than sales of Inventory in the ordinary course of business) shall be paid on the date of receipt thereof by a Credit Party as a mandatory payment of the Obligations arising under this Agreement and the other Loan Documents. So long as no Default or Event of Default exists, all such Net Cash Proceeds shall be applied in the manner set forth in Section 2.11(a). Notwithstanding the foregoing, if a Default or Event of Default exists, all such Net Cash Proceeds shall be applied in the manner set forth in Section 2.11(b). The Revolving Loan Commitment shall not be permanently reduced by the amount of any payment of the Agent Advances, Swing Loans or Revolving Loans due under this Section 2.6(b).
(c)    The Other Obligations. In addition to the foregoing, the Borrowers hereby promise to pay all Obligations (other than Obligations in respect of Bank Products), including, without limitation, the principal amount of the Loans, amounts drawn under Letters of Credit and accrued and unpaid interest and all fees on the foregoing, as the same become due and payable hereunder and, in any event, on the Maturity Date. In addition to the foregoing, the Borrowers hereby promise to pay all Obligations in respect of Bank Products as the same become due and payable under the applicable Bank Products Documents.
Section 2.7    Notes; Loan Accounts.
(a)    The Loans shall be repayable in accordance with the terms and provisions set forth herein and, upon request by any Lender, the Loans owed to such Lender shall be evidenced by a Revolving Loan Note. A Revolving Loan Note shall be payable to the order of each Lender requesting such a Note in accordance with the Revolving Commitment Ratio of such Lender. Each such Note shall be issued by the Borrowers to the applicable Lender and shall be duly executed and delivered by an Authorized Signatory of the Borrowers.
(b)    The Administrative Agent shall open and maintain on its books in the name of the Borrowers a loan account with respect to the Loans and interest thereon (the “Loan Account”). The Administrative Agent shall debit such Loan Account for the principal amount of each Advance made by it on behalf of the Lenders, accrued interest thereon, and all other amounts which shall become due from the Borrowers pursuant to this Agreement and shall credit the Loan Account for each payment which the Borrowers shall make in respect to the Obligations. The records of the Administrative Agent with respect to such Loan Account shall be conclusive evidence of the Loans and accrued interest thereon, absent manifest error.
Section 2.8    Manner of Payment.
(a)    When Payments Due.
(iii)    Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, fees, and any other amount owed to any member of the Lender Group under this Agreement or the other Loan Documents shall be made not later than 1:00 p.m. (Atlanta, Georgia, time) on the date specified for payment under this Agreement or any other Loan Document to the Administrative Agent at the Administrative Agent’s Office, for the account of the Lenders, the Issuing Bank or the Administrative Agent, as the case may be, in U.S. Dollars in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (Atlanta, Georgia, time) shall be deemed received on the next Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. In the case of a payment for the account of the Issuing Bank, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to the Issuing Bank. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the Lenders accordingly.
(iv)    Except as provided in the definition of Interest Period, if any payment under this Agreement or any other Loan Document shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.
(b)    No Deduction.
(i)    Any and all payments of principal and interest, fees, indemnity or expense reimbursements, and any other amounts by any Credit Party hereunder or under any other Loan Documents (the “Credit Party Payments”) shall be made without setoff or counterclaim and free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings with respect to such Credit Party Payments and all interest, penalties or similar liabilities with respect thereto, excluding taxes imposed on, or measured by, net income (however denominated), franchise taxes, branch profits taxes of any member of the Lender Group by the jurisdiction under the laws of which such member of the Lender Group is organized or conducts business, or in which such member of the Lender Group has its principal office or applicable lending office located, or any political subdivision thereof, taxes attributable to such member of the Lender Group’s failure to comply with Section 2.8(vi), taxes or additional amounts described in Section 2.8(vii), and any U.S. federal withholding taxes imposed under FATCA (all such excluded taxes “Excluded Taxes” and all such nonexcluded taxes, levies, imposts, deductions, charges or withholdings and liabilities collectively or individually imposed on or with respect to any Credit Party Payments “Indemnified Taxes”). If any Credit Party shall be required to deduct any Indemnified Taxes from or in respect of any Credit Party Payments payable to any member of the Lender Group hereunder or under any other Loan Document, (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions in respect of Indemnified Taxes (including deductions applicable to additional sums payable under this Section 2.8(b)(i)), such member of the Lender Group shall receive an amount equal to the sum it would have received had no such deductions in respect of Indemnified Taxes been made, (ii) the applicable Credit Party shall make such deductions, and (iii) the applicable Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
(ii)    In addition, the Credit Parties shall pay to the relevant Governmental Authority in accordance with Applicable Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (such taxes being “Other Taxes”).
(iii)    The Credit Parties shall indemnify the members of the Lender Group for the full amount of Indemnified Taxes and Other Taxes with respect to Credit Party Payments paid by such Person, and any liability (including penalties, interest and expenses (including reasonable attorney’s fees and expenses)) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a member of the Lender Group or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within thirty (30) days after the date the Administrative Agent or such member, as the case may be, makes written demand therefor. If any Indemnified Taxes or Other Taxes for which the Administrative Agent or any member of the Lender Group has received indemnification from a Credit Party hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to the Administrative Agent or such member, the Administrative Agent or such member, as the case may be, shall promptly forward to the applicable Credit Party any such refunded amount (after deduction of any Tax or Other Tax paid or payable by any member of the Lender Group as a result of such refund), not exceeding the increased amount paid by the applicable Credit Party pursuant to this Section 2.8(b).
(iv)    Each Lender and Issuing Bank shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any taxes attributable to such Lender or Issuing Bank (but only to the extent that a Credit Party has not already indemnified the Administrative Agent for such taxes and without limiting the obligation of any Credit Party to do so) and (ii) any other taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document or otherwise payable by the Administrative Agent to the Lender or Issuing Bank from any other source against any amount due to the Administrative Agent under this paragraph (iv).
(v)    As soon as practicable after the date of any payment of Indemnified Taxes or Other Taxes by a Credit Party to the relevant Governmental Authority, the applicable Credit Party will deliver to the Administrative Agent, at its address, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(vi)    On or prior to the Agreement Date (or, in the case of any Lender that becomes a party to this Agreement pursuant to an Assignment and Acceptance, on or prior to the effective date of such Assignment and Acceptance), each Lender which is organized in a jurisdiction other than the United States or a political subdivision thereof (a “Foreign Lender”) shall provide each of the Administrative Agent and the Borrowers with either (A) two (2) properly executed originals of Form W-8ECI or Form W-8BEN (or any successor forms) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrowers and the Administrative Agent, as the case may be, certifying (1) as to such Foreign Lender’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Foreign Lender hereunder and under any other Loan Documents or Bank Products Documents or (2) that all payments to be made to such Foreign Lender hereunder and under any other Loan Documents and Bank Products Documents are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (B)(1) a certificate executed by such Lender certifying that such Lender is not a “bank” and that such Lender qualifies for the portfolio interest exemption under Section 881(c) of the Code, and (2) two (2) properly executed originals of Internal Revenue Service Form W-8BEN (or any successor form), in each case, certifying such Lender’s entitlement to an exemption from United States withholding tax with respect to payments of interest to be made hereunder or under any other Loan Documents or Bank Products Documents. Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent and the Borrowers executed originals of IRS Form W-9 certifying that such lender is exempt from backup withholding tax. Each Lender agrees to provide the Administrative Agent and the Borrowers with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrowers. In addition, if a payment made to a Lender, Administrative Agent, or Issuing Bank (and, in each case, any financial institution through which any payment is made subject to such recipient) under any Loan Document would be subject to United States federal withholding imposed by FATCA if such Lender, Administrative Agent, or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA, such Lender, Administrative Agent, or Issuing Bank shall deliver to the Administrative Agent and the Borrowers such forms or other documents as shall be prescribed by Applicable Law, if any, or as otherwise reasonably requested, as may be necessary for the Administrative Agent or the Borrowers, as applicable, to determine that such payment is exempt from withholding under FATCA.
(vii)    The Credit Parties shall not be required to indemnify any Lender, or to pay any additional amounts to such Lender pursuant to Section 2.8(b)(i) or (b)(iii) above to the extent that (A) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Lender became a party to this Agreement (or, in the case of a transferee, on the effective date of the Assignment and Acceptance pursuant to which such transferee became a Lender) or, with respect to payments to a new lending office, the date such Lender designated such new lending office; provided, however, that this clause (A) shall not apply to any Foreign Lender that became a Lender or new lending office that became a new lending office as a result of an assignment or designation made at the request of the Borrowers; and provided further, however, that this clause (A) shall not apply to the extent the indemnity payment or additional amounts, if any, that any member of the Lender Group through a new lending office would be entitled to receive (without regard to this clause (A)) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such member of the Lender Group making the designation of such new lending office would have been entitled to receive in the absence of such assignment, transfer or designation or (B) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such member of the Lender Group to comply with the provisions of Section 2.8(b)(vi) above.
(viii)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (a “Tax Benefit”) as to which it has been indemnified pursuant to this Section 2.8(b) (including by the payment of additional amounts), it shall pay to the indemnifying party an amount equal to such Tax Benefit (but only to the extent of indemnity payments made under this Section 2.8(b) with respect to the taxes giving rise to such Tax Benefit), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Benefit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (viii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such Tax Benefit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (viii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (viii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such Tax Benefit had not been paid and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that is deems confidential) to the indemnifying party or any other Person.
(ix)    Nothing contained in this Section 2.8(b) shall require any member of the Lender Group to make available to any Credit Party any of its tax returns (or any other information) that it deems confidential or proprietary.
Section 2.9    Reimbursement. Whenever any member of the Lender Group shall sustain or incur any losses (including losses of anticipated profits) or out-of-pocket expenses in connection with (a) failure by any Borrower to borrow or continue any Eurodollar Advance, or convert any Advance to a Eurodollar Advance after having given notice of its intention to do so in accordance with Section 2.2 (whether by reason of the election of such Borrower not to proceed or the non-fulfillment of any of the conditions set forth in this Agreement), or (b) prepayment of any Eurodollar Advance in whole or in part for any reason or (c) failure by any Borrower to prepay any Eurodollar Advance after giving notice of its intention to prepay such Advance, the Borrowers agree to pay to such Lender, promptly upon such Lender’s demand therefor, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender’s good faith determination of the amount of such losses and out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Losses subject to reimbursement hereunder shall include, without limitation, expenses incurred by any Lender Group member or any participant of such Lender Group member permitted hereunder in connection with the re-deployment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of such Lender Group member or any participant of such Lender Group member over the remainder of the Interest Period for such prepaid Advance. For purposes of calculating amounts payable to a Lender Group member under this paragraph, each applicable Lender Group member shall be deemed to have actually funded its relevant Eurodollar Advance through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Advance and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each applicable Lender Group member may fund each of its Eurodollar Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.
Section 2.10    Pro Rata Treatment.
(a)    Advances. Each Advance from the Lenders under the Revolving Loan Commitment made on or after the Agreement Date shall be made pro rata on the basis of the respective Revolving Commitment Ratios of such Lenders.
(b)    Payments. Each payment and prepayment of the principal of the Revolving Loans, and each payment of interest on the Revolving Loans received from the Borrowers, shall be made by the Administrative Agent to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the Revolving Loans immediately prior to such payment or prepayment (except in cases when a Lender’s right to receive payments is restricted pursuant to Section 2.17).
(c)    Sharing of Set-offs. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Revolving Credit Obligations that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Obligations and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Obligations, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Obligations of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Obligations; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Obligations to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
Section 2.11    Application of Payments.
(a)    Prior to the occurrence and continuance of an Event of Default, all amounts received by the Administrative Agent from the Borrowers (other than payments specifically earmarked for application to certain principal, interest, fees or expenses hereunder or payments made pursuant to Section 2.6(b) (which shall be applied as earmarked or, with respect to payments under Section 2.6(b), as set forth in Section 2.6(b))), shall be distributed by the Administrative Agent in the following order of priority:
FIRST, to the payment of out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of the Administrative Agent with respect to enforcing the rights of the Lenders under the Loan Documents, and to the payment of principal on any Agent Advances;
SECOND, to the payment of any fees owed to the Administrative Agent, the Issuing Bank or the Swing Bank hereunder or under any other Loan Document;
THIRD, to the payment of all obligations consisting of accrued fees and interest payable to the Lenders hereunder;
FOURTH, to the payment of principal then due and payable on the Swing Loans;
FIFTH, to the payment of principal then due and payable on the Revolving Loans;
SIXTH, to the payment of any Bank Product Obligations then due and payable; provided, however, that no proceeds realized from any Guaranty or Collateral of a Credit Party who is not a Qualified ECP Guarantor shall be applied to the payment of Hedge Obligations that constitute Obligations;
SEVENTH, to the payment of all other Obligations not otherwise referred to in this Section 2.11(a) then due and payable; and
EIGHTH, upon satisfaction in full of all Obligations, to the applicable Credit Party or such other Person who may be lawfully entitled thereto.
(b)    Payments Subsequent to Event of Default. Notwithstanding anything in this Agreement or any other Loan Documents which may be construed to the contrary, subsequent to the occurrence and during the continuance of an Event of Default, payments and prepayments with respect to the Obligations made to the Lender Group, or any of them, or otherwise received by any member of the Lender Group (from realization on Collateral or otherwise) shall be distributed in the following order of priority (subject, as applicable, to Section 2.10):
FIRST, to the payment of out-of-pocket costs and expenses (including without limitation indemnification and reasonable attorneys’ fees) of the Administrative Agent with respect to enforcing the rights of the Lenders under the Loan Documents or that are otherwise required to be paid under the Loan Documents in connection therewith, and to the payment of principal and interest on any Agent Advances (including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral);
SECOND, to the payment of any fees owed to the Administrative Agent, the Issuing Bank or the Swing Bank hereunder or under any other Loan Document;
THIRD, to the payment of out-of-pocket costs and expenses (including without limitation indemnification and reasonable attorneys’ fees) of the Lenders with respect to enforcing their rights under the Loan Documents or that are otherwise required to be paid under the Loan Documents in connection therewith;
FOURTH, to the payment of all obligations consisting of accrued fees and interest payable to the Lenders hereunder;
FIFTH, to the payment of the principal of the Swing Loans then outstanding;
SIXTH, pro rata, to (i) the payment of principal on the Revolving Loans then outstanding, and (ii) the Letter of Credit Reserve Account to the extent of one hundred five percent (105%) of any Letter of Credit Obligations then outstanding;
SEVENTH, to the payment of any Bank Products Obligations; provided, however, that no proceeds realized from any Guaranty or Collateral of a Credit Party who is not a Qualified ECP Guarantor shall be applied to the payment of Hedge Obligations that constitute Obligations;
EIGHTH, to any other Obligations not otherwise referred to in this Section 2.11(b); and
NINTH, upon satisfaction in full of all Obligations, to the applicable Credit Party or such other Person who may be lawfully entitled thereto.
Section 2.12    Use of Proceeds. The proceeds of the Loans shall be used by the Borrowers as follows:
(a)    The proceeds of the Advances made on the Agreement Date shall be used (i) to refinance certain Indebtedness existing on the Agreement Date and (ii) to fund transaction fees, costs, and expenses associated with this Agreement.
(b)    The proceeds of Advances made after the Agreement Date shall be used for the working capital needs of the Borrowers, for general corporate purposes of the Borrowers (including financing Permitted Acquisitions), and for such other purposes to the extent not inconsistent with the provisions of this Agreement.
Section 2.13    All Obligations to Constitute One Obligation. All Obligations shall constitute one general obligation of the Borrowers and shall be secured by the Administrative Agent’s security interest (on behalf of, and for the benefit of, the Lender Group) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by any Credit Party to the Administrative Agent or any other member of the Lender Group, to the extent provided in the Security Documents under which such Liens arise.
Section 2.14    Maximum Rate of Interest. The Borrowers and the Lender Group hereby agree and stipulate that the only charges imposed upon the Borrowers for the use of money in connection with this Agreement are and shall be the specific interest and fees described in this Article 2 and in any other Loan Document. Notwithstanding the foregoing, the Borrowers and the Lender Group further agree and stipulate that all closing fees, agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by any member of the Lender Group to third parties or for damages incurred by the Lender Group, or any of them, are charges to compensate the Lender Group for underwriting and administrative services and costs or losses performed or incurred, and to be performed and incurred, by the Lender Group in connection with this Agreement and the other Loan Documents and shall under no circumstances be deemed to be charges for the use of money pursuant to any Applicable Law. In no event shall the amount of interest and other charges for the use of money payable under this Agreement exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under Applicable Law, then, ipso facto as of the Agreement Date, the Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Revolving Loans to the extent of such excess.
Section 2.15    Letters of Credit.
(a)    Subject to the terms and conditions of this Agreement, the Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Section 2.15(c) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Letter of Credit Commitment; provided, however, that, except as described in the last sentence of Section 4.2, the Issuing Bank shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 4.2 have been satisfied. Each Letter of Credit shall (i) be denominated in Dollars, and (ii) expire no later than the earlier to occur of (A) the date ten (10) days prior to the Maturity Date, and (B) three hundred sixty (360) days after its date of issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal and provided that no such renewal shall extend beyond the date ten (10) days prior to the Maturity Date). With respect to each Letter of Credit, (i) the rules of the International Standby Practices, ICC Publication No. 590, or any subsequent revision or restatement thereof adopted by the ICC and in use by the Issuing Bank, shall apply to each Standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit, and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law.
(b)    The Borrowers may from time to time request that the Issuing Bank issue a Letter of Credit. The Borrowers shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank, not later than 12:00 noon (Atlanta, Georgia time) on the third (3rd) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 4.2 or waiver of such conditions pursuant to the last sentence of Section 4.2, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrowers and the Administrative Agent following the issuance thereof. In addition to the fees payable pursuant to Section 2.4(c)(ii), the Borrowers shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.
(c)    Immediately upon the issuance by the Issuing Bank of a Letter of Credit and in accordance with the terms and conditions of this Agreement, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Revolving Commitment Ratio, in such Letter of Credit and the obligations of the Borrowers with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto). The Issuing Bank shall promptly notify the Administrative Agent of any draw under a Letter of Credit. At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrowers and the Swing Bank (or, at its option, all Lenders), by telephone or telecopy, of the amount of the draw and, in the case of each Lender, such Lender’s portion of such draw amount as calculated in accordance with its Revolving Commitment Ratio.
(d)    The Borrowers hereby agree to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under each Letter of Credit. In order to facilitate such repayment, the Borrowers hereby irrevocably request the Lenders, and the Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 4 with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit, to make a Base Rate Advance on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender shall pay its share of such Base Rate Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) and its Revolving Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default exists or would be caused thereby. The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section 2.15 shall be subject to the terms and conditions of Section 2.2(e). The obligation of each Lender to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.15 shall be absolute and unconditional and no Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason (other than the gross negligence or willful misconduct of the Issuing Bank in paying such Letter of Credit, as determined by a final non-appealable judgment of a court of competent jurisdiction). The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, (x) for the first two (2) Business Days, at the Federal Funds Rate, and (y) thereafter, at the Base Rate. Notwithstanding the foregoing, at the request of the Administrative Agent, the Swing Bank may, at its option and subject to the conditions set forth in Section 2.2(g) other than the condition that the applicable conditions precedent set forth in Article 4 be satisfied, make Swing Loans to reimburse the Issuing Bank for amounts drawn under Letters of Credit.
(e)    The Borrowers agree that each Advance by the Lenders to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, unless and until converted into a Eurodollar Advance pursuant to Section 2.2(b)(ii), be deemed to be a Base Rate Advance.
(f)    The Borrowers agree that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction, shall be binding on the Borrowers as between the Borrowers and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrowers. The obligation of the Borrowers to reimburse the Issuing Bank for a drawing under any Letter of Credit or the Lenders for Advances made by them to the Issuing Bank on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:
(i)    Any lack of validity or enforceability of any Loan Document;
(ii)    Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;
(iii)    Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;
(iv)    The existence of any claim, set-off, defense or any right which any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;
(v)    Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
(vi)    The insolvency of any Person issuing any documents in connection with any Letter of Credit;
(vii)    Any breach of any agreement between any Borrower and any beneficiary or transferee of any Letter of Credit;
(viii)    Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;
(ix)    Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;
(x)    Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank;
(xi)    Any other circumstances arising from causes beyond the control of the Issuing Bank;
(xii)    Payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction; and
(xiii)    Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
(g)    The Borrowers will indemnify and hold harmless each Indemnitee from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees) which may be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrowers shall not be liable to an Indemnitee for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 2.15(g) shall survive termination of this Agreement.
(h)    Each Lender shall be responsible (to the extent the Issuing Bank is not reimbursed by the Borrowers) for its pro rata share (based on such Lender’s Revolving Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable attorneys’ fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, any Borrower’s or any Guarantor’s obligations to reimburse draws thereunder or otherwise. In the event the Borrowers shall fail to pay such expenses of the Issuing Bank within fifteen (15) days of demand for payment by the Issuing Bank, each Lender shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender’s Revolving Commitment Ratio) of such expenses within ten (10) days from the date of the Issuing Bank’s notice to the Lenders of the Borrowers’ failure to pay; provided, however, that if the Borrowers shall thereafter pay such expenses, the Issuing Bank will repay to each Lender the amounts received from such Lender hereunder.
Section 2.16    Bank Products. Any Credit Party may request and the Administrative Agent or any Lender may, in its sole and absolute discretion, arrange for such Credit Party to obtain from the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender, as applicable, Bank Products although no Credit Party is required to do so. If any Bank Products are provided by an Affiliate of the Administrative Agent or any Affiliate of any Lender, the Credit Parties agree to indemnify and hold the Lender Group, or any of them, harmless from any and all costs and obligations now or hereafter incurred by the Lender Group, or any of them, which arise from any indemnity given by the Administrative Agent to any of its Affiliates, or any Lender to any of its Affiliates, as applicable, related to such Bank Products; provided, however, nothing contained herein is intended to limit the Credit Parties’ rights, with respect to the Administrative Agent, any Lender or any Affiliates of the Administrative Agent or any Lender, as applicable, if any, which arise as a result of the execution of Bank Products Documents. The agreement contained in this Section shall survive termination of this Agreement. The Credit Parties acknowledge and agree that the obtaining of Bank Products from the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender (a) is in the sole and absolute discretion of the Administrative Agent, such Lender or such Affiliates, as applicable, and (b) is subject to all rules and regulations of the Administrative Agent, such Lender or such Affiliates, as applicable.
Section 2.17    Defaulting Lenders.
(a)    Cash Collateral
(i)    At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Letter of Credit Obligations with respect to such Defaulting Lender (determined after giving effect to Section 2.17(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 105% of the Letter of Credit Obligations with respect to such Defaulting Lender.
(ii)    The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the minimum amount required pursuant to clause (i) above, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.17(a) or Section 2.17(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or Letter of Credit Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iv)    Cash Collateral (or the appropriate portion thereof) provided in respect of any Letter of Credit Obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 2.17(a) following (A) the elimination of the applicable Letter of Credit Obligations (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.17(b) through (d) the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Letter of Credit Obligations or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
(b)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and in Section 11.12.
(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swing Bank hereunder; third, to Cash Collateralize the Letter of Credit Obligations with respect to such Defaulting Lender in accordance with Section 2.17(a); fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize future Letter of Credit Obligations with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17(a); sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swing Loans are held by the Lenders pro rata in accordance with the Revolving Loan Commitments without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    (A) No Defaulting Lender shall be entitled to receive any Unused Line Fee pursuant to Section 2.4(b) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.4(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its Letter of Credit Obligations for which it has provided Cash Collateral pursuant to Section 2.17(a).
(C)    With respect to Unused Line Fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank and Swing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s Letter of Credit Obligations or Swing Bank’s Swing Loan Obligations with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    All or any part of such Defaulting Lender’s participation in Letters of Credit and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Ratio (calculated without regard to such Defaulting Lender’s Revolving Loan Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Loan Commitment. Subject to Section 11.28, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Loans in an amount equal to the Swing Loan Obligations with respect to such Defaulting Lender and (y) second, Cash Collateralize the Letter of Credit Obligations with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.17(a).
(c)    Defaulting Lender Cure. If the Borrower Representative, the Administrative Agent, Swing Bank and Issuing Bank agree in writing (such agreement not to be unreasonably withheld or delayed) that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Revolving Commitment Ratios (without giving effect to Section 2.17(b)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(d)    New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Bank will not be required to issue, amend or increase any Letter of Credit, and the Swing Bank will not be required to make any Swing Loans, unless they are satisfied that 100% of the related Letter of Credit Obligations and Swing Loan Obligations is fully covered or eliminated by Cash Collateral and reallocation as set forth in this Section 2.17.
ARTICLE 3

GUARANTY
Section 3.1    Guaranty.
(a)    Each Guarantor hereby, jointly and severally, guarantees to the Administrative Agent, for the benefit of the Lender Group, the full and prompt payment of the Obligations, including, without limitation, any interest therein (including, without limitation, interest as provided in this Agreement, accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against any Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus reasonable attorneys’ fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom.
(b)    Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Lender Group, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Lender Group, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until the Obligations shall have been indefeasibly paid in full in cash (or in the case of Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations) and the Commitments shall have been terminated.
(c)    Each Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense (other than the defense of payment in cash in full, to the extent of its obligations hereunder, or a defense that such Guarantor’s liability is limited as provided in Section 3.1(g)), set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantors under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrowers) relating to this Guaranty or the obligations of any of the Guarantors under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Administrative Agent or any other member of the Lender Group to collect the Obligations or any portion thereof, or to enforce the obligations of any of the Guarantors under this Guaranty.
(d)    The Lender Group, or any of them, may from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as they may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Lender Group, or any of them, or (iii) amend, modify, increase, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole and absolute discretion. Without limiting the generality of the foregoing, or of Section 3.1(e), it is understood that the Lender Group, or any of them, may, without exonerating or releasing any Guarantor, give up, modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as such Person may deem expedient.
(e)    Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantors and the Lender Group that the covenants, agreements and all liabilities and obligations of each Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until the performance of and payment in full in cash of the Obligations (without possibility of recourse, whether by operation of law or otherwise) and the termination of the Commitments, such Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender Group, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender Group, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings between the Borrowers, on the one hand, and any member of the Lender Group, on the other hand, or any other guarantor or surety, and such Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.
(f)    The Lender Group, or any of them, may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor, if the Borrowers shall not have timely paid any of the Obligations (or in the case of Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations), set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Administrative Agent may from time to time elect in accordance with this Agreement, any deposits, property, balances, credit accounts or moneys of any Guarantor in the possession of any member of the Lender Group or under their respective control for any purpose. If and to the extent that any Guarantor makes any payment to the Administrative Agent or any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against any Borrower by reason thereof shall be subject and subordinate to the prior payment in full in cash of the Obligations to the satisfaction of the Lender Group and the termination of the Commitments.
(g)    The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to any Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Lender Group herein. It is the intention of each Guarantor and the Administrative Agent that each Guarantor’s obligations hereunder shall be, but not in excess of, the Maximum Guaranteed Amount (as herein defined). The “Maximum Guaranteed Amount” with respect to any Guarantor, shall mean the maximum amount which could be paid by such Guarantor without rendering this Guaranty void or voidable as would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to the insolvency of debtors.
(h)    Upon the bankruptcy or winding up or other distribution of assets of any Borrower, or of any surety or guarantor (other than the applicable Guarantor) for any Obligations of any Borrower to the Lender Group, or any of them, the rights of the Administrative Agent against any Guarantor shall not be affected or impaired by the omission of any member of the Lender Group to prove its claim, or to prove the full claim, as appropriate, against such Borrower, or any such other guarantor or surety, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to the Lender Group of each of the Guarantors.
(i)    Each Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by Applicable Law, the following: (i) notice of acceptance of this Guaranty, (ii) notice of the existence or creation of all or any of the Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever (other than notices expressly required hereunder or under any other Loan Document to which any Guarantor is a party), (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (v) all rights to enforce any remedy which the Lender Group, or any of them, may have against any Borrower, (vi) until the Obligations shall have been paid in full in cash (or in the case of a Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations), and all Commitments have been terminated, all rights of subrogation, indemnification, contribution and reimbursement from any Borrower for amounts paid hereunder and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender Group, or any of them, in respect of the Obligations, and (vii) any and all rights under any Applicable Law governing guaranties or sureties. If a claim is ever made upon any member of the Lender Group for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (A) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (B) any settlement or compromise of any such claim effected by such Person with any such claimant, including any Borrower, then in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.
(j)    This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by any member of the Lender Group in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor and any member of the Lender Group shall operate as a waiver thereof. No action by any member of the Lender Group permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrowers to the Lender Group, notwithstanding any right or power of any third party, individually or in the name of any Borrower and the Lender Group, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.
(k)    This is a guaranty of payment and not of collection. In the event the Administrative Agent makes a demand upon any Guarantor in accordance with the terms of this Guaranty, such Guarantor shall be held and bound to the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Administrative Agent in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby.
(l)    Each Subsidiary Guarantor is a direct or indirect Domestic Subsidiary of the Parent. Each Guarantor expressly represents and acknowledges that any financial accommodations by the Lender Group to the Borrowers, including, without limitation, the extension of credit, are and will be of direct interest, benefit and advantage to such Guarantor.
(m)    The payment obligation of a Guarantor to any other Guarantor under any Applicable Law regarding contribution rights among co-obligors or otherwise shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Guarantor shall not exercise any right or remedy with respect to such rights until payment and satisfaction in full of all such obligations.
Section 3.2    Additional Waivers.
(a)    Without limiting the waivers in the foregoing paragraph, each Guarantor hereby further waives:
(vii)    any defense arising by reason of or deriving from (1) an election of remedies by the Administrative Agent and the other Lender Group members or (2) any election by the Administrative Agent and the Lender Group members under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against such Guarantor, any other Credit Party or any other guarantor of the Obligations;
(viii)    pursuant to California Civil Code Section 2856, all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against any other Credit Party or guarantor of the Obligations;
(ix)    the benefits of Section 2815 of the California Civil Code (or any similar law in any other jurisdiction) purporting to allow a guarantor to revoke a continuing guaranty with respect to any transactions occurring after the date of the guaranty; and
(x)    such Guarantor’s right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require the Administrative Agent and the other Lender Group members to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Lender Group members have or may have against any other Credit Party or guarantor of the Obligations or any third party, or against any collateral provided by any other guarantor of the Obligations, or any third party; and such Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of any other Credit Party or guarantor of the Obligations or by reason of the cessation from any cause whatsoever of the liability of such other Credit Parties or guarantors in respect thereof.
(b)    WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTEE, EACH GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, AND CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605.
(c)    In accordance with Section 11.7 hereof, this Agreement shall be construed in accordance with and governed by the law of the state of New York. The foregoing referenced provisions of California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the referenced provisions of California law are in any way applicable to this Agreement or any other Loan Document or to any of the Obligations.
Section 3.3    Special Provisions Applicable to New Guarantors. Pursuant to Section 6.20 of this Agreement, any new Domestic Restricted Subsidiary of a Borrower may be required to enter into this Agreement as a Guarantor by executing and delivering to the Administrative Agent a Joinder Supplement. Upon the execution and delivery of a Joinder Supplement by such new Domestic Subsidiary, such new Domestic Subsidiary shall become a Guarantor and Credit Party hereunder with the same force and effect as if originally named as a Guarantor or Credit Party herein. The execution and delivery of any Joinder Supplement (or any joinder to any other applicable Loan Document) adding an additional Guarantor as a party to this Agreement (or any other applicable Loan Document) shall not require the consent of any other party hereto. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.
ARTICLE 4

CONDITIONS PRECEDENT
Section 4.1    Conditions Precedent to Initial Advance. The obligations of the Lenders to undertake the Commitments and to make the initial Advances hereunder, and the obligation of the Issuing Bank to issue any initial Letter of Credit hereunder, are subject to the prior fulfillment of each of the following conditions on or before December 31, 2013:
(d)    The Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Lender Group:
(ix)    This Agreement duly executed by the Borrowers, the Guarantors, the Lenders, and the Administrative Agent;
(x)    Any Revolving Loan Notes requested by any Lender duly executed by the Borrowers;
(xi)    The Security Agreement duly executed by each Credit Party;
(xii)    An Information and Collateral Disclosure Certificate with respect to the Credit Parties duly executed by such Credit Party;
(xiii)    The legal opinions of Orrick, Herrington & Sutcliffe LLP, counsel to the Credit Parties, and local counsel for each jurisdiction in which a Credit Party is organized (to the extent the foregoing opinions do not opine as to the law of such jurisdictions), in each case addressed to the Lender Group, which opinions shall cover the transactions contemplated hereby and in the other Loan Documents and include, among other things, opinions as to corporate or limited liability company power and authority; due authorization; good standing or existence; no conflicts with organizational documents, laws, material agreements (including without limitation the Indenture with respect to the 2015 Notes), and order and decrees; no liens triggered by execution and delivery of the Loan Documents; necessary consents; execution and delivery; enforceability; margin regulations; investment company act; and attachment and perfection of security interests;
(xiv)    The duly executed Request for Advance for the initial Advance of the Loans, with disbursement instructions attached thereto;
(xv)    A loan certificate signed by an Authorized Signatory of each Credit Party, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the certificate of incorporation or formation, articles of organization, or similar organizational document of such Person certified to be true, complete and correct by the Secretary of State of the State of such Person’s incorporation or formation, (B) a true, complete and correct copy of the bylaws, operating agreement, partnership agreement, limited liability company agreement, or similar organizational document of such Person, (C) a true, complete and correct copy of the resolutions (including, without limitation, board resolutions and shareholder resolutions, as applicable) of such Person authorizing the execution, delivery and performance by such Person of the Loan Documents and the Bank Products Documents and, with respect to the Borrowers, authorizing the borrowings hereunder, and (D) certificates of good standing, existence, or similar appellation from each jurisdiction in which such Person is organized and, to the extent failure to be so qualified in any other jurisdiction could reasonably be expected to have a Materially Adverse Effect, foreign qualifications in those jurisdictions in which such Person is required to be qualified to do business; provided, that if a document referenced in clause (A) or (B) was delivered in connection with the Original Credit Agreement, then delivery of such document shall not be required so long as the applicable Credit Party delivers an officer’s certificate certifying that no changes have been made to such document, and such document remains in full force and effect;
(xvi)    A solvency certificate executed by the chief financial officer of the Parent regarding the solvency and financial condition of the Credit Parties, together with a pro forma balance sheet giving effect to the incurrence of the initial Advance and the issuance of the initial Letter of Credit hereunder;
(xvii)    Certificates of insurance, additional insured endorsements, and lender’s loss payable endorsements with respect to the Credit Parties (other than IMS Southern, LLC), in each case, meeting the requirements of Section 6.5;
(xviii)    UCC, PPSA, Lien, and Intellectual Property searches, and all other searches and other evidence satisfactory to Administrative Agent that there are not Liens upon the Collateral (other than Permitted Liens);
(xix)    Payment of all fees and expenses payable to the Administrative Agent, the Affiliates of the Administrative Agent, and the Lenders in connection with the execution and delivery of this Agreement, including, without limitation, fees and expenses of counsel to the Administrative Agent;
(xx)    A certificate signed by an Authorized Signatory of the Borrowers certifying that each of the applicable conditions set forth in Section 4.2 have been satisfied; and
(xxi)    All such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.
(e)    The Administrative Agent and the Lenders agree that the Revolving Loan Commitment of each of the Lenders immediately prior to the effectiveness of this Agreement shall be reallocated among the Lenders such that, immediately after the effectiveness of this Agreement in accordance with its terms, the Revolving Loan Commitment of each Lender shall be as set forth on Schedule 1.1(a). In order to effect such reallocations, assignments shall be deemed to be made among the Lenders in such amounts as may be necessary, and with the same force and effect as if such assignments were evidenced by the applicable Assignment and Acceptance (but without the payment of any related assignment fee), and no other documents or instruments shall be required to be executed in connection with such assignments (all of which such requirements are hereby waived). Further, to effect the foregoing, each Lender agrees to make cash settlements in respect of any outstanding Revolving Loans, either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, such that after giving effect to this Agreement, each Lender holds Revolving Loans equal to its Pro Rata Share (based on the Revolving Loan Commitment of each Lender as set forth on Schedule 1.1(a)). To the extent the reallocation permitted pursuant to this Section 4.1(b) results in the prepayment of any Eurodollar Advance in whole or in part, the Lenders hereby agree to waive any reimbursement obligations of the Borrowers arising under Section 2.9 in connection therewith.
(f)    The Administrative Agent shall be satisfied that no change in the business, condition (financial or otherwise), results of operations, liabilities (contingent or otherwise), or properties of the Parent and its Restricted Subsidiaries (taken as a whole) shall have occurred since September 26, 2015, which change has had or would be reasonably expected to have a Materially Adverse Effect, and the Administrative Agent shall have received a certificate of an Authorized Signatory of the Borrowers so stating.
(g)    The Administrative Agent shall have received and be satisfied with (i) the financial statements (including balance sheets and related statements of income and retained earnings and related statements of cash flows) described in Section 5.1(k), (ii) the unaudited balance sheet of the Parent and its Restricted Subsidiaries for the fiscal month ended on December 26, 2015, and (iii) an annual budget for the Credit Parties and their Subsidiaries, including forecasts of the income statement, the balance sheet and a cash flow statement for each fiscal year through the fiscal year ending September 2021, prepared on a month by month basis for the fiscal year ending September 27, 2016, and prepared on an annual basis for each fiscal year thereafter (it being recognized by the Administrative Agent and the Lenders that the projections and forecasts provided by the Credit Parties should not be viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
(h)    The Administrative Agent shall have received a certificate signed by an Authorized Signatory of the Borrowers certifying (i) that all Necessary Authorizations are in full force and effect, are not subject to any pending or threatened reversal or cancellation, and all applicable waiting periods have expired, and that there is no ongoing investigation or inquiry by any Governmental Authority regarding the Loans or any other transaction contemplated by the Loan Documents or the conduct of the businesses and the ownership (or lease) of the Properties of the Credit Parties and (ii) that attached thereto are true, correct, and complete copies of all such Necessary Authorizations.
(i)    The Administrative Agent shall have received a Borrowing Base Certificate, in form and substance satisfactory to the Administrative Agent which calculates the Borrowing Base as of February 29, 2016.
(j)    The Administrative Agent shall have received all documentation and information required by any Governmental Authority under any applicable “know your customer” and anti-money laundering laws no later than five (5) Business Days prior to the Agreement Date.
Section 4.2    Conditions Precedent to Each Advance and Issuance of a Letter of Credit. The obligation of the Lenders to make each Advance and of the Issuing Bank to issue any Letter of Credit, including the initial Advance or initial Letter of Credit issuance hereunder (but excluding Advances, the proceeds of which are to reimburse (a) the Swing Bank for Swing Loans, (b) the Administrative Agent for Agent Advances or (c) the Issuing Bank for amounts drawn under a Letter of Credit), is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance or issuance of such Letter of Credit:
(a)    All of the representations and warranties of the Credit Parties under this Agreement and the other Loan Documents, which, pursuant to Section 5.4, are made at and as of the time of such Advance or issuance of such Letter of Credit, shall be true and correct in all material respects (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty shall be true and correct in all respects) at such time, both before and after giving effect to the application of the proceeds of such Advance or issuance of such Letter of Credit;
(b)    The most recent Borrowing Base Certificate which shall have been delivered to the Administrative Agent pursuant to Section 7.5(a) shall demonstrate that, after giving effect to the making of such Advance or issuance of such Letter of Credit and any Reserves imposed since the delivery of such Borrowing Base Certificate, no Overadvance shall exist;
(c)    Since September 26, 2015, there shall have been no change, that has had or could be reasonably expected to have a Materially Adverse Effect;
(d)    There shall not exist on the date of such Advance or issuance of such Letter of Credit and after giving effect thereto, a Default or an Event of Default;
(e)    With respect to the issuance of any Letter of Credit, all other applicable conditions precedent set forth herein shall have been satisfied; and
(f)    The Administrative Agent shall have received such information as the Administrative Agent or the Majority Lenders may reasonably request.
The Borrowers hereby agree that the delivery of any Request for Advance or Request for Issuance of Letter of Credit hereunder or any telephonic request for an Advance hereunder shall be deemed to be the certification of the Authorized Signatory thereof that all of the conditions set forth in this Section 4.2 have been satisfied. Notwithstanding the foregoing, if the conditions, or any of them, set forth above are not satisfied, such conditions may be waived by the requisite Lenders under Section 11.12.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES
Section 5.1    General Representations and Warranties. In order to induce the Lender Group to enter into this Agreement and to extend the Loans and issue the Letters of Credit to the Borrowers, each Credit Party hereby represents and warrants that:
(g)    Organization; Power; Qualification. Each Credit Party and each Subsidiary of a Credit Party (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its state, province or other jurisdiction of incorporation or formation, (ii) has the corporate or other company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in good standing as a foreign corporation or other company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify or be authorized to do business could not reasonably be expected to have a Materially Adverse Effect.
(h)    Authorization; Enforceability. Each Credit Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and each other Loan Document to which a Credit Party is a party has been duly executed and delivered by such Credit Party, and is a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(i)    Partnerships; Joint Ventures; Subsidiaries. Except as disclosed on Schedule 5.1(c)-1, no Credit Party or any Subsidiary of a Credit Party has any Subsidiaries as of the Agreement Date. As of the Agreement Date, no Credit Party or any Subsidiary of a Credit Party is a partner or joint venturer in any partnership or joint venture other than (i) the Subsidiaries listed on Schedule 5.1(c)-1 and (ii) the partnerships and joint ventures (that are not Subsidiaries) listed on Schedule 5.1(c)-2. Schedule 5.1(c)-1 and Schedule 5.1(c)-2 set forth, for each Person set forth thereon and, with respect to clause (iii) below, the Borrowers, a complete and accurate statement of (i) the percentage ownership of each such Person by the applicable Credit Party or Subsidiary of a Credit Party as of the Agreement Date, (ii) the state or other jurisdiction of incorporation or formation, as appropriate, of each such Person as of the Agreement Date, (iii) each state in which each such Credit Party is qualified to do business on the Agreement Date and (iv) all of each such Person’s trade names, trade styles or doing business names which such Person has used or under which such Person has transacted business during the five (5) year period immediately preceding the Agreement Date.
(j)    Equity Interests and Related Matters. The authorized Equity Interests as of the Agreement Date of each Credit Party and each Subsidiary of a Credit Party and the number of shares of such Equity Interests that are issued and outstanding as of the Agreement Date are as set forth on Schedule 5.1(d). All of the shares of such Equity Interests that are issued and outstanding as of the Agreement Date have been duly authorized and validly issued and are fully paid and non-assessable. None of such Equity Interests have been issued in violation of the Securities Act, or the securities, “Blue Sky” or other Applicable Laws of any applicable jurisdiction. As of the Agreement Date, the Equity Interests of each such Credit Party (other than the Parent) and each such Subsidiary of a Credit Party are owned by the parties listed on Schedule 5.1(d) in the amounts set forth on such schedule and a description of the Equity Interests of each such party is listed on Schedule 5.1(d). Except as described on Schedule 5.1(d), no Credit Party or any Restricted Subsidiary of a Credit Party has outstanding any stock or securities convertible into or exchangeable for any shares of its Equity Interests, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Equity Interests or any stock or securities convertible into or exchangeable for any Equity Interests. Except as set forth on Schedule 5.1(d), no Credit Party or any Restricted Subsidiary of any Credit Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or to register any shares of its Equity Interests, and there are no agreements restricting the transfer of any shares of such Credit Party’s or such Restricted Subsidiary’s Equity Interests or restricting the ability of any Restricted Subsidiary of the Borrowers from making distributions, dividends or other Restricted Payments to the Borrowers.
(k)    Compliance with Law, Loan Documents, and Contemplated Transactions. The execution, delivery, and performance of this Agreement and each of the other Loan Documents and the Bank Products Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or formation or by-laws, partnership agreement or operating agreement of any Credit Party or any Subsidiary of a Credit Party or under the Indenture or any other indenture, any document governing Material Indebtedness, any Material Contract, or other material instrument to which any Credit Party or any Subsidiary of a Credit Party is a party or by which any Credit Party or any Subsidiary of a Credit Party or any of their properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any Credit Party or any Subsidiary of a Credit Party or any of their respective Properties or on Equity Interests issued by any of them except Permitted Liens.
(l)    Necessary Authorizations. Each Credit Party and each Restricted Subsidiary of a Credit Party has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect, except to the extent the failure to obtain such Necessary Authorizations or the failure to keep such Necessary Authorizations in full force and effect could not reasonably be expected to have a Materially Adverse Effect. None of such Necessary Authorizations is the subject of any pending or, to the best of each Credit Party’s knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization. No Credit Party or any Subsidiary of a Credit Party is required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance of this Agreement, any other Loan Document or any Bank Products Document, in accordance with their respective terms, or the consummation of the transactions contemplated hereby or thereby.
(m)    Title to Properties. Each Credit Party and each Subsidiary of a Credit Party has good, marketable, and legal title to, or a valid license or leasehold interest in, all of its properties and assets used or useful in the operation of such Person’s business, and none of such properties or assets is subject to any Liens, other than Permitted Liens.
(n)    Material Contracts. Schedule 5.1(h) contains a complete list, as of the Agreement Date, of each Material Contract, true, correct and complete copies of which, together with all amendments, exhibits, schedules, and other documents executed and/or delivered in connection therewith, have been delivered to the Administrative Agent. Schedule 5.1(h) further identifies, as of the Agreement Date, each Material Contract that requires consent to the granting of a Lien in favor of the Administrative Agent on the rights of any Credit Party thereunder. No Credit Party or any Restricted Subsidiary of a Credit Party is in default under or with respect to any Material Contract to which it is a party or by which it or any of its properties are bound. No Person party to any Material Contract, other than a Credit Party or any Restricted Subsidiary of any Credit Party, is in default under such Material Contract.
(o)    Labor Matters. Except as disclosed on Schedule 5.1(i): (i) no labor contract to which any Credit Party or any Restricted Subsidiary of a Credit Party is a party or is otherwise subject is scheduled to expire prior to the Maturity Date; (ii) no Credit Party or any Restricted Subsidiary of a Credit Party has, within the two-year period preceding the date of this Agreement, taken any action which has resulted in a violation of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Federal, state, local, or foreign law, and no Credit Party or any Restricted Subsidiary of a Credit Party has any reasonable expectation that any action is or will be required at any time prior to the Maturity Date under the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Federal, state, local, or foreign law; and (iii) on the Agreement Date (A) no Credit Party or any Restricted Subsidiary of a Credit Party is a party to any labor dispute (other than any immaterial disputes with such Credit Party’s or Restricted Subsidiary’s employees as individuals and not affecting such Credit Party’s or Restricted Subsidiary’s relations with any labor group or its workforce as a whole) and (B) there are no pending or, to each Credit Party’s knowledge, threatened strikes or walkouts relating to any labor contracts to which any Credit Party or any Restricted Subsidiary of a Credit Party is a party or is otherwise subject. Except as set forth on Schedule 5.1(i), none of the employees of any Credit Party or a Restricted Subsidiary of a Credit Party is a party to any collective bargaining agreement with any Credit Party or a Restricted Subsidiary of a Credit Party, as applicable.
(p)    Taxes. Each Credit Party and each of their respective Restricted Subsidiaries has filed or caused to be filed all federal and state income tax returns, and all other material tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all federal and state income taxes and all other material taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property (other than any the amount or validity of which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP). No tax Liens have been filed and no material claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the financial statements most recently delivered pursuant to Section 7.2 hereof (and, as of the Agreement Date through the date of delivery of the financial statements for the fiscal quarter ending September 26, 2015) that are not so reflected therein. The charges, accruals and reserves on the books of the Credit Parties and each of their Restricted Subsidiaries with respect to all federal and state income taxes and all other material taxes are considered by the management of the Credit Parties to be adequate, and there exists no unpaid assessment which is or could reasonably be expected to be due and payable against it or any other Credit Party or any of their Restricted Subsidiaries or any Property of any such Credit Party or any such Restricted Subsidiary, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.
(q)    Financial Statements. The Credit Parties have furnished, or caused to be furnished, to the Lenders (i) audited consolidated (and consolidating by segment) financial statements of the Parent and its Subsidiaries for each of the fiscal years of Parent ended on or about September 25, 2013, September 24, 2014, and September 26, 2015, including balance sheets and income and cash flow statements, prepared by independent certified public accountants of recognized national standing which are complete and correct in all material respects and present fairly in all material respects in accordance with GAAP the financial position of the Parent and its Subsidiaries as of such dates, as applicable, and the results of operations for the fiscal years then ended, as applicable, and (ii) internally prepared unaudited consolidated financial statement of the Parent and its Subsidiaries for the fiscal quarter of the Parent ended December 26, 2015, which is complete and correct in all material respects and presents fairly in accordance with GAAP, subject to normal year-end adjustments, the financial position of the Parent and its Subsidiaries as of such date, and the results of operations for the fiscal quarter then ended. Except as disclosed in such financial statements, neither the Parent nor any consolidated Subsidiary of the Parent has any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Parent or any consolidated Subsidiary of the Parent which have not heretofore been disclosed in writing to the Lenders.
(r)    No Adverse Change. Since September 26, 2015, there has occurred no event which has had or could reasonably be expected to have a Materially Adverse Effect.
(s)    Investments and Guaranties. As of the Agreement Date, no Credit Party or any Subsidiary of a Credit Party owns any Equity Interests of any Person except as disclosed on Schedules 5.1(c)-1 and 5.1(c)-2, or has outstanding loans or advances to, or guaranties of the obligations of, any Person, except as reflected in the financial statements referred to in Section 5.1(k) or disclosed on Schedule 5.1(m).
(t)    Liabilities, Litigation, etc. As of the Agreement Date, except for liabilities incurred in the normal course of business, no Credit Party or any Restricted Subsidiary of any Credit Party has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 5.1(k) or with respect to the Obligations. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Credit Parties, threatened against or affecting any Credit Party, any Restricted Subsidiary of any Credit Party or any of their respective properties which could reasonably be expected to have a Materially Adverse Effect, or the loss of any certification or license material to the operation of such Credit Party’s or Subsidiary’s business. No Credit Party knows of any unusual or unduly burdensome restriction, restraint or hazard relative to the business or properties of the Credit Parties and their Restricted Subsidiaries that is not customary for or generally applicable to similarly situated businesses in the same industry as the Credit Parties and their Restricted Subsidiaries.
(u)    ERISA. Schedule 5.1(o) lists (i) all ERISA Affiliates and (ii) all Plans. Except as set forth in Schedule 5.1(o), no Credit Party or any of their ERISA Affiliates has any Multiemployer Plan, Title IV Plan, or Retiree Welfare Plan, or has had any such plans in the last five years. Copies of all Plans listed on Schedule 5.1(o), together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered, or made available, to the Administrative Agent. Each Plan intended to be qualified under Code Section 401 (x) has either received a favorable determination letter from the IRS or an application for such a letter has been or will be submitted to the IRS within the applicable required time period with respect thereto or (y) can rely on an opinion letter from IRS, and nothing has occurred that would cause the loss of such qualification or the tax-exempt status of the trust related to the Plan under Code Section 501. Each Credit Party and each ERISA Affiliate and each of their respective Plans are in compliance in all material respects with ERISA and the Code and are not subject to any tax or penalty with respect to any Plan, except as could not reasonably be expected to result in a Materially Adverse Effect, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, 419 or 419A of the Code. No Credit Party or, to each Credit Party’s knowledge, any of its ERISA Affiliates has made any promises of pension or welfare benefits to employees, except as set forth in the Plans or as required by applicable law. In the last five years each Credit Party and, to each Credit Party’s knowledge, each ERISA Affiliate have made all required contributions to each Title IV Plan subject to Section 412 of the Code and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Title IV Plan. No Credit Party nor, to each Credit Party’s knowledge, any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any Plan within the meaning of ERISA or the Code. No ERISA Event or event described in Section 4062(e) of ERISA has occurred and is continuing with respect to any such Plan. There are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, or actions by any Governmental Authority asserted or instituted against any Plan or any Person as fiduciary (as defined in Section 3(21) of ERISA) or sponsor of any Plan. Within the last six years, no Title IV Plan with an Unfunded Pension Liability has been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or any ERISA Affiliate. Each Foreign Plan has been maintained in compliance in all material respects with its terms and with the requirements of any and all applicable requirements of law and has been maintained, where required, in good standing with applicable regulatory authorities, except for any noncompliance which could not reasonably be expected to result in a Materially Adverse Effect. No Credit Party or any of their Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan, except as could not reasonably be expected to result in a Materially Adverse Effect.
(v)    Intellectual Property; Licenses; Certifications. Except as set forth on Schedule 5.1(p), as of the Agreement Date, no Credit Party or any Restricted Subsidiary of a Credit Party owns any registered Intellectual Property, and has no pending registration applications with respect to any of the foregoing. No other Intellectual Property is necessary for the operation of the business of the Credit Parties and their Restricted Subsidiaries. Except as set forth on Schedule 5.1(p), no material licenses or certifications are necessary for the operation of the Credit Parties’ and their Subsidiaries’ business.
(w)    Compliance with Law; Absence of Default. Each Credit Party and each Restricted Subsidiary of a Credit Party is in compliance (i) with all Applicable Laws, except where the failure to so comply could not reasonably be expected to have a Materially Adverse Effect, and (ii) with all of the provisions of its certificate of incorporation or formation and by-laws or other governing documents. No event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or an Event of Default or (ii) a default under any (A) indenture, (B) the Indenture or any other document governing Material Indebtedness , (C) Material Contract, (D) other instrument, or (E) any judgment, decree, or order to which such Credit Party or such Restricted Subsidiary is a party or by which such Credit Party or such Restricted Subsidiary or any of their respective properties may be bound, except, in each case under this clause (ii), except for any default which could not reasonably be expected to have a Materially Adverse Effect.
(x)    Casualties; Taking of Properties, etc. Since September 26, 2015, neither the business nor the properties of the Credit Parties and their Subsidiaries has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy in a manner that has had or could reasonably be expected to have a Materially Adverse Effect.
(y)    Accuracy and Completeness of Information. All written information, reports, other papers and data relating to the Credit Parties and their Restricted Subsidiaries furnished by or at the direction of the Credit Parties to the Lender Group were, at the time furnished, complete and correct in all material respects. No fact is currently known to any Credit Party which has, or could reasonably be expected to have, a Materially Adverse Effect. No document furnished or written statement made to the Lender Group by or at the direction of any Credit Party in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Credit Party or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading as of the time when made or delivered. With respect to projections, estimates and forecasts given to the Lender Group, such projections, estimates and forecasts are based on the Credit Parties’ good faith assessment of the future of the business at the time made. The Credit Parties had a reasonable basis for such assessment at the time made.
(z)    Compliance with Regulations T, U, and X. No Credit Party or any Restricted Subsidiary of a Credit Party is engaged principally in or has as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and no Credit Party or any Restricted Subsidiary of a Credit Party owns or presently intends to acquire, any “margin security” or “margin stock” as defined in Regulations T, U and X of the Board of Governors of the Federal Reserve System (herein called “Margin Stock”). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulations T, U and X. None of any Credit Party, any Restricted Subsidiary of a Credit Party or any bank acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the SEA, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Credit Parties and their Restricted Subsidiaries will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.
(aa)    Solvency. Each Credit Party and each Subsidiary of a Credit Party is and will continue to be Solvent, including, without limitation, after giving effect to the transactions contemplated by the Loan Documents.
(bb)    Insurance. The Credit Parties and their Restricted Subsidiaries have insurance meeting the requirements of Section 6.5, and such insurance policies are in full force and effect. As of the Agreement Date, all insurance maintained by the Credit Parties and their Restricted Subsidiaries is fully described on Schedule 5.1(v).
(cc)    Broker’s or Finder’s Commissions. No broker’s or finder’s fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Loan Documents, and no other similar fees or commissions will be payable by the Credit Parties or any of their Subsidiaries for any other services rendered to the Credit Parties or any of their Subsidiaries ancillary to the credit transactions contemplated herein.
(dd)    Real Property Locations.
(i)    Schedule 5.1(x) sets forth, as of the Agreement Date: (i) each location where a Credit Party’s Inventory in excess of $50,000 that is Collateral included in the Borrowing Base is located (other than with respect to Inventory in-transit) and (ii) if such location is not owned by a Credit Party or an Affiliate of a Credit Party, the name and address of the Person from whom such Credit Party or Affiliate is leasing such location or with whom such Credit Party is storing such Inventory.
(ii)    With respect to all Real Property at which any Collateral included in any Borrowing Base is located, each Credit Party has all right and title necessary or desirable to access such Real Property and the Collateral located thereon.
(ee)    Environmental Matters.
(i)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Properties contains, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws.
(ii)    Each Credit Party and each Subsidiary of a Credit Party is in compliance with all applicable Environmental Laws and there is no violation of any Environmental Law or contamination which could interfere with the continued operation of any of the Properties which in each case above could reasonably be expected to have a Materially Adverse Effect.
(iii)    No Credit Party or any Subsidiary of a Credit Party has received from any Governmental Authority any complaint, or notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to the Properties, nor is any Credit Party aware that any such notice is pending.
(iv)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Property by any Credit Party or any of their Subsidiaries or any other Person in violation of any Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Properties to any other location in violation of any Environmental Laws. No Credit Party or any Subsidiary of a Credit Party has permitted or will permit any tenant or occupant of the Properties to engage in any activity that could impose material liability under the Environmental Laws on such tenant or occupant, any Credit Party or any Subsidiary of a Credit Party or any other owner of any of the Properties.
(v)    No Credit Party or any Subsidiary of a Credit Party is a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Properties which, if adversely determined, could result in a Materially Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.
(vi)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there has been no release or threat of release of Hazardous Materials by any Credit Party or any of their Subsidiaries or any other Person into the environment at or from any of the Properties, or arising from or relating to the operations of the Credit Parties or their Subsidiaries, in material violation of Environmental Laws.
(ff)    OSHA. All of the Credit Parties’ and their Restricted Subsidiaries’ operations are conducted in compliance, in all material respects, with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor.
(gg)    Name of Credit Party. No Credit Party or any Restricted Subsidiary of any Credit Party has changed its name within the preceding five (5) years from the Agreement Date, nor has any Credit Party or any Restricted Subsidiary of a Credit Party transacted business under any other name or trade name except as set forth in Schedule 5.1(aa).
(hh)    Investment Company Act. No Credit Party or any Restricted Subsidiary of a Credit Party is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Credit Parties of this Agreement nor the issuance of any Revolving Loan Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.
(ii)    Anti-Corruption Laws and Sanctions. The Credit Parties have implemented and maintain in effect policies and procedures designed to ensure compliance in all material respects by the Credit Parties, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Credit Parties, their respective Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Credit Parties, their agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) the Credit Parties or any of their Subsidiaries or any of their respective directors, officers or employees, or (b) to their knowledge, any of their or their Subsidiary’s agents that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.
(jj)    Use of Proceeds. The proceeds of any Advance will be used only for the purposes specified in Section 2.12 hereof.
(kk)    Security Documents. The Security Agreement and each other Security Document is effective to create in favor of the Administrative Agent, for the benefit of the Lender Group, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent that such a security interest can be created by authentication of a written security agreement under Articles 8 and 9 of the UCC. In the case of certificated Equity Interests described in the Security Documents, when stock certificates representing such Equity Interests are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Agreement or any other Security Document (other than deposit accounts and investment property) in which a Lien may be perfected by the filing of a financing statement, when financing statements are filed in the appropriate filing offices as specified in Article 9 of the UCC and in the PPSA, in each case, the Administrative Agent, for the benefit of the Lender Group, shall have a perfected security interest in, all right, title and interest of the Credit Parties in such Collateral (including such Equity Interests) and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except for Permitted Liens). In the case of Collateral that consists of deposit accounts or investment property, when a Controlled Account Agreement is executed and delivered by all parties thereto with respect to such deposit accounts or investment property, the Administrative Agent, for the benefit of the Lender Group, shall have a perfected security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof, as security for the Obligations, prior and superior to any other Person (except for Permitted Liens) except as provided under the applicable Controlled Account Agreement with respect to the financial institution party thereto.
(ff)    Farm Products. To the knowledge of each Responsible Officer, the Credit Parties have complied with all written notices pursuant to the applicable provisions of the FSA, PACA, the UCC or any other federal or state statutory agricultural or producers’ lien laws or any other applicable local laws (all of the foregoing, together with any such notices as any Credit Party or Subsidiary may at any time hereafter receive, collectively, the “Farm Products Notices”) from (i) any Material Farm Products Seller or (ii) any lender to, or any other Person with a security interest in the assets of, any Material Farm Products Seller or (iii) the Secretary of State (or equivalent official) or other Governmental Authority, from any jurisdiction in which any Farm Products purchased by any Credit Party or any of its Subsidiaries are produced, in any case, advising or notifying such Credit Party or Subsidiary of the intention of such Material Farm Products Seller or other Person to preserve the benefits of any trust, lien or other interest applicable to any assets of such Credit Party or Subsidiary established in favor of such Material Farm Products Seller or other Person or claiming a Lien or security interest in and to any Farm Products which may be or have been purchased by such Credit Party or Subsidiary or any related or other assets of such Credit Party or Subsidiary.
Section 5.2    Representations and Warranties Relating to Accounts. Each Account (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors’ rights; (b) is not subject to any other circumstances that would impair the validity, enforceability or amount of such Account except as to which such Credit Party promptly notified the Administrative Agent in writing; (c) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (d) is free of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Lender Group); and (e) is for a liquidated amount maturing as stated in the invoice therefor. As to each Account that is identified by the Borrowers as an Eligible Account in the most recent Borrowing Base Certificate submitted to the Administrative Agent by the Borrowers, such Account is not ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.
Section 5.3    Representations and Warranties Relating to Inventory. With respect to all Eligible Inventory, the Administrative Agent may rely upon all statements, warranties, or representations made in any Borrowing Base Certificate in determining the classification of such Inventory and in determining which items of Inventory listed in such Borrowing Base Certificate meet the requirements of eligibility.
Section 5.4    Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct in all material respects (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty shall be true and correct in all respects), at and as of the Agreement Date and the date of each Advance or issuance of a Letter of Credit hereunder, except to the extent made with respect to a specific, earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lender Group, or any of them, any investigation or inquiry by any member of the Lender Group, or the making of any Advance or the issuance of any Letter of Credit under this Agreement.
ARTICLE 6

GENERAL COVENANTS
Until the later of the date the Obligations arising under this Agreement and the other Loan Documents are repaid in full in cash and the date the Commitments are terminated:
Section 6.1    Preservation of Existence and Similar Matters. Each Credit Party will, and will cause each of its Restricted Subsidiaries to (i) except as expressly permitted by Section 8.7, preserve and maintain its existence, rights, franchises, governmental licenses, and privileges in its jurisdiction of incorporation or organization including, without limitation, all Necessary Authorizations, and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify or maintain such qualification and authorization required under the foregoing clause (ii) could not reasonably be expected to have a Materially Adverse Effect.
Section 6.2    Compliance with Applicable Law. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, comply with the requirements of all Applicable Law, except where the failure to so comply could not reasonably be expected to have a Materially Adverse Effect.
Section 6.3    Maintenance of Properties. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition, normal wear and tear and disposal of obsolete equipment excepted, all properties used or useful in its business (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto.
Section 6.4    Accounting Methods and Financial Records. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, maintain a system of accounting established and administered in accordance with GAAP and with any system mandated by an Account Debtor, and will, and will cause each of its Restricted Subsidiaries to, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.
Section 6.5    Insurance. Each Credit Party (other than IMS Southern, LLC) will, and will cause each of its Restricted Subsidiaries to, maintain insurance including, but not limited to, public liability, property insurance, comprehensive general liability, product liability, business interruption and fidelity coverage insurance, in such amounts and against such risks as would be customary for companies in the same industry and of comparable size as the Credit Parties and their Restricted Subsidiaries from financially sound and reputable insurance companies acceptable to the Administrative Agent. In addition to the foregoing, each Credit Party further agrees to maintain and pay for insurance upon all goods constituting Collateral wherever located, in storage or in transit in vehicles, vessels or aircraft, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts as would be customary for companies in the same industry and of comparable size as the Credit Parties and their Restricted Subsidiaries, from financially sound and reputable insurance companies acceptable to the Administrative Agent to insure the Lender Group’s interest in such Collateral. All property insurance policies of the Credit Parties shall name the Administrative Agent as lender’s loss payee and all liability insurance policies shall name the Administrative Agent as additional insured. Not less than once per year each Credit Party shall deliver the original certificates of insurance evidencing that the required insurance of such Credit Party is in force together with satisfactory lender’s loss payable and additional insured, as applicable, endorsements. Each policy of insurance or endorsement of a Credit Party shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Credit Party or owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Credit Party or any of their Restricted Subsidiaries fails to provide and pay for such insurance, the Administrative Agent may, at the Borrower’s expense, procure the same, but shall not be required to do so. Each Credit Party agrees to deliver to the Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies with respect to any liability or casualty claim in excess of $1,000,000.
Section 6.6    Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or its income or profit or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of its Property; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine, or Lien resulting from the non-payment thereof and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement. Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, timely file all information returns required by Federal, state, local, or foreign tax authorities.
Section 6.7    Visits and Inspections. Each Credit Party will, and will permit each of its Restricted Subsidiaries to, permit representatives and agents of the Administrative Agent to (a) visit and inspect the properties at the time of any field exam or appraisal permitted hereunder or, if an Event of Default has occurred and is continuing, at any time, in each case during normal business hours and, if no Event of Default has occurred and is continuing, with reasonable prior notice, (b) inspect and make extracts from and copies of the Credit Parties’ and their Restricted Subsidiaries’ books and records during the course of such inspections, (c) conduct field exams and appraisals; provided, that no more than one (1) one field exam and one (1) appraisal may be conducted per fiscal year unless (i) Excess Availability is less than twenty-five percent (25%) of the Aggregate Borrowing Base at any time during such fiscal year, in which case up to two (2) field exams and two (2) appraisals may be conducted during such fiscal year, or (ii) an Event of Default has occurred and is continuing, in which case there shall be no limit on the number and frequency of field exams and appraisals that may be conducted, and (d) discuss with the Credit Parties’ and their Restricted Subsidiaries’ respective principal officers the Credit Parties’ or such Restricted Subsidiaries’ businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Credit Parties or such Restricted Subsidiaries, and the Credit Parties shall cooperate with the Administrative Agent and its representatives and agents in connection with all such inspections, appraisals and discussions. Any other member of the Lender Group may, at its expense, accompany the Administrative Agent on any regularly scheduled visit to the Credit Parties and their Restricted Subsidiaries’ properties.
Section 6.8    Conduct of Business. Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, continue to engage in a Permitted Business.
Section 6.9    ERISA. Each Credit Party shall at all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Credit Party’s and its Subsidiaries ’ Plans; furnish to the Administrative Agent, as soon as practicable upon the Administrative Agent’s request therefor, copies of any completed annual report filed pursuant to ERISA in connection with each such Plan of each Credit Party and its Subsidiaries; furnish to the Administrative Agent (a) as soon as possible after, and in any event within twenty Business Days after the Credit Party or any ERISA Affiliate knows or has reason to know that, any ERISA Event or other event with respect to a Title IV Plan has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Credit Party or any ERISA Affiliate in an aggregate amount exceeding $1,000,000 or the imposition of a Lien, a statement of the chief financial officer of the Credit Party setting forth details as to such ERISA Event and the action, if any, that the Credit Party proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the PBGC with respect thereto, (b) as soon as practicable after request by the Administrative Agent, copies of all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event that could reasonably be expected to result in liability of the Credit Party in an aggregate amount exceeding $1,000,000, and (c) as soon as practicable upon the Administrative Agent’s request therefor, such additional information concerning any Title IV Plan or Multiemployer Plan as may be reasonably requested by the Administrative Agent.
Section 6.10    Collateral Locations; Third Party Agreements. All tangible Collateral, other than Collateral in-transit, will at all times be kept by the Credit Parties at one or more Permitted Locations. The Credit Parties shall use commercially reasonable efforts to obtain Third Party Agreements from all Persons owning or in control of the Credit Parties’ headquarters, each Permitted Location where material books and records of the Credit Parties are located, and all Permitted Locations where Inventory of the Borrowers having a fair market value is excess of $5,000,000 is located.
Section 6.11    [Intentionally Omitted.]
Section 6.12    Protection of Collateral. All insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by any Credit Party to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, Federal, or local, or other authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Credit Parties. If the Credit Parties fail to promptly pay any portion thereof when due, the Lenders may, at their option, but shall not be required to, make a Base Rate Advance for such purpose and pay the same directly to the appropriate Person. The Borrowers agree to reimburse the Lenders promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by the Lenders for any of the foregoing and all reasonable costs and expenses (including attorneys’ fees, attorneys’ expenses, and court costs) which the Lenders may incur in enforcing or protecting the Lien on or rights and interest in the Collateral or any of their rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by the Borrowers to the Lenders with interest at the Default Rate, shall be considered Obligations owing by the Borrowers to the Lenders hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of the Credit Parties in or coming into the hands or inuring to the benefit of the Lenders. Neither the Administrative Agent nor the Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Lenders’ (or any of their agents’ or bailees’) actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Credit Parties’ sole risk.
Section 6.13    Assignments and Records of Accounts. If so requested by the Administrative Agent following an Event of Default and during the continuance thereof, each Credit Party shall execute and deliver to the Administrative Agent, for the benefit of the Lender Group, formal written assignments of all of the Accounts daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Each Credit Party shall keep accurate and complete records of the Accounts and all payments and collections thereon.
Section 6.14    Administration of Accounts.
(a)    Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent retains the right to notify the Account Debtors that the Accounts have been assigned to the Administrative Agent, for the benefit of the Lender Group, and to collect the Accounts directly in its own name and to charge the collection costs and expenses, including attorneys’ fees, to the Borrowers. The Administrative Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. Each Credit Party irrevocably makes, constitutes and appoints the Administrative Agent as such Credit Party’s true and lawful attorney and agent-in-fact to endorse such Credit Party’s name on any checks, notes, drafts or other payments relating to, the Accounts which come into the Administrative Agent’s possession or under the Administrative Agent’s control as a result of its taking any of the foregoing actions. Additionally, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, for the benefit of the Lender Group, shall have the right to collect and settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as the Administrative Agent may deem advisable, and to charge the deficiencies, reasonable costs and expenses thereof, including attorney’s fees, to the Borrower.
(b)    If an Account includes a charge for any tax payable to any governmental taxing authority, the Administrative Agent on behalf of the Lenders is authorized, in its sole and absolute discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Credit Party and to make a Base Rate Advance to the Borrowers to pay therefor. The Credit Parties shall notify the Administrative Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by any Credit Party by reason of the sale and delivery creating the Account.
(c)    Whether or not a Default or Event of Default has occurred, any of the Administrative Agent’s officers, employees or agents shall have the right, at any time or times hereafter, in the name of the Lenders, or any designee of the Lenders or the Credit Parties, to verify the validity, amount or other matter relating to any Accounts by mail, telephone, telegraph or otherwise. The Credit Parties shall cooperate fully with the Administrative Agent and the Lenders in an effort to facilitate and promptly conclude any such verification process.
Section 6.15    Cash Management.
(a)    As of the Agreement Date, all bank accounts, securities accounts, commodities accounts, and other investment accounts of the Credit Parties are listed on Schedule 6.15 and such Schedule designates which such accounts are deposit accounts.
(b)    No Credit Party may (i) open any bank accounts (other than Excluded Accounts) unless on or before the date on which such bank accounts are opened such bank accounts become subject to a Controlled Account Agreement or (ii) maintain any bank accounts (other than Excluded Accounts) unless such bank accounts are at all times subject to a Controlled Account Agreement (such bank accounts, “Controlled Deposit Accounts”).
(c)    The Credit Parties shall:
(i)    establish and thereafter maintain, pursuant to an arrangement reasonably acceptable to the Administrative Agent one or more Controlled Deposit Accounts wherein collections, deposits, and other payments on or with respect to Collateral are to be transferred, received or made (each, a “Collections Account”);
(ii)    at all times direct all of their Account Debtors that make payments via wire transfer to direct all wire transfers to a Collections Account; and
(iii)    in the event that any Credit Party shall at any time directly receive any remittances of any Accounts (including, without limitation, any checks, drafts, or other instruments), credit or merchant card collections, or other payments in respect of any Collateral or shall receive any other funds representing proceeds of the Collateral, promptly deposit the same into a Collections Account.
(d)    During a Cash Dominion Period:
(i)    The Administrative Agent shall have the right to notify any depositary bank with respect to any Collections Account or other Controlled Deposit Account that the Administrative Agent is exercising exclusive control with respect thereto and no Credit Party shall have any right to withdraw such amounts from any such Collections Account or Controlled Deposit Account. Each Credit Party hereby grants its power of attorney to SunTrust Bank (and each of its Affiliates providing the services described in this Section 6.15) to indorse in such Credit Party’s name all tangible items of payment directed for deposit in a Controlled Deposit Account, Collections Account, or a lockbox and to submit such items for collection, with it being acknowledged and agreed that such power of attorney, being coupled with an interest, is irrevocable until the full and final payment in cash and performance of all Obligations and the termination of the Commitments;
(ii)    On each Business Day the Administrative Agent may, without further consent of any Credit Party, withdraw all immediately available funds in the Collections Accounts and apply the same against the Obligations in the manner provided for in Section 2.11.
Section 6.16    Further Assurances.
(a)    Upon the request of the Administrative Agent, each Credit Party will promptly cure, or cause to be cured, defects in the creation and issuance of any Revolving Loan Notes and the execution and delivery of the Loan Documents (including this Agreement) and any Bank Products Documents, resulting from any act or failure to act by any Credit Party or any employee or officer thereof. Each Credit Party at its expense will promptly execute and deliver, or cause to be executed and delivered, to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Credit Parties in the Loan Documents (including this Agreement) and the Bank Products Documents, or to correct any omissions in the Loan Documents or any Bank Products Documents, or more fully to state the obligations set out herein or in any of the Loan Documents or the Bank Products Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested.
(b)    Each Credit Party agrees to take such action as may be requested by the Administrative Agent or otherwise be required to perfect or continue the perfection of the Administrative Agent’s (on behalf of, and for the benefit of, the Lender Group) security interest in the Collateral. Each Credit Party hereby authorizes the Administrative Agent to file any such financing statement on such Credit Party’s behalf describing the Collateral as “all assets of the debtor” or “all personal property of the debtor.”
Section 6.17    Broker’s Claims. Each Credit Party hereby indemnifies and agrees to hold each member of the Lender Group harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by such member of the Lender Group in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or Bank Products Document or the consummation of the transactions contemplated herein or therein. This Section 6.17 shall survive termination of this Agreement.
Section 6.18    [Intentionally Omitted.]
Section 6.19    Environmental Matters.
(a)    Each Credit Party shall, and shall cause its Restricted Subsidiaries to, comply in all material respects with the Environmental Laws and shall notify the Administrative Agent within thirty (30) days in the event of any discharge or discovery of any Hazardous Materials at, upon, under or within the Properties in amounts that require remediation. Each Credit Party shall forward to the Administrative Agent copies of all documents alleging a violation of Environmental Laws, all responses thereto and all documents submitted by a Credit Party or any of its Subsidiaries to environmental agencies relative to remediation of Hazardous Materials on the Properties, in each case, within thirty (30) days of receipt, delivery or submission (as the case may be) of the same.
(b)    The Credit Parties and their Restricted Subsidiaries will not use or permit any other party to use any Hazardous Materials at any of their places of business except such materials as are used in the Credit Parties’ and their Restricted Subsidiaries’ normal course of business, maintenance and repairs, and then only in material compliance with all applicable Environmental Laws. The Credit Parties and their Restricted Subsidiaries shall not install or permit to be installed in the Property friable asbestos or any substance containing asbestos and deemed hazardous by an Applicable Law respecting such material, or any other building material deemed to be harmful, hazardous or injurious by relevant Applicable Law and with respect to any such material currently present in any Property that it owns shall promptly either (i) remove any material which such Applicable Law deem harmful, hazardous or injurious and require to be removed or (ii) otherwise comply with such Applicable Law, at the Credit Parties’ expense.
(c)    Promptly upon the written request of the Administrative Agent from time to time, provided that the Administrative Agent has a reasonable belief that a discharge of Hazardous Materials has occurred, the Credit Parties shall provide the Administrative Agent with an environmental site assessment or environmental audit report prepared by an environmental engineering firm reasonably acceptable to the Administrative Agent, to assess with a reasonable degree of certainty the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Properties. Such assessment or report shall be at Credit Parties’ expense if, in the judgment of the Administrative Agent, there is reason to believe that a violation of Environmental Laws has occurred.
(d)    Each Credit Party shall at all times indemnify and hold harmless each Indemnitee against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, or any nature whatsoever under or on account of the Environmental Laws including the assertion of any lien thereunder with respect to:
(i)    any discharge of Hazardous Materials, the threat of a discharge of any Hazardous Materials or the presence of any Hazardous Materials affecting the Properties whether or not the same originates or emanates from the Properties or any contiguous real estate including any loss of value of the Properties as a result of any of the foregoing;
(ii)    any costs of removal or remedial action incurred by the US government or any costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws;
(iii)    liability for personal injury or property damage arising under any statutory or common law tort theory (including without limitation damages assessed) for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or caused by any Credit Party or Restricted Subsidiary of a Credit Party near the Properties; and/or
(iv)    any other environmental matter affecting the Properties within the jurisdiction of the Environmental Protection Agency, any other Federal agency, or any state, local, or foreign environmental agency.
(e)    In the event of any discharge or discovery of any Hazardous Materials at, upon, under or within the Properties in amounts that require remediation by the Credit Parties under any Applicable Law, if the applicable Credit Party or Restricted Subsidiary fails to begin the remediation within thirty (30) days after notice to the Administrative Agent, the Administrative Agent may at its election, but without the obligation to do so, give such notices and/or cause such work to be performed at such Properties and/or take any and all other actions as the Administrative Agent shall deem necessary or advisable in order to abate the discharge of such Hazardous Material, remove such Hazardous Material or cure such Credit Party’s or Restricted Subsidiary’s noncompliance.
(f)    All of the representations, warranties, covenants and indemnities of this Section 6.19 and Section 5.1(y) shall survive the termination of this Agreement, the repayment of the Obligations and/or the release of the Liens with respect to the Properties and shall survive the transfer of any or all right, title and interest in and to the Properties by the Credit Parties or any of their Restricted Subsidiaries to any party, whether or not affiliated with the Credit Parties.
Section 6.20    Formation/Acquisition of Subsidiaries; Borrowers and Guarantors; Unrestricted Subsidiaries.
(a)    Subject to Section 6.20(b), at the time of the formation of any direct or indirect Restricted Subsidiary of a Borrower after the Agreement Date or the acquisition of any direct or indirect Restricted Subsidiary of a Borrower after the Agreement Date, the Credit Parties, as appropriate, shall (i) shall promptly notify the Administrative Agent and (ii) within twenty (20) days (or such longer period as the Administrative Agent shall permit in writing in its sole discretion) (x) with respect to any new Domestic Restricted Subsidiary of a Borrower (other than an Immaterial Subsidiary), cause such new Domestic Restricted Subsidiary, as applicable, to provide to the Administrative Agent, for the benefit of the Lender Group, a joinder and supplement to this Agreement substantially in the form of Exhibit I (each, a “Joinder Supplement”), pursuant to which such new Domestic Restricted Subsidiary shall agree to join as a Borrower or a Guarantor and as a Credit Party under this Agreement, a supplement to the Security Agreement, and such other security documents, together with appropriate Uniform Commercial Code financing statements, all in form and substance reasonably satisfactory to the Administrative Agent; provided, that no direct or indirect Subsidiary of the Parent shall be permitted to join as a “Borrower” hereunder unless such Subsidiary is a wholly owned Domestic Restricted Subsidiary of the Parent (it being understood and agreed that any Domestic Restricted Subsidiary not so permitted to join as a “Borrower” shall join this Agreement instead as a “Guarantor”), (y) with respect to each such Restricted Subsidiary, provide to the Administrative Agent, for the benefit of the Lender Group, all stock certificates (together with blank stock powers) required to be delivered to the Administrative Agent in accordance with the Security Agreement, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (z) provide to the Administrative Agent, for the benefit of the Lender Group, all other documentation, including one or more opinions of counsel satisfactory to the Administrative Agent, which in its reasonable opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above and, in the case of a joinder of a Borrower, all documentation requested by the Lenders to comply with their “know your customer” obligations under the Patriot Act or otherwise imposed by OFAC. Nothing in this Section 6.20 shall authorize any Credit Party or any Restricted Subsidiary of a Credit Party to form or acquire any Subsidiary absent express authorization to so form or acquire such Subsidiary pursuant to Article 8. Any document, agreement or instrument executed or issued pursuant to this Section 6.20 shall be a “Loan Document” for purposes of this Agreement.
(b)    The board of directors of Parent may at any time designate any Restricted Subsidiary formed or acquired after the Agreement Date (other than any Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided, that (i) no Default or Event of Default is in existence or would result from such designation, (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute at the time of designation the incurrence of any Indebtedness or Liens of such Subsidiary existing at such time, (iii) the fair market value of such Subsidiary at the time it is designated as an Unrestricted Subsidiary shall be treated as an Investment by the Borrowers at such time, (iv) immediately before and after giving effect to such designation, the Specified Conditions have been satisfied, and (v) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “restricted subsidiary” under the 2015 Notes or any other documents, agreements, or instruments evidencing Indebtedness of any Credit Party.
(c)    Within twenty (20) days after any Domestic Restricted Subsidiary ceases to be an Immaterial Subsidiary, the Borrowers shall cause such Subsidiary to become a Credit Party in accordance with Section 6.20(a).
Section 6.21    Intellectual Property. The Credit Parties shall, and shall cause each of their respective Restricted Subsidiaries to (a) promptly register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable Governmental Authority either within or outside of the United States, as the case may be, those registrable Intellectual Property rights now owned or hereafter developed or acquired by such Credit Party or any of its Restricted Subsidiaries that are material to the conduct of the business of such Credit Party or Restricted Subsidiary and (b) on a quarterly basis at the same time the Borrowers deliver their most recent Compliance Certificate, notify the Administrative Agent in writing of the filing during the fiscal quarter covered by such Compliance Certificate of any applications or registrations of any Intellectual Property right of such Credit Party or any of its Restricted Subsidiaries that is material to the conduct of the business of such Credit Party and or Restricted Subsidiary with the United States Patent and Trademark Office, the United States Copyright Office or any other Governmental Authority. Each Credit Party shall, and shall cause its Restricted Subsidiaries to (i) protect, defend and maintain the validity and enforceability of each item of Intellectual Property that is material to the conduct of the business of such Credit Party or Restricted Subsidiary, (ii) promptly advise the Administrative Agent in writing of any conflicting or potentially infringing activities by third parties of which it becomes aware with respect to such Intellectual Property and (iii) not allow any material Intellectual Property to be abandoned, forfeited or dedicated to the public without the written consent of the Majority Lenders.
Section 6.22    Use of Proceeds. The Credit Parties and their Restricted Subsidiaries will use the proceeds of the Loans only for the purposes specified in Section 2.12 hereof. No part of the proceeds of any Loan will be used by the Credit Parties, whether directly or indirectly, to purchase or carry Margin Stock or for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X, or in any other manner that would violate Section 5.1(t).
Section 6.23    Farm Products.
(a)    FSA Notices. Each Borrower shall: (i) at all times comply with all FSA Notices received by such Borrower and take all other actions as may be reasonably required to ensure that all Farm Products subject to such FSA Notices are purchased free and clear of any Lien or other claims, and (ii) within five (5) Business Days after receipt of any FSA Notice, provide the Administrative Agent written notice of (including a copy of) such FSA Notice or other notice. Without limiting the foregoing, each Borrower shall take all other actions as may be reasonably required to ensure that all Farm Products are purchased free and clear of any Lien or other claims in favor of any Material Farm Products Seller or any secured party with respect to the assets of any Material Farm Products Seller, whether under the FSA or any other Applicable Law.
(b)    Central Filing States. If a Borrower purchases any Farm Products from a Material Farm Products Seller who produces such Farm Products in a state with a central filing system certified by the United States Secretary of Agriculture (a “Central Filing State”), such Borrower shall (i) (A) no more than forty-five (45) days prior to purchase any Farm Products from a Material Farm Products Seller, conduct an effective financing statement search against such Material Farm Products Seller in the applicable Central Filing State, and (B) within five (5) Business Days after such Borrower’s receipt of the results of such search, deliver to the Administrative Agent written notice listing each Material Farm Products Seller (if any) against whom such search revealed an effective financing statement, (ii) during any Cash Dominion Period (A) promptly after the Administrative Agent’s request, register as a buyer with the Secretary of State of such Central Filing State (or the designated system operator) and do all things reasonably necessary thereafter to maintain such registration; and (B) within thirty (30) days after its receipt of the master list of filings (or similar list) from each Central Filing State, provide written notice to Administrative Agent of any Material Farm Products Sellers set forth on such list; and (C) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a copy of the most recent master list received by the Borrowers from each applicable Central Filing State, and (iii) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a true, correct and complete list of all Material Farm Products Sellers from whom any Borrower has purchased any Farm Products produced in a Central Filing State.
(c)    Disputes. Each Borrower shall notify the Administrative Agent promptly (but in any event within five (5) Business Days) after such Borrower receives notice of or otherwise knows about any dispute between a Material Farm Products Seller and any Person holding a Lien on the applicable Farm Products of such Material Farm Products Seller relating to the place or method of payments owing by the Borrower to such Material Farm Products Seller.
(d)    Cooperation. Each Borrower shall (i) cooperate with and take all steps reasonably requested by the Administrative Agent from time to time as it may elect in its discretion to conduct searches against Material Farm Products Sellers in any applicable Central Filing State (understanding the Administrative Agent is under no obligation to do so) and (ii) promptly provide the Administrative Agent with such other information regarding such Borrower’s purchases of Farm Products and the Material Farm Products Sellers from whom it purchases Farm Products as the Administrative Agent may reasonably request.
(e)    Default Threshold. Notwithstanding anything to contrary contained in this Section 6.23, the failure of the Borrowers to comply with the requirements of this Section 6.23 shall not constitute a Default or an Event of Default unless such failure to comply, together with all other failures to comply with this Section 6.23, would result in a decrease to the Borrowing Base of greater than $5,000,000.
Section 6.24    Anti-Corruption Laws; Sanctions. The Borrowers will not request any Loan or Letter of Credit, and the Credit Parties shall ensure that their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment of giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Not in limitation of the foregoing, each of the Credit Parties will maintain in effect and enforce policies and procedures designed to ensure compliance by the Credit Parties and their respective Subsidiaries, and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
ARTICLE 7

INFORMATION COVENANTS
Until the later of the date the Obligations arising under this Agreement and the other Loan Documents are repaid in full in cash and the date the Commitments are terminated, the Credit Parties will furnish or cause to be furnished to each member of the Lender Group:
Section 7.1    Monthly and Quarterly Financial Statements and Information.
(a)    Within thirty (30) days after the last day of each fiscal month of the Borrowers that occurs during a Cash Dominion Period, the balance sheet of the Parent as at the end of such fiscal month, and the related statement of income and retained earnings and related statement of cash flows for such fiscal month and for the fiscal year to date period ended with the last day of such fiscal month, all of which shall be on a consolidated (and consolidating by segment) basis with the Parent’s consolidated Restricted Subsidiaries, which financial statements shall set forth in comparative form such figures as at the end of such fiscal month during the previous fiscal year and for such fiscal month during the previous fiscal year, all of which shall be on a consolidated basis with the Parent’s consolidated Restricted Subsidiaries and shall be certified by an Authorized Signatory of the Parent to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects in accordance with GAAP the financial position of the Parent and its consolidated Restricted Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal audit and year-end adjustments and lack of footnotes.
(b)    Within forty-five (45) days after the last day of each fiscal quarter in each fiscal year of the Borrowers, the balance sheet of the Parent as at the end of such fiscal quarter, and the related statement of income and retained earnings and related statement of cash flows for such fiscal quarter and for the fiscal year to date period ended with the last day of such fiscal quarter, all of which shall be on a consolidated (and consolidating by segment) basis with the Parent’s consolidated Restricted Subsidiaries, which financial statements shall set forth in comparative form (i) the figures for the applicable period set forth in the projections provided by the Credit Parties pursuant to Section 4.1, as amended or superseded by projections delivered pursuant to Section 7.5(d), and (ii) such figures as at the end of such fiscal quarter during the previous fiscal year and for such fiscal quarter during the previous fiscal year, all of which shall be on a consolidated basis with the Parent’s consolidated Restricted Subsidiaries and shall be certified by an Authorized Signatory of the Parent to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects in accordance with GAAP the financial position of the Parent and its consolidated Restricted Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal audit and year-end adjustments and lack of footnotes.
Section 7.2    Annual Financial Statements and Information; Certificate of No Default. Within ninety (90) days after the end of each fiscal year of the Borrowers, the audited balance sheet of the Parent as at the end of such year and the related audited statements of income and retained earnings and related audited statements of cash flows for such year, all of which shall be on a consolidated (and consolidating by segment) basis with the Parent’s consolidated Restricted Subsidiaries, which financial statements shall set forth in comparative form such figures as at the end of and for the previous year, and shall be accompanied by an unqualified opinion of independent certified public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall be without (A) a “going concern” or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require a material adjustment to such item), stating that such financial statements are prepared in all material respects in accordance with GAAP, and present fairly in all material respects in accordance with GAAP the financial position of the Parent and its consolidated Restricted Subsidiaries as at the end of such year without any explanatory paragraphs, together with a statement of such accountants of the Parent certifying that no Default or Event of Default, including, without limitation, any Default or Event of Default under the Financial Covenant, was detected during the examination of the Parent and its consolidated Restricted Subsidiaries.
Section 7.3    Compliance Certificates. At the time the financial statements are furnished pursuant to Section 7.1(b) and Section 7.2, a Compliance Certificate:
(a)    Setting forth as at the end of the applicable fiscal quarter, the arithmetical calculations required to establish whether or not the Credit Parties were in compliance with the requirements of the Financial Covenant (whether or not the Credit Parties are otherwise required to satisfy such covenant at the time such Compliance Certificate is delivered);
(b)    Stating whether any change in GAAP or the application thereof has occurred since the date of the Parent’s audited financial statements delivered on the Agreement Date, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and
(c)    Stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such period, or, if a Default or Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred and whether it is continuing, and specifying what action the Borrowers have taken or propose to take with respect thereto.
Section 7.4    [Intentionally Omitted].
Section 7.5    Borrowing Base Certificates; Additional Reports.
(a)    Within thirty (30) days after the end of each fiscal quarter the Borrowers shall deliver to the Administrative Agent a Borrowing Base Certificate in the form of Exhibit C as of the last day of such fiscal quarter; provided that the Borrowers shall deliver such Borrowing Base Certificate within thirty (30) days after the end of each fiscal month in which a Monthly Borrowing Base Condition occurred; provided, further, that during a Cash Dominion Period, the Borrowers shall deliver such Borrowing Base Certificate within three (3) Business Days after the end of each week; provided, further, that the Borrowers shall, on or before December 20, 2013, deliver a Borrowing Base Certificate which calculates the Borrowing Base as of November 2, 2013; provided, further, that the Borrowers may, at their option, deliver a Borrowing Base Certificate more frequently than otherwise required hereunder. Each Borrowing Base certificate shall be in such form as shall be reasonably satisfactory to the Administrative Agent, setting forth a categorical breakdown of all Accounts of the Borrowers and a calculation of Eligible Accounts as of the last day of such quarter (or month or week), the amount of Inventory and the amount of Eligible Inventory owned by the Borrowers, the Average Excess Availability for such quarter (or for such month or week), and such other information as the Administrative Agent may reasonably require.
(b)    Together with the delivery of each Borrowing Base Certificate required to be delivered pursuant to clause (a) above, the Borrowers shall deliver to the Administrative Agent and to any Lender requesting the same, in form reasonably acceptable to the Administrative Agent, the following:
(i)    bank and investment account statements, a report of sales and collections, debit and credit adjustments, a detailed aging of all Accounts (including, without limitation, the Eligible Trade Show Receivables) of the Borrowers existing as of the last day of the preceding fiscal month or such other date reasonably required by the Administrative Agent, specifying the names and face value for each Account Debtor obligated on an Account of the Borrowers so listed and all other information necessary to calculate Eligible Accounts as of such last day of the preceding fiscal month or such other date reasonably required by the Administrative Agent and such other information regarding Borrowers’ Accounts as the Administrative Agent may reasonably request from time to time;
(ii)    an accounts payable aging report and, upon the Administrative Agent’s request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts of the Borrowers so scheduled and such other information regarding Borrowers’ accounts payable as the Administrative Agent may reasonably request from time to time; and
(iii)    an inventory report (in form and substance reasonably satisfactory to Administrative Agent) listing (i) all of the Borrowers’ Inventory and all Eligible Inventory as of the last Business Day of the applicable reporting period; (ii) the type, cost, and location of all such Inventory; (iii) all of such Inventory which constitutes raw materials, work-in-process, and finished goods or returned or repossessed goods; (iv) all Inventory which has not been timely sold in the ordinary course of business; (v) all Inventory which is not located at Property owned or leased by a Borrower or that is in possession of any Person other than a Borrower (other than in-transit Inventory and Inventory being transported pursuant to third party logistics companies) and a description of the reason why such Inventory is so located or in the possession of such other Person; and (vi) such other information regarding Borrowers’ Inventory as the Administrative Agent may reasonably request from time to time.
(c)    Promptly upon (and in any event within five (5) Business Days of) receipt thereof, the Credit Parties shall deliver to the Lender Group copies of all final reports, if any, submitted to any Credit Party or any Restricted Subsidiary of a Credit Party by the Credit Parties’ and their Restricted Subsidiaries’ independent public accountants in connection with any annual or interim audit of the Credit Parties and their Restricted Subsidiaries, including, without limitation, any final management report prepared in connection with the annual audit referred to in Section 7.2;
(d)    On or before the date ninety (90) days after the commencement of each fiscal year, commencing with the fiscal year beginning September 2014, the Credit Parties shall deliver to the Lender Group the annual budget for the Credit Parties and their Restricted Subsidiaries, approved by the board of directors of the Parent, including forecasts of the income statement, the balance sheet, a cash flow statement, Excess Availability forecasts, and Financial Covenant compliance forecasts (whether or not the Borrowers are otherwise required to satisfy such covenants at such time or at any time applicable to such forecasts) for such fiscal year on a quarter by quarter basis;
(e)    Promptly (and in any event within five (5) Business Days) after the sending, filing, or making thereof, as applicable, the Credit Parties shall, and shall cause their Restricted Subsidiaries to, deliver to the Administrative Agent and the Lenders (i) copies of all financial statements, reports, and other information which any Credit Party or any such Restricted Subsidiary sends to any holder of its Material Indebtedness or generally to the holders of its Equity Interests and (ii) copies of all reports and registration statements which any Credit Party or any such Subsidiary makes to, or files with, the Securities and Exchange Commission (or any successor) or any national securities exchange;
(f)    If there is a material change in GAAP after September 26, 2015, that affects the presentation of the financial statements referred to in Section 7.1 and 7.2, then, in addition to delivery of such financial statements, and on the date such financial statements are required to be delivered, the Credit Parties shall furnish the adjustments and reconciliations necessary to enable the Borrowers and each Lender to determine compliance with each of the Financial Covenants (whether or not the Borrowers are otherwise required to satisfy such covenants at such time), all of which shall be determined in accordance with GAAP consistently applied;
(g)    From time to time and promptly upon (and in any event within five (5) Business Days of) each request the Credit Parties shall, and shall cause their Restricted Subsidiaries to, deliver to the Administrative Agent on behalf of the Lender Group such data, certificates, reports, financial statements, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations, or business prospects of the Credit Parties, such Subsidiaries, or any of them, as the Administrative Agent may reasonably request.
Information required to be delivered solely pursuant to Sections 7.1, 7.2 and 7.5(e) shall be deemed to have been delivered if such information, or one or more annual, quarterly or other reports containing such information, shall have been timely posted on the Parent’s website on the internet (currently www.central.com) or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov.
Section 7.6    Notice of Litigation and Other Matters.
(a)    Promptly (and in any event within five (5) Business Days of) upon any Responsible Officer obtaining knowledge of the institution of, or a written threat of, any action, suit, governmental investigation or arbitration proceeding against any Credit Party, any Subsidiary of a Credit Party or any Property, which action, suit, governmental investigation or arbitration proceeding, if adversely determined, would expose, in such Responsible Officer’s reasonable judgment, any Credit Party or any Subsidiary of a Credit Party to liability in an aggregate amount that could reasonably be expected to result in a Materially Adverse Effect, the Parent shall notify the Administrative Agent of the occurrence thereof, and the Credit Parties shall provide such additional information with respect to such matters as the Lender Group, or any of them, may reasonably request;
(b)    Promptly upon (and in any event within five (5) Business Days of) any Credit Party’s receipt of notice of any event that could reasonably be expected to result in a Materially Adverse Effect, such Credit Party shall notify the Lender Group of the occurrence thereof;
(c)    Promptly (and in any event within five (5) Business Days) following any material amendment or change approved by the board of directors of the Parent to the budget submitted to the Lender Group pursuant to Section 7.5(d), the Credit Parties shall notify the Lender Group of the occurrence thereof;
(d)    Immediately following (i) any Default or Event of Default under any Loan Document or (ii) any Responsible Officer obtaining knowledge of a default or event of default under any Material Contract or any other agreement to which any Credit Party or any Subsidiary of a Credit Party is a party or by which any Credit Party’s or any such Subsidiary’s properties is bound (other than a Loan Document) which could reasonably be expected to have a Materially Adverse Effect, then the Parent shall notify the Administrative Agent of the occurrence thereof giving in each case the details thereof and specifying the action proposed to be taken with respect thereto; and
(e)    Promptly (but in any event within three (3) Business Days of) upon any Responsible Officer obtaining knowledge thereof, the Parent shall notify the Administrative Agent of the cancellation, termination, expiration, or suspension of any Material Contract, the cancellation, termination, expiration, or suspension of which could reasonably be expected to have a Material Adverse Effect.
ARTICLE 8

NEGATIVE COVENANTS
Until the later of the date the Obligations arising under this Agreement and the other Loan Documents are repaid in full in cash and the date the Commitments are terminated:
Section 8.1    Indebtedness. No Credit Party will, or will permit any of its Restricted Subsidiaries to, create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:
(a)    Indebtedness under this Agreement and the other Loan Documents and the Bank Products Documents;
(b)    Indebtedness existing as of the Agreement Date and described on Schedule 8.1(b), and Permitted Refinancing Indebtedness in respect thereof;
(c)    Indebtedness of the Credit Parties or any of their Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvements), and Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of such Indebtedness does not exceed $20,000,000;
(d)    unsecured Indebtedness under the 2015 Notes, together with any refinancing thereof which consists (whether singly or in combination) of (i) Permitted Refinancing Indebtedness in respect such 2015 Notes and (ii) any Indebtedness permitted under clause (i) of this Section 8.1;
(e)    Indebtedness of any Credit Party owing to any Subsidiary and of any Subsidiary owing to any Credit Party or any other Subsidiary; provided that (i) any such Indebtedness arises solely from Investments permitted by Section 8.5, and (ii) any Indebtedness that is owed by a Credit Party to a Subsidiary that is not a Credit Party shall be subordinated to the obligations on terms and conditions, and pursuant to documentation, reasonably satisfactory to the Administrative Agent;
(f)    Guaranties by any Credit Party of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of any Credit Party or any other Restricted Subsidiary; provided that Guaranties by any Credit Party of Indebtedness of any Subsidiary that is not a Credit Party shall be subject to Section 8.5;
(g)    obligations under Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, with a counterparty that has a credit risk reasonably acceptable to the Administrative Agent which obligations shall be unsecured unless such Hedge Agreement is with a Bank Products Provider;
(h)    reimbursement obligations in respect of Permitted Outside Letters of Credit;
(i)    Subordinated Indebtedness so long as the Specified Conditions are satisfied before and immediately after giving effect to the incurrence thereof; and
(j)    other Indebtedness of the Parent and its Subsidiaries so long as at the time such Indebtedness is incurred, the principal amount of Indebtedness (together with the aggregate principal amount of all other then outstanding Indebtedness incurred under this clause (j)) does not exceed 10% of total Consolidated Net Tangible Assets of the Parent and its Restricted Subsidiaries, determined as of the last day of the most recently ended fiscal quarter for which Administrative Agent has received financial statements pursuant to Section 7.1(b) or 7.2.
Section 8.2    [Intentionally Omitted].
Section 8.3    Liens. No Credit Party will, or will permit any Restricted Subsidiary of a Credit Party to, create, assume, incur, or permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired, except for Permitted Liens.
Section 8.4    Restricted Payments. No Credit Party will, or will permit any Restricted Subsidiary of a Credit Party to, directly or indirectly declare or make any Restricted Payment, or set aside any funds for any such purpose, other than Dividends on Equity Interests which accrue (but are not paid in cash); provided, however, that
(h)    the Parent’s Restricted Subsidiaries may make Restricted Payments to the Parent or any other Credit Party which is a wholly-owned Restricted Subsidiary of the Parent; and
(i)    the Credit Parties and their Restricted Subsidiaries may make Restricted Payments so long as the Specified Conditions are satisfied before and after giving effect to such Restricted Payments; and
(j)    the Parent may (i) make regularly scheduled payments of interest on the 2015 Notes, and (ii) repay the 2015 Notes in full in connection with a Permitted Refinancing thereof or the incurrence of other Indebtedness otherwise permitted pursuant to Section 8.1(i).
Section 8.5    Investments. No Credit Party will, or will permit any Restricted Subsidiary of a Credit Party to, make Investments, except that:
(f)    the Borrowers may purchase or otherwise acquire and own and may permit any of its Restricted Subsidiaries to purchase or otherwise acquire and own Cash Equivalents;
(g)    the Borrowers and their Restricted Subsidiaries may hold the Investments in existence on the Agreement Date and described on Schedules 5.1(c)-1, 5.1(c)-2 and 5.1(m);
(h)    so long as no Default or Event of Default exists, any Credit Party may convert any of its Accounts that are in excess of ninety (90) days past due into notes or Equity Interests from the applicable Account Debtor so long as (i) such Account Debtor is in financial distress as determined by such Credit Party in good faith and in its reasonable business judgment and (ii) the Administrative Agent, for the benefit of the Lender Group, is granted a first priority security interest in such Equity Interests or notes which Lien is perfected contemporaneously with the conversion of such Account to Equity Interests or notes and, if requested by the Administrative Agent, such notes shall be delivered to the Administrative Agent as Collateral, together with an allonge;
(i)    such Credit Parties and their Restricted Subsidiaries may hold the Equity Interests of their respective Subsidiaries in existence as of the Agreement Date and set forth on Schedule 5.1(c)-1;
(j)    Guaranties by the Credit Parties and their Restricted Subsidiaries constituting Indebtedness permitted by Section 8.1; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Credit Parties that is Guaranteed by any Credit Party shall be subject to the limitation set forth in subsection (f) of this Section;
(k)    Investments made (i) by any Credit Party to any other Credit Party, or (ii) by any Credit Party to any Subsidiary that is not a Credit Party; provided that the aggregate amount of Investments under this clause (f) by the Credit Parties in or to, and Guaranties by the Credit Parties of Indebtedness of, any Subsidiary that is not a Credit Party (including all such Investments and Guaranties existing on the Agreement Date) shall not exceed $20,000,000 at any time outstanding;
(l)    the Credit Parties may hold Investments arising out of Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, with a counterparty that has a credit risk reasonably acceptable to the Administrative Agent;
(m)    (i) payroll, travel, relocation and similar loans and advances to employees and officers of the Parent and its Subsidiaries for bona fide business purposes incurred in the ordinary course of business and consistent with past practices or (ii) other loans to employees and officers of the Parent and its Subsidiaries approved by the board of directors in good faith; provided, that the aggregate principal amount of all such loans and advances described in this clause (ii) shall not exceed $100,000 at any time outstanding;
(n)    Investments received in compromise or resolution of litigation, arbitration or other disputes with persons who are not Affiliates;
(o)    to the extent constituting Investments, accounts receivable and notes receivable arising in the ordinary course of business;
(p)    any investment, loan or advance in any Person to the extent it consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business; and
(q)    the Credit Parties and their Restricted Subsidiaries may make other Investments so long as the Specified Conditions are satisfied before and immediately after giving effect to such Investments.
Section 8.6    Affiliate Transactions. No Credit Party shall, or shall permit any Restricted Subsidiary of a Credit Party to, enter into or be a party to any agreement or transaction with any other Subsidiary or any other Affiliate except (a) as described on Schedule 8.6, (b) in the ordinary course of and pursuant to the reasonable requirements of the applicable Credit Party’s or Restricted Subsidiary’s business and upon fair and reasonable terms that are no less favorable to such Credit Party or such Restricted Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party or such Restricted Subsidiary, and otherwise on terms consistent with the historical business relationship of such Credit Party or such Restricted Subsidiary, or (c) as expressly permitted by Sections 8.4 and 8.5.
Section 8.7    Acquisitions; Joint Ventures; Liquidation; Change in Ownership, Name, or Year; Dispositions; Accounting Changes; Etc. No Credit Party shall, or shall permit any Restricted Subsidiary to, at any time:
(a)    liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business, except that any Restricted Subsidiary of the Parent may liquidate or dissolve itself into the Parent or any other Credit Party which is a wholly-owned Domestic Restricted Subsidiary of the Parent in accordance with Applicable Law;
(b)    sell, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, property or business, except for Permitted Asset Dispositions;
(c)    enter into any Acquisition; provided, however, that any Credit Party or any Restricted Subsidiary of a Credit Party may enter into or consummate any Permitted Acquisition;
(d)    merge or consolidate with any other Person; provided, however, that (i) any Domestic Subsidiary Guarantor may merge into a Borrower so long as such Borrower is the surviving entity after such merger and (ii) any Subsidiary Guarantor or any other Subsidiary of a Borrower may merge into any Domestic Subsidiary Guarantor which is wholly-owned by a Borrower so long as the surviving entity after such merger is a Domestic Subsidiary Guarantor wholly-owned by a Borrower;
(e)    change its legal name, jurisdiction of organization or organizational type without giving the Administrative Agent thirty (30) days (or such shorter period as agreed by the Administrative Agent) prior written notice of its intention to do so and complying with all reasonable requirements of the Administrative Agent and the Lenders in regard thereto prior to such change;
(f)    change its year-end for accounting purposes from the fiscal year ending on the last Saturday of September without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld);
(g)    make any significant change in accounting treatment or reporting practices, except as permitted by GAAP; or
(h)    engage in any business other than a Permitted Business.
Section 8.8    Fixed Charge Coverage Ratio. Upon the occurrence and at all times during the continuance of a Financial Covenant Testing Period, the Fixed Charge Coverage Ratio (tested and calculated as of each of (a) the last day of the fiscal quarter most recently ended prior to the commencement of such Financial Covenant Testing Period for which Administrative Agent has received financial statements pursuant to Section 7.1(b) or 7.2, and (b) the last day of each fiscal quarter thereafter until the end of the Financial Covenant Testing Period, in each case for the four (4) Fiscal Quarter period ending on such date) shall be not less than 1.00 to 1.00.
Section 8.9    Sales and Leasebacks. No Credit Party shall, or shall permit any Restricted Subsidiary of a Credit Party to, enter into any arrangement, directly or indirectly, with any third party whereby such Credit Party or such Restricted Subsidiary, as applicable, shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby such Credit Party or such Restricted Subsidiary, as applicable, shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Credit Party or such Restricted Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred (any such arrangement, a “Sale Leaseback”), other than Sale Leasebacks of real property so long as (a) such sale is made for fair market value, (b) the corresponding lease is on market terms and (c) the Borrowers deliver a Third Party Agreement from the lessor of such real property.
Section 8.10    Amendment and Waiver.
(a)    No Credit Party shall, or shall permit any Restricted Subsidiary of a Credit Party to enter into any amendment, or agree to or accept any waiver, which would adversely affect in any material respect the rights of such Credit Party or such Restricted Subsidiary, as applicable, or any member of the Lender Group, of its articles or certificate of incorporation or formation and by-laws, partnership agreement or other governing documents.
(b)    No Credit Party shall, or shall permit any Restricted Subsidiary of a Credit Party to (i) permit any Material Contract to be cancelled or terminated prior to its stated maturity or stated expiration (other than in connection with the refinancing of Indebtedness permitted hereby); or (ii) enter into any amendment, restatement, or modification, or agree to or accept any waiver, which would in any material respect adversely affect the rights of such Credit Party or such Restricted Subsidiary, as applicable, or any member of the Lender Group, of any Material Contract.
Section 8.11    ERISA Liability. After the date hereof, no Credit Party or any of their Restricted Subsidiaries shall establish any Multiemployer Plans, Title IV Plans, or Retiree Welfare Plans not previously disclosed on Schedule 5.1(o). No Credit Party shall fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of their Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans. No Credit Party shall, or shall cause or permit any Subsidiary to, (a) cause or permit to occur any event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA, or (b) cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Materially Adverse Effect.
Section 8.12    [Intentionally Omitted].
Section 8.13    Restrictive Agreements. No Credit Party shall, or shall permit any Restricted Subsidiary to, directly or indirectly, enter into any agreement (other than the Loan Documents) with any Person that (a) prohibits or restricts or limits the ability of any Credit Party or any such Restricted Subsidiary to create, incur, pledge, or suffer to exist any Lien upon any of its respective assets (other than prohibitions of Liens on assets that are subject to purchase money security interests that are Permitted Liens hereunder), (b) restricts the ability of any Restricted Subsidiary to pay any dividends, distributions or other restricted payments to such Credit Party, or (c) violates the terms hereof, any other Loan Document or any Bank Products Document; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement and the other Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and specifically identified on Schedule 8.13 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to restrictions and conditions contained in the Indenture in respect of 2015 Notes (in each case as in effect on the Agreement Date), (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
ARTICLE 9

DEFAULT
Section 9.1    Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:
(d)    Any representation or warranty made under this Agreement, any other Loan Document shall prove incorrect or misleading in any material respect (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty shall be true and correct in all respects) when made or deemed to have been made pursuant to Section 5.4; or
(e)    (i) Any payment of any principal hereunder or under the other Loan Documents, or any reimbursement obligations with respect to any Letter of Credit, shall not be received by the Administrative Agent on the date such payment is due, or (ii) any payment of interest, fees or other amounts hereunder or under the other Loan Documents or any other Obligations shall not be received by the Administrative Agent or Lender, as applicable, on or before three (3) Business Days after the due date thereof; or
(f)    Any Credit Party shall default in the performance or observance of any agreement or covenant contained in Section 2.12, 6.1(i), Section 6.5 (excluding as a result of a downgrade in the A.M. Best rating of such Credit Party’s insurance company), 6.6, 6.7, 6.12, 6.15, 6.16, 6.20, 6.22, 6.23, or 6.24; in Article 7 or Article 8 or, subject to any express right to cure set forth therein, in any Security Document; or
(g)    Any Credit Party shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 9.1, and such default, if curable, shall not be cured within the earlier of (i) a period of thirty (30) days from the date that such Credit Party knew or should have known of the occurrence of such default, or (ii) a period of thirty (30) days after written notice of such default is given to such Credit Party; or
(h)    There shall occur any default in the performance or observance of any agreement or covenant contained in any of the other Loan Documents (other than this Agreement or the Security Documents or as otherwise provided in this Section 9.1) which shall not be cured within the applicable cure period, if any, provided for in such Loan Document; or
(i)    There shall occur any Change in Control; or
(j)    (i) There shall be entered a decree or order for relief in respect of any Credit Party or any Restricted Subsidiary of a Credit Party under the Bankruptcy Code, or any other Debtor Relief Law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of any Credit Party or of any Restricted Subsidiary of a Credit Party or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of any Credit Party or any Restricted Subsidiary of a Credit Party, or (ii) an involuntary petition shall be filed against any Credit Party or any Restricted Subsidiary of a Credit Party and a temporary stay entered and (A) such petition and stay shall not be diligently contested, or (B) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days; or
(k)    Any Credit Party or any Restricted Subsidiary of a Credit Party shall commence an insolvency proceeding or any Credit Party or any Restricted Subsidiary of a Credit Party shall consent to the institution of an insolvency proceeding or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of such Credit Party or any Restricted Subsidiary of a Credit Party or of any substantial part of its properties, or any Credit Party or any Restricted Subsidiary of a Credit Party shall fail generally to pay its debts as they become due, or any Credit Party or any Restricted Subsidiary of a Credit Party shall take any action in furtherance of any such action; or
(l)    (i) One or more judgments, orders or awards (other than a money judgment or judgments fully covered (except for customary deductibles or copayments not to exceed $25,000,000 in the aggregate) by insurance as to which the insurance company has acknowledged coverage) shall be entered by any court against any Credit Party or any Restricted Subsidiary of any Credit Party for the payment of money which exceeds, together with all such other judgments, orders, or awards of the Credit Parties and their Restricted Subsidiaries, $25,000,000 in the aggregate, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment, order or award, by reason of a pending appeal or otherwise, shall not be in effect, or (ii) a warrant of attachment or execution or similar process shall be issued or levied against property of any Credit Party or any Restricted Subsidiary of a Credit Party pursuant to any judgment which, together with all other such property of the Credit Parties and their Restricted Subsidiaries subject to other such process, exceeds in value $25,000,000 in the aggregate; or
(m)     (i) Any Plan maintained by any Credit Party or any ERISA Affiliate fails to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code; (ii) or a Credit Party or ERISA Affiliate is required to provide security under Applicable Law, the terms of such Plan, Section 401 and 436 of the Code, or Section 206 of ERISA; (iii) or a trustee shall be appointed by a United States District Court to administer any such Plan; (iv) or the PBGC shall institute proceedings to terminate any such Plan; (v) or any Credit Party or any ERISA Affiliate shall incur any liability to the PBGC in connection with the termination of any such Plan; (vi) or any Plan or trust created under any Plan of any Credit Party or any ERISA Affiliate shall engage in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder or any trustee or administrator thereof to any tax or penalty on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code; (vii) or there shall be at any time a Lien imposed against the assets of a Credit Party or ERISA Affiliate under Code Section 412, or ERISA Sections 302 or 4068; (viii) or there shall occur at any time an ERISA Event (or a similar type of event with respect to a Foreign Plan) to the extent such ERISA Event (or a similar type of event with respect to a Foreign Plan), and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected result in an aggregate liability greater than $10,000,000 or otherwise have a Materially Adverse Effect; or
(n)    (i) Any Credit Party or any of their Restricted Subsidiaries shall fail to make any payment in respect of any Material Indebtedness when due after the expiration of any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of such Material Indebtedness (including, without limitation, any required mandatory prepayment or “put” of such Indebtedness to any such Person) or enables (or, with the giving of notice or passing of time or both, would enable) the holders of such Indebtedness or a commitment related to such Indebtedness (or any Person acting on such holders’ behalf) to accelerate the maturity thereof or terminate any such commitment before its normal expiration (including, without limitation, any required mandatory prepayment or “put” of such Indebtedness to such Person) or (ii) there shall occur any default under any Hedge Agreement which could reasonably be expected to result in the payment by the Parent or any Restricted Subsidiary of an amount in excess of $25,000,000 (after the expiration of any applicable cure period set forth therein); or
(o)    Any default or event of default by a Credit Party or any of its Restricted Subsidiaries occurs under any Material Contract which would enable any party thereto to suspend or termination such Material Contract, or any Material Contract is suspended or terminated prior to its stated expiration date;
(p)    All or any portion of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any Credit Party, any Subsidiary of a Credit Party or any Affiliate thereof, or by any Governmental Authority having jurisdiction over any Credit Party, any Subsidiary of a Credit Party or any Affiliate thereof, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Credit Party, any Subsidiary of a Credit Party or any Affiliate thereof shall deny that it has any liability or obligation for the payment of any Obligation purported to be created under any Loan Document shall be terminated as a result of a default or event of default by any Credit Party or revoked; or
(q)    Any Security Document or any other security document, after delivery thereof pursuant hereto, shall for any reason (other than as a result of the action or inaction of the Administrative Agent) fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Administrative Agent, for the benefit of the Lender Group, on any Collateral purported to be covered thereby; or
(r)    [Intentionally omitted]; or
(s)    Any material damage to, or loss, theft or destruction of, any Collateral, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Credit Party or any of their Restricted Subsidiaries, if any such event or circumstance could reasonably be expected to have a Materially Adverse Effect.
Section 9.2    Remedies. If an Event of Default shall have occurred and be continuing, in addition to the rights and remedies set forth elsewhere in this Agreement, the other Loan Documents, the Bank Products Documents or under Applicable Law:
(a)    With the exception of an Event of Default specified in Section 9.1(g) or (h), the Administrative Agent may in its discretion (unless otherwise instructed by the Majority Lenders) or shall at the direction of the Majority Lenders, (i) terminate the Commitments, or (ii) declare the principal of and interest on the Loans and all other Obligations (other than any Bank Products Obligations) to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding, or both.
(b)    Upon the occurrence and continuance of an Event of Default specified in Sections 9.1(g) or (h), such principal, interest, and other Obligations (other than any Bank Products Obligations) shall thereupon and concurrently therewith become due and payable, and the Commitments shall forthwith terminate, all without any action by the Lender Group, or any of them and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.
(c)    The Administrative Agent may in its discretion (unless otherwise instructed by the Majority Lenders) or shall at the direction of the Majority Lenders exercise all of the post-default rights granted to the Lender Group, or any of them, under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of the Lender Group, shall have the right to the appointment of a receiver for the Property of the Credit Parties, and the Credit Parties hereby consent to such rights and such appointment and hereby waive any objection the Credit Parties may have thereto or the right to have a bond or other security posted by the Lender Group, or any of them, in connection therewith.
(d)    In regard to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations (other than Bank Products Obligations) pursuant to the provisions of this Section 9.2 or, upon the request of the Administrative Agent, after the occurrence of an Event of Default and prior to acceleration, the Borrowers shall promptly upon demand by the Administrative Agent deposit in a Letter of Credit Reserve Account opened by the Administrative Agent for the benefit of the Lender Group an amount equal to one hundred and five percent (105%) of the aggregate then undrawn and unexpired amount of such Letter of Credit Obligations. Amounts held in such Letter of Credit Reserve Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations in the manner set forth in Section 2.11. Pending the application of such deposit to the payment of the Reimbursement Obligations, the Administrative Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for the Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit Reserve Account shall be returned to the Borrowers. Except as expressly provided hereinabove, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.
(e)    The rights and remedies of the Lender Group hereunder shall be cumulative, and not exclusive.
(f)    Each Credit Party hereby grants to the Administrative Agent an irrevocable, non-exclusive license or other right to use, license, or sublicense (without payment of any royalty or other compensation to any Person) any or all of such Credit Party’s Intellectual Property, computing hardware, brochures, promotional and advertising materials, labels, packaging materials, and other Property in connection with the advertising for sale or lease, marketing, selling, leasing, liquidating, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Each Credit Party’s rights and interests in and to any Intellectual Property shall inure to Administrative Agent’s benefit.
ARTICLE 10

THE ADMINISTRATIVE AGENT
Section 10.1    Appointment and Authorization.
(g)    Each member of the Lender Group hereby irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
(h)    The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Lenders to act for the Issuing Bank with respect thereto; provided that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.
Section 10.2    Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.12), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the any Borrowers or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.12) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by any Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrowers) concerning all matters pertaining to such duties.
Section 10.3    Lack of Reliance on the Administrative Agent. Each of the Lenders, the Swing Bank and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swing Bank and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 10.4    Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Majority Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders where required by the terms of this Agreement.
Section 10.5    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
Section 10.6    The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Majority Lenders”, “Supermajority Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if it were not the Administrative Agent hereunder.
Section 10.7    Successor Administrative Agent.
(i)    The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower Representative. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower Representative provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, subject to approval by the Borrower Representative provided that no Default or Event of Default shall exist at such time, which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.
(j)    Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Majority Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Majority Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
(k)    In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.17(b), then the Issuing Bank and the Swing Bank may, upon prior written notice to the Borrower Representative and the Administrative Agent, resign as Issuing Bank or as Swing Bank, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).
Section 10.8    Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
Section 10.9    The Administrative Agent May File Proofs of Claim.
(e)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or other Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(iv)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 11.2) allowed in such judicial proceeding; and
(v)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(f)    Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.2.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 10.10    Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Security Documents and any subordination agreements) other than this Agreement.
Section 10.11    Collateral and Guaranty Matters.
(e)    The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:
(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of all Revolving Commitments, the Cash Collateralization of all reimbursement obligations with respect to Letters of Credit in an amount equal to 105% of the aggregate LC Exposure of all Lenders, and the payment in full of all Obligations (other than contingent indemnification obligations, such Cash Collateralized reimbursement obligations and Bank Products Obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.12; and
(ii)    to release any Credit Party from its obligations under the applicable Guaranty and Security Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Credit Party from its obligations under the applicable Guaranty or Security Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrowers’ expense, to execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Security Documents, or to release such Credit Party from its obligations under the applicable Guaranty and Security Documents, in each case in accordance with the terms of the Loan Documents and this Section.
(f)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to any member of the Lender Group for any failure to monitor or maintain any portion of the Collateral.
Section 10.12    Lead Arrangers. Each Lender hereby designates each of

SunTrust Robinson Humphrey, Inc., U.S Bank National Association and BMO Harris Bank N.A., as Joint Lead Arrangers and Joint Bookrunners, U.S Bank National Association and BMO Harris Bank N.A., as Co-Syndication Agents, and Bank of the West, as Documentation Agent, and agrees that the Joint Lead Arrangers, Joint Bookrunners, Co-Syndication Agents and Documentation Agent shall have no duties or obligations under any Loan Documents to any Lender or any Credit Party.
Section 10.13    Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Security Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.
Section 10.14    Secured Bank Products Obligations. No Bank Products Provider that obtains the benefits of Section 2.11, the Security Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Products Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider.
Section 10.15    Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 10.15, as the holder of all of the interests of such Lender in this Agreement and the other Loan Documents, its Loans and the Commitments until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.
ARTICLE 11

MISCELLANEOUS
Section 11.1    Notices.
(k)    All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when delivered to the telegraph office or sent out (with receipt confirmed) by telex or telecopy (or to the extent specifically permitted under Section 11.1(c) only, when sent out by electronic means) addressed to the party to which such notice is directed at its address determined as in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:
(xiv)    If to any Credit Party, to such Credit Party in care of the Parent at:
Central Garden & Pet Company
1340 Treat Blvd.
Suite 600
Walnut Creek, California 94597
Attn: Treasury Department
Telecopy No.: 925-947-0438

With a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, California 94105
Attn: Dolph Hellman, Esq.
Telecopy No.: 415-773-5759

(xv)    If to the Administrative Agent, to it at:
SunTrust Bank
Mail Code GA-ATL-1981
3333 Peachtree Road, 4th Floor-East Tower
Atlanta, Georgia 30326
Attn: Asset Manager – Central Garden & Pet Company
Telecopy No.: 404-439-9717

With a copy to (which shall not constitute notice):
Jones Day
1420 Peachtree Street, NE
Suite 800
Atlanta, Georgia 30309
Attn: Aldo LaFiandra, Esq.
Telecopy No: 404-581-8330

(xvi)    If to the Lenders, to them at the addresses set forth on the signature pages of this Agreement or in any Assignment and Acceptance pursuant to which such Lender became a Lender hereunder; and
(xvii)    If to the Issuing Bank, at the address set forth on the signature pages of this Agreement.
(l)    Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days’ prior written notice of such change to the other parties.
(m)    (i) Notices and other communications to the Lender Group hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender Group member pursuant to Article 2 if such Lender Group member, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.
(ii)    Each of the Credit Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent as determined by a final, nonappealable court of competent jurisdiction.
(iii)    The Platform is provided “as is” and “as available.” Neither of the Administrative Agent nor any of its officers, directors, employees, agents, advisors or representatives warrant the accuracy, adequacy, or completeness of the Platform and each expressly disclaims liability for errors or omissions in the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Affiliates of the Administrative Agent in connection with the Platform.
(iv)    Each of the Credit Parties, the Lenders and the Issuing Bank agree that the Administrative Agent may, but shall not be obligated to, store any electronic communications received in connection with this Agreement on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
Section 11.2    Expenses; Indemnification.
(r)    The Borrowers shall pay:
(i)    all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including, but not limited to, all out-of-pocket expenses of the Administrative Agent and its Affiliates in connection with periodic field audits, appraisals, and other inspections described in Section 6.7, plus out-of-pocket expenses for each field audit, appraisal, or other inspection of a Credit Party or any Subsidiary of a Credit Party performed by personnel employed or engaged by the Administrative Agent and its Affiliates;
(ii)    all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and
(iii)    all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, which shall be limited, in the case of legal fees and expenses, to the fees, charges and disbursements of one counsel to the Administrative Agent and one counsel to the Lenders, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, one additional counsel to all affected persons taken as a whole, and, if necessary, of one local counsel to the Administrative Agent and one local counsel to the Lenders, taken as a whole, in any relevant material jurisdiction to the Administrative Agent and Lenders and, solely in the case of an actual or perceived conflict of interest, one additional local counsel to all affected persons, taken as a whole).
(s)    The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any Bank Products Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Borrowers shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is a party and indemnity has been sought hereunder by such Indemnitee, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such indemnity.
(t)    The Borrowers shall pay, and hold the Administrative Agent, the Issuing Bank and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Administrative Agent, the Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.
(u)    To the extent that the Borrowers fail to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swing Bank under subsection (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swing Bank, as the case may be, such Lender’s pro rata share (in accordance with its respective Aggregate Commitment Ratio as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swing Bank in its capacity as such.
(v)    To the extent permitted by applicable law, no Indemnitee or Credit Party shall assert, and each Indemnitee and Credit Party hereby waives, any claim against any Indemnitee or Credit Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof; provided, however, that nothing herein shall limit or otherwise impair any indemnification or reimbursement obligations of the Credit Parties in respect of any third-party claims alleging such special, indirect, punitive, exemplary or consequential damages.
(w)    All amounts due under this Section shall be payable promptly (and in any event with five (5) Business Days) after written demand therefor.
Section 11.3    Waivers. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents and the Bank Products Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Lender Group, or any of them, or the Majority Lenders in exercising any right shall operate as a waiver of such right. The Lender Group expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or by the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders’ intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Lenders are party, relating to the Borrower.
Section 11.4    Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, except to the extent limited by Applicable Law, at any time that an Event of Default exists, each member of the Lender Group and each subsequent holder of the Obligations is hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured, but not including any amounts held by any member of the Lender Group or any of its Affiliates in any escrow account) and any other Indebtedness at any time held or owing by any member of the Lender Group or any such holder to or for the credit or the account of any Credit Party, against and on account of the obligations and liabilities of the Credit Parties, to any member of the Lender Group or any such holder under this Agreement, any Revolving Loan Notes, any other Loan Document and any Bank Products Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, any Revolving Loan Notes, any other Loan Document or any Bank Products Document, irrespective of whether or not (a) the Lender Group shall have made any demand hereunder or (b) the Lender Group shall have declared the principal of and interest on the Loans and any Revolving Loan Notes and other amounts due hereunder to be due and payable as permitted by Section 9.2 and although said obligations and liabilities, or any of them, shall be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Any sums obtained by any member of the Lender Group or by any subsequent holder of the Obligations shall be subject to the application of payments provisions of Article 2.
Section 11.5    Assignment.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of the Administrative Agent) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender (and any Lender that is an Issuing Bank) may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and the Loans at the time owing to it and, if applicable, all or a portion of its portion of the Letter of Credit Commitment and excluding rights and obligations with respect to Bank Products Documents); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s portion of the Revolving Loan Commitment and the Loans at the time owing to it, the aggregate amount of the portion of the Revolving Loan Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent), shall not be less than $1,000,000, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, any assignment shall require the prior written consent of the Administrative Agent and, so long as no Event of Default exists, the Borrower Representative (each such consent not to be unreasonably withheld or delayed); provided, however, that if the consent of the Borrower Representative to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Borrower Representative shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower Representative prior to such fifth Business Day, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.8(b), 2.9, 11.2(b), 12.3 and 12.5. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the portion of the Revolving Loan Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”) such that the obligations are in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers and the Lender Group shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) in no event shall any Credit Party or any Affiliate of any Credit Party be a Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, to the extent the Participant is adversely effected thereby, agree to any amendment, modification or waiver with respect to any extensions, postponements or delays of the Maturity Date or the scheduled date of payment of interest or principal or fees any reduction of principal (without a corresponding payment with respect thereto), or reduction in the rate of interest (other than a waiver in respect of application of the Default Rate) or fees due to the Lender hereunder or any other Loan Documents that adversely affects such Participant. Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.8(b), 2.9, 11.2(b), 6.19(d) and 12.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.8(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Loan Documents (the “Participant Register”).
(e)    A Participant shall not be entitled to receive any greater payment under Section 2.8(b) or Section 12.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.8(b) unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.8(b) as though it were a Lender.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a Fund, any pledge or assignment of all or any portion of such Lender’s rights under this Agreement to any holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 11.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an electronic file in Adobe Corporation’s Portable Document Format or PDF file shall be deemed an original signature hereto. The foregoing shall apply to each other Loan Document mutatis mutandis.
Section 11.7    Under Seal; Governing Law. This Agreement and the other Loan Documents are intended to take effect as sealed instruments and shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents.
Section 11.8    Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 11.9    Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.
Section 11.10    Source of Funds. Notwithstanding the use by the Lenders of the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.
Section 11.11    Entire Agreement. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Each Credit Party represents and warrants to the Lender Group that it has read the provisions of this Section 11.11 and discussed the provisions of this Section 11.11 and the rest of this Loan Agreement with counsel for such Credit Party, and such Credit Party acknowledges and agrees that the Lender Group is expressly relying upon such representations and warranties of such Credit Party (as well as the other representations and warranties of such Credit Party set forth in this Agreement and the other Loan Documents) in entering into this Agreement.
Section 11.12    Amendments and Waivers.
(a)    No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between any Credit Party and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)    No amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter), nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Majority Lenders, or the Borrowers and the Administrative Agent with the consent of the Majority Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Majority Lenders, no amendment, waiver or consent shall:
(iii)    increase the Revolving Loan Commitment of any Lender without the written consent of such Lender;
(iv)    reduce the principal amount of any Loan or Letter of Credit Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;
(v)    postpone the date fixed for any payment of any principal of, or interest on, any Loan or Letter of Credit Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of the Revolving Loan Commitment, without the written consent of each Lender affected thereby;
(vi)    change Section 2.10 or 2.11 in a manner that would alter the allocation of payments required thereby, without the written consent of each Lender;
(vii)    change any of the provisions of this subsection (b) or the definition of “Majority Lenders” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;
(viii)    release of all or substantially all of the Collateral, release all or substantially all of the value of the Guaranties securing the Obligations, or contractually subordinate the payment of the Obligations to any other Indebtedness or the Administrative Agent’s security interest in the Collateral, in each case without the consent of each Lender; or
(ix)    increase the advance rates set forth in, or otherwise change the definition of “Borrowing Base” (or any component definition thereof) which increases, or that would have the effect of increasing, borrowing availability hereunder, without the consent of the Supermajority Lenders (provided that the exercise by the Administrative Agent of any of its rights hereunder with respect to Reserves, Eligible Accounts, or Eligible Inventory shall not be deemed to be such an amendment);
provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swing Bank or the Issuing Bank without the prior written consent of such Person.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Loan Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Article 12 and Section 11.2), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Any amendment, modification, waiver, consent, termination or release of any Bank Products Documents may be effected by the parties thereto without the consent of the Lender Group.
(c)    Each Lender grants to the Administrative Agent the right to purchase all (but not less than all) of such Lender’s portion of the Revolving Loan Commitment, the Letter of Credit Commitment, the Loans and Letter of Credit Obligations owing to it and any Revolving Loan Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid Unused Line Fee and letter of credit fees owing to such Lender plus the amount necessary to cash collateralize any Letters of Credit issued by such Lender, which right may be exercised by the Administrative Agent if such Lender for whatever reason fails to execute and deliver any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Majority Lenders, the Administrative Agent and the Borrowers have agreed, within five (5) Business Days of the date the execution version thereof was delivered to such Lender. Each Lender agrees that if the Administrative Agent exercises its option hereunder, it shall promptly (but, in any event, within three (3) Business Days) execute and deliver an Assignment and Acceptance and other agreements and documentation necessary to effectuate such assignment. The Administrative Agent may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 11.5(b).
(d)    If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Administrative Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.
(e)    Notwithstanding any other provisions of this Agreement to the contrary, the Borrowers may, by written notice to the Administrative Agent from time to time, make one or more offers to all Lenders to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which responses from the applicable Lenders in respect of such Permitted Amendment are required to be received (which shall not be less than three (3) Business Days after the date of such notice). Only those Lenders that consent to such Permitted Amendment (the “Accepting Lenders”) will have the maturity of their applicable Loans and Commitments extended and be entitled to receive any increase in the Applicable Margin and any fees (including prepayment premiums or fees), in each case, as provided therein (and notwithstanding any provision of Section 11.12 or of Section 2.10); provided, that, until the Maturity Date, the Loans and Commitments of the Accepting Lenders shall be on the same terms (other than with respect to the maturity thereof and upfront fees payable in connection therewith) as the existing Loans. The Borrowers and each Accepting Lender shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. For the avoidance of doubt, the repayment in full of all Loans and other amounts owing to each of the non-Accepting Lenders on the Maturity Date and the treatment of such Loans pursuant to Section 2.10 and 2.11 shall not be affected by the terms of any Permitted Amendment. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Permitted Amendment. Notwithstanding any provisions of Section 11.12, each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Amendment, this Agreement shall be deemed amended, as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the terms and provisions of the Permitted Amendment with respect to the Loans and Commitments of the Accepting Lenders (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders in a manner consistent with the other Loans and Commitments under this Agreement). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 11.12(e) unless the Administrative Agent shall have consented thereto and, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and other organizational authorizations and officer’s certificates as may be requested by the Administrative Agent.
Section 11.13    Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of any member of the Lender Group to enter into or maintain business relationships with the Borrowers, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.
Section 11.14    Pronouns. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
Section 11.15    Disclosure. The Administrative Agent, with the consent of the Borrowers, shall have the right to issue press releases regarding the making of the Loans and issuance of Letters of Credit and the Revolving Loan Commitment to the Borrowers pursuant to the terms of this Agreement.
Section 11.16    Replacement of Lender. In the event that a Replacement Event occurs and is continuing with respect to any Lender, the Borrowers may designate another financial institution (such financial institution being herein called a “Replacement Lender”) reasonably acceptable to the Administrative Agent, and which is not a Borrower or an Affiliate of a Borrower, to assume such Lender’s Revolving Loan Commitment hereunder, to purchase the Loans and participations of such Lender and such Lender’s rights hereunder and (if such Lender is the Issuing Bank) to issue Letters of Credit in substitution for all outstanding Letters of Credit issued by such Lender, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees and letter of credit fees owing to such Lender plus amounts necessary to cash collateralize any Letters of Credit issued by such Lender, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation reasonably satisfactory to the Administrative Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder provided that the obligations of the Borrowers to indemnify such Lender with respect to any event occurring or obligations arising before such replacement shall survive such replacement. The Administrative Agent is hereby irrevocably appointed as attorney-in-fact to execute any such documentation on behalf of any Replacement Lender if such Replacement Lender fails to execute same within five (5) Business Days after being presented with such documentation. “Replacement Event” shall mean, with respect to any Lender, (a) the commencement of or the taking of possession by, a receiver, custodian, conservator, trustee or liquidator of such Lender, or the declaration by the appropriate regulatory authority that such Lender is insolvent; (b) the making of any claim by any Lender under Section 2.8(b), 12.2, 12.3 or 12.5, unless the changing of the lending office by such Lender would obviate the need of such Lender to make future claims under such Sections; (c) such Lender’s becoming a Defaulting Lender; or (d) such Lender refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of 100% of the Revolving Loan Commitment or 100% of the affected Lenders under Section 11.12 that is consented to by the Majority Lenders prior to the replacement of any such Lenders in connection therewith.
Section 11.17    Confidentiality; Material Non-Public Information; Publicity.
(a)    No member of the Lender Group shall disclose any material non-public confidential information (“MNPI”) regarding the Credit Parties to any other Person without the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), other than (i) to such member of the Lender Group’s Affiliates and their officers, directors, employees, agents and advisors, to other members of the Lender Group and, as contemplated by Section 11.5, to actual or prospective assignees and participants, and then only on a confidential basis, (ii) as required by any law, rule or regulation or judicial process, (iii) to any rating agency when required by it, provided, that, prior to any such disclosure, such rating agency shall be advised of the confidential nature of the information relating to the Credit Parties received by it from such member of the Lender Group, (iv) as requested or required by any state, Federal or foreign authority or examiner regulating banks or banking, and (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.
(b)    The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Administrative Agent, the Lenders, the Issuing Bank, and the Swing Bank shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, (B) administrative materials of a customary nature prepared by the Credit Parties or Administrative Agent (including, Request for Advance, Notices of Conversion/Continuation, Request for Issuance of Letter of Credit, Swing Loan requests and any similar requests or notices), and (C) information which has been filed by the Credit Parties with the Securities and Exchange Commission or publicly disclosed by the Credit Parties. Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to Administrative Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.
(c)    The Administrative Agent and the Lenders shall be permitted to use information related to the transactions contemplated by this Agreement in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including, but not limited to, the placement of “tombstone” advertisements in publications of their choice at their own expense.
Section 11.18    Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or any other Credit Party, or the transfer to the Lender Group of any property, should for any reason subsequently be declared to be void or voidable under any state or Federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group, or any of them, is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group, or any of them, is required or elects to repay or restore, and as to all reasonable costs, expenses and attorney’s fees of the Lender Group related thereto, the liability of such Borrower or such other Credit Party, as applicable, automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.
Section 11.19    Dealings with Multiple Borrowers.
(a)    All Obligations shall be joint and several Obligations of the Borrowers. The Administrative Agent and the Lenders shall have the right to deal with any Authorized Signatory of the Borrower Representative or any other Borrower with regard to all matters concerning the rights and obligations of any member of the Lender Group hereunder and pursuant to Applicable Law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the Authorized Signatories of the Borrower Representative or any other Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers.
(b)    Each Borrower hereby appoints the Borrower Representative as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The provisions of this Section 11.19 and the Lender Group’s reliance thereon are material inducements to the agreement of the Lender Group to enter into this Agreement and to consummate the transactions contemplated hereby.
(c)    Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations (other than any Excluded Hedge Obligation with respect to such Borrower). To the extent that any of the Borrowers shall fail to make any payment or performance with respect to any of the Obligations, then the other Borrowers will do so, when and as due.
(d)    Each of the Borrowers is accepting joint and several liability to the extent set forth above herein in consideration of the financial accommodation to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each the other applicable Borrowers and in consideration of the undertakings of each of the other applicable Borrowers to accept joint and several liability for the obligations of each of them.
(e)    Except as otherwise expressly provided herein and subject to the terms of this Agreement and the other Loan Documents, (i) each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made or issuance of any Letter of Credit under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement or any other Loan Document, notice of any action at any time taken or omitted by any Lender Group member under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement and the other Loan Documents, and (ii) each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender Group member at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender Group member in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.
(f)    The provisions of this Section 11.19 are made for the benefit of the Lender Group members and their respective successors and assigns, and such Persons shall not be required to marshal any of their respective claims, exercise their respective rights against any of the other Borrowers or any other Credit Party, exhaust their respective remedies against any of the other Borrowers or any other Credit Party, resort to any other source or means of obtaining payment of any of the Obligations, or elect any other remedy. If any payment made on the Obligations is rescinded or must be returned by any Lender Group member upon the insolvency, bankruptcy or reorganization of any of the Borrowers or any other Credit Party, or otherwise, the provisions of this Section 11.19 will forthwith be reinstated in effect, as though such payment had not been made.
(g)    Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of a Borrower or any other Credit Party shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower and each other Credit Party hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code), after taking into account, among other things, such Borrower’s and such Credit Party’s right of contribution and indemnification from each other Borrower or other Credit Party under applicable law.
(h)    Pursuant to Section 6.20 of this Agreement, any new Domestic Subsidiary of a Borrower may be required to enter into this Agreement as a Borrower by executing and delivering to the Administrative Agent a Joinder Supplement. Upon the execution and delivery of a Joinder Supplement by such new Subsidiary, such new Subsidiary shall become a Borrower and Credit Party hereunder with the same force and effect as if originally named as a Borrower or Credit Party herein. The execution and delivery of any Joinder Supplement (or any joinder to any other applicable Loan Document) adding an additional Borrower as a party to this Agreement (or any other applicable Loan Document) shall not require the consent of any other party hereto. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Borrower hereunder.
Section 11.20    Contribution Obligations.
(a)    If any Credit Party makes a payment of any Obligations (other than amounts for which such Credit Party is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Credit Party, exceeds the amount that such Credit Party would otherwise have paid if each Credit Party had paid the aggregate obligations satisfied by such Guarantor Payments in the same proportion that such Credit Party’s allocable amount bore to the total allocable amounts of all Credit Parties, then such Credit Party shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Credit Party for the amount of such excess, ratably based on their respective allocable amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Credit Party shall be the maximum amount that could then be recovered from such Credit Party under this Agreement without rendering such payment voidable under section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(b)    Each Credit Party hereby subordinates any claims, including any right of payment, subrogation, contribution (including rights of contribution pursuant to Section 11.20(a)) and indemnity, that it may have from or against any other Credit Party, and any successor or assign of any other Credit Party, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the prior payment in full of all of the Obligations in cash and termination of all Commitments; provided, unless an Event of Default shall then exist, the foregoing shall not prevent or prohibit the repayment of intercompany accounts and loans among the Credit Parties in the ordinary course of business.
(c)    Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of any Credit Party shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or Federal law relating to fraudulent conveyances or transfers) then the obligations of each Credit Party hereunder shall be limited to the maximum amount that is permissible under applicable law (whether Federal or state and including, without limitation, the Bankruptcy Code), after taking into account, among other things, such Credit Party’s right of contribution and indemnification from each other Credit Party under this Agreement or applicable law.
(d)    The provisions of this Section 11.20 are made for the benefit of the Lenders and their respective successors and permitted assigns, and may be enforced by any such Person from time to time against any of the Credit Parties as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Credit Parties or to exhaust any remedies available to it against any of the other Credit Parties or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 11.20 shall remain in effect until the payment in full of all of the Obligations in cash and termination of all Commitments. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Credit Parties, or otherwise, the provisions of this Section 11.19 will forthwith be reinstated in effect, as though such payment had not been made.
Section 11.21    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Credit Party acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Lender Group members are arm’s-length commercial transactions between such Credit Party and its Affiliates, on the one hand, and the Lender Group members, on the other hand, (ii) such Credit Party has consulted its own legal, accounting, regulatory, and tax advisors to the extent it has deemed appropriate, and (iii) such Credit Party is capable of evaluating, and understands and accepts, the terms, risks, and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Lender Group members is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent, or fiduciary for any Credit Party or any of its Affiliates, or any other Person and (B) no Lender Group member has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) each of the Lender Group members and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Credit Party and its Affiliates, and no Lender Group member has any obligation to disclose any of such interests to such Credit Party or its Affiliates. To the fullest extent permitted by law, each Credit Party hereby waives and releases any claims that it may have against each of the Lender Group members with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 11.22    Survival. The provisions of Sections 11.2, Article 10 and Article 12 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 11.23    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Credit Party hereunder in the currency expressed to be payable herein (the “specified currency ”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Credit Party in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Credit Party agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.10, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Credit Party.
Section 11.24    Qualified ECP Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of such Credit Party’s obligations under its Guaranty hereunder in respect of Hedge Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.24 or otherwise under its Guaranty hereunder, as it relates to such other Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.24 shall remain in full force and effect until termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations and Bank Products Obligations) and the expiration or termination of all Letters of Credit (other than any Letter of Credit for which the Letter of Credit Obligations have been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made). Each Qualified ECP Guarantor intends that this Section 11.24 constitute, and this Section 11.24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 11.25    Designated Senior Debt. Each party acknowledges and agrees that the Indebtedness under the Loan Documents is “Designated Senior Debt” (or any similar term) under, and as defined in, each of the Indenture, any refinancing thereof, any other indenture and any other Indebtedness which is subordinated to the Obligations.
Section 11.26    Location of Closing. The Agent and each Lender Group member acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent, c/o Jones Day, 222 East 41st Street, New York, New York 10017. Each Credit Party acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 3.1, to the Administrative Agent, c/o Jones Day, 222 East 41st Street, New York, New York 10017. All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.
Section 11.27    Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Original Credit Agreement effective from and after the Agreement Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to any member of the Lender Group under the Original Credit Agreement or the other “Loan Documents” (as defined in the Original Credit Agreement) based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Agreement Date, (a) the credit facilities described in the Original Credit Agreement shall be amended and supplemented by the credit facilities described herein, (b) all “Loans,” “Letters of Credit,” and other obligations of the “Credit Parties” outstanding as of such date under the Original Credit Agreement shall be deemed to be Loans, Letters of Credit, and obligations outstanding under the corresponding facilities described herein, and (c) any reference to the Original Credit Agreement in any Loan Documents shall be a reference to this Agreement. Unless otherwise provided in this Agreement or in any other Loan Document, any fees and interest accrued under the Original Credit Agreement shall accrue up to (but not including) the Agreement Date at the rates and in the manner provided in the Original Credit Agreement but shall be due and payable at the times and in the manner provided under this Agreement. All costs and expenses which were due and owing under the Original Credit Agreement shall continue to be due and owing under, and shall be due and payable in accordance with, this Agreement.
Section 11.28    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Section 11.29    Non-continuing Lender. Notwithstanding anything contained herein to the contrary, pursuant to Section 11.12 of the Original Credit Agreement, any Lender (as defined in the Original Credit Agreement) under the Original Credit Agreement that is not a Lender under this Agreement (a “Non-continuing Lender”) shall: (a) be paid in full all principal, interest and other amounts owing to it or accrued for its account under the Original Credit Agreement; (b) not be a party to this Agreement nor have any Commitments hereunder (including, without limitation, any Commitments (as defined in the Original Credit Agreement) under the Original Credit Agreement); and (c) shall continue to be entitled to the benefits of Article 12 and Section 11.2 under the Original Credit Agreement.
ARTICLE 12

YIELD PROTECTION
Section 12.1    Interest Rate Basis Determination. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Advance for any Interest Period, the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amount) are not being offered to leading banks in the London interbank market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make Eurodollar Advances shall be suspended.
Section 12.2    Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain, or fund its Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers. Before giving any notice to the Administrative Agent pursuant to this Section 12.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2, the Borrowers shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such Advance if such Lender may lawfully continue to maintain and fund such Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2, the Borrowers shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Revolving Loans held by such Lender shall equal the outstanding principal amount of such Revolving Loans immediately prior to such repayment.
Section 12.3    Increased Costs.
(i)    If any Change in Law:
(vi)    Shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate of tax on the overall net income of such Lender, Excluded Taxes and Indemnified Taxes);
(vii)    Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, assessment, or other requirement or condition against assets of, deposits (other than as described in Section 12.5) with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting its obligation to make such Eurodollar Advances or its Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under any Revolving Loan Notes with respect thereto, and such increase is not given effect in the determination of the Eurodollar Rate;
(viii)    Shall subject the Issuing Bank or any Lender to any tax, duty or other charge with respect to the obligation to issue Letters of Credit, maintain Letters of Credit or participate in Letters of Credit, or shall change the basis of taxation of payments to the Issuing Bank or any Lender in respect of amounts drawn under Letters of Credit or in respect of any other amounts due under this Agreement in respect of Letters of Credit or the obligation of the Issuing Bank to issue Letters of Credit or maintain Letters of Credit or the obligation of the Lenders to participate in Letters of Credit (except for changes in the rate of tax on the overall net income of the Issuing Bank or any Lender, Excluded Taxes and Indemnified Taxes); or
(ix)    Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, assessment, or other requirement or condition against assets of, deposits (other than as described in Section 12.5) with or for the account of, or commitments or credit extended by the Issuing Bank, or shall impose on the Issuing Bank or any Lender any other condition affecting the obligation to issue Letters of Credit, maintain Letters of Credit or participate in Letters of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Bank or any Lender of issuing, maintaining or participating in any such Letters of Credit or to reduce the amount of any sum received or receivable by the Issuing Bank or any Lender under this Agreement with respect thereto, then promptly upon demand, which demand shall be accompanied by the certificate described in Section 12.3(b), by such Lender or Issuing Bank, the Borrowers agree to pay, without duplication of amounts due under Section 2.8(b), to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such increased costs. Each Lender or Issuing Bank will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or the Issuing Bank to compensation pursuant to this Section 12.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender or the Issuing Bank, be otherwise disadvantageous to such Lender or the Issuing Bank.
(j)    A certificate of any Lender or the Issuing Bank claiming compensation under this Section 12.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender or the Issuing Bank may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 12.3, the Borrowers may at any time, upon at least three (3) Business Days prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9. Concurrently with prepaying any such Eurodollar Advances, the Borrowers shall borrow a Base Rate Advance, or a Eurodollar Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Revolving Loans held by such Lender shall equal the outstanding principal amount of such Revolving Loans immediately prior to such prepayment.
(k)    The Issuing Bank and each Lender shall endeavor to notify the Borrowers of any event occurring after the date of this Agreement entitling the Issuing Bank or such Lender, as the case may be, to compensation under this Section 12.3 within one hundred eighty (180) days after the Issuing Bank or such Lender, as the case may be, obtains actual knowledge thereof; provided that if the Issuing Bank or such Lender, as the case may be, fails to give such notice within one hundred eighty (180) days after it obtains actual knowledge of such an event, the Issuing Bank or such Lender, as the case may be, shall, with respect to compensation payable pursuant to this Section 12.3 in respect of any costs resulting from such event, only be entitled to payment under this Section 12.3 for costs incurred from and after the date one hundred eighty (180) days prior to the date that the Issuing Bank or such Lender, as the case may be, gives such notice.
Section 12.4    Effect On Other Advances. If notice has been given pursuant to Sections 12.1, 12.2 or 12.3 suspending the obligation of any Lender to make any, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender (or, in the case of Section 12.1, the Administrative Agent) notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as to the Eurodollar Advances affected shall, at the option of the Borrowers, be made instead as Base Rate Advances.
Section 12.5    Capital Adequacy. If any Lender or Issuing Bank (or any Affiliate of the foregoing) shall have reasonably determined that a Change in Law has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s (or any Affiliate of the foregoing) capital as a consequence of such Lender’s or Issuing Bank’s portion of the Revolving Loan Commitment or obligations hereunder to a level below that which it could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s (or any Affiliate of the foregoing) policies with respect to capital adequacy immediately before such Change in Law and assuming that such Lender’s or Issuing Bank’s (or any Affiliate of the foregoing) capital was fully utilized prior to such adoption, change or compliance), then, promptly upon demand, which demand shall be accompanied by the certificate described in the last sentence of this Section 12.5, by such Lender or Issuing Bank, the Borrowers shall immediately pay to such Lender or Issuing Bank such additional amounts as shall be sufficient to compensate such Lender or Issuing Bank for any such reduction actually suffered; provided, however, that there shall be no duplication of amounts paid to a Lender pursuant to this sentence and Section 12.3. A certificate of such Lender or Issuing Bank setting forth the amount to be paid to such Lender or Issuing Bank by the Borrowers as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive. The Issuing Bank and each Lender shall endeavor to notify the Borrowers of any event occurring after the date of this Agreement entitling the Issuing Bank or such Lender, as the case may be, to compensation under this Section 12.5 within one hundred eighty (180) days after the Issuing Bank or such Lender, as the case may be, obtains actual knowledge thereof; provided that if the Issuing Bank or such Lender, as the case may be, fails to give such notice within one hundred eighty (180) days after it obtains actual knowledge of such an event, the Issuing Bank or such Lender, as the case may be, shall, with respect to compensation payable pursuant to this Section 12.5 in respect of any costs resulting from such event, only be entitled to payment under this Section 12.5 for costs incurred from and after the date one hundred eighty (180) days prior to the date that the Issuing Bank or such Lender, as the case may be, gives such notice.
ARTICLE 13

JURISDICTION, VENUE AND WAIVER OF JURY TRIAL
Section 13.1    Jurisdiction and Service of Process. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY BANK PRODUCTS DOCUMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF NEW YORK AND HEREBY IRREVOCABLY DESIGNATES AND APPOINTS, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS, THE BORROWERS, OR SUCH OTHER PERSON AS SUCH CREDIT PARTY SHALL DESIGNATE HEREAFTER BY WRITTEN NOTICE GIVEN TO THE ADMINISTRATIVE AGENT. THE CONSENT TO JURISDICTION HEREIN SHALL NOT BE EXCLUSIVE. THE LENDER GROUP SHALL FOR ALL PURPOSES AUTOMATICALLY, AND WITHOUT ANY ACT ON THEIR PART, BE ENTITLED TO TREAT SUCH DESIGNEE OF EACH CREDIT PARTY AS THE AUTHORIZED AGENT TO RECEIVE FOR AND ON BEHALF OF SUCH CREDIT PARTY SERVICE OF WRITS, OR SUMMONS OR OTHER LEGAL PROCESS, WHICH SERVICE SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH CREDIT PARTY SERVED WHEN DELIVERED, WHETHER OR NOT SUCH AGENT GIVES NOTICE TO SUCH CREDIT PARTY; AND DELIVERY OF SUCH SERVICE TO ITS AUTHORIZED AGENT SHALL BE DEEMED TO BE MADE WHEN PERSONALLY DELIVERED OR THREE (3) BUSINESS DAYS AFTER MAILING BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH AUTHORIZED AGENT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT, FOR ANY REASON, SUCH AGENT OR ITS SUCCESSORS SHALL NO LONGER SERVE AS AGENT OF EACH CREDIT PARTY TO RECEIVE SERVICE OF PROCESS, EACH CREDIT PARTY SHALL SERVE AND ADVISE THE ADMINISTRATIVE AGENT THEREOF SO THAT AT ALL TIMES EACH CREDIT PARTY WILL MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS ON BEHALF OF SUCH CREDIT PARTY WITH RESPECT TO THIS AGREEMENT, ALL OTHER LOAN DOCUMENTS AND THE BANK PRODUCTS DOCUMENTS. IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.
Section 13.2    Consent to Venue. EACH CREDIT PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY BANK PRODUCTS DOCUMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 13.3    Waiver of Jury Trial. EACH CREDIT PARTY AND EACH MEMBER OF THE LENDER GROUP TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY CREDIT PARTY, ANY MEMBER OF THE LENDER GROUP OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE BANK PRODUCTS DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS ARTICLE 13.
Section 13.4    JUDICIAL REFERENCE. IF, NOTWITHSTANDING SECTION 11.7 OR THIS ARTICLE 13, ANY ACTION, LITIGATION OR PROCEEDING RELATING TO ANY OBLIGATIONS OR LOAN DOCUMENTS IS FILED IN A COURT SITTING IN OR APPLYING THE LAWS OF CALIFORNIA, THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CAL. CIV. PROC. CODE §638 TO A REFEREE (WHO SHALL BE AN ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL ISSUES IN SUCH CASE (WHETHER FACT OR LAW) AND TO REPORT A STATEMENT OF DECISION. NOTHING IN THIS SECTION SHALL LIMIT ANY RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER GROUP MEMBER TO EXERCISE SELF-HELP REMEDIES, SUCH AS SETOFF, FORECLOSURE OR SALE OF ANY COLLATERAL, OR TO OBTAIN PROVISIONAL OR ANCILLARY REMEDIES FROM A COURT OF COMPETENT JURISDICTION BEFORE, DURING OR AFTER ANY JUDICIAL REFERENCE. THE EXERCISE OF A REMEDY DOES NOT WAIVE THE RIGHT OF ANY PARTY TO RESORT TO JUDICIAL REFERENCE.
[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the day and year first above written.

BORROWERS:	CENTRAL GARDEN & PET COMPANY By: Name: Title:
ALL-GLASS AQUARIUM CO., INC. By: Name: Title:
B2E BIOTECH, LLC By: Name: Title:
B2E CORPORATION By: Name: Title: FARNAM COMPANIES, INC. By: Name: Title:

FOUR PAWS PRODUCTS, LTD. By: Name: Title:
GRO TEC, INC. By: Name: Title:
GULFSTREAM HOME & GARDEN, INC. By: Name: Title:
KAYTEE PRODUCTS INCORPORATED By: Name: Title:
MATSON, LLC By: Name: Title:

NEW ENGLAND POTTERY, LLC By: Name: Title:
PENNINGTON SEED, INC. By: Name: Title:
PETS INTERNATIONAL, LTD. By: Name: Title:
T.F.H. PUBLICATIONS, INC. By: Name: Title:
WELLMARK INTERNATIONAL By: Name: Title:

IMS SOUTHERN, LLC By: Name: Title: IMS TRADING, LLC By: Name: Title:
HYDRO-ORGANICS WHOLESALE By: Name: Title:

ADMINISTRATIVE AGENT, ISSUING BANK, SWING BANK AND A LENDER:	SUNTRUST BANK, as the Administrative Agent, the Issuing Bank, the Swing Bank, and a Lender By: Name: Title:

LENDERS:	BANK OF AMERICA, N.A., as a Lender By: Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

BANK OF THE WEST, as a Lender

By:
Name:
Title:

BMO HARRIS BANK N.A., as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

COBANK, ACB, as a Lender

By:
Name:
Title:

NAI-1500922261v16

Schedule 1.1(a)

Commitment Ratios

Lender	Revolving Loan Commitment	Revolving Commitment Ratio	Aggregate Commitment Ratio
SunTrust Bank	$75,000,000	18.75%	18.75%
Bank of America, N.A.	$50,000,000	12.5%	12.5%
US Bank National Association	$50,000,000	12.5%	12.5%
Wells Fargo Bank, National Association	$50,000,000	12.5%	12.5%
Bank of the West	$37,500,000	9.375%	9.375%
BMO Harris Bank N.A.	$37,500,000	9.375%	9.375%
JPMorgan Chase Bank, N.A.	$37,500,000	9.375%	9.375%
KeyBank National Association	$37,500,000	9.375%	9.375%
CoBank, ACB	$25,000,000	6.25%	6.25%
Totals	$400,000,000	100%	100%
NAI- 1500934555v2A-1

EXHIBIT A

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Borrowers’ Information

Borrowers:	Central Garden & Pet Company and certain of its Subsidiaries
Amount and Facility:	$400,000,000 Revolving Loan
Agreement Date:	April 22, 2016
Borrower Representative	Central Garden & Pet Company
Tax ID#:
Participant Information

Institution:
(As it will appear in documents and subsequent announcements)
Institution Tax ID#:

Is institution a foreign entity?	Yes. Please include the applicable W-8 BEN, W-8 ECI or W-9 withholding form for your entity. Not Applicable

	Credit Contact	Admin/Operations Contact

Primary Contact:
Title:
Street Address:
City/State/Zip:
Telephone Number:
Fax Number:
E-mail Address:

	Compliance Contact	Letter of Credit Contact

Primary Contact:
Title:
Street Address:
City/State/Zip:
Telephone Number:
Fax Number:
E-mail Address:

Wire Routing Instructions

Bank Name:
ABA Number:
City/State:
Account Name (OBI):
Account Number:
Beneficiary (BNF)
Ref:

Administrative Agent Information
Operations	Wire Instructions

Primary Contact:	Bank:	SunTrust Bank
Telephone Number:	City/State	Atlanta, Georgia
Fax Number:	ABA #:	61000104
Address:	Credit:
Account #:
Attention:
	Reference:	Central Garden & Pet Company
E-mail Address:

PLEASE COMPLETE THIS FORM AND FAX TO SUNTRUST BANK AT (404) 813-1437.

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________

2.	Assignee: ______________________________

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

3.	Borrowers: Central Garden & Pet Company and certain of its Subsidiaries

4.	Administrative
Agent:            SunTrust Bank, as the administrative agent under the Credit Agreement (in such capacity, together with its successors and assigns, the “Administrative Agent”)

5.
Credit Agreement:    Amended and Restated Credit Agreement dated as of April 22, 2016 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”) by and among Central Garden & Pet Company, a Delaware corporation, and the other Persons party thereto as “Borrowers”, the Persons party thereto as “Guarantors”, each lender from time to time party thereto (the “Lenders”), and SunTrust Bank, as Administrative Agent for itself and the Lenders.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Revolving Loan Commitment/Loans for all Lenders	Amount of Revolving Loan Commitment/Loans Assigned[8]	Percentage Assigned of Revolving Loan Commitment/ Loans	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.    Trade Date:        ______________]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
Title:

[Consented to and] Accepted:

SUNTRUST BANK, as Administrative Agent

By: _________________________________
Title:

[Consented to:]

CENTRAL GARDEN & PET COMPANY,
as Borrower Representative

By

    Name:

    Title:]

ANNEX 1

AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 22, 2016,
BY AND AMONG CENTRAL GARDEN & PET COMPANY, A DELAWARE CORPORATION, THE OTHER BORROWERS PARTY THERETO, THE GUARANTORS PARTY THERETO,
THE SEVERAL BANKS AND OTHER FINANCIAL INSTITUTIONS AND LENDERS FROM TIME TO TIME PARTY THERETO, AND SUNTRUST BANK, AS ADMINISTRATIVE AGENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignors. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b)  assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignees. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.5 of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.5 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1(k) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Person attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE
[Provided Separately by Administrative Agent]

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE
The undersigned hereby certifies to the Administrative Agent that he or she is an Authorized Signatory of CENTRAL GARDEN & PET COMPANY, a Delaware corporation (the “Parent”). In connection with that certain Amended and Restated Credit Agreement dated as of April 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Parent, the other Persons party thereto from time to time as Borrowers (together with the Parent, each a “Borrower,” and collectively, the “Borrowers”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders (the “Lenders”), and SunTrust Bank, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), the undersigned, as the Borrower Representative, does hereby further certify to the Administrative Agent in the undersigned’s capacity as Chief Financial Officer of the Parent and not in the undersigned’s individual capacity that:
1.    The arithmetical calculations required to establish whether or not the Credit Parties are in compliance with the requirements of the Financial Covenants (whether or not the Credit Parties are otherwise required to satisfy such covenant at the time this Compliance Certificate is delivered) as at the end of the applicable fiscal quarter (the “Specified Period”) are set forth on Schedule 1 attached hereto (with detailed calculations attached hereto as Annex 1);
2.    No change in GAAP or the application thereof has occurred since the date of the Parent’s audited financial statements delivered on the Agreement Date[, except as set forth on Schedule 2 (which schedule specifies the effect of such change on the financial statements accompanying this Compliance Certificate)]; and
3.    To the best of the undersigned’s knowledge, no Default or Event of Default has occurred as at the end of the Specified Period [, except as described on Schedule 3 attached hereto (which schedule describes the nature of such Default or Event of Default, when it occurred, whether it is continuing and specifies what action the Borrowers have taken or propose to take with respect thereto)].
Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.
[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned, in the undersigned’s capacity as Chief Financial Officer of the Parent and as the Borrower Representative, and not in the undersigned’s individual capacity, has caused this Compliance Certificate to be executed on behalf the Borrowers as of [______________ ____, 20__].

CENTRAL GARDEN & PET COMPANY

By:
Name:
Title: Chief Financial Officer

SCHEDULE 1

[ATTACH DETAILED FINANCIAL CALCULATIONS]

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION
[_____________ ___, 20__]
I, [____________________________], the [___________________] and an Authorized Signatory of CENTRAL GARDEN & PET COMPANY, a Delaware corporation (the “Parent”), do hereby certify on behalf of the Borrowers in the capacity of Borrower Representative (as defined in the Credit Agreement), and not in my individual capacity, pursuant to the provisions of that certain Amended and Restated Credit Agreement dated as of April 22, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definitions shall have the meanings ascribed thereto in the Credit Agreement), by and among the Parent, the other Persons party thereto from time to time as Borrowers (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders (the “Lenders”), and SunTrust Bank, as the Administrative Agent (together with its successors in such capacity the “Administrative Agent”), that, with respect to the existing outstanding [Base Rate / Eurodollar] Advance under the Revolving Loan Commitment in the original principal amount of $[__________],
(a)    such [Base Rate / Eurodollar] Advance shall be converted or continued as follows:

(i)	$[__________] of such amount shall be converted to a Base Rate Advance, effective [__________, ____ ][DATE];

(ii)	$[__________] of such amount shall be [converted to /continued as] a Eurodollar Advance with an Interest Period of [____] months, effective [____________, ____][DATE];

(iii)	$[__________] of such amount shall be repaid on [____________, ____] [DATE]; and
(b)    [after giving effect to the foregoing, the number of Eurodollar Advances outstanding will not exceed fifteen (15); and]
(c)    [no Default or Event of Default exists at the time of the requested continuation of or conversion to a Eurodollar Advance specified above.]
The foregoing instructions shall be irrevocable. This Notice of Conversion/Continuation shall be a Loan Document.

IN WITNESS WHEREOF, the undersigned in its capacity as the Borrower Representative, acting through an Authorized Signatory, has caused this Notice of Conversion/Continuation to executed, as of the date first written above.

CENTRAL GARDEN & PET COMPANY, a Delaware corporation

By:
Name:
Title:

EXHIBIT F

FORM OF REQUEST FOR ADVANCE
I, [____________________________], the [___________________] and an Authorized Signatory of CENTRAL GARDEN & PET COMPANY, a Delaware corporation (the “Parent”), do hereby certify on behalf of the Borrowers in the capacity of the Borrower Representative (as defined in the Credit Agreement), and not in my individual capacity, pursuant to the provisions of that certain Amended and Restated Credit Agreement dated as of April 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definitions shall have the meanings ascribed thereto in the Credit Agreement), by and among the Parent, the other Persons party thereto from time to time as Borrowers (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders (the “Lenders”), and SunTrust Bank, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), that:
1.    The Borrower Representative hereby requests [a Eurodollar Advance in the amount of $[____________] with an Interest Period of [____] months][a Base Rate Advance in the amount of $______________], under the Revolving Loan Commitment [in the form of a Swing Loan]. The proceeds of the Advance should be wired on behalf of the Borrowers as set forth below. The foregoing instructions shall be irrevocable.
Bank Name:
Bank Address:
ABA#:
Account Name:
Account Number:
Federal Tax I.D. #:
2.    After giving effect to the foregoing, the number of Eurodollar Advances outstanding will not exceed fifteen (15).
3.    All of the representations and warranties of the Credit Parties under the Credit Agreement and the other Loan Documents, which, pursuant to Section 5.4 of the Credit Agreement, are made at and as of the time of the Advance requested hereby, are true and correct in all material respects (other than those qualified by materiality or Materially Adverse Effect, which are true and correct in all respects), both before and after giving effect to such Advance, except to the extent such representations and warranties expressly relate solely to a specific, earlier date (in which case, such representation and warranties shall have been true and correct in all material respects (other than those qualified by materiality or Materially Adverse Effect, which shall have been true and correct in all respects) as of such earlier date), and all applicable conditions set forth in Section 4.1 (solely in the case of the initial borrowing on the Agreement Date) and Section 4.2 of the Credit Agreement have been satisfied or waived.
4.    On the date of the Advance requested hereby and after giving effect thereto, no Default or Event of Default exists.
5.    The most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 7.5(a) of the Credit Agreement demonstrates that after giving effect to the making of the Advance and any Reserves imposed since the delivery of such Borrowing Base Certificate, no Overadvance exists.
6.    Since September 26, 2015, there has been no change which has had or could reasonably be expected to have a Materially Adverse Effect.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned in its capacity as the Borrower Representative, acting through an Authorized Signatory, has caused this Request for Advance to be executed as of [___________], 20__.

CENTRAL GARDEN & PET COMPANY, a Delaware corporation

By:
Name:
Title:

EXHIBIT G
FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
I, [_____________________], the [___________________] and an Authorized Signatory of CENTRAL GARDEN & PET COMPANY, a Delaware corporation (the “Parent”), do hereby certify on behalf of the Borrowers in the capacity of the Borrower Representative, and not in my individual capacity, pursuant to the provisions of that certain Amended and Restated Credit Agreement dated as of April 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definitions shall have the meanings ascribed thereto in the Credit Agreement), by and among the Parent, the other Persons party thereto from time to time as Borrowers (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders (the “Lenders”), and SunTrust Bank, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), that:
1.    The Borrower Representative hereby requests that [_____________], as Issuing Bank, issue a [Commercial][Standby] Letter of Credit under the Letter of Credit Commitment in the amount of $[_______________] to be issued on [_________________, 20__] (the “Effective Date”) for the account of the Borrowers and for the benefit of [________________] (the “Beneficiary”) to expire on [___________________].
2.    Attached hereto as Exhibit A is a duly completed Letter of Credit application.
3.    As of the Effective Date and after giving effect to the issuance of the Letter of Credit requested hereunder, (i) no Overadvance exists or would result therefrom, and (ii) the Aggregate Amount of all Letter of Credit Obligations then outstanding will not exceed the Letter of Credit Commitment.
4.    All of the representations and warranties of the Credit Parties under the Credit Agreement and the other Loan Documents, which, pursuant to Section 5.4 of the Credit Agreement, are made at and as of the time of the issuance of the Letter of Credit requested hereby, are true and correct in all material respects (other than those qualified by materiality or Materially Adverse Effect, which are true and correct in all respects), both before and after giving effect to the issuance of such Letter of Credit, except to the extent such representations and warranties expressly relate solely to a specific, earlier date (in which case, such representations and warranties shall have been true and correct in all material respects (other than those qualified by materiality or Materially Adverse Effect, which shall have been true and correct in all respects) as of such earlier date), and all applicable conditions set forth in Section 4.1 (solely in the case of the any Letter of Credit issued on the Agreement Date) and Section 4.2 of the Credit Agreement have been satisfied or waived.
5.    On the date of the issuance of the Letter of Credit requested hereby and after giving effect thereto, no Default or Event of Default exists.
6.    The most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 7.5(a) of the Credit Agreement demonstrates that, after giving effect to the issuance of the Letter of Credit requested hereby and any Reserves imposed since the delivery of such Borrowing Base Certificate, no Overadvance exists.
7.    Since September 26, 2015, there has been no change which has had or could reasonably be expected to have a Materially Adverse Effect.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned in its capacity as the Borrower Representative acting through an Authorized Signatory, has caused this Request for Issuance of Letter of Credit to be executed on the ________ day of _________________, 20___.

CENTRAL GARDEN & PET COMPANY, a Delaware corporation

By:
Name:
Title:

Exhibit A

[Attach Letter of Credit Application]

EXHIBIT H

FORM OF [AMENDED AND RESTATED] REVOLVING LOAN NOTE
US $______________    [DATE]
FOR VALUE RECEIVED, the undersigned, CENTRAL GARDEN & PET COMPANY, a Delaware corporation (the “Parent”), and each of the other Borrowers signatory hereto (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), hereby promises to pay to the order of [______________] (hereinafter, together with its successors and permitted assigns, the “Lender”), at the office of the Administrative Agent (as defined below), in immediately available funds, the principal sum of [________________________ and ___]/100 DOLLARS ($[______________]) of United States funds, or, if less, the aggregate unpaid principal amount of the Revolving Loans advanced by the Lender to the Borrowers under the Credit Agreement, plus interest as hereinafter provided, in accordance with the terms of the Credit Agreement.
This [Amended and Restated] Revolving Loan Note (this “Note”) is one of the Revolving Loan Notes referred to in that certain Amended and Restated Credit Agreement dated as of April 22, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among the Parent, the other Persons party thereto from time to time as Borrowers (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders (the “Lenders”), and SunTrust Bank, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”). All capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement except to the extent such capitalized terms are otherwise defined herein.
All principal amounts and other Obligations then outstanding shall be due and payable in full on the Maturity Date, or such earlier date as the Revolving Loans shall be due and payable in full, in cash, whether by acceleration or otherwise, pursuant to the Credit Agreement. The principal outstanding hereunder is also subject to repayment and prepayment from time to time as provided in the Credit Agreement.
The Borrowers shall be entitled to borrow, repay and re-borrow funds hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount of any Revolving Loan may be made only as provided in the Credit Agreement.
The Borrowers hereby promise to pay interest on the unpaid principal amount hereof at the rates and at such times and in such manner as are provided under the Credit Agreement.
In no event shall the amount of interest and other charges for the use of money payable hereunder exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money payable hereunder or manner of payment exceeds the maximum amount allowable under Applicable Law, then, ipso facto as of the Agreement Date, the Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrowers in excess of such legal maximum, whenever received, shall be applied first, to reduce the principal balance of the Loans in accordance with the terms of the Credit Agreement and second, returned to the Borrowers, to the extent of such excess. It is the express intent hereof that the Borrowers not pay, and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under Applicable Law.
All parties now or hereafter liable with respect to this Note, whether any Borrower, any Guarantor, endorser or any other Person, hereby waive any presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest whatsoever.
No failure or delay on the part of the Lender or any holder hereof in exercising any right under this Note shall operate as a waiver of such right. Any waiver or indulgence granted by the Lenders or by the Majority Lenders shall not constitute a modification of the Credit Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Credit Agreement such as to require further notice by the Lenders of the Lenders’ intent to require strict adherence to the terms of the Credit Agreement in the future. Any such actions shall not in any way affect the ability of the Lenders, in their discretion, to exercise any rights available to them under the Credit Agreement or under any other agreement, whether or not the Lenders are party, relating to the Borrowers.
The Borrowers hereby promise to pay the costs of collection, including, without limitation, reasonable attorneys’ fees, should this Note be collected by or through an attorney at law or under advice therefrom to the extent set forth in the Credit Agreement.
Time is of the essence in this Note.
This Note evidences the Lender’s portion of the Revolving Loans under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment and repayment. This Note is secured by and is also entitled to the benefits of the Loan Documents to the extent provided therein and any other agreement or instrument providing collateral for the Revolving Loans, whether now or hereafter in existence, and any filings, instruments, agreements and documents relating thereto and providing collateral for the Revolving Loans.
This Note may not be transferred or assigned or pledged except pursuant to and in accordance with the provisions of Section 11.5 of the Credit Agreement.
This Note is subject to the terms and provisions of the Credit Agreement, which are hereby incorporated herein by reference.
This Note shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.
[THIS NOTE AMENDS, RESTATES, AND SUPERSEDES THAT CERTAIN REVOLVING LOAN NOTE DATED [_____], IN THE PRINCIPAL AMOUNT OF $[_____], ISSUED BY THE BORROWERS IN FAVOR OF LENDER, AND NO NOVATION OF THE DEBT EVIDENCED THEREBY IS INTENDED NOR SHALL ANY SUCH NOVATION BE DEEMED TO HAVE OCCURRED ON ACCOUNT OF THE EXECUTION AND DELIVERY OF THIS REVOLVING LOAN NOTE OR OTHERWISE.]
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed as of the day and year first above written.
CENTRAL GARDEN & PET COMPANY
PENNINGTON SEED, INC.
GULFSTREAM HOME & GARDEN, INC.
KAYTEE PRODUCTS INCORPORATED
FOUR PAWS PRODUCTS, LTD.
NEW ENGLAND POTTERY, LLC
MATSON, LLC
ALL-GLASS AQUARIUM CO., INC.

By:
Name:
Title:

PETS INTERNATIONAL, LTD.

By:
Name:
Title:

T.F.H. PUBLICATIONS, INC.
B2E BIOTECH, LLC
B2E CORPORATION
GRO TEC, INC.
WELLMARK INTERNATIONAL
FARNAM COMPANIES, INC.

By:
Name:
Title:

IMS TRADING, LLC By: ________________________________ Name: Title:
IMS SOUTHERN, LLC By: ________________________________ Name: Title:
HYDRO-ORGANICS WHOLESALE By: ________________________________ Name: Title:

EXHIBIT I
FORM OF JOINDER SUPPLEMENT
Reference is made to that certain Amended and Restated Credit Agreement dated as of April 22, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definitions shall have the meanings ascribed thereto in the Credit Agreement), by and among CENTRAL GARDEN & PET COMPANY, a Delaware corporation (the “Parent”), the other Persons party thereto from time to time as Borrowers (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as lenders (the “Lenders”), and SunTrust Bank, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”).
WHEREAS, pursuant to Section 6.20 of the Credit Agreement any new Domestic Restricted Subsidiary (whether by acquisition, creation or designation) of the Parent is required to join (a) the Credit Agreement as a Borrower or a Guarantor and become a Credit Party and (b) the Security Agreement as a Grantor, in each case, by executing and delivering in favor of the Administrative Agent, for the benefit of the Lender Group, this Joinder Supplement. Upon the execution and delivery of this Joinder Supplement by the undersigned (the “New Credit Party”), such New Credit Party shall become a [Borrower][Guarantor] and a Credit Party under the Credit Agreement and the other Loan Documents and become a Grantor under the Security Agreement with the same force and effect as if originally named as a [Borrower][Guarantor], a Credit Party, and a Grantor therein, as applicable.
NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    In accordance with Section 6.20 of the Credit Agreement, the New Credit Party, by its signature below, becomes a [Borrower][Guarantor] and a Credit Party under the Credit Agreement with the same force and effect as if originally named therein as a [Borrower][Guarantor] and as a Credit Party and the New Credit Party (a) hereby agrees to all of the terms and provisions of the Credit Agreement applicable to it as a [Borrower][Guarantor] and as a Credit Party thereunder and (b) represents and warrants that the representations and warranties made by it as a [Borrower][Guarantor] and a Credit Party thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) with respect to such New Credit Party and its Property and Subsidiaries, as applicable, on and as of the date hereof. [In furtherance of the foregoing[, subject to the limitations set forth in Section 3.1(g) of the Credit Agreement, the New Credit Party hereby jointly and severally with the other Guarantors guarantees to the Administrative Agent, for the benefit of the Lender Group, the full and prompt payment of the Obligations,][the New Credit Party hereby irrevocably and unconditionally accepts joint and several liability with the other Borrowers with respect to the payment and performance of all Obligations,] including, without limitation, (a) any interest thereon (including, without limitation, interest, as provided in the Credit Agreement, accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against any other Credit Party after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus (b) out-of-pocket expenses and reasonable attorney’s fees if the obligations represented by the Credit Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Each reference to a [Borrower][Guarantor] and Credit Party as applicable in the Credit Agreement and each other Loan Document shall be deemed to include the New Credit Party. The terms and provisions of the Credit Agreement are hereby incorporated herein by reference.
2.    In accordance with Section 8.14 of the Security Agreement, the New Credit Party, by its signature below, becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Credit Party hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) with respect to such New Credit Party and its Property and Subsidiaries, as applicable, on and as of the date hereof. In furtherance of the foregoing, the New Credit Party, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby grant, assign, and pledge to the Administrative Agent, for the benefit of the Lender Group, a security interest in and to all Collateral (as defined in the Security Agreement) of the New Credit Party on the terms set forth in Section 2.1 of the Security Agreement. Each reference to a Grantor in the Security Agreement shall be deemed to include the New Credit Party. The terms and provisions of the Security Agreement are hereby incorporated herein by reference.
3.    Attached hereto as Exhibit A are supplements to Schedules 1 through 8 to the Security Agreement setting forth the information required pursuant to the Security Agreement with respect to the New Credit Party. The New Credit Party represents and warrants that such Schedules are true, correct and complete in all respects as of the date hereof.]
4.    The New Credit Party acknowledges and confirms that it has received a copy of the Credit Agreement and the other Loan Documents and, in each case, all schedules and exhibits thereto.
5.    The New Credit Party agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Joinder Supplement.
6.    The New Credit Party represents and warrants to the Administrative Agent (for itself and on behalf of the Lender Group) that this Joinder Supplement has been duly executed and delivered by the New Credit Party and is a legal, valid and binding obligation of the New Credit Party, enforceable against the New Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
7.    This Joinder Supplement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered shall be deemed to be an original, but all such separate counterparts shall, when taken together constitute but one and the same agreement. In proving this Joinder Supplement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an Adobe file format document (also known as PDF file) shall be deemed an original signature hereto.
8.    Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.
9.    The provisions of this Joinder Supplement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of New York, without regard to conflicts of law principles that cause the application of the laws of any other jurisdiction.
10.    This Joinder Supplement shall be considered a Loan Document for all purposes.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the New Credit Party has caused this Joinder Supplement to be executed as of the day and year first above written.
NEW CREDIT PARTY:

By:	Name: Title:

ACKNOWLEDGED AND AGREED
ON [___________ __, 20__]

SUNTRUST BANK, as Administrative Agent

By:
Name:
Title:

EXHIBIT A
SUPPLEMENT SCHEDULES TO SECURITY AGREEMENT
[PLEASE SEE ATTACHED.]

DISCLOSURE SCHEDULES

CENTRAL GARDEN & PET COMPANY (“CG&P”), on behalf of itself and its Subsidiaries, certifies that the following are the Disclosure Schedules (the “Schedules”) to the Amended and Restated Credit Agreement (the “Credit Agreement”), dated April 22, 2016, by and among Parent, certain domestic subsidiaries of Parent party thereto as borrowers and guarantors (together with Parent, the “Credit Parties”), the lenders from time to time party thereto, and SunTrust Bank as issuing bank and administrative agent, and the Security Agreement (as defined in the Credit Agreement).
All capitalized terms used in the Schedules are used as defined in the Credit Agreement. The Schedules are arranged according to specific sections and subsections and provide exceptions to, or otherwise qualify in reasonable detail, the corresponding section and subsection in the Credit Agreement and Security Agreement. The disclosure of any matter in any section shall not be deemed to constitute an admission by the Credit Parties or to otherwise imply that any such matter is material to the Credit Parties for the purposes of the Credit Agreement or Security Agreement.
The Schedules are qualified in their entirety by reference to specific provisions of the Credit Agreement or Security Agreement, as applicable, and shall not be construed as constituting representations or warranties of the Company, except as and to the extent provided in the Credit Agreement or Security Agreement, as applicable.
CENTRAL GARDEN & PET COMPANY, as the Borrower Representative
By:_________________________________

Name: George Yuhas
Title: General Counsel and Secretary

List of Disclosure Schedules
Schedules to Credit Agreement
Schedule 1.1(c)    -    Permitted Liens
Schedule 5.1(c)-1    -    Subsidiaries
Schedule 5.1(c)-2    -    Partnerships/Joint Ventures
Schedule 5.1(d)    -    Outstanding Capital Stock Ownership
Schedule 5.1(h)     -     Material Contracts
Schedule 5.1(i)     -    Labor Matters
Schedule 5.1(m)    -    Investments/Guaranties as of the Agreement Date
Schedule 5.1(o)    -    ERISA
Schedule 5.1(p)    -    Intellectual Property; Licenses and Certifications
Schedule 5.1(v)     -     Insurance
Schedule 5.1(x)     -     Leased and Owned Real Property
Schedule 5.1(aa)     -    Prior Names/Trade Names
Schedule 6.15        -     Bank and Investment Accounts
Schedule 8.1(b)    -    Scheduled Permitted Indebtedness
Schedule 8.6         -     Affiliate Transactions
Schedule 8.13        -    Restrictive Agreements
Schedules to Security Agreement
Schedule 1            Pledged Securities
Schedule 2            Required Actions
Schedule 3            Legal Name, Organization, Chief Executive Office
Schedule 4            Prior Names and Chief Executive Offices
Schedule 5            Patents
Schedule 6            Trademarks
Schedule 7            Copyrights
Schedule 8             Commercial Tort Claims

Schedule 1.1(c)    –    Permitted Liens
None.

Schedule 5.1(c)-1    -    Subsidiaries
Subsidiary List

Subsidiary	Jurisdiction	Owner of Equity	Additional Trade Names
All-Glass Aquarium Co., Inc.	Wisconsin	Pennington Seed, Inc.	N/A
B2E Biotech, LLC	Delaware	B2E Corporation	N/A
B2E Corporation	New York	Wellmark International	N/A
B2E Microbials, LLC	Delaware	B2E Corporation	N/A
B2E Manufacturing, LLC	Delaware	B2E Microbials, LLC	N/A
Central Garden & Pet Company	Delaware	N/A	Matthews Redwood and Nursery Supply, Inc., Grant Laboratories, Inc., Interpet USA, LLC (all merged into CG&P on September 26, 2012)
Central Pet Group, LLC	Delaware	CG&P	GKI/Bethlehem Lighting
CGP Acq V, LLC	Delaware	CG&P	N/A
Farnam Companies, Inc.	Arizona	CG&P	N/A
Four Paws Products, Ltd.	New York	CG&P	N/A
FourStar Microbial Products	Delaware	B2E Corporation	N/A
Gro Tec, Inc.	Georgia	Pennington Seed, Inc.	N/A
Gulfstream Home & Garden, Inc.	Florida	CG&P	N/A
Howard Johnson’s Enterprises, Inc.	Delaware	Pennington Seed, Inc.	N/A
Hydro-Organics Wholesale	California	CG&P	N/A
IMS Southern, LLC	Utah	CG&P	N/A
IMS Trading, LLC	Utah	CG&P	N/A
IMS Trading Mexico S. De R.L. De C.V.	Mexico	98% IMS Trading, LLC; 2% IMS Southern, LLC	N/A
IMS Comercializadora Y Fabricacion de Calidad, S.A. de C.V.	Mexico	99% IMS Trading Mexico S. De R.L.De C.V.; 1% IMS Southern, LLC	N/A
Interpet Limited	United Kingdom	CG&P	N/A
Kaytee Avian Foundation, Inc.	Wisconsin	CG&P	N/A
Kaytee Products Incorporated	Wisconsin	CG&P	N/A
Matson, LLC	Washington	CG&P	Corry’s
New England Pottery, LLC	Delaware	CG&P	N/A
NEXGEN Turf Research, LLC	Oregon	Pennington Seed, Inc.	N/A
Pennington Seed, Inc.	Delaware	CG&P	Cedar Works, LLC, Bay Tech Chemical Company, Newtco Packaging, Inc., Seeds West, Inc. and Pennington Seed, Inc. of Nebraska (all merged into CG&P on September 26, 2012)
Pets International, Ltd.	Illinois	CG&P	Super Pet
Phaeton Corporation	Florida	Pennington Seed, Inc.	Unicorn Labs
T.F.H. Publications, Inc.	Delaware	CG&P	N/A
Tech Pac, L.L.C.	Delaware	Gulfstream Home & Garden, Inc. (80% owned)	N/A
Wellmark International	California	CG&P	N/A
Wellmark International (Australia) PTY LTD.	Australia	Wellmark International	N/A

Schedule 5.1(c)-2    -    Partnerships/Joint Ventures
Biowoods, LLC, an Arkansas limited liability company is 50% owned by Pennington Seed, Inc. and 50% owned by Wood Results, LLC.
Kelly Packaging LLC is 49% owned by Pennington Seed, Inc.
DFZ Tech, LLZ is 49% owned by B2E Corporation.
Pet Products, LLC is 45% owned by CGP Acquisition V, LLC.
Ceragenin Animal Health, LLC is 50% owned by CG&P.
Purishield Life Sciences, LLC is 50% owned by CG&P.

Schedule 5.1(d)    -    Outstanding Capital Stock Ownership

ENTITY	AUTHORIZED EQUITY	ISSUED EQUITY
ALL GLASS AQUARIUM CO., INC.	1,000 shares Common Stock, no par value	500 Shares
B2E BIOTECH, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
B2E MICROBIALS, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
B2E CORPORATION	2,000,000 Shares Common Stock, par value $0.01 per share	277,684 Shares Common Stock
B2E MANUFACTURING, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
CENTRAL GARDEN & PET COMPANY
80,000,000 Shares Common Stock, par value $0.01 per share
100,000,000 Shares Class A Common Stock, par value $0.01 per share
3,000,000 Shares Class B Stock, par value $0.01 per share
1,000,000 Shares Preferred Stock, par value $0.01 per share
Publicly held. As of July 28, 2013: 12,246,741 shares of Common Stock outstanding; 33,311,838 shares of Class A Common Stock outstanding; and 1,652,262 shares of Class B Stock outstanding.
CENTRAL PET GROUP, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
CGP ACQUISITION V, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
FARNAM COMPANIES, INC.	5,000,000 Shares Class A Voting Common Stock, no par value 10,000,000 Shares Class B Non-Voting Common Stock, no par value	1,923,077 Shares Class A Voting Common Stock 8,076,923 Shares Class B Non-Voting Stock
FOUR PAWS PRODUCTS, LTD.	150 Shares Class A Voting Stock, no par value 50 Shares Class B Non-Voting Stock, no par value	140 Shares Class A Voting Stock 40 Shares Class B Non-Voting Stock
FOURSTAR MICROBIAL PRODUCTS, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
GRO TEC, INC.	10,000 Shares Common Stock, par value $1.00 per share	1,000 Shares Common Stock
GULFSTREAM HOME & GARDEN, INC.	1,000 Shares Common Stock, par value $1.00 per share	200 Shares Common Stock
HYDRO-ORGANICS WHOLESALE	100,000 Shares Common Stock	100,000 Shares Common Stock
HOWARD JOHNSON’S ENTERPRISES, INC.	1,000 Shares Common Stock, par value $1.00 per share	100 Shares Common Stock
IMS SOUTHERN, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
IMS TRADING, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
IMS TRADING MEXICO S. DE R.L. DE C.V.
Mexico equivalent to partnership interests (two fixed partnership interest with a book value of $50,000 Mexican Pesos and one variable partnership interest with a book value of $24,972,853 Mexican Pesos.
100% of partnership interests
IMS COMERCIALIZADORA Y FABRICACION DE CALIDAD, S.A. DE C.V.	Mexico equivalent of corporation fixed capital (common) shares with a book value of $50,000 Mexican Pesos.	50,000 fixed capital (common) shares
INTERPET LIMITED (UK Company)	1,000 Shares	100 Shares
KAYTEE AVIAN FOUNDATION, INC.	Non-stock corporation	No stock exists
KAYTEE PRODUCTS INCORPORATED	3,000 Shares Class A Common Stock, no par value 27,000 Shares Class B Common Stock, no par value	2,000 Shares Class A Common Stock 18,000 Shares Class B Common Stock
MATSON, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
NEW ENGLAND POTTERY, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
NEXGEN Turf Research, LLC	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
PENNINGTON SEED, INC.	1,000 Shares Common Stock, par value $0.001 per share	100 Shares Common Stock
PETS INTERNATIONAL, LTD.	10,000 Shares Common Stock, no par value	1,000 Shares Common Stock
PHAETON CORPORATION (DBA UNICORN LABS)	7,500 Shares Common Stock, par value $1.00 per share	1,111 Shares Common Stock
T.F.H. PUBLICATIONS, INC.	10,000 Shares Common Stock, no par value	1,000 Shares Common Stock
TECH PAC, L.L.C.	LLC Membership Interests expressed as a percentage; No defined equity units exist.	100% of the Membership Interests
WELLMARK INTERNATIONAL	100,000,000 Shares Common Stock	1,001,000 Shares Common Stock
WELLMARK INTERNATIONAL (AUSTRALIA) PTY LTD.	May issue an unlimited number of Common Shares, “A,” “B,”, “C,” and “D” Class Shares or “J” Class Redeemable Preference Shares	2,000 Ordinary Shares

Schedule 5.1(h)     -     Material Contracts
None.

Schedule 5.1(i)     -    Labor Matters
None.

Schedule 5.1(m)    -    Investments/Guaranties as of the Agreement Date
The Credit Parties other than CG&P have each guarantied the obligation of CG&P related to the Indenture (as defined in the Credit Agreement).

Schedule 5.1(o)    -    ERISA

1.	Anthem PPO Core Medical

2.	Anthem PPO Buy-up Medical

3.	Anthem PPO Core Dental

4.	Anthem PPO Buy-Up Dental

5.	VSP Core Vision Coverage

6.	VSP Buy-up Vision Coverage

7.	Central Garden & Pet Investment Growth Plan - 401(k)

8.	Kaytee Investment Plan for Union Employees - 401(k)

9.	Matson Profit Sharing Plan (Legacy plan no longer contributed to)

Schedule 5.1(p)    -    Intellectual Property; Licenses and Certifications
(i) Patents

Patent Title	Country	Owner	Patent Number	Provisional #	Pat App #	Filing Date	Provisional Filing Date	Effective Filing Date	Issue Date	Expiration Date
Sustained Release Microbial Insect Control Composition and Means	USA	B2E Microbials, LLC	7837988		11115033	4/25/2005			11/23/2010	4/25/2025
Sustained Release Microbial Insect Control Composition and Means	USA	B2E Microbials, LLC	8187618		12916866	11/1/2010			5/29/2012	11/1/2030
Bi-Modal Seed Port For Bird Feeder	USA	Cedar Works, LLC	6408788		9826775	4/6/2001			6/25/2002	4/6/2021
Bird Feeder	USA	Cedar Works, LLC	D544153		29258612	4/25/2006			6/5/2007	6/5/2021
Convertible Seed Port for Bird Feeder	USA	Cedar Works, LLC	6863024		10770625	2/4/2004			3/8/2005	2/4/2024
Squirrel Proof Seed Port	USA	Cedar Works, LLC	D535445		29229008	5/3/2005			1/16/2007	1/16/2021
Window Bird Feeder	USA	Cedar Works, LLC	D524490		29224275	5/1/2005			7/4/2006	7/4/2020
Animal Ball and Method of Assembling	USA	CG&P			14190867	2/26/2014
Animal Habitat	USA	CG&P			13/770,967	2/19/2013
ANIMAL HOUSING ASSEMBLY	USA	CG&P		61613826	13848115	3/21/2013	21-Mar-12
Aquarium	USA	CG&P	D548406		29230193	5/15/2005			8/7/2007	8/7/2021
Aquarium Filter	USA	CG&P	7,601,259	60791830	12/347,078	12/31/2008	13-Apr-06	4/5/2007	10/13/2009	4/5/2027
Aquarium Filter	USA	CG&P	7,771,592		12/468,689	4/13/2006			8/10/2010	4/5/2027
Aquarium Filter	USA	CG&P	7,618,534	60791830	11/696,767	4/5/2007	13-Apr-06		11/17/2009	4/5/2027
Aquarium Filter (EU)	EU	CG&P			7103798	10/5/2006
Aquarium Filter (EU)	EU	CG&P			9168397.9	10/5/2006
Aquarium Filter (Italy)	Italy	CG&P	1370617		PD2006A000367	10/5/2006			2/15/2010	10/5/2026
Aquarium Filter Assembly	USA	CG&P	D565,150		29/278,644	4/5/2007			3/25/2008	3/25/2022
Aquarium Filter Assembly	USA	CG&P	D571,891		29/278,646	4/5/2007			6/24/2008	6/24/2022
Aquarium Filter Assembly and Filter Element	USA	CG&P	7,594,998	60791830	12/268,096	11/10/2008	13-Apr-06		9/29/2009	4/5/2027
Aquarium Filter Assembly and Filter Element	USA	CG&P	7,569,139	60791830	11/696,759	4/5/2007	13-Apr-06		8/4/2009	4/5/2027
Aquarium Filter Cartridge Element	USA	CG&P	D565,696		29/278,645	4/5/2007			4/1/2008	4/1/2022
Aquarium Filter Containing A Cartridge Clog Indicator	USA	CG&P		61886917	14505800	10/3/2014	04-Oct-13
Aquarium Filter Element With Removable Insert	USA	CG&P	8,303,811		12/694,542	1/27/2010			11/6/2012	1/27/2030
Aquarium Filter Holster	USA	CG&P	D570,952		29/278,647	4/5/2007			6/10/2008	6/10/2022
Aquarium Frame	USA	CG&P	D598,612		29/298,751	12/12/2007			8/18/2009	8/18/2023
Aquarium Overflow System Standpipe	USA	CG&P	7000568		10636937	8/7/2003			2/21/2006	8/7/2023
Aquarium Overflow System Standpipe	USA	CG&P	7134403		11299584	12/12/2005	07-Aug-03		11/14/2006	8/7/2023
BATTERY BOX (DESIGN)	USA	CG&P	D681,549		29418238	4/13/2012			5/7/2013	5/7/2027
Bird Feeder	USA	CG&P	D663489		29397772	7/20/2011			7/10/2012	7/10/2026
Bird Feeder	USA	CG&P	D676615		29424217	6/8/2012			2/19/2013	2/19/2027
Bird Feeder	USA	CG&P	D727575		29506423	10/15/2014			4/21/2015	4/21/2029
Bottle	USA	CG&P	D669786		29336799	5/8/2009			10/30/2012	10/30/2026
Castle Aquarium Tank	USA	CG&P			29506872	10/21/2014
COLLAPSIBLE ANIMAL HOUSING ASSEMBLY	USA	CG&P	9167799		13557416	7/25/2012			10/27/2015	8/12/2032
COLLAPSIBLE ANIMAL HOUSING ASSEMBLY	USA	CG&P			14186334	2/21/2014
Composite Sock Filter for Aquariums	USA	CG&P	8,262,907		12/694,400	1/27/2010			9/11/2012	1/27/2030
Desk Lamp	USA	CG&P			29/523,389	4/9/2015
Display Environment for Reptiles and Other Pets	USA	CG&P	5803019			5/2/1996			9/8/1998	5/2/2016
Fish Tank	USA	CG&P	D731,714		29477302	12/20/2013			6/9/2015	6/9/2029
Fish Tank	USA	CG&P			29529299	6/5/2015
Fish Tank (Club)	USA	CG&P			29540742	9/28/2015
Fish Tank (Diamond)	USA	CG&P			29540745	9/28/2015
Fish Tank (Heart)	USA	CG&P			29540738	9/28/2015
Fish Tank (Spade)	USA	CG&P			29540740	9/28/2015
Fish Tank Vase	USA	CG&P			29524523	4/21/2015
Flower Pet Bed	USA	CG&P	D535064			9/1/2005			1/9/2007	1/9/2021
GARDENING DISPLAY (DESIGN)	USA	CG&P	D715682		29449939	3/15/2013			10/21/2014	10/21/2028
Hanger for a Bird Feeder with Moat for Containing Water to Restrict Access of Crawling Insects	USA	CG&P	D698103		29429008	8/6/2012			1/21/2014	1/21/2028
Hose-End Sprayer	USA	CG&P	D713497		29448844	3/14/2013			9/16/2014	9/16/2028
Hummingbird Feeder	USA	CG&P	D683910		29428995	8/6/2012			6/4/2013	6/4/2027
Hummingbird Feeder	USA	CG&P	D683912		29428993	8/6/2012			6/4/2013	6/4/2027
Hummingbird Feeder	USA	CG&P	D698101		29429006	8/6/2012			1/21/2014	1/21/2028
Hummingbird Feeder	USA	CG&P	D698098		29429001	8/6/2012			1/21/2014	1/21/2028
Hummingbird Feeder	USA	CG&P	D698100		29429003	8/6/2012			1/21/2014	1/21/2028
Hummingbird Feeder	USA	CG&P	D698099		29429002	8/6/2012			1/21/2014	1/21/2028
Hummingbird Feeder	USA	CG&P	D698501		29429004	8/6/2012			1/28/2014	1/28/2028
Hummingbird Feeder and a Portion of a Hummingbird Feeder	USA	CG&P	D683909		29428992	8/6/2012			6/4/2013	6/4/2027
Hummingbird Feeder and a Portion of a Hummingbird Feeder	USA	CG&P	D683911		29429007	8/6/2012			6/4/2013	6/4/2027
Hummingbird Feeder Component	USA	CG&P	D698102		29429009	8/6/2012			1/21/2014	1/21/2028
Hummingbird Feeder Component	USA	CG&P	D698097		29429000	8/6/2012			1/21/2014	1/21/2028
Hummingbird Feeder Component	USA	CG&P	D727574		29483072	2/25/2014			4/21/2015	4/21/2029
Hummingbird Feeder Component	USA	CG&P	D728,864		29483078	2/25/2014			5/15/2015	5/15/2029
Hummingbird Feeder With Injection-Molded Features	USA	CG&P		61966723	14327071	7/9/2014	28-Feb-14
Integrated Aquarium Filter Assembly Pending Including Filter Media Components and an Upstream Water Pump	USA	CG&P	8679330	61287626	12/971,807	12/17/2009			3/25/2014	12/17/2030
Interlocking Puzzle Tank	USA	CG&P	D721,859		29469165	10/8/2013			1/27/2015	1/27/2029
Interlocking Puzzle Tank	USA	CG&P	D727,572		29477293	12/20/2013			4/21/2015	4/21/2029
Interlocking Puzzle Tank	USA	CG&P			29/523,483	4/10/2015
Liquid Bait Station	USA	CG&P	D623258		29355605	2/10/2010			9/7/2010	9/7/2024
Method of Delivering Paraciticide Compounds	USA	CG&P		61734946	14097179	12/4/2013	07-Dec-12
Mulch Product	USA	CG&P		62388178			19-Jan-16
Nutrient Dispenser for Birds	USA	CG&P	D709249		29422227	5/17/2012			7/15/2014	7/15/2028
Nutrient Dispenser for Birds	USA	CG&P	D723,750		29492368	5/30/2014	17-May-11		3/3/2015	3/3/2029
Pet Carrier	USA	CG&P	D662263			12/13/2010			6/19/2012	6/19/2026
Pet Carrier	USA	CG&P	D662264			12/13/2010			6/19/2012	6/19/2026
Pet Habitat with Disposable Bedding Liner	USA	CG&P			14186334	2/21/2014
Pump-Assisted Gravel Vacuum	USA	CG&P	8,534,229	61350115	13/150,697	6/1/2010			9/17/2013	6/1/2031
Sofa Pet Bed	USA	CG&P	D535063			9/1/2005			1/9/2007	1/9/2021
Sprayer	USA	CG&P	D713931	61687791	29445683	2/14/2013	01-May-12		9/23/2014	9/23/2028
System for Irrigating and Fertilizing, and Features Thereof	USA	CG&P		61958885	14453356	8/6/2014	08-Aug-13
Vivarium Cover Locking Clip	USA	CG&P	7,909,371		11/759,275	6/7/2007			3/22/2011	6/7/2027
Vivarium Top Cover	USA	CG&P	D548407		29243663	11/29/2005			8/7/2007	8/7/2021
Wedge-shaped Filter Cartridge	USA	CG&P	8702981		13/276,032	10/18/2011			4/22/2014	7/12/2032
BATTERY BOX (EU)	EU	CG&P	002116442-001		2116442	10/10/2012			10/10/2012	10/10/2037
Collapsible Garden Trellis	USA	CG&P	D621526		29332978	2/27/2009			8/10/2010	8/10/2024
Chewable Sustained Release Tablet Formulations	USA	Farnam Companies, Inc. (“Farnam”)			12554361	9/4/2009
Chewable Sustained Release Tablet Formulations (Australia)	Australia	Farnam			2009289464	9/4/2009
Chewable Sustained Release Tablet Formulations (Canada)	Canada	Farnam			2736119	9/4/2009
Chewable Sustained Release Tablet Formulations (China)	China	Farnam	ZL200980143789.3		200980143789.3	9/4/2009			7/30/2014	9/4/2024
Chewable Sustained Release Tablet Formulations (EU)	EU	Farnam	2331076		9792287.6	9/4/2009			3/4/2015	9/4/2029
Chewable Sustained Release Tablet Formulations (Japan)	Japan	Farnam	5608653		2011-526247	9/4/2009			9/5/2014	9/4/2029
Composition for the Treatment of Scours in Calves	USA	Farnam	6,066,341			3/15/1999			5/23/2000	3/15/2019
Dietary Supplement for Preventing or Reducing Shedding of Hair	USA	Farnam	6,149,932			10/30/1998			11/21/2000	3/24/2018
Dog Toy	USA	Farnam	6,092,489			1/20/1998			7/25/2000	1/20/2018
Improved Bedding Fork and Bedding Fork Wall Assembly	USA	Farnam	5,799,998			11/25/1996			9/1/1998	11/25/2016
Insect Trap	USA	Farnam	D498,812			10/7/2003			11/23/2004	11/23/2018
Lighted Insect Trap	USA	Farnam	6,758,009			4/22/2003			7/6/2004	4/22/2023
Pet Amusement Device - Bug Jar	USA	Farnam	D495,839			1/23/2004			9/7/2004	9/7/2018
Sustained Release Pellets Comprising Wax-Like Materials	USA	Farnam			12040443	2/29/2008
Sustained Release Pellets Comprising Wax-Like Materials (Australia)	Australia	Farnam	2008223091		2008223091	2/29/2008			8/7/2014	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (Belgium)	Belgium	Farnam	2144599		8743631.7	2/29/2008			8/4/2010	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (Canada)	Canada	Farnam	2678367		2678367	2/29/2008			7/8/2014	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (China)	China	Farnam	ZL 20088006872.1		200880006872.1	2/29/2008			12/19/2012	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (EU)	EU	Farnam	2144599		8743631.7	2/29/2008			8/4/2010	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (France)	France	Farnam	2144599		8743631.7	2/29/2008			8/4/2010	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (Germany)	Germany	Farnam	602008002073.8-08		8743631.7	2/29/2008			8/4/2010	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (Hong Kong)	Hong Kong	Farnam	HK1141441		101078707.6	2/29/2008			5/24/2013	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (Ireland)	Ireland	Farnam	2144599		8743631.7	2/29/2008			8/4/2010	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (Japan)	Japan	Farnam	5452236		2009-551878	2/29/2008			1/10/2014	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (Japan)	Japan	Farnam			2013-231841	11/8/2013
Sustained Release Pellets Comprising Wax-Like Materials (Luxembourg)	Luxembourg	Farnam	2144599		8743631.7	2/29/2008			8/4/2010	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (Netherlands)	Netherlands	Farnam	2144599		8743631.7	2/29/2008			8/4/2010	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (Spain)	Spain	Farnam	2350029		8743631.7	2/29/2008			8/4/2010	2/29/2028
Sustained Release Pellets Comprising Wax-Like Materials (UK)	United Kingdom	Farnam	2144599		8743631.7	2/29/2008			8/4/2010	2/29/2028
Sustained Release Pharmaceutical Compositions for Highly Water Soluble Drugs	USA	Farnam	8,221,792	60697912	11482502	7/7/2006			7/17/2012	7/7/2026
Sustained Release Pharmaceutical Compositions for Highly Water Soluble Drugs	USA	Farnam		60697912	13491432	6/7/2012
Sustained Release Pharmaceutical Compositions for Highly Water Soluble Drugs (Australia)	Australia	Farnam	2006269225		2006269225	7/7/2006			1/19/2012	7/7/2026
Sustained Release Pharmaceutical Compositions for Highly Water Soluble Drugs (Canada)	Canada	Farnam	2615802		2615802	7/7/2006			10/6/2015	7/7/2026
Sustained Release Pharmaceutical Compositions for Highly Water Soluble Drugs (EU)	EU	Farnam			6774589.3	7/7/2006
Sustained Release Pharmaceutical Compositions for Highly Water Soluble Drugs (India)	India	Farnam			635/DELNP/2008	7/7/2006
Sustained Release Pharmaceutical Compositions for Highly Water Soluble Drugs (Japan)	Japan	Farnam	5371427		2008-520432	7/7/2006			9/27/2013	7/7/2026
Sustained Release Pharmaceutical Compositions for Highly Water Soluble Drugs (Japan)	Japan	Farnam	5847118		2013-112655	7/7/2006			12/7/2015	7/7/2026
Sustained Release Pharmaceutical Compositions for Highly Water Soluble Drugs (New Zealand)	New Zealand	Farnam	565108		565108	7/7/2006			2/7/2012	7/7/2026
Toy Ice Cream Cone for Dogs	USA	Farnam	D460,587			9/29/1999			7/16/2002	7/16/2016
Animal Toy	USA	Four Paws	D470277			1/30/2002			2/11/2003	2/11/2017
Animal Waste Pad Dispenser And Holder	USA	Four Paws	D621105			7/13/2009			8/3/2010	8/3/2024
ANIMAL WASTE PAD DISPENSER AND HOLDER	USA	Four Paws			12/510,567	7/28/2009
ANIMAL WASTE PAD DISPENSER AND HOLDER (EU)	EU	Four Paws	001189054-0001						1/12/2010	1/12/2035
ANIMAL WASTE PAD DISPENSER AND HOLDER (UK)	United Kingdom	Four Paws	2481145B		1111593.8	7/6/2011			6/19/2013	7/6/2031
Animal Waste Pad Holder	USA	Four Paws	D613914		29337673	5/27/2009			4/13/2010	4/13/2024
ANIMAL WASTE PAD HOLDER	USA	Four Paws	8113146						2/14/2012	9/12/2029
ANIMAL WASTE PAD HOLDER (EU)	EU	Four Paws	001180236-0001						11/25/2009	11/25/2034
ANIMAL WASTE PAD HOLDER (UK)	United Kingdom	Four Paws	2470646B		1008641.1	5/24/2010			6/12/2013	5/24/2030
Bristled Grooming Glove	USA	Four Paws	D698159		29381212	12/16/2010			1/28/2014	1/28/2028
Combined Shedding Blade and Slicker Brush	USA	Four Paws	D577160		29262198	6/27/2006			9/16/2008	9/16/2022
COMBINED SHEDDING BLADE AND SLICKER BRUSH (Canada)	Canada	Four Paws	118011		118011				2/22/2008	2/22/2018
Dog Toy	USA	Four Paws	D583113			8/14/2007			12/16/2008	12/16/2022
DOG TOY (EU)	EU	Four Paws	000878061-0001						2/13/2008	2/13/2033
Grooming Brushes for Animals (EU)	EU	Four Paws	000629894-0001						11/24/2006	11/24/2031
Litter and Refuse Retrieval Device	USA	Four Paws	7178843			10/23/2003			2/20/2007	10/23/2023
Pet Brush	USA	Four Paws	D470981			5/17/2002			2/25/2003	2/25/2017
PLUSH ANIMAL WASTE BAG DISPENSER	USA	Four Paws	8505770		12/582,235	10/20/2009			8/13/2013	2/19/2031
RAWHIDE WRAPPED ROPE CHEW TOY (Brazil)	Brazil	Four Paws	BR3020120006856		BR3020120006856	2/16/2012			8/7/2012	2/16/2022
RAWHIDE WRAPPED ROPE CHEW TOY (China)	China	Four Paws	ZL201230036730.9		201230036730.9	2/23/2012			11/21/2012	2/23/2022
Round Animal Toy	USA	Four Paws	D456959			11/27/2000			5/7/2002	5/7/2016
SCENT DISTRIBUTING DECORATIVE STONE	USA	Four Paws	8141522						3/1/2012	10/1/2030
Shedding Blade	USA	Four Paws	D481836		29150729	11/28/2001			11/4/2003	11/4/2017
Single Strap Strain Reducing Dog Harness	USA	Four Paws	6085694			2/9/1999		4/14/1998	7/11/2000	4/14/2018
Dosing Chamber	USA	Interpet	8551329		13580155	2/24/2011			10/8/2013	2/24/2031
Free-Standing Pond	USA	Interpet	D697635		29400738	8/31/2011			1/14/2014	1/14/2028
Free-Standing Pond	USA	Interpet	D697636		29400740	8/31/2011			1/14/2014	1/14/2028
Submersible Vaccum Cleaner	USA	Interpet	7805793		12146525	12/21/2006			10/5/2010	12/21/2026
Formed Treat Support	USA	Kaytee	6085691			8/13/1998			7/11/2000	8/13/2018
Small Animal Treat Dispenser	USA	Kaytee	8,235,005		12844659	7/27/2010			8/7/2012	7/27/2030
Support for Formed Bird Treat and Method Therefor	USA	Kaytee	7124708		11338094	1/23/2006		7/30/2002	10/24/2006	7/30/2022
Meadow Fescue Variety AMF107	USA	Nexgen	7,368,639			11/17/2005			5/6/2008	11/17/2025
Tetraploid Perennial Ryegrass Variety T3	USA	Nexgen	7,368,638			11/17/2005			5/6/2008	11/17/2025
Thistle Bird Feeder	USA	Pets International	D663078						7/3/2012	7/3/2026
Wild Bird Feeder	USA	Pets International	D663079						7/3/2012	7/3/2026
Wild Bird Feeder	USA	Pets International	8191508						6/5/2012	1/3/2028
Floating Island for Aquarium	USA	Pets International	5722347			12/27/1996			3/3/1998	12/27/2016
Top of a Cage for Small Pets	USA	Pets International	D458418		29145595				6/4/2002	6/4/2016
3-D Continuous Shaping Of Edible-Based Extrudates	USA	TFH	9,060,528		13/897,894	5/20/2013			6/23/2015	10/5/2029
3-D Continuous Shaping Of Edible-Based Extrudates	USA	TFH			12/573,614	10/5/2009
3-D Continuous Shaping of Edible-Based Extrudates (Australia)	Australia	TFH	2010303738		2010303738	4/5/2012			1/7/2016	9/28/2030
3-D Continuous Shaping of Edible-Based Extrudates (Canada)	Canada	TFH			2,776,767	4/4/2012
3-D Continuous Shaping of Edible-Based Extrudates (China)	China	TFH	ZL20108003416.5		201080034166.5	2/1/2012			6/18/2014	9/28/2030
3-D Continuous Shaping of Edible-Based Extrudates (EU)	EU	TFH			10822436	4/30/2012
3-D Continuous Shaping of Edible-Based Extrudates (India)	India	TFH				4/4/2012
3-D Continuous Shaping of Edible-Based Extrudates (Japan)	Japan	TFH	5689125			4/5/2012			2/6/2015	9/28/2030
3-D Continuous Shaping of Edible-Based Extrudates (Mexico)	Mexico	TFH			MX/A/2012/004142	4/4/2012
A Dog Chew (Australia)	Australia	TFH	738391						9/20/2001	10/24/2017
A Dog Chew (Canada)	Canada	TFH	2219338						12/25/2001	10/24/2017
Adjustable Cage Feeder	USA	TFH	6,928,953						8/16/2005	7/26/2022
Adjustable Cage Feeder	USA	TFH	7,107,930						9/19/2006	7/26/2022
Adjustable Cage Feeder	USA	TFH	7,455,031						11/25/2008	5/27/2025
Animal Chew	USA	TFH	6200616						3/13/2001	4/30/2019
Animal Chew	USA	TFH	D503,998						4/12/2005	4/12/2019
Animal Chew (EU)	EU	TFH	000085436-0001						2/10/2004	9/24/2028
Animal Chew Combining Edible Resin And Rawhide	USA	TFH	7691426						4/6/2010	9/23/2028
Animal Chew Combining Edible Resin and Rawhide (Australia)	Australia	TFH	2007257817						12/8/2011	6/8/2027
Animal Chew Combining Edible Resin And Rawhide (Brazil)	Brazil	TFH			PI0712869-0	12/9/2008
Animal Chew Combining Edible Resin And Rawhide (Canada)	Canada	TFH	2654738		2654738	12/8/2008			7/29/2014	6/8/2027
Animal Chew Combining Edible Resin And Rawhide (China)	China	TFH			200780027475.8	1/20/2009
Animal Chew Combining Edible Resin And Rawhide (EU)	EU	TFH			7798324.5	1/9/2009
Animal Chew Combining Edible Resin And Rawhide (Japan)	Japan	TFH	5247685		2009-514552	12/8/2008			4/19/2013	6/8/2027
Animal Chew Containing Fermented Soyfood (Australia)	Australia	TFH	2005309668						11/17/2011	11/22/2025
Animal Chew Containing Fermented Soyfood (Canada)	Canada	TFH	2588455						5/1/2012	11/22/2025
Animal Chew Containing Fermented Soyfood (China)	China	TFH	ZL200580045293.4						10/26/2011	11/22/2025
Animal Chew Containing Fermented Soyfood (EU)	EU	TFH			05 849 403.0	6/6/2007
Animal Chew Containing Fermented Soyfood (Japan)	Japan	TFH	5662805		2010-547723	8/19/2010			12/2/2014	12/18/2029
Animal Chew Containing Fermented Soyfood	USA	TFH	7332188						2/19/2008	2/16/2025
Animal Chew Containing Hard and Soft Chewing Surfaces	USA	TFH	7694653						4/13/2010	3/25/2026
Animal Chew Containing Hard and Soft Chewing Surfaces (Australia)	Australia	TFH	2004266698						3/7/2011	8/18/2024
Animal Chew Containing Hard and Soft Chewing Surfaces (Canada)	Canada	TFH	2535959						2/28/2012	8/18/2024
Animal Chew Containing Hard and Soft Chewing Surfaces (China)	China	TFH	200480027493.2						9/16/2009	8/18/2024
Animal Chew Containing Hard and Soft Chewing Surfaces (EU)	EU	TFH			04781527.9-2114	2/17/2006
Animal Chew Containing Hard and Soft Chewing Surfaces (Japan)	Japan	TFH	5005344						6/1/2012	8/18/2024
Animal Chew Formed of Interwoven Strips of Edible Resin	USA	TFH	8677943		13/545,408	7/10/2012		5/21/2010	3/25/2014	6/28/2030
Animal Chew Formed of Interwoven Strips of Edible Resin	USA	TFH	8215267						7/10/2012	8/6/2030
Animal Chew Having Exposed Regions Of Different Hardness	USA	TFH			12/398,907	3/5/2009
Animal Chew Having Exposed Regions of Different Hardness (China)	China	TFH	ZL201080010614.8		201080010614.8	8/31/2011			7/24/2013	5/5/2030
Animal Chew Having Exposed Regions of Different Hardness (EU)	EU	TFH			10749372.8	8/19/2011
Animal Chew Including Interchangeable Components	USA	TFH	8,935,992		13/026,099	2/11/2011			1/20/2015	7/29/2031
Animal Chew including Interchangeable Components (Australia)	Australia	TFH	2012214273		2012214273	8/13/2013			11/26/2015	2/10/2032
Animal Chew including Interchangeable Components (Canada)	Canada	TFH			2,826,412	8/1/2013
Animal Chew including Interchangeable Components (China)	China	TFH	ZL201280013448.6		201280013448.6	9/16/2013			2/11/2015	2/9/2032
Animal Chew including Interchangeable Components (EU)	EU	TFH			12 744 416.4	9/2/2013
Animal Chew including Interchangeable Components (Japan)	Japan	TFH			2013-553595	8/9/2013
Animal Chew including Interchangeable Components (PCT)	PCT	TFH			PCT/US12/24674	2/10/2012
Animal Chew Toy with Flossing Ribs/Projections	USA	TFH	7087260						8/8/2006	4/21/2023
Animal Chew With Cylindrical Portion	USA	TFH	7,490,579						2/17/2009	11/22/2024
Animal Chew with Cylindrical Portion (Australia)	Australia	TFH	2005309554						8/11/2011	11/22/2025
Animal Chew With Cylindrical Portion (Canada)	Canada	TFH	2588456		2588456	5/22/2007			3/26/2013	11/22/2025
Animal Chew with Cylindrical Portion (China)	China	TFH	ZL200580044065.5						7/14/2010	11/22/2025
Animal Chew with Cylindrical Portion (EU)	EU	TFH	1814381		05 852 096.6	5/22/2007			9/6/2012	11/22/2025
Animal Chew with Cylindrical Portion (France)	France	TFH	1814381						9/6/2012	11/22/2025
Animal Chew with Cylindrical Portion (Germany)	Germany	TFH	1814381						9/6/2012	11/22/2025
Animal Chew with Cylindrical Portion (Italy)	Italy	TFH	1814381						9/6/2012	11/22/2025
Animal Chew with Cylindrical Portion (UK)	United Kingdom	TFH	1814381						9/6/2012	11/22/2025
Animal Chew with Varying Durability Components	USA	TFH	8534232		13/026,773	2/14/2011			9/17/2013	7/30/2031
Animal Chew with Varying Durability Components (Australia)	Australia	TFH	2012217998		2012217998	8/13/2013			11/26/2015	2/13/2032
Animal Chew with Varying Durability Components (Canada)	Canada	TFH			2,826,438	8/1/2013
Animal Chew with Varying Durability Components (China)	China	TFH	ZL2012800097353.8		20128008735.8	8/14/2013			5/20/2015	2/12/2032
Animal Chew with Varying Durability Components (EU)	EU	TFH			12 747 388.2	9/6/2013
Animal Chew with Varying Durability Components (Japan)	Japan	TFH			2013-554523	8/14/2013
Animal Chew with Varying Durability Components (PCT)	PCT	TFH			PCT/US12/24841	2/13/2012
Animal Litter Device	USA	TFH	7958846						6/14/2011	5/10/2025
Animal Litter Device (Australia)	Australia	TFH	2006341421						10/18/2012	3/31/2026
Animal Litter Device (Canada)	Canada	TFH	2647955		2647955	9/30/2008			9/24/2013	3/31/2026
Animal Litter Device (China)	China	TFH	ZL200680054698.9						1/2/2013	3/31/2026
Animal Litter Device (EU)	EU	TFH	2007193						1/9/2013	3/31/2026
Animal Litter Device (Japan)	Japan	TFH	5043929						7/20/2012	3/31/2026
Animal Rubber Toy (EU)	EU	TFH	000288006-002						1/31/2005	1/31/2030
Animal Rubber Toy (EU)	EU	TFH	000288006-0001						1/31/2005	1/31/2030
Animal Rubber Toy	USA	TFH	D540,496						4/10/2007	4/10/2021
Animal Rubber Toy	USA	TFH	D564,714						3/18/2008	8/13/2024
Animal Treat Dispensing Toy	USA	TFH	6098571						8/8/2000	10/16/2018
Animal Treat Dispensing Toy (Australia)	Australia	TFH	737521B						8/23/2001	10/15/2019
Animal Treat Dispensing Toy (Canada)	Canada	TFH	2286248						1/29/2008	10/14/2019
Animal Treat Dispensing Toy (China)	China	TFH	ZL 99121557.5						1/30/2008	10/15/2019
Animal Treat Dispensing Toy (EU)	EU	TFH	0993773 B1						9/29/2004	10/15/2019
Animal Treat Dispensing Toy (France)	France	TFH	0993773 B1						9/29/2004	10/15/2019
Animal Treat Dispensing Toy (Germany)	Germany	TFH	DE69920617T						9/29/2004	10/15/2019
Animal Treat Dispensing Toy (Italy)	Italy	TFH	0993773 B1						9/29/2004	10/15/2019
Animal Treat Dispensing Toy (UK)	United Kingdom	TFH	0993773 B1						9/29/2004	10/15/2019
Antler Chew Toy	USA	TFH			29/517,795	2/17/2015
Antler Pet Chew (Australia)	Australia	TFH	363218						8/10/2015	7/10/2025
Antler Pet Chew (Canada)	Canada	TFH			163596	7/28/2015
Antler Pet Chew (China)	China	TFH	ZL201530264673.3		201530264673.3	7/22/2015			12/2/2015	7/22/2025
Antler Pet Chew (EU)	EU	TFH	002740969-0001						7/22/2015	7/22/2040
Apparatus and Process for Forming Pet Treats	USA	TFH	7,288,275						10/30/2007	1/8/2024
AQUARIUM FILTER MEDIA INCLUDING NANOFIBERS	USA	TFH	8845891	61495338	13/179,606	7/11/2011	09-Jun-11		9/30/2014	8/27/2032
AQUARIUM FILTER MEDIA INCLUDING NANOFIBERS (Australia)	Australia	TFH			2012267785	11/7/2013
AQUARIUM FILTER MEDIA INCLUDING NANOFIBERS (Canada)	Canada	TFH			2836300	11/14/2013
AQUARIUM FILTER MEDIA INCLUDING NANOFIBERS (China)	China	TFH			201280028094.2	12/9/2013
AQUARIUM FILTER MEDIA INCLUDING NANOFIBERS (EU)	EU	TFH			12 796 448.4	11/14/2013
AQUARIUM FILTER MEDIA INCLUDING NANOFIBERS (Japan)	Japan	TFH			2014-514866	12/9/2013
AQUARIUM FILTER MEDIA INCLUDING NANOFIBERS (PCT)	PCT	TFH			PCT/US12/41472	6/8/2012
Aquarium Filter System	USA	TFH	6585888						7/1/2003	6/1/2021
Aquarium Filter System (Australia)	Australia	TFH	2002259325						11/1/2007	6/3/2022
Aquarium Filter System (Canada)	Canada	TFH	2448819						8/18/2009	6/3/2022
Aquarium Filter System (China)	China	TFH	ZL02813641.1						12/6/2006	6/3/2022
Aquarium Filter System (EU)	EU	TFH	1 392 110						9/29/2010	6/3/2022
Aquarium Filter System (Japan)	Japan	TFH	4981151						4/27/2012	6/3/2022
Articulating Chew Toy	USA	TFH	8789496		12/793,372	6/3/2010			7/29/2014	10/28/2030
Articulating Chew Toy Having a Noise Mechanism	USA	TFH	8899187		13/097,410	4/29/2011			12/2/2014	6/30/2032
ARTICULATING CHEW TOY HAVING A NOISE MECHANISM (Australia)	Australia	TFH			2012249534	11/5/2013
ARTICULATING CHEW TOY HAVING A NOISE MECHANISM (Canada)	Canada	TFH			2,833,880	10/21/2013
ARTICULATING CHEW TOY HAVING A NOISE MECHANISM (China)	China	TFH	ZL201280027050.8		201280027050.8	12/2/2013			12/9/2015	4/27/2032
ARTICULATING CHEW TOY HAVING A NOISE MECHANISM (EU)	EU	TFH			12 777 519.5	11/29/2013
ARTICULATING CHEW TOY HAVING A NOISE MECHANISM (PCT)	PCT	TFH			PCT/US12/35357	4/27/2012
Ascophyllum Nodosum Animal Chews	USA	TFH	8,916,179						12/23/2014	10/25/2031
Ascophyllum Nodosum Animal Chews (Australia)	Australia	TFH			2012329214	4/7/2014
Ascophyllum Nodosum Animal Chews (Canada)	Canada	TFH			2,851,621	4/9/2014
Ascophyllum Nodosum Animal Chews (China)	China	TFH			201280052456.1	4/25/2014
Ascophyllum Nodosum Animal Chews (EU)	EU	TFH			12 843 259.8	5/16/2014
Ascophyllum Nodosum Animal Chews (Japan)	Japan	TFH			2014-538830	4/25/2014
Ascophyllum Nodosum Animal Chews (PCT)	PCT	TFH			PCT/US12/59897	10/12/2012
Axis Pet Chew	USA	TFH	D719,707		29/466,848	9/12/2013			12/16/2014	12/16/2028
Axis Pet Chew (China)	China	TFH	ZL201430046160.0		2014300461600	3/11/2014			7/16/2014	3/10/2024
Battery Box (China)	China	TFH			2013101286980	4/15/2013
Biodegradable Waste Pad Or Litter Including Nutrients For Microbial Populations	USA	TFH	7,874,266						1/25/2011	7/8/2029
Biodegradable Waste Pad or Litter Including Nutrients for Promoting Microbial Populations (Australia)	Australia	TFH	2008304318						10/18/2012	9/26/2028
Biodegradable Waste Pad Or Litter Including Nutrients For Promoting Microbial Populations (Canada)	Canada	TFH			2700681	3/26/2010
Biodegradable Waste Pad Or Litter Including Nutrients For Promoting Microbial Populations (China)	China	TFH	ZL200880118660.2		200880118660.2	5/26/2010			9/4/2013	9/26/2028
Biodegradable Waste Pad Or Litter Including Nutrients For Promoting Microbial Populations (Japan)	Japan	TFH	5244190		2010-527198	3/26/2010			4/12/2013	9/26/2028
Blends Of Starch And Aliphatic-Aromatic Based Polyester Resins	USA	TFH	6821538						11/23/2004	7/9/2022
Blends Of Starch And Aliphatic-Aromatic Based Polyester Resins (Australia)	Australia	TFH	2003281369						4/30/2009	6/23/2023
Blends Of Starch And Aliphatic-Aromatic Based Polyester Resins (Canada)	Canada	TFH	2491944						5/31/2011	6/23/2023
Blends Of Starch And Aliphatic-Aromatic Based Polyester Resins (China)	China	TFH	ZL03816101.X						5/2/2007	6/23/2023
Blends Of Starch And Aliphatic-Aromatic Based Polyester Resins (EU)	EU	TFH			3742146.8	1/17/2005
Blends Of Starch And Aliphatic-Aromatic Based Polyester Resins (Japan)	Japan	TFH	5095079						9/28/2012	6/23/2023
Carrot-Based Dog Chew	USA	TFH	5941197						8/24/1999	1/17/2017
Chew Toy For Dogs	USA	TFH	D462,487						9/3/2002	9/3/2016
Chew Toy With Fabric or Fabric Layering	USA	TFH	7814864						10/19/2010	11/1/2027
Chew Toy with Fabric or Fabric Layering	USA	TFH	7730853						6/8/2010	6/25/2028
Chew Toy With Fabric Or Fabric Layering (Canada)	Canada	TFH	2,703,699		2703699	4/23/2010			1/5/2016	11/3/2028
Chew Toy with Fabric or Fabric Layering (China)	China	TFH	ZL 200880114530.1						7/25/2012	11/3/2028
Chew Toy With Fabric Or Fabric Layering (EU)	EU	TFH			8844977	5/19/2010
Collapsible Pet Treat	USA	TFH	6,990,927						1/31/2006	6/22/2024
Composition for Improving the Oral Health of Animals, Methods Using same and Pet Treats Incorporating the same	USA	TFH			14/817,801	8/4/2015
Composition for Improving the Oral Health of Animals, Methods Using same and Pet Treats Incorporating the same (Canad)	Canada	TFH			2,853,652	4/25/2014
Composition for Improving the Oral Health of Animals, Methods Using same and Pet Treats Incorporating the same (EU)	EU	TFH			12 845 711.6	5/29/2014
Composition for Improving the Oral Health of Animals, Methods Using same and Pet Treats Incorporating the same (PCT)	PCT	TFH			PCT/US12/59863	10/12/2012
COMPOSITIONS FOR IMPROVING THE ORAL HEALTH OF ANIMALS, METHODS USING SAME, AND PET TREATS INCORPORATING THE SAME	USA	TFH	9,095,517		13/286,016	10/31/2011			8/4/2015	9/30/2032
Compositions for improving the Oral Health of Animals, Methods Using Same, and Pet Treats Incorporating the Same	USA	TFH			13/280,862	10/25/2011
Direct Melt Processing of Resins	USA	TFH	8227007						7/24/2012	8/5/2025
Direct Melt Processing of Resins	USA	TFH	8231920						7/31/2012	6/27/2028
Direct Melt Processing of Resins (Australia)	Australia	TFH	2007235209		2007235209	10/17/2008			3/25/2013	2/6/2027
Direct Melt Processing of Resins (Canada)	Canada	TFH	2648404		2648404	10/3/2008			5/13/2014	2/6/2027
Direct Melt Processing of Resins (China)	China	TFH	ZL20068004444		200680044445.3	5/28/2008			5/15/2013	10/12/2026
Direct Melt Processing of Resins (China)	China	TFH	200780019377.X		200780019377.X	11/26/2008			7/24/2013	2/6/2027
Direct Melt Processing of Resins (EU)	EU	TFH			7710464.4	2/18/2009
Direct Melt Processing of Resins (EU)	EU	TFH			6816938.2	5/8/2008
Direct Melt Processing of Resins (Japan)	Japan	TFH	5202321		2008-535750	4/14/2008			2/22/2013	10/12/2026
DIRECT STARCH MOLDING (Australia)	Australia	TFH	2006278387						8/4/2011	8/4/2026
Direct Starch Molding (Canada)	Canada	TFH	2,618,400		2618400	2/4/2008			10/1/2013	8/4/2026
Direct Starch Molding (Canada)	Canada	TFH	2,625,973		2,625,973	4/14/2008			12/17/2013	10/12/2026
Direct Starch Molding (China)	China	TFH	ZL200680032245.6		200680032245.6	3/3/2008			3/27/2013	8/4/2026
Direct Starch Molding (EU)	EU	TFH	1 916 909		6800841.6	2/21/2008			4/23/2014	8/4/2026
Direct Starch Molding (France)	France	TFH	1 916 909		6800841.6	2/21/2008			4/23/2014	8/4/2026
Direct Starch Molding (Germany)	Germany	TFH	1 916 909		6800841.6	2/21/2008			4/23/2014	8/4/2026
Direct Starch Molding (Italy)	Italy	TFH	1 916 909		6800841.6	2/21/2008			4/23/2014	4/8/2026
Direct Starch Molding (UK)	United Kingdom	TFH	1 916 909		6800841.6	2/21/2008			4/23/2014	4/8/2026
Direct Starch Molding	USA	TFH			11/198,881	8/5/2005
DISPENSING TOY FOR ANIMALS	USA	TFH	8807088		13/341,761	12/30/2011			12/30/2011	7/23/2032
DISPENSING TOY FOR ANIMALS (PCT)	PCT	TFH			PCT/US12/71949	12/28/2012
Dog Chew	USA	TFH	D529,667						10/3/2006	10/3/2020
DOG CHEW	USA	TFH	D499,226 S						12/7/2004	12/7/2018
DOG CHEW (EU)	EU	TFH	000105861-001						4/6/2004	11/24/2028
Dog Chew (EU)	EU	TFH	327002						4/18/2005	4/18/2030
Dog Chew (Japan)	Japan	TFH	1271371						3/31/2006	3/31/2021
Durable Bone With Soft Core	USA	TFH	7930996						4/26/2011	1/31/2029
Durable Bone With Soft Core	USA	TFH	8,627,787		13/127,626	5/4/2011			1/14/2014	10/6/2029
Durable Bone With Soft Core (Australia)	Australia	TFH	2009302507		2009302507	3/3/2011			7/15/2013	10/6/2029
Durable Bone With Soft Core (Canada)	Canada	TFH			2,738,216	3/23/2011
Durable Bone With Soft Core (China)	China	TFH	ZL200980139312.8		200980139312.8	3/23/2011			9/25/2013	10/6/2029
Durable Bone With Soft Core (EU)	EU	TFH			9819739.5	4/5/2011
Easy Cleaning Pooper Scooper	USA	TFH	8066311						11/29/2011	8/17/2029
Easy Cleaning Pooper Scooper (Australia)	Australia	TFH	2009313367		2009313367	4/15/2011			9/26/2013	11/6/2029
Easy Cleaning Pooper Scooper (Canada)	Canada	TFH			2,738,965	3/29/2011
Easy Cleaning Pooper Scooper (China)	China	TFH	ZL200980144833.2		200980144833.2	5/6/2011			2/12/2014	11/6/2029
Easy Cleaning Pooper Scooper (EU)	EU	TFH			9825473.3	3/19/2011
Easy Cleaning Pooper Scooper (Japan)	Japan	TFH	5526143		2011-535686	5/6/2011			4/18/2014	11/6/2029
Edible Dog Chew	USA	TFH	6126978						10/3/2000	8/21/2018
Edible Dog Chew (EU)	EU	TFH	838153						3/2/2005	10/27/2017
Edible Dog Chew (France)	France	TFH	838153						3/2/2005	10/27/2017
Edible Dog Chew (Germany)	Germany	TFH	DE 69732600 T2						3/2/2005	10/27/2017
Edible Dog Chew (Italy)	Italy	TFH	838153						3/2/2005	10/27/2017
Edible Dog Chew (Spain)	Spain	TFH	838153						3/2/2005	10/27/2017
Edible Dog Chew (UK)	United Kingdom	TFH	838153						3/2/2005	10/27/2017
Efficient Drying of Molded Animal Chews	USA	TFH			13/026,721	2/14/2011
EFFICIENT DRYING OF MOLDED ANIMAL CHEWS (Australia)	Australia	TFH			20122217983	8/13/2013
EFFICIENT DRYING OF MOLDED ANIMAL CHEWS (Canada)	Canada	TFH			2,826,379	8/1/2013
EFFICIENT DRYING OF MOLDED ANIMAL CHEWS (China)	China	TFH	ZL201280008679.8		201280008679.8	8/13/2013			8/19/2015	2/13/2032
EFFICIENT DRYING OF MOLDED ANIMAL CHEWS (EU)	EU	TFH			12747227.2	9/10/2013
EFFICIENT DRYING OF MOLDED ANIMAL CHEWS (Japan)	Japan	TFH			2013-554519	8/14/2013
EFFICIENT DRYING OF MOLDED ANIMAL CHEWS (PCT)	PCT	TFH			PCT/US12/24815	2/13/2012
Fish Food Containing Fermented Soyfood	USA	TFH	8182855						5/22/2012	8/18/2025
Flexible Configuration Dog Bone (China)	China	TFH	ZL200680016202.9						3/30/2011	4/26/2026
FLOATING PET TOY	USA	TFH	9,078,415		14/079,097	11/13/2013			7/14/2015	1/11/2034
FLOATING PET TOY (PCT)	PCT	TFH			PCT/US14/61698	10/22/2014
Floppy Pet Chew	USA	TFH	D635309						3/29/2011	3/29/2025
FLOPPY PET CHEW (Australia)	Australia	TFH	332051						8/4/2010	6/22/2020
FLOPPY PET CHEW (Canada)	Canada	TFH	136055						1/31/2011	1/31/2021
FLOPPY PET CHEW (China)	China	TFH	ZL201030223403.5						12/15/2010	6/23/2020
FLOPPY PET CHEW (EU)	EU	TFH	001723388-0001			6/23/2010			6/23/2010	6/23/2034
Foldable/Collapsible Structure	USA	TFH	5950568						9/14/1999	2/22/2019
Foldable/Collapsible Structure	USA	TFH	7,021,242						4/4/2006	12/19/2023
Foldable/Collapsible Structure	USA	TFH	7,201,116						4/10/2007	11/10/2024
Foldable/Collapsible Structure	USA	TFH	7,455,032						11/25/2008	5/2/2024
Foldable/Collapsible Structure (China)	China	TFH	200480004483.7						12/31/2008	12/17/2024
Foldable/Collapsible Structures	USA	TFH	7025019						4/11/2006	1/9/2022
Foldable/Collapsible Structures	USA	TFH	7347164						3/25/2008	3/1/2025
Foldable/Collapsible Structures	USA	TFH	8235008						8/7/2012	1/30/2030
Foldable/Collapsible Structures (Australia)	Australia	TFH	747224						8/22/2002	2/22/2020
Foldable/Collapsible Structures (Australia)	Australia	TFH	2007325142						1/3/2013	11/28/2027
Foldable/Collapsible Structures (Canada)	Canada	TFH	2365055						2/22/2000	2/22/2020
Foldable/Collapsible Structures (Canada)	Canada	TFH	2670632		2670632	5/26/2009			5/6/2014	11/18/2027
Foldable/Collapsible Structures (China)	China	TFH	805558.0						8/31/2005	2/22/2020
Foldable/Collapsible Structures (China)	China	TFH			200780049036.7	7/1/2009
Foldable/Collapsible Structures (EU)	EU	TFH			910260.9	2/22/2000
Foldable/Collapsible Structures (EU)	EU	TFH			7868934.6	5/27/2009
Foldable/Collapsible Structures (Japan)	Japan	TFH	3770798						2/17/2006	2/22/2020
Foldable/Collapsible Structures (Mexico)	Mexico	TFH	232825						12/13/2005	2/22/2020
FOOT OPERATED PET GATE	USA	TFH			14/518,357	10/20/2014
Foot Operated Pet Gate (PCT)	PCT	TFH			PCT/US15/56149	10/19/2015
Health Chew Toy	USA	TFH	6,586,027						7/1/2003	2/23/2021
Health Chew Toy	USA	TFH	6916497						7/12/2005	3/5/2022
Health Chew Toy (Australia)	Australia	TFH	2006236080						1/2/2009	2/25/2022
Health Chew Toy (Australia)	Australia	TFH	2002240481						3/29/2007	2/25/2022
Health Chew Toy (Canada)	Canada	TFH	2439275						5/1/2012	2/25/2022
Health Chew Toy (China)	China	TFH	ZL02807267.7						6/16/2010	2/25/2022
Health Chew Toy (EU)	EU	TFH			2706393.2	9/17/2003
Heat Modifiable Edible Dog Chew	USA	TFH	6180161						1/30/2001	7/14/2018
Heat Modifiable Peanut Dog Chew	USA	TFH	6093441						7/25/2000	7/15/2018
High Starch Content Dog Chew	USA	TFH	6086940						7/11/2000	12/19/2017
High Strength Fiber/Fabric/Film Based Animal Toy (China)	China	TFH	ZL200480029036.7						4/20/2011	9/7/2024
High Strength Fiber/Fabric/Film Based Animal Toy (EU)	EU	TFH			4783503.8	4/4/2006
High Strength Fiber/Fabric/Film Based Animal Toy (Japan)	Japan	TFH			2006-525538	3/3/2006
Improved Animal Chew	USA	TFH	6067941						5/30/2000	5/3/2019
Improved Animal Chew	USA	TFH	6274182						8/14/2001	11/19/2019
Improved Animal Chew (Australia)	Australia	TFH	767515						2/26/2004	4/14/2020
Improved Animal Chew (Australia)	Australia	TFH	763315						10/31/2003	4/20/2020
Improved Animal Chew (Australia)	Australia	TFH	779113						5/5/2005	11/17/2020
Improved Animal Chew (Canada)	Canada	TFH	2305074						6/29/2004	4/13/2020
Improved Animal Chew (Canada)	Canada	TFH	2305075						2/15/2005	4/13/2020
Improved Animal Chew (Canada)	Canada	TFH	2325216						2/12/2008	11/6/2020
Improved Animal Chew (China)	China	TFH	162516						7/14/2004	4/21/2020
Improved Animal Chew (China)	China	TFH	ZL 00107502.0						7/14/2004	5/8/2020
Improved Animal Chew (China)	China	TFH	ZL00132520.5						2/8/2006	11/20/2020
Improved Animal Chew (EU)	EU	TFH	1053675						12/13/2006	4/27/2020
Improved Animal Chew (EU)	EU	TFH	1103189						3/31/2004	11/14/2020
Improved Animal Chew (France)	France	TFH	1053675						12/13/2006	4/27/2020
Improved Animal Chew (France)	France	TFH	1103189						3/31/2004	11/14/2020
Improved Animal Chew (Germany)	Germany	TFH	1053675						12/13/2006	4/27/2020
Improved Animal Chew (Germany)	Germany	TFH	DE60009424						3/31/2004	11/14/2020
Improved Animal Chew (Honk Kong)	Hong Kong	TFH	HK 1032509						1/28/2005	4/21/2020
Improved Animal Chew (Honk Kong)	Hong Kong	TFH	HK1031298						1/28/2005	5/8/2020
Improved Animal Chew (Italy)	Italy	TFH	1053675						12/13/2006	4/27/2020
Improved Animal Chew (Italy)	Italy	TFH	1103189						3/31/2004	11/14/2020
Improved Animal Chew (Japan)	Japan	TFH	4897135						1/6/2012	4/17/2020
Improved Animal Chew (Japan)	Japan	TFH	4558141						10/6/2010	5/8/2020
Improved Animal Chew (New Zealand)	New Zealand	TFH	504022						12/7/2000	4/21/2020
Improved Animal Chew (New Zealand)	New Zealand	TFH	504054						7/12/2001	4/27/2020
Improved Animal Chew (Spain)	Spain	TFH	ES2216841						3/31/2004	11/14/2020
Improved Animal Chew (UK)	United Kingdom	TFH	1053675						12/13/2006	4/27/2020
Improved Animal Chew (UK)	United Kingdom	TFH	1103189						3/31/2004	11/14/2020
Injection Mold Having Cavities In Series	USA	TFH	7691315						4/6/2010	6/6/2028
Injection Molded Pet Chew	USA	TFH			14/620,849	2/12/2015
INJECTION MOLDED PET CHEW ARTICLE (PCT)	PCT	TFH			PCT/US16/17517	2/11/2016
Light Emitting Diode Array for Enhancing Appearance of Fish	USA	TFH		61646851	13/893,469	5/14/2013	14-May-12
LOCKING ROTATING CHEW	USA	TFH			14/518,450	10/20/2014
Locking Rotating Chew (PCT)	PCT	TFH			PCT/US15/56305	10/20/2015
Mehtod of Removing Molded Natural Resins From Molds (Canada)	Canada	TFH	2517366						1/17/2012	2/27/2024
Method And Apparatus For Providing Training Information Regarding A Pet	USA	TFH	6944421						9/13/2005	11/15/2022
Method of Molding Edible Starch	USA	TFH	6,159,516		9227767	1/8/1999			12/12/2000	1/8/2019
Method of Molding Edible Starch (Australia)	Australia	TFH	766696						2/5/2004	12/23/2019
Method of Molding Edible Starch (Belgium)	Belgium	TFH	EP 1018519 B1						7/27/2005	1/4/2020
Method of Molding Edible Starch (Canada)	Canada	TFH	2292433						5/22/2007	12/17/2019
Method of Molding Edible Starch (China)	China	TFH	ZL00100914.1						3/15/2006	1/7/2020
Method of Molding Edible Starch (EU)	EU	TFH	EP 1018519 B1						7/27/2005	1/4/2020
Method of Molding Edible Starch (France)	France	TFH	EP 1018519 B1						7/27/2005	1/4/2020
Method of Molding Edible Starch (Germany)	Germany	TFH	EP 1018519 B1						7/27/2005	1/4/2020
Method of Molding Edible Starch (Italy)	Italy	TFH	EP 1018519 B1						7/27/2005	1/4/2020
Method of Molding Edible Starch (Japan)	Japan	TFH	4763869						6/17/2011	12/27/2019
Method of Molding Edible Starch (Netherlands)	Netherlands	TFH	EP 1018519 B1						7/27/2005	1/4/2020
Method of Molding Edible Starch (Spain)	Spain	TFH	EP 1018519 B1						7/27/2005	1/4/2020
Method of Molding Edible Starch (UK)	United Kingdom	TFH	EP 1018519 B1						7/27/2005	1/4/2020
Method of Removing Molded Natural Resins From Molds Utilizing Lifter Bars	USA	TFH	7,063,868						6/20/2006	4/29/2024
Method of Removing Molded Natural Resins From Molds Utilizing Lifter Bars (Australia)	Australia	TFH	2004218485						10/21/2010	2/27/2024
Method of Removing Molded Natural Resins From Molds Utilizing Lifter Bars (China)	China	TFH	200480007785.X						2/11/2009	2/27/2024
Method of Removing Molded Natural Resins From Molds Utilizing Lifter Bars (EU)	EU	TFH			4715689.9	9/7/2005
Method of Removing Molded Natural Resins From Molds Utilizing Lifter Bars (Japan)	Japan	TFH	4593561						9/24/2010	2/27/2024
Modular Aquarium Filter	USA	TFH	7335298						2/26/2008	9/7/2024
Modular Aquarium Filter	USA	TFH	7,208,084						4/24/2007	5/13/2025
Modular Aquarium Filter (Canada)	Canada	TFH	2579565						1/8/2013	9/7/2025
Modular Aquarium Filter (China)	China	TFH	ZL200580035575.6		200580035575.6	4/18/2007			2/23/2013	9/7/2025
Modular Aquarium Filter (EU)	EU	TFH			05 793 981.1	3/22/2007
Modular Aquarium Filter (Japan)	Japan	TFH	4902540						1/13/2012	9/7/2025
Molded Meat Jerky	USA	TFH	8394438		11670375	2/1/2007			3/12/2013	2/14/2032
Molded Meat Jerky (Canada)	Canada	TFH	2677234		2677234	7/31/2009			8/19/2014	1/31/2028
Molded Meat Jerky (China)	China	TFH	ZL200880007581.4		200880007581.4	9/8/2009			10/2/2013	1/31/2028
Molded Meat Jerky (EU)	EU	TFH			8728742.1	8/5/2009
Molded Meat Jerky (Japan)	Japan	TFH	5351049		2009-548452	7/31/2009			8/30/2013	1/31/2028
Molded Products Based Upon Textured Vegetable Protein	USA	TFH	8257775		11688734				9/4/2012	2/16/2030
Molded Products Based upon Textured Vegetable Protein (Australia)	Australia	TFH	2008228899		2008228899	9/17/2009			3/11/2013	3/19/2028
Molded Products Based Upon Textured Vegetable Protein (Canada)	Canada	TFH	2,682,198		2682198	9/18/2009			2/3/2015	3/19/2028
Molded Products Based upon Textured Vegetable Protein (China)	China	TFH	ZL200880013037.0						3/21/2012	3/19/2028
Molded Products Based Upon Textured Vegetable Protein (EU)	EU	TFH			8744073.1	10/19/2009
Molded Products Based Upon Textured Vegetable Protein (Japan)	Japan	TFH	5,724,101		2009-554716	9/18/2009			4/10/2015	3/19/2028
Multi Layer Extrusion	USA	TFH	8771775		12/422,544	4/13/2009			7/8/2014	7/10/2030
Multi Layer Extrusion (Australia)	Australia	TFH			2010236797	10/5/2011
Multi Layer Extrusion (Canada)	Canada	TFH			2,756,682	9/23/2011
Multi Layer Extrusion (China)	China	TFH	ZL201080017091.X		201080017091.X	10/12/2011			7/23/2014	4/1/2030
Multi Layer Extrusion (Japan)	Japan	TFH	5748741		2012-506062	10/13/2011			5/22/2015	4/1/2030
Multi Layer Extrusion Including Animal Deterrent	USA	TFH			12/470,371	5/21/2009
Multi-Prong Pet Chew	USA	TFH	D708817		29/462,799	8/8/2013			7/15/2014	7/15/2028
Multi-Prong Pet Chew	USA	TFH	D708818		29/462,802	8/8/2013			7/15/2014	7/15/2028
Multi-Prong Pet Chew (Canada) - 3 prong	Canada	TFH	154996		154996	2/6/2014			10/30/2014	10/30/2024
Multi-Prong Pet Chew (Canada) - 4 prong	Canada	TFH	154997		154997	2/6/2014			10/30/2014	10/30/2024
Multi-Prong Pet Chew (China) - 3 prong	China	TFH	ZL2014300255618		2014300255618	2/8/2014			10/15/2014	2/7/2024
Multi-Prong Pet Chew (China) - 4 prong	China	TFH	ZL2014300255266		2014300255266	2/8/2014			11/19/2014	2/7/2024
Multi-Prong Pet Chew (EU) - 3 & 4 prong combined	EU	TFH	002116442-0001/0006		1402192	2/6/2014			4/11/2014	2/26/2039
Nutritional Supplement	USA	TFH	7691424						4/6/2010	5/2/2028
Nutritional Supplement (Australia)	Australia	TFH	2006350215						8/9/2012	11/3/2026
Nutritional Supplement (Canada)	Canada	TFH	2668326		2668326	5/1/2009			2/18/2014	11/3/2026
Nutritional Supplement (China)	China	TFH			200680056470.3	5/26/2009
Nutritional Supplement (EU)	EU	TFH			6846230.8	5/20/2009
Nutritional Supplement (Japan)	Japan	TFH			2009-535251	4/28/2009
Paw-Shaped Toy	USA	TFH	8211346						7/3/2012	8/29/2030
Pet Carrier	USA	TFH	6131534						10/17/2000	6/16/2019
PET CHEW	USA	TFH	D740,518		29/496,156	6/9/2014			10/13/2015	10/13/2029
PET CHEW	USA	TFH	D534,331						1/2/2007	1/2/2021
PET CHEW	USA	TFH	D569,077						5/20/2008	5/20/2022
Pet Chew (Australia)	Australia	TFH	359880		201510021	1/6/2015			1/14/2015	1/6/2025
PET CHEW (Canada)	Canada	TFH	160157		160157	12/16/2014			10/15/2015	10/15/2025
PET CHEW (China)	China	TFH	200630131606.5						11/21/2007	7/19/2016
PET CHEW (China)	China	TFH	ZL200630131206						1/2/2008	7/24/2016
PET CHEW (China)	China	TFH	ZL200930210812.9						7/14/2010	10/16/2019
PET CHEW (China)	China	TFH			201530005807.X	1/9/2015
Pet Chew (EU)	EU	TFH	315841						6/28/2005	3/29/2030
Pet Chew (EU)	EU	TFH	000561766-0001						1/9/2007	7/17/2031
Pet Chew (EU)	EU	TFH	564281						1/16/2007	7/21/2031
Pet Chew (EU)	EU	TFH	000659982-001						4/10/2007	1/29/2032
Pet Chew (EU)	EU	TFH	002607845-0001/0002		2607945	1/2/2015			1/2/2015	1/2/2040
PET CHEW (Japan)	Japan	TFH			2015-000344	1/9/2015
PET CHEW (Souper Bone)	USA	TFH	D694,964		29/335,512	4/16/2009			12/3/2013	12/3/2027
PET CHEW (SOUPER Bone) (Canada)	Canada	TFH	132585						5/5/2010	5/5/2020
PET CHEW CAPABLE OF ELEVATING FROM A PLANAR SURFACE BY ANIMAL INTERACTION	USA	TFH			13/962,374	8/8/2013
PET CHEW CAPABLE OF ELEVATING FROM A PLANAR SURFACE BY ANIMAL INTERACTION (PCT)	PCT	TFH			PCT/US14/41460	6/9/2014
Pet Chew Forming Apparatus for Drug Dispensing, Methods of Forming Pet Chew Products and Pet Chew Products Thereof	USA	TFH	9265281		13/472,287	5/15/2012			2/23/2016	7/19/2034
Pet Chew Forming Apparatus for Drug Dispensing, Methods of Forming Pet Chew Products and Pet Chew Products Thereof (PCT)	PCT	TFH			PCT/US13/4108	5/15/2013
Pet Chew Having a Decorative Sheet Enclosed in a Transparent Outer Shell	USA	TFH			14/079,081	11/13/2013
Pet Chew Including Compressible Central Portion	USA	TFH	7810455						10/12/2010	2/20/2028
Pet Chew Including Compressible Central Portion (Australia)	Australia	TFH	2008310834		2008310834	4/9/2010			8/29/2013	10/9/2028
Pet Chew Including Compressible Central Portion (Canada)	Canada	TFH	2701898		2701898	4/7/2010			12/8/2015	10/9/2028
Pet Chew Including Compressible Central Portion (China)	China	TFH	ZL200880111438.X						7/25/2012	10/9/2028
Pet Chew Including Compressible Central Portion (EU)	EU	TFH			8836884	4/26/2010
Pet Chew Including Compressible Central Portion (Japan)	Japan	TFH	5683269		2010-529050	4/9/2010			1/23/2015	10/9/2028
Pet Chew Product Containing Natural Animal Fibers, Methods of Manufacture and Use Thereof	USA	TFH	8875663		13/472,106	5/15/2012			11/4/2014	8/31/2032
Pet Chew Product Containing Natural Animal Fibers, Methods of Manufacture and Use Thereof (PCT)	PCT	TFH			PCT/US13/4105	5/15/2013
PET CHEW TOY PRODUCT	USA	TFH			13/428,279	3/23/2012
PET CHEW TOY PRODUCT (Canada)	Canada	TFH			2,864,730	8/14/2014
PET CHEW TOY PRODUCT (China)	China	TFH			201380009968.4	8/19/2014
PET CHEW TOY PRODUCT (EU)	EU	TFH			13 763 647.8	10/22/2014
PET CHEW TOY PRODUCT (PCT)	PCT	TFH			PCT/US13/33258	3/21/2013
Pet Chew Toys of Rubber and Polyamide, and Methods of Manufacture Thereof	USA	TFH	9,226,480		13/900,868	5/23/2013			1/5/2016	8/16/2033
Pet Chew Toys of Rubber and Polyamide, and Methods of Manufacture Thereof	USA	TFH			14/988,081	1/5/2016
Pet Chew Toys of Rubber and Polyamide, and Methods of Manufacture Thereof (Canada)	Canada	TFH			2,913,332	11/23/2015
Pet Chew Toys of Rubber and Polyamide, and Methods of Manufacture Thereof (China)	China	TFH			201480031661.9	11/23/2015
Pet Chew Toys of Rubber and Polyamide, and Methods of Manufacture Thereof (EU)	EU	TFH			14 800 426.0	12/17/2015
Pet Chew Toys of Rubber and Polyamide, and Methods of Manufacture Thereof (PCT)	PCT	TFH			PCT/US14/37796	5/13/2014
Pet Chew With Rigid Hollow Base And Fabric Elements	USA	TFH	7950353						5/31/2011	5/28/2026
PET CHEW	USA	TFH	D553,808						10/23/2007	10/23/2021
Pet Chew	USA	TFH	D531,365 S						10/31/2006	10/31/2020
Pet Chews Having Internal And External Materials Of Different Rigidity	USA	TFH	7851001						12/14/2010	12/15/2028
Pet Chews Having Internal And External Materials Of Different Rigidity (Australia)	Australia	TFH	2007226700						12/1/2011	3/9/2027
Pet Chews Having Internal And External Materials Of Different Rigidity (Canada)	Canada	TFH	2,645,284		2645284	9/9/2008			2/10/2015	5/9/2027
Pet Chews Having Internal And External Materials Of Different Rigidity (China)	China	TFH	ZL200780014464.6						9/14/2011	3/9/2027
Pet Chews Having Internal And External Materials Of Different Rigidity (EU)	EU	TFH			7758281.5	9/11/2008
Pet Toy Device Dispensing an Article Providing the Scent of the Owner	USA	TFH			13/340,131	12/29/2011
Pet Toy Device for Dispensing an Article Providing the Scent of the Owner (PCT)	PCT	TFH			PCT/US12/71933	12/28/2012
PET TOY HAVING A DECORATIVE SHEET ENCLOSED IN A TRANSPARENT OUTER SHELL (PCT)	PCT	TFH			PCT/US14/61699	10/22/2014
Process for Forming Multi-Layered Pet Treats	USA	TFH	8124156						2/28/2012	11/18/2028
Process for Making an Edible Dog Chew	USA	TFH	5,827,565		8738423	10/25/1996			10/27/1998	10/25/2016
Processes for Forming Multi-Layered Pet Treats (China)	China	TFH	ZL20880021536.47						11/21/2012	5/8/2028
Radiopaque Animal Chew	USA	TFH	7,452,929						11/18/2008	3/17/2023
Radiopaque Animal Chew	USA	TFH	7,360,504						4/22/2008	8/2/2024
Radiopaque Animal Chew (Canada)	Canada	TFH	2511568						7/5/2011	1/8/2024
Radiopaque Animal Chew (China)	China	TFH	ZL200480002876.4						9/10/2008	1/8/2024
Radiopaque Animal Chew (EU)	EU	TFH	1581047						9/21/2011	1/8/2024
Radiopaque Animal Chew (France)	France	TFH	1581047						9/21/2011	1/8/2024
Radiopaque Animal Chew (Germany)	Germany	TFH	1581047						9/21/2011	1/8/2024
Radiopaque Animal Chew (Italy)	Italy	TFH	1581047						9/21/2011	1/8/2024
Radiopaque Animal Chew (UK)	United Kingdom	TFH	1581047						9/21/2011	1/8/2024
Receiver Pet Chew	USA	TFH	D636,948						4/26/2011	4/26/2025
Roll-Top Pet Carrier	USA	TFH	6863030						3/8/2005	1/22/2023
Roll-Top Pet Carrier (Canada)	Canada	TFH	2514021						6/5/2012	1/22/2024
Roll-Top Pet Carrier (China)	China	TFH	200480006947.8						2/11/2009	1/22/2024
Roll-Top Pet Carrier (EU)	EU	TFH			4704500.0	7/29/2005
Rubber-Fiber Hybrid	USA	TFH	8413611		12/339,973	12/19/2008		4/12/2005	4/9/2013	10/22/2026
Rubber-Fiber Hybrid (China)	China	TFH	ZL200680018494.X						10/31/2012	4/12/2026
Rubber-Fiber Hybrid (EU)	EU	TFH			6740881.5	10/19/2007
Tamanu Oil Products	USA	TFH	7959905						6/14/2011	4/14/2030
Teething Pet Chew	USA	TFH	D636,949						4/26/2011	4/26/2025
TEETING PET CHEW (China)	China	TFH	ZL201030223428.5						12/15/2010	6/23/2020
TEETING PET CHEW (EU)	EU	TFH	001723321-001						6/23/2010	6/23/2035
THREE-PRONG PET CHEW	USA	TFH	D746,018		29/506,744	10/20/2014			12/29/2015	12/26/2029
THREE-PRONG PET CHEW (Australia)	Australia	TFH			201511612	3/25/2015
THREE-PRONG PET CHEW (Canada)	Canada	TFH	162042		162042	4/17/2015			11/11/2015	11/11/2025
THREE-PRONG PET CHEW (China)	China	TFH	ZL201530101623.3		201530101623.3	4/17/2015			9/9/2015	4/16/2025
THREE-PRONG PET CHEW (EU)	EU	TFH	002680652-0001		2680652	3/23/2015			4/14/2015	4/14/2040
THREE-PRONG PET CHEW (Japan)	Japan	TFH			2015-007984	4/8/2015
Treat Holder For Pets	USA	TFH	7647894						1/19/2010	8/30/2025
Treat Holder For Pets (Australia)	Australia	TFH	2006285013						8/11/2011	8/29/2026
Treat Holder For Pets (Canada)	Canada	TFH	2622490		2622490	2/27/2008			5/6/2014	8/29/2026
Treat Holder For Pets (China)	China	TFH	ZL200680032024.9		200680032024.9	2/29/2008			6/19/2013	8/29/2026
Treat Holder For Pets (EU)	EU	TFH			6802537.8	2/21/2008
Turkey And Rice Dog Chew With Modifiable Texture	USA	TFH	6056991						5/2/2000	5/2/2020
TWIST PET CHEW	USA	TFH	D747,067		29/506,746	10/20/2014			1/12/2016	1/12/2030
Twist Pet Chew (Canada)	Canada	TFH	162041		162041	4/17/2015			11/11/2015	11/11/2025
TWIST PET CHEW (China)	China	TFH	ZL201530101621.4		201530101621.4	4/17/2015			9/30/2015	4/17/2025
TWIST PET CHEW (EU)	EU	TFH	002684910-0001						4/20/2015	4/20/2020
Twisting Barrel Pet Chew	USA	TFH	D638,589						5/24/2011	5/24/2025
TWISTING BARREL PET CHEW (China)	China	TFH	ZL201030223413.9						12/21/2011	6/23/2020
TWISTING BARREL PET CHEW (EU)	EU	TFH	1723404						6/23/2010	6/23/2035
Vegetable-Based Dog Chew	USA	TFH	6093427						7/25/2000	9/3/2017
Wheat And Casein Dog Chew With Modifiable Texture	USA	TFH	6110521						8/29/2000	7/15/2018
Cat Topical Dispenser	USA	Wellmark	D548,609			9/1/2005			8/14/2007	8/14/2021
Combined Fluid Dispenser and Cartridge (Canada)	Canada	Wellmark	153211		153211	9/23/2013			5/28/2014	5/28/2024
Controlled Release of S-Methoprene and Other Active Ingredients with Activated Carbon	USA	Wellmark	7,892,571		11064442	2/23/2005			2/22/2011	10/28/2027
Controlled Release of S-Methoprene and Other Active Ingredients with Activated Carbon	USA	Wellmark			13/026170	2/11/2011
Device for Applying a Formulation to Skin	USA	Wellmark	D702563		29407663	11/30/2011			4/15/2014	4/15/2028
Device for Applying a Formulation to Skin	USA	Wellmark	D725485		29460146	7/8/2013			3/31/2015	3/31/2029
Device for Applying a Formulation to Skin	USA	Wellmark	D725486		29462659	8/6/2013			3/31/2015	3/31/2029
Device for Applying a Formulation to Skin	USA	Wellmark			14821554	8/7/2015		3/13/2012
Device for Applying a Formulation to Skin (EU)	EU	Wellmark			15188161.2	5/4/2012
Device for Applying a Formulation to Skin (Hong Kong)	Hong Kong	Wellmark			14105447.2	6/10/2014
Device for Applying a Formulation to Skin (PCT)	PCT	Wellmark			PCT/US2012/036658	5/4/2012
Dog Bone Topical Dispenser	USA	Wellmark	D551,562			9/1/2005			9/25/2007	9/25/2021
Extended Release Insect Repellent	USA	Wellmark			12/406808	3/18/2009
Feed-Through Lignin-Pesticide Compositions	USA	Wellmark	8226963		11/535450	9/26/2006			7/24/2012	1/24/2028
Feed-Through Lignin-Pesticide Compositions (Australia)	Australia	Wellmark	2006297348		2006297348	9/26/2006			11/12/2012	9/26/2026
Feed-Through Lignin-Pesticide Compositions (Brazil)	Brazil	Wellmark			PI0616480-3	9/26/2006
Feed-Through Lignin-Pesticide Compositions (Canada)	Canada	Wellmark	2624462		2624462	9/26/2006			5/13/2014	9/26/2026
Feed-Through Lignin-Pesticide Compositions (Mexico)	Mexico	Wellmark	304193		MX/a/2008/004153	9/26/2006			10/10/2012	9/26/2026
Feed-Through Lignin-Pesticide Compositions (PCT)	PCT	Wellmark			PCT/US06/37584	9/26/2006
Fluid Dispenser (Canada)	Canada	Wellmark	145860		145860	5/28/2012			5/28/2014	5/28/2024
Fluid Dispenser (Canada)	Canada	Wellmark	155009		155009	5/28/2012			5/28/2014	5/28/2024
Fluid Dispenser (Canada)	Canada	Wellmark	149985		149985	5/28/2012			5/28/2014	5/28/2024
Granular Fly Bait	USA	Wellmark			13781235	2/28/2013
High Deposition Cleansing System	USA	Wellmark	9149416		12545771	8/21/2009			10/6/2015	8/5/2031
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (Australia)	Australia	Wellmark	723124		40136/97	8/1/1997			11/30/2000	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (Austria)	Austria	Wellmark	923292		97937544.1	8/1/1997			7/2/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (China)	China	Wellmark	ZL97197462.4		97197462.4	8/1/1997			3/26/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (Denmark)	Denmark	Wellmark	923292		97937544.1	8/1/1997			7/2/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (EU)	EU	Wellmark	923292		97937544.1	8/1/1997			7/2/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (France)	France	Wellmark	923292		97937544.1	8/1/1997			7/2/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (Germany)	Germany	Wellmark	69723274.3-08		97937544.1	8/1/1997			7/2/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (Italy)	Italy	Wellmark	923292		97937544.1	8/1/1997			7/2/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (Mexico)	Mexico	Wellmark	231759		991213	8/1/1997			11/3/2005	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (New Zealand)	New Zealand	Wellmark	333930		333930	8/1/1997			12/7/2000	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (Portugal)	Portugal	Wellmark	923292		97937544.1	8/1/1997			7/2/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (Russia)	Russia	Wellmark	2225113		99103687	8/1/1997			10/24/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (South Korea)	South Korea	Wellmark	10-441239		10-1999-7000888	8/1/1997			7/12/2004	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (Spain)	Spain	Wellmark	923292		97937544.1	8/1/1997			7/2/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (Switzerland)	Switzerland	Wellmark	923292		97937544.1	8/1/1997			7/2/2003	8/1/2017
Improved Method For Systemic Administration of 2,4-Dienoic Acid-Type Insecticides to Terrestrial Mammals (UK)	UK	Wellmark	923292		97937544.1	8/1/1997			7/2/2003	8/1/2017
Insect Bait Station	USA	Wellmark	6925750		09/441035	11/16/1999			8/9/2005	11/16/2019
Insect Control by Insect Growth Regulators Broadcast by Volatilzation	USA	Wellmark	6200584		09/452845	12/3/1999			3/13/2001	12/23/2019
Method For Controlling Fleas in Coats of Terrestrial Mammals By Systemic Administration of 2,4-Dienoic Acid-Type Insecticides (Israel)	Israel	Wellmark	128218		128218	8/1/1997			5/13/2003	8/1/2017
Mineral Feed-Through Formulation	USA	Wellmark		61765622	14179506	2/12/2014	15-Feb-13
Mineral Feed-Through Formulation (Australia)	Australia	Wellmark			2014216370	8/4/2015
Mineral Feed-Through Formulation (Brazil)	Brazil	Wellmark			BR112015019387-0	8/12/2015
Mineral Feed-Through Formulation (Canada)	Canada	Wellmark			2899936	7/30/2015
Mineral Feed-Through Formulation (EU)	EU	Wellmark			14751142.2	9/8/2015
Mineral Feed-Through Formulation (Japan)	Japan	Wellmark			2015-558106	2/12/2014
Mineral Feed-Through Formulation (PCT)	PCT	Wellmark			PCTUS2014016064	2/12/2014
Pesticide Formulation	USA	Wellmark	7238365		11/054134	2/8/2005			7/3/2007	2/8/2025
Solid Pesticide Compositions with Extended Stability	USA	Wellmark	7196116		11/150356	6/10/2005			3/27/2007	7/20/2024
Stabilized Block Pesticide Compositions	USA	Wellmark	7348019		11/461403	7/31/2006			3/25/2008	3/4/2024
Stabilized Pesticide Compositions	USA	Wellmark	7163687		10/794849	3/4/2004			1/16/2007	3/4/2024
Stable Synergistic Fly Attractant	USA	Wellmark			13865129	4/17/2013
(ii) Trademarks

Registered Trademark	Owner	Registration No	Serial No	File Date	Registration Date	Country
R-ST 10	B2E Biotech LLC	2994716	78416443	5/11/2004	9/13/2005	USA
FOURSTAR	B2E Microbials LLC	3788610	77752269	6/4/2009	5/11/2010	USA
3 Tips To Succeed with design	Central Garden & Pet Company	4526082	85241977	2/14/2011	5/6/2014	USA
ACTIVE CARE	Central Garden & Pet Company	3638763	77611999	11/11/2008	6/16/2009	USA
ADVANCED PET DIETS	Central Garden & Pet Company	1839127	74374356	4/1/1993	6/7/1994	USA
ALASKA	Central Garden & Pet Company	977092	72450270	3/2/1973	1/22/1974	USA
ALASKA (Canada)	Central Garden & Pet Company	TMA303508	526635	8/9/1984	6/7/1985	Canada
ALASKA with design	Central Garden & Pet Company	3901796	77873653	11/16/2009	1/4/2011	USA
ALL-GLASS AQUARIUM	Central Garden & Pet Company	2991772	78340325	12/12/2003	9/6/2005	USA
ALL-GLASS AQUARIUM with design	Central Garden & Pet Company	987039	72383848	2/16/1971	6/25/1974	USA
ALL-GLASS AQUARIUM with design	Central Garden & Pet Company	2991773	78340329	12/12/2003	9/6/2005	USA
ALL-SEASON	Central Garden & Pet Company	1910958	74544683	7/1/1994	8/15/1995	USA
AMDRO	Central Garden & Pet Company	1167999	73249887	2/11/1980	9/8/1981	USA
AMDRO (Australia)	Central Garden & Pet Company	671220	671220	8/30/1995	8/30/1995	Australia
AMDRO (Brazil)	Central Garden & Pet Company	816882487	816882487	9/9/1992	1/25/1994	Brazil
AMDRO (Canada)	Central Garden & Pet Company	TMA265367	452108	4/2/1980	12/24/1981	Canada
AMDRO (China)	Central Garden & Pet Company	225364	95038100	8/24/1995	12/31/1999	Colombia
AMDRO (Kenya)	Central Garden & Pet Company	KE/T/1988/036281	36281	4/27/1988	4/27/1995	Kenya
AMDRO (Mexico)	Central Garden & Pet Company	402065	122725	9/19/1991	11/19/1991	Mexico
AMDRO (South Africa)	Central Garden & Pet Company	867135	867135	10/27/1986	10/27/1996	South Africa
AMDRO (Venezuela)	Central Garden & Pet Company	P221218	137381988	8/2/1988	7/7/2000	Venezuela
AMDRO QUICK KILL	Central Garden & Pet Company	3769150	77721200	4/23/2009	3/30/2010	USA
AMERICA'S PLANTER RESOURCE	Central Garden & Pet Company	2176504	75279987	4/23/1997	7/28/1998	USA
ANT BLOCK	Central Garden & Pet Company	3114993	78385553	3/16/2004	7/11/2006	USA
Ant in international sign for "forbidden" design	Central Garden & Pet Company	1562967	73752508	9/19/1988	10/31/1989	USA
APD ADVANCED PET DIETS with design	Central Garden & Pet Company	1854797	74376924	4/8/1993	9/20/1994	USA
APD-ADVANCED PET DIETS (Hong Kong)	Central Garden & Pet Company	1999B07802	748094	7/5/1994	6/22/1999	Hong Kong
AQUEON	Central Garden & Pet Company	3446728	78796103	1/20/2006	6/10/2008	USA
AQUEON (Canada)	Central Garden & Pet Company	TMA728201	1349535	5/30/2007	11/12/2008	Canada
AQUEON (EU)	Central Garden & Pet Company	5470778	5470778	11/15/2006	3/10/2008	European Union
AQUEON (EU)	Central Garden & Pet Company	948482	A0008334	5/31/2007	5/31/2007	European Union
AQUEON (Hong Kong)	Central Garden & Pet Company	300878338	300878338	5/28/2007	5/28/2007	Hong Kong
AQUEON (International)	Central Garden & Pet Company	948482	A0008334	5/31/2007	5/31/2007	International
AQUEON (Japan)	Central Garden & Pet Company	948482	A0008334	5/31/2007	5/31/2007	Japan
AQUEON (Mexico) (cl 1)	Central Garden & Pet Company	1047671	859766	6/6/2007	6/30/2008	Mexico
AQUEON (Mexico) (cl 11)	Central Garden & Pet Company	1021479	859767	6/6/2007	1/28/2008	Mexico
AQUEON (Mexico) (cl 19)	Central Garden & Pet Company	1021481	859769	6/6/2007	1/28/2008	Mexico
AQUEON (Mexico) (cl 21)	Central Garden & Pet Company	1021480	859768	6/6/2007	1/28/2008	Mexico
AQUEON (Mexico) (cl 31)	Central Garden & Pet Company	1021482	859770	6/6/2007	1/28/2008	Mexico
ATLAS	Central Garden & Pet Company	1474664	73670147	7/6/1987	2/2/1988	USA
AVO DERM (Japan)	Central Garden & Pet Company	2264066	S63-054464	5/13/1988	9/21/1990	Japan
AVODERM	Central Garden & Pet Company	4,667,915	85520105	1/19/2012	1/6/2015	USA
AVO-DERM	Central Garden & Pet Company	1341290	73415425	3/1/1983	6/11/1985	USA
AVODERM NATURAL	Central Garden & Pet Company	3711263	77612205	11/11/2008	11/17/2009	USA
AVODERM NATURAL (Canada)	Central Garden & Pet Company	TMA 777098	1437466	5/7/2009	9/15/2010	Canada
AVODERM NATURAL (Hong Kong)	Central Garden & Pet Company	301338589	301338589		5/7/2009	Hong Kong
AVODERM NATURAL (Hong Kong)	Central Garden & Pet Company	301702629	301702629		8/31/2010	Hong Kong
AVODERM NATURAL (Indonesia) (cl 3)	Central Garden & Pet Company	IDM000283362	D002009015536	5/11/2009	12/2/2010	Indonesia
AVODERM NATURAL (Indonesia) (cl 31)	Central Garden & Pet Company	IDM000292146	D002009015537	5/28/2009	2/7/2011	Indonesia
AVODERM NATURAL (International)	Central Garden & Pet Company	1003904	A0016010	5/7/2009	5/7/2009	International
AVODERM NATURAL (Japan)	Central Garden & Pet Company	1003904	A0016010	5/7/2009	12/3/2010	Japan
AVODERM NATURAL (Mexico)	Central Garden & Pet Company	1115252	1020149	7/15/2009	8/13/2009	Mexico
AVODERM NATURAL (Mexico)	Central Garden & Pet Company	1152266	1020150	7/15/2009	4/12/2010	Mexico
AVODERM NATURAL (Norway)	Central Garden & Pet Company	1003904	A0016010	5/7/2009	12/29/2009	Norway
AVODERM NATURAL (Russia)	Central Garden & Pet Company	1003904	A0016010	5/7/2009	12/20/2010	Russian Federation
AVODERM NATURAL (Singapore)	Central Garden & Pet Company	T0907316A	A0016010	5/7/2009	9/30/2009	Singapore
AVODERM NATURAL (South Korea)	Central Garden & Pet Company	1003904	A0016010	5/7/2009	11/10/2010	South Korea
AVODERM NATURAL (STYLIZED) (Hong Kong)	Central Garden & Pet Company	301294740	301294740	2/27/2009	7/16/2009	Hong Kong
AVODERM NATURAL (Turkey)	Central Garden & Pet Company	1003904	A0016010	5/7/2009	5/7/2009	Turkey
AVO-DIETS (Japan)	Central Garden & Pet Company	4687841	2002085029	10/7/2002	7/4/2003	Japan
BIOCUBE	Central Garden & Pet Company	3314234	78792490	1/16/2006	10/16/2007	USA
BIOCUBE (Canada)	Central Garden & Pet Company	TMA740157	1302001	5/17/2006	5/14/2009	Canada
BIRDING ESSENTIALS Canada	Central Garden & Pet Company	TMA812,430	1496064	9/16/2010	11/23/2011	Canada
bottle design w/ green mark	Central Garden & Pet Company	3486715	78892024	5/24/2006	8/12/2008	USA
bottle design w/ orange mark	Central Garden & Pet Company	3490840	78894448	5/26/2006	8/19/2008	USA
BREEDER'S CHOICE	Central Garden & Pet Company	905228	72356480	4/10/1970	12/29/1970	USA
BREEDER'S CHOICE (Benelux)	Central Garden & Pet Company	R515467	781718	6/17/1992	6/17/1992	Benelux
BREEDER'S CHOICE (Canada)	Central Garden & Pet Company	TMA410251	630155	4/28/1989	4/2/1993	Canada
BREEDER'S CHOICE (Canada)	Central Garden & Pet Company	TMA386381	645322	12/1/1989	7/5/1991	Canada
BREEDER'S CHOICE (Canada)	Central Garden & Pet Company	TMA387597	658416	5/18/1990	8/9/1991	Canada
BREEDER'S CHOICE (EU)	Central Garden & Pet Company	656355	656355	10/17/1997	5/7/1999	European Union
BREEDER'S CHOICE (Germany)	Central Garden & Pet Company	2102383	B95831	6/16/1992	12/11/1996	Germany
BREEDER'S CHOICE (Hong Kong)	Central Garden & Pet Company	301385136AB	301385136AB	7/15/2009	6/7/2010	Hong Kong
BREEDER'S CHOICE (Japan)	Central Garden & Pet Company	2711913	2045788	4/20/1990	12/26/1995	Japan
BREEDER'S CHOICE (Mexico)	Central Garden & Pet Company	616330	378247	6/8/1999	6/28/1999	Mexico
BREEDER'S CHOICE (South Korea)	Central Garden & Pet Company	4003081450000	4019930018734	6/4/1993	2/16/1995	South Korea
CARING FOR YOUR PET ADVANCED PET DIETS SELECT CHOICE with design (China)	Central Garden & Pet Company	6132655	6132655	6/27/2007	8/28/2009	China
CEDARSACK	Central Garden & Pet Company	1632382	74037551	3/12/1990	1/22/1991	USA
CENTRAL AQUATICS	Central Garden & Pet Company	3697184	78834398	3/10/2006	10/13/2009	USA
CENTRAL AQUATICS (Canada)	Central Garden & Pet Company	TMA753662	1301998	5/17/2006	11/23/2009	Canada
Central Life Sciences with design	Central Garden & Pet Company	3510078	78878694	5/8/2006	9/30/2008	USA
COLOR BLOOMS	Central Garden & Pet Company	3735104	77621900	11/25/2008	1/5/2010	USA
COLORMAX	Central Garden & Pet Company	2206003	75053349	2/5/1996	11/24/1998	USA
COOKE	Central Garden & Pet Company	1613429	73809197	6/26/1989	9/18/1990	USA
CORALIFE	Central Garden & Pet Company	2459471	75927740	2/24/2000	6/12/2001	USA
CORALIFE (Canada)	Central Garden & Pet Company	TMA721401	1349536	5/30/2007	8/20/2008	Canada
CORALIFE (EU)	Central Garden & Pet Company	926592	A0008336	5/31/2007	5/31/2007	European Union
CORALIFE (International)	Central Garden & Pet Company	926592	A0008336	5/31/2007	5/31/2007	International
CORALIFE (Japan)	Central Garden & Pet Company	3248627	352321994	4/6/1994	1/31/1997	Japan
CORALIFE (Mexico) (cl 1)	Central Garden & Pet Company	1017306	859775	6/6/2007	12/11/2007	Mexico
CORALIFE (Mexico) (cl 11)	Central Garden & Pet Company	1017307	859776	6/6/2007	12/11/2007	Mexico
CORALIFE (Taiwan) (cl 20)	Central Garden & Pet Company	737970	84028873	6/12/1995	12/1/1996	Taiwan
CORALIFE (Taiwan) (cl 31)	Central Garden & Pet Company	725408	84028874	6/12/1995	8/16/1996	Taiwan
CORRY'S (Canada)	Central Garden & Pet Company	TMA286287	492551	9/23/1982	12/30/1983	Canada
COZY PET	Central Garden & Pet Company	1671141	74138856	2/13/1991	1/7/1992	USA
CRITTER CAGE	Central Garden & Pet Company	4018966	85227044	1/26/2011	8/30/2011	USA
CRITTER CULTURE	Central Garden & Pet Company	3544166	77096879	2/1/2007	12/9/2008	USA
CRITTER CULTURE (Canada)	Central Garden & Pet Company	TMA748819	1334029	2/5/2007	9/28/2009	Canada
CRITTER CULTURE (Mexico) (cl 11)	Central Garden & Pet Company	1014324	863764	6/22/2007	11/28/2007	Mexico
CRITTER CULTURE (Mexico) (cl 19)	Central Garden & Pet Company	1014325	863765	6/22/2007	11/28/2007	Mexico
CRITTER CULTURE (Mexico) (cl 21)	Central Garden & Pet Company	1100618	863766	6/22/2007	5/20/2009	Mexico
CRITTER CULTURE (Mexico) (cl 31)	Central Garden & Pet Company	1014326	863768	6/22/2007	11/28/2007	Mexico
DEEP SIX	Central Garden & Pet Company	2747289	78153629	8/13/2002	8/5/2003	USA
DOG BLISS (Canada)	Central Garden & Pet Company	TMA777602	1308934	7/13/2006	9/20/2010	Canada
DOG DESIGN (China)	Central Garden & Pet Company	6132654	6132654	6/27/2007	8/28/2009	China
EASY GRO	Central Garden & Pet Company	3020753	78497223	10/8/2004	11/29/2005	USA
EASY GRO with design	Central Garden & Pet Company	1368462	73484201	6/8/1984	11/5/1985	USA
EASY KILL	Central Garden & Pet Company	3004667	76304196	8/24/2001	10/4/2005	USA
ESU REPTILE	Central Garden & Pet Company	2737788	76190287	1/5/2001	7/15/2003	USA
EVOLVE	Central Garden & Pet Company	4471258	85359930	6/29/2011	1/21/2014	USA
EXCEL GARDEN PRODUCTS	Central Garden & Pet Company	2711922	76229191	3/26/2001	4/29/2003	USA
FAN DESIGN (Canada)	Central Garden & Pet Company	TMA668990	1217414	5/19/2004	7/28/2006	Canada
FEED THE GLOW	Central Garden & Pet Company	4705251	86241533	4/3/2014	3/17/2015	USA
FERRONIT (Germany)	Central Garden & Pet Company	39639778.6	39639778.6	9/12/1996	2/6/1997	Germany
FIRESTRIKE	Central Garden & Pet Company	3370725	78902090	12/6/2006	1/15/2008	USA
Fish in circle design	Central Garden & Pet Company	1683768	74137261	2/7/1991	4/21/1992	USA
FLORAMAX	Central Garden & Pet Company	3952200	77954686	3/9/2010	4/26/2011	USA
FLORAMAX (Canada)	Central Garden & Pet Company	TMA837437	1491878	8/10/2010	11/30/2012	Canada
FLORAMAX (EU)	Central Garden & Pet Company	1050348	A0020817	8/6/2010	8/6/2010	European Union
FLORAMAX (International)	Central Garden & Pet Company	1050348	A0020817	8/6/2010	8/6/2010	International
FLORAMAX (Mexico)	Central Garden & Pet Company	1182547	1118137	9/8/2010	9/30/2010	Mexico
GOOD HEALTH SHOWS	Central Garden & Pet Company	4689983	86241522	4/3/2014	2/17/2015	USA
Grain Free Simply Natural Just Real, Good Food with design	Central Garden & Pet Company	4645622	85729603	9/14/2012	11/25/2014	USA
GRANT'S KILLS ANTS	Central Garden & Pet Company	1299237	73425423	5/11/1983	10/9/1984	USA
GRANT'S KILLS ANTS & design	Central Garden & Pet Company	3525059	77200892	6/7/2007	10/28/2008	USA
GREAT DIVIDE	Central Garden & Pet Company	3357287	78667588	7/11/2005	12/18/2007	USA
GREAT ENTERTAINMENT FOR YOUR YARD	Central Garden & Pet Company	4150745	85073088	6/28/2010	5/29/2012	USA
GREEN IT	Central Garden & Pet Company	2142682	75263424	3/21/1997	3/10/1998	USA
GULF STREAM	Central Garden & Pet Company	1713771	74138683	2/13/1991	9/8/1992	USA
HARBOR MASTER	Central Garden & Pet Company	1713438	74138760	2/13/1991	9/8/1992	USA
HEALTH FOOD FOR DOGS with design (Hong Kong)	Central Garden & Pet Company	301294759	301294759	2/27/2009	2/27/2009	Hong Kong
HERMIE'S CRAB COVE	Central Garden & Pet Company	3111590	78606104	4/11/2005	7/4/2006	USA
HOSE 'N GO	Central Garden & Pet Company	1455970	73644637	2/13/1987	9/8/1987	USA
HOWARD JOHNSON'S	Central Garden & Pet Company	2125257	75180038	10/10/1996	12/30/1997	USA
IMAGE	Central Garden & Pet Company	1422502	73601386	5/29/1986	12/30/1986	USA
IMAGE (Australia)	Central Garden & Pet Company	A580973	580973	6/24/1992	6/24/1999	Australia
IMAGE (Chile)	Central Garden & Pet Company	773367	313196	7/12/1995	7/15/1996	Chile
IRONITE	Central Garden & Pet Company	1525048	73709517	2/5/1988	2/21/1989	USA
IRONITE (Canada)	Central Garden & Pet Company	515387	872685	3/19/1998	8/26/1999	Canada
IRONSAFE	Central Garden & Pet Company	2538366	76304493	8/27/2001	2/12/2002	USA
IRONSAFE (Canada)	Central Garden & Pet Company	TMA675370	1217412	5/19/2004	10/20/2006	Canada
IT'S ALL ABOUT THE FISH	Central Garden & Pet Company	3581018	77068315	12/20/2006	2/24/2009	USA
IT'S ALL ABOUT THE FISH (Canada)	Central Garden & Pet Company	TMA721823	1349538	5/30/2007	8/22/2008	Canada
IT'S ALL ABOUT THE FISH (EU)	Central Garden & Pet Company	943713	A0008335	5/31/2007	5/31/2007	European Union
IT'S ALL ABOUT THE FISH (International)	Central Garden & Pet Company	943713	A0008335	5/31/2007	5/31/2007	International
IT'S ALL ABOUT THE FISH (Mexico) (cl 1)	Central Garden & Pet Company	45117	41395	6/6/2007	11/28/2007	Mexico
IT'S ALL ABOUT THE FISH (Mexico) (cl 11)	Central Garden & Pet Company	45118	41396	6/6/2007	11/28/2007	Mexico
IT'S ALL ABOUT THE FISH (Mexico) (cl 19)	Central Garden & Pet Company	45120	41398	6/6/2007	11/28/2007	Mexico
IT'S ALL ABOUT THE FISH (Mexico) (cl 21)	Central Garden & Pet Company	45119	41397	6/6/2007	11/28/2007	Mexico
IT'S ALL ABOUT THE FISH (Mexico) (cl 31)	Central Garden & Pet Company	45121	41399	6/6/2007	11/28/2007	Mexico
KENT MARINE	Central Garden & Pet Company		86574471	3/24/2015		USA
KENT MARINE (China)	Central Garden & Pet Company	8481292	8481292	7/15/2010	7/28/2011	China
KENT MARINE with design	Central Garden & Pet Company	1872146	74482649	1/26/1994	1/10/1995	USA
LILLY MILLER	Central Garden & Pet Company	2662338	76304400	8/27/2001	12/17/2002	USA
LILLY MILLER & FAN DESIGN (Canada)	Central Garden & Pet Company	TMA708520	1300099	5/2/2006	2/28/2008	Canada
LILLY MILLER with design	Central Garden & Pet Company	3244179	78797564	1/23/2006	5/22/2007	USA
MAXIDE	Central Garden & Pet Company	2581835	76266189	6/5/2001	6/18/2002	USA
MAXIDE with design	Central Garden & Pet Company	2581834	76265903	6/4/2001	6/18/2002	USA
MIDNIGHT SUN	Central Garden & Pet Company	2373801	75549410	9/9/1998	8/1/2000	USA
MOSS OUT!	Central Garden & Pet Company	3302236	78891995	5/24/2006	10/2/2007	USA
MOUNTAIN STATES	Central Garden & Pet Company	2142660	75261500	3/21/1997	3/10/1998	USA
NATURAL BLOOMS	Central Garden & Pet Company	3861908	77828212	9/16/2009	10/12/2010	USA
NAUTILUS with design	Central Garden & Pet Company	2692612	76354759	1/4/2002	3/4/2003	USA
NEO-GLOW	Central Garden & Pet Company		86721562	8/11/2015		USA
NEW ENGLAND POTTERY	Central Garden & Pet Company	2842251	76405476	5/10/2002	5/18/2004	USA
NEW ENGLAND POTTERY with design	Central Garden & Pet Company	2857269	76405634	5/10/2002	6/29/2004	USA
NORCAL	Central Garden & Pet Company	2809722	76247377	4/30/2001	2/3/2004	USA
NORTHWOODS	Central Garden & Pet Company	2208949	75383880	11/3/1997	12/8/1998	USA
NOXALL	Central Garden & Pet Company	1258193	73309401	5/8/1981	11/22/1983	USA
NURSERY PRO	Central Garden & Pet Company	1728751	74136281	2/4/1991	11/3/1992	USA
NUZZLER	Central Garden & Pet Company	3593564	76687096	2/25/2008	3/24/2009	USA
OCEANIC	Central Garden & Pet Company	1975939	74593863	11/2/1994	5/28/1996	USA
OCEANIC	Central Garden & Pet Company	2903049	76559853	11/14/2003	11/16/2004	USA
OCEANIC	Central Garden & Pet Company	2977857	76559854	11/14/2003	7/26/2005	USA
OCEANIC	Central Garden & Pet Company	2977858	76559855	11/14/2003	7/26/2005	USA
OPTIBRIGHT	Central Garden & Pet Company	4809681	86293618	5/28/2014	9/8/2015	USA
PET-GUARD	Central Garden & Pet Company	3314541	78869133	4/25/2006	10/16/2007	USA
PINNACLE	Central Garden & Pet Company	3707830	77612016	11/11/2008	11/10/2009	USA
PINNACLE (Canada)	Central Garden & Pet Company	TMA796828	1437467	5/7/2009	5/6/2011	Canada
PINNACLE (EU)	Central Garden & Pet Company	1718683	1718683	6/21/2000	7/9/2001	European Union
PINNACLE (EU)	Central Garden & Pet Company	1003905	A0016012	5/7/2009	5/7/2009	European Union
PINNACLE (Hong Kong)	Central Garden & Pet Company	300118782	300118782	11/28/2003	5/19/2004	Hong Kong
PINNACLE (Hong Kong)	Central Garden & Pet Company	301338598	301338598	5/7/2009	1/14/2011	Hong Kong
PINNACLE (Indonesia)	Central Garden & Pet Company	IDM000281979	D002009015535	5/11/2009	12/2/2010	Indonesia
PINNACLE (International)	Central Garden & Pet Company	1003905	A0016012	5/7/2009	5/7/2009	International
PINNACLE (Norway)	Central Garden & Pet Company	1003905	A0016012	5/7/2009	12/16/2009	Norway
PINNACLE (Russia)	Central Garden & Pet Company	1003905	A0016012	5/7/2009	5/7/2009	Russian Federation
PINNACLE (South Korea)	Central Garden & Pet Company	1003905	A0016012	5/7/2009	5/7/2009	South Korea
PINNACLE (Turkey)	Central Garden & Pet Company	1003905	A0016012	5/7/2009	8/10/2010	Turkey
PONDLIFE	Central Garden & Pet Company	3800923	77749373	6/1/2009	6/8/2010	USA
POOCH PILLOW	Central Garden & Pet Company	1784159	74332998	11/20/1992	7/27/1993	USA
Powerflex	Central Garden & Pet Company	4665518	85896880	4/5/2013	1/6/2015	USA
QUIET FLOW	Central Garden & Pet Company	3684243	77557039	8/27/2008	9/15/2009	USA
RECOVER	Central Garden & Pet Company	2475996	75162969	9/9/1996	8/7/2001	USA
REEF READY	Central Garden & Pet Company	1720183	74177574	6/18/1991	9/29/1992	USA
REPTARIUM	Central Garden & Pet Company	2140147	75135778	7/18/1996	3/3/1998	USA
Revolving Menu	Central Garden & Pet Company	4361986	85465077	11/4/2011	7/2/2013	USA
SELECT CHOICE	Central Garden & Pet Company	2332140	75658141	3/11/1999	3/21/2000	USA
SHERPS	Central Garden & Pet Company	2019628	74555447	7/28/1994	11/26/1996	USA
SIMPLY NATURAL	Central Garden & Pet Company	2604270	76244461	4/23/2001	8/6/2002	USA
SMART FEED	Central Garden & Pet Company	4436908	85300219	4/20/2011	11/19/2013	USA
SOFT SPOT	Central Garden & Pet Company	3450018	76676501	5/7/2007	6/17/2008	USA
SOFTRAY	Central Garden & Pet Company	3202499	76590102	5/3/2004	1/23/2007	USA
SOLUTIONS	Central Garden & Pet Company	3935121	77788525	7/23/2009	3/22/2011	USA
SPECTRAMAX	Central Garden & Pet Company	2186258	75053307	2/5/1996	9/1/1998	USA
SPOONIT	Central Garden & Pet Company	1824791	74329479	11/9/1992	3/8/1994	USA
SUPER RICH	Central Garden & Pet Company	2752009	76365325	2/1/2002	8/19/2003	USA
SURE STOP	Central Garden & Pet Company	3071328	76300625	8/17/2001	3/21/2006	USA
SWEET DREAMS	Central Garden & Pet Company	1916491	74580591	9/30/1994	9/5/1995	USA
TERRAFORM	Central Garden & Pet Company	2179141	75133014	7/12/1996	8/4/1998	USA
THE WAG BAG	Central Garden & Pet Company	1671769	74138681	2/13/1991	1/14/1992	USA
TREE SEAL with design	Central Garden & Pet Company	566829	71594721	3/27/1950	11/18/1952	USA
TROPICAL TREASURES	Central Garden & Pet Company	2051467	74694116	6/28/1995	4/8/1997	USA
TURBO-TWIST	Central Garden & Pet Company	3749715	77781029	7/14/2009	2/16/2010	USA
TURBO-TWIST (Canada)	Central Garden & Pet Company	TMA793423	1464803	1/6/2010	3/21/2011	Canada
TURF MAGIC	Central Garden & Pet Company	3075980	78496591	10/7/2004	4/4/2006	USA
ULTRAGREEN	Central Garden & Pet Company	3424535	78866744	4/21/2006	5/6/2008	USA
ULTRAGREEN	Central Garden & Pet Company	3758796	77608793	11/6/2008	3/9/2010	USA
VITA-START	Central Garden & Pet Company	1222242	73309377	5/8/1981	1/4/1983	USA
WATER WAND (Canada)	Central Garden & Pet Company	TMA343667	582842	4/27/1987	8/12/1988	Canada
WHERE REPTILES RULE	Central Garden & Pet Company	3517099	77068293	12/20/2006	10/14/2008	USA
WHERE REPTILES RULE (Australia)	Central Garden & Pet Company	943714	A0008337	5/31/2007	5/31/2007	Australia
WHERE REPTILES RULE (Canada)	Central Garden & Pet Company	TMA721876	1349539	5/30/2007	8/25/2008	Canada
WHERE REPTILES RULE (EU)	Central Garden & Pet Company	943714	A0008337	5/31/2007	5/31/2007	European Union
WHERE REPTILES RULE (International)	Central Garden & Pet Company	943714	A0008337	5/31/2007	5/31/2007	International
WHERE REPTILES RULE (Mexico) (cl 11)	Central Garden & Pet Company	45113	41391	6/6/2007	11/28/2007	Mexico
WHERE REPTILES RULE (Mexico) (cl 19)	Central Garden & Pet Company	45115	41393	6/6/2007	11/28/2007	Mexico
WHERE REPTILES RULE (Mexico) (cl 21)	Central Garden & Pet Company	45114	41392	6/6/2007	11/28/2007	Mexico
WHERE REPTILES RULE (Mexico) (cl 31)	Central Garden & Pet Company	45116	41394	6/6/2007	11/28/2007	Mexico
WOODLAND SERIES	Central Garden & Pet Company	3353514	78667601	7/11/2005	12/11/2007	USA
Worry Free	Central Garden & Pet Company	4426037	85464967	11/4/2011	10/29/2013	USA
WORRYFREE	Central Garden & Pet Company	2578486	76304401	8/27/2001	6/11/2002	USA
ZERO ICE (Canada)	Central Garden & Pet Company	TMA253012	443422	8/17/1979	11/21/1980	Canada
ZEROICE	Central Garden & Pet Company	3045906	78524617	11/30/2004	1/17/2006	USA
ZILLA	Central Garden & Pet Company	3731833	77194936	5/31/2007	12/29/2009	USA
ZILLA	Central Garden & Pet Company	4608754	86155337	12/31/2013	9/23/2014	USA
ZILLA (Australia)	Central Garden & Pet Company	973947	A0008700	6/28/2007	6/28/2007	Australia
ZILLA (Canada)	Central Garden & Pet Company	TMA704385	1349534	5/30/2007	1/10/2008	Canada
ZILLA (EU)	Central Garden & Pet Company	973947	A0008700	6/28/2007	6/28/2007	European Union
ZILLA (International)	Central Garden & Pet Company	973947	A0008700	6/28/2007	6/28/2007	International
ZILLA (Mexico) (cl 11)	Central Garden & Pet Company	1017304	859771	6/6/2007	12/11/2007	Mexico
ZILLA (Mexico) (cl 21)	Central Garden & Pet Company	1017305	859772	6/6/2007	12/11/2007	Mexico
ZILLA with design	Central Garden & Pet Company	4608579	86108260	11/1/2013	9/23/2014	USA
ZOOM	Central Garden & Pet Company	3396570	78979303	12/23/2004	3/11/2008	USA
Accel	Farnam Companies, Inc.	1,930,039	74605704	12/2/1994	10/24/1995	USA
Adams (Canada)	Farnam Companies, Inc.	TMA429,910		6/30/1992	7/1/1994	Canada
Aloedine	Farnam Companies, Inc.	1,267,621	353385	3/8/1982	2/21/1984	USA
Aloedine (Australia)	Farnam Companies, Inc.	1431674	1431674	6/20/2011	6/20/2011	Australia
Aloedine (Venezuela)	Farnam Companies, Inc.	P-341682	2013-016477	8/23/2013	7/21/2014	Venezuela
Ambush	Farnam Companies, Inc.	4,027,018	85107306	8/13/2010	9/13/2011	USA
Arthrose	Farnam Companies, Inc.	2,384,334	75631092	2/1/1999	9/5/2000	USA
Attack All with design	Farnam Companies, Inc.	3,133,114	78724546	9/30/2005	8/22/2006	USA
Away From My Garden	Farnam Companies, Inc.	2,687,495	78048485	2/15/2001	2/11/2003	USA
BARN DEFENSE	Farnam Companies, Inc.		86721551	8/11/2015		USA
Because Shedding Is Natural. Too Much Shedding Isn't	Farnam Companies, Inc.	2,289,786	75317476	6/30/1997	11/2/1999	USA
B'Have	Farnam Companies, Inc.	785,030	72195000	6/5/1964	2/16/1965	USA
Bio Guard	Farnam Companies, Inc.	2,384,130	75614778	1/7/1999	9/5/2000	USA
Bio Spot	Farnam Companies, Inc.	2,055,390	75119939	6/17/1996	4/22/1997	USA
Bio Spot Active Care	Farnam Companies, Inc.	4618030	85729513	9/14/2012	10/7/2014	USA
Bio Spot Active Care	Farnam Companies, Inc.	4684365	86309205	6/13/2014	2/10/2015	USA
Bio Spot Active Care (Canada)	Farnam Companies, Inc.	920578	1681512	6/19/2014	11/18/2015	Canada
BIO SPOT DEFENSE	Farnam Companies, Inc.	4256527	85520284	1/19/2012	12/11/2012	USA
Bio Spot with design	Farnam Companies, Inc.	3,718,514	77731857	5/7/2009	12/1/2009	USA
Bronco	Farnam Companies, Inc.	1,701,395	74205963	9/23/1991	7/21/1992	USA
Building Individual Nutrition	Farnam Companies, Inc.	3,173,527	78671586	7/15/2005	11/21/2006	USA
Built to Fit, Built to Last, Built to Stay On!	Farnam Companies, Inc.	3,877,915	77829991	9/18/2009	11/16/2010	USA
Captivator	Farnam Companies, Inc.	2,729,435	75635544	2/5/1999	6/24/2003	USA
Cherry-Dex (Canada)	Farnam Companies, Inc.	TMA569975		11/21/2000	10/30/2002	Canada
Chew-It-Yourself Toothbrush for Dogs, The	Farnam Companies, Inc.	3,169,790	78561079	2/4/2005	11/7/2006	USA
Color-Full	Farnam Companies, Inc.	1,840,288	74442958	10/1/1993	6/21/1994	USA
Comfort Zone	Farnam Companies, Inc.	2,785,068	78142926	7/11/2002	11/18/2003	USA
Comfort Zone with design	Farnam Companies, Inc.	4,003,871	85122862	9/3/2010	7/26/2011	USA
Configuration of Container (Red Cell purple bottle)	Farnam Companies, Inc.	1,793,273	74190634	8/1/1991	9/14/1993	USA
Continuex	Farnam Companies, Inc.	2,494,752	75635421	2/5/1999	10/2/2001	USA
Cough Free	Farnam Companies, Inc.	2,099,220	75157385	8/28/1996	9/23/1997	USA
CW	Farnam Companies, Inc.	2,166,072	74567010	8/29/1994	6/16/1998	USA
Cystolamine	Farnam Companies, Inc.	2,877,507	78281861	8/1/2003	8/24/2004	USA
Dapples	Farnam Companies, Inc.	1,527,743	73737365	6/30/1988	3/7/1989	USA
Dog-Away	Farnam Companies, Inc.	667,260	72037702	9/23/1957	9/23/1958	USA
DUOCARE	Farnam Companies, Inc.		86093124	10/16/2013		USA
Duralactin (Canada)	Farnam Companies, Inc.	920581	1681518	6/19/2014	11/18/2015	Canada
Duralactin	Farnam Companies, Inc.	2,760,369	78126585	5/6/2002	9/2/2003	USA
Easy Brush	Farnam Companies, Inc.	3,086,399	78418873	5/14/2004	4/25/2006	USA
Electro Dex	Farnam Companies, Inc.	1,056,401	73066987	11/14/1975	1/18/1977	USA
Electro Dex (Australia)	Farnam Companies, Inc.	1431709	1431709	6/20/2011	6/20/2011	Australia
Electro Dex (New Zealand)	Farnam Companies, Inc.	844144	844144	6/20/2011	12/20/2011	New Zealand
Electro-Dex (UK)	Farnam Companies, Inc.	1470603		7/16/1991	10/23/1992	United Kingdom
Endure	Farnam Companies, Inc.	2,583,869	78040837	12/28/2000	6/18/2002	USA
Equi Aid (design; no words; design with w/o man only)	Farnam Companies, Inc.	3,132,991	78719696	9/23/2005	8/22/2006	USA
Equicare	Farnam Companies, Inc.	1,481,261	73594043	4/17/1986	3/22/1988	USA
Equicare with design	Farnam Companies, Inc.	1,481,262	73594044	4/17/1986	3/22/1988	USA
EquiFusion	Farnam Companies, Inc.		85222995	1/21/2011		USA
Equi-Spot	Farnam Companies, Inc.	2,733,469	78108204	2/12/2002	7/1/2003	USA
Equitrol	Farnam Companies, Inc.	1,224,817	315912	6/22/1981	1/25/1983	USA
Excalibur	Farnam Companies, Inc.	1,689,760	74105837	10/15/1990	6/2/1992	USA
EZ Trap	Farnam Companies, Inc.	2,854,927	78095252	11/27/2001	6/15/2004	USA
Farnam	Farnam Companies, Inc.	1,025,441	72443585	12/13/1972	11/18/1975	USA
Farnam (Canada)	Farnam Companies, Inc.	TMA766,165	1,425,882	1/28/2009	5/7/2010	Canada
Farnam (EU)	Farnam Companies, Inc.	003 751 179	3751179	4/7/2004	8/8/2005	European Union
Farnam (Liechtenstein)	Farnam Companies, Inc.	11190		6/8/1999	10/6/1999	Liechtenstein
Farnam (Monaco)	Farnam Companies, Inc.	9920739		7/1/1999	9/17/1999	Monaco
Farnam (Norway)	Farnam Companies, Inc.	200114	199905447	6/8/1999	10/29/1999	Norway
Farnam (Poland)	Farnam Companies, Inc.	140527			6/16/2003	Poland
Farnam (Switzerland)	Farnam Companies, Inc.	468242		12/29/1999	6/29/1999	Switzerland
Farnam (UK)	Farnam Companies, Inc.	1515266			10/7/1999	United Kingdom
Farnam with design	Farnam Companies, Inc.	4571156	86069565	9/19/2013	7/22/2014	USA
Farnam with design - with horse (Canada)	Farnam Companies, Inc.	TMA766,909	1,428,891	2/24/2009	5/14/2009	Canada
Farnam with design (Canada)	Farnam Companies, Inc.	TMA766,166	1,428,767	2/24/2009	5/7/2010	Canada
Farnam with design (France)	Farnam Companies, Inc.	92429233		7/30/1992	7/30/1992	France
Farnam.com	Farnam Companies, Inc.	2,233,845	75403422	12/5/1997	3/23/1999	USA
Flex Free	Farnam Companies, Inc.	1,938,385	74594853	11/4/1994	11/28/1995	USA
Flexus	Farnam Companies, Inc.	1,881,370	74405769	6/25/1993	2/28/1995	USA
Flexus (Benelux)	Farnam Companies, Inc.	600540			8/27/1996	Benelux
Flexus (France)	Farnam Companies, Inc.	96639902			8/29/1996	France
Flexus (Germany)	Farnam Companies, Inc.	39637430			8/27/1996	Germany
Flexus (Italy)	Farnam Companies, Inc.	758380		8/30/1996	8/31/1998	Italy
Flexus (Switzerland)	Farnam Companies, Inc.	440885			8/28/1996	Switzerland
Flexus (United Kingdom)	Farnam Companies, Inc.	1,559,236			1/14/1994	United Kingdom
Fly Terminator	Farnam Companies, Inc.	2,284,297	74481690	1/24/1994	10/12/1999	USA
Flysect	Farnam Companies, Inc.	1,441,000	73594035	4/17/1986	6/2/1987	USA
Flys-Off	Farnam Companies, Inc.	3,659,868	77385248	1/31/2008	7/28/2009	USA
Forshner's	Farnam Companies, Inc.	1,402,805	73564884	10/24/1985	7/29/1986	USA
Forshner's (Australia)	Farnam Companies, Inc.	1431675	1431675	6/20/2011	6/20/2011	Australia
Fura-Ointment	Farnam Companies, Inc.	1,194,187	73249391	2/8/1980	4/27/1982	USA
Galloping Horse design	Farnam Companies, Inc.	2,279,050	75469873	4/17/1998	9/21/1999	USA
GRAND CHAMPION	Farnam Companies, Inc.		86570056	3/19/2015		USA
Grow Colt (Venezuela)	Farnam Companies, Inc.	P-341680	2013-016475	8/23/2013	7/21/2014	Venezuela
Grow-Colt	Farnam Companies, Inc.	1,166,926	240331	11/26/1979	9/1/1981	USA
Harmonease	Farnam Companies, Inc.	3,655,539	77429857	3/24/2008	7/14/2009	USA
Horse Health Products with design (Australia)	Farnam Companies, Inc.	1521752	1521752	10/24/2012	5/22/2013	Australia
Horseshoe design	Farnam Companies, Inc.	1,080,149	73097733	8/25/1976	12/27/1977	USA
Horseshoer's Secret	Farnam Companies, Inc.	2,508,121	75950775	3/2/2000	11/13/2001	USA
Horseshoer's Secret (Australia)	Farnam Companies, Inc.	1431710	1431710	6/20/2011	6/20/2011	Australia
Horseshoer's Secret (New Zealand)	Farnam Companies, Inc.	844176	844176	6/20/2011	12/20/2011	New Zealand
Horseshoer's Secret (Venezuela)	Farnam Companies, Inc.	P-341683	2013-016478	8/23/2013	7/21/2014	Venezuela
Icetight	Farnam Companies, Inc.	1,618,406	74020012	1/17/1990	10/23/1990	USA
Icetight (Australia)	Farnam Companies, Inc.	1431714	1431714	6/20/2011	6/20/2011	Australia
Icetight (New Zealand)	Farnam Companies, Inc.	844177	844177	6/20/2011	12/20/2011	New Zealand
Icetight (UK)	Farnam Companies, Inc.	1470605		7/16/1991	8/28/1992	United Kingdom
Ivercare	Farnam Companies, Inc.	2,730,810	78108209	2/12/2002	6/24/2003	USA
JOB	Farnam Companies, Inc.	3,850,492	77385211	1/31/2008	9/21/2010	USA
Just Born	Farnam Companies, Inc.	1,905,276	74519803	5/3/1994	7/18/1995	USA
Just Born with design	Farnam Companies, Inc.	3,135,579	78701609	8/26/2005	8/29/2006	USA
Just One Bite	Farnam Companies, Inc.	1,421,693	599381	5/19/1986	12/23/1986	USA
Lactanase	Farnam Companies, Inc.	1,767,136	74107058	10/19/1990	4/27/1993	USA
Lactanase (Australia)	Farnam Companies, Inc.	1431715	1431715	6/20/2011	6/20/2011	Australia
Lactanase (New Zealand)	Farnam Companies, Inc.	844178	844178	6/20/2011	12/20/2011	New Zealand
Larvastop Fly Growth Regulator with design	Farnam Companies, Inc.	3,254,169	78561613	2/7/2005	6/19/2007	USA
Laser Sheen	Farnam Companies, Inc.	1,421,659	73599382	5/19/1986	12/23/1986	USA
Leather New	Farnam Companies, Inc.	1,168,855	73240466	11/26/1979	9/15/1981	USA
Level pH	Farnam Companies, Inc.	4,129,983	85316750	5/10/2011	4/17/2012	USA
Mare Plus (Venezuela)	Farnam Companies, Inc.	P-341681	2013-016476	8/23/2013	7/21/2014	Venezuela
Mare-Plus	Farnam Companies, Inc.	1,166,928	73240347	11/26/1979	9/1/1981	USA
Maxum	Farnam Companies, Inc.	1,039,996	73040536	12/27/1974	5/25/1976	USA
Maxum (UK)	Farnam Companies, Inc.	1470602		7/16/1991	4/2/1993	United Kingdom
Monomend	Farnam Companies, Inc.	2,296,354	75178720	10/8/1996	11/30/1999	USA
Mosquito Halt	Farnam Companies, Inc.	2,778,082	78238314	4/16/2003	10/28/2003	USA
Multi-Stā	Farnam Companies, Inc.	3,062,208	78378011	3/3/2004	2/28/2006	USA
Musca-Cide	Farnam Companies, Inc.	2,033,860	75065114	2/29/1996	1/28/1997	USA
Musca-Doom	Farnam Companies, Inc.	2,024,130	75065115	2/29/1996	12/17/1996	USA
Mycodex (Canada)	Farnam Companies, Inc.	186,617			11/10/1992	Canada
Mycodex (see note)	Farnam Companies, Inc.	788,957	72168832	5/14/1963	5/4/1965	USA
Mycodex (see note)	Farnam Companies, Inc.	1,508,876	73694073	11/5/1987	10/18/1988	USA
Mycodex All In One	Farnam Companies, Inc.	2,143,515	75164269	9/11/1996	3/10/1998	USA
Myolene	Farnam Companies, Inc.	2,602,964	78048111	2/13/2001	7/30/2002	USA
Nature's Defense	Farnam Companies, Inc.	2,256,731	75414270	1/6/1998	6/29/1999	USA
Next Level	Farnam Companies, Inc.	2,324,451	75681039	4/12/1999	2/29/2000	USA
Nurturall	Farnam Companies, Inc.	1,942,424	74581143	10/3/1994	12/19/1995	USA
Ny-Sta (see notes)	Farnam Companies, Inc.	2,965,117	78378414	3/4/2004	7/5/2005	USA
Ny-Stā (see notes)	Farnam Companies, Inc.	3,721,693	77731887	5/7/2009	12/8/2009	USA
Platform	Farnam Companies, Inc.	3,178,003	78486096	9/20/2004	11/28/2006	USA
Polymend (see note)	Farnam Companies, Inc.	2,057,286	75104312	5/15/1996	4/29/1997	USA
Pro-Stā (see notes)	Farnam Companies, Inc.	3,062,210	78378456	3/4/2004	2/28/2006	USA
Purple Jug	Farnam Companies, Inc.	1,793,273	74190634	8/1/1991	9/14/1993	USA
Quitt	Farnam Companies, Inc.	2,915,315	78301397	9/17/2003	12/28/2004	USA
Quitt (Australia)	Farnam Companies, Inc.	1431676	1431676	6/20/2011	6/20/2011	Australia
Reach	Farnam Companies, Inc.	4191673	85315567	5/9/2011	8/14/2012	USA
Red C (Canada)	Farnam Companies, Inc.	TMA576,316			2/25/2003	Canada
Red Cell	Farnam Companies, Inc.	1,053,185	73066985	11/14/1975	11/23/1976	USA
Red Cell (Australia)	Farnam Companies, Inc.	1431717	1431717	6/20/2011	10/2/2014	Australia
Red Cell (Brazil)	Farnam Companies, Inc.		823926044	12/23/2003		Brazil
Red Cell (France)	Farnam Companies, Inc.	98 761 550			11/27/1998	France
Red Cell (New Zealand)	Farnam Companies, Inc.	844179	844179	6/20/2011	10/30/2012	New Zealand
Red Cell (Philippines)	Farnam Companies, Inc.	4-2000-10479	4-2000-10479	12/22/2000	4/16/2004	Philippines
Red Cell (Turkey)	Farnam Companies, Inc.		2010-G-65852	3/22/2010		Turkey
Red Cell (UK)	Farnam Companies, Inc.	1470600		7/16/1991	10/30/1992	United Kingdom
Red Cell (Venezuela)	Farnam Companies, Inc.	P-341678	2013-016471	8/23/2013	7/21/2014	Venezuela
Red Cell with design	Farnam Companies, Inc.	1,053,186	73066986	11/14/1975	11/23/1976	USA
Red Cell with design (Brazil)	Farnam Companies, Inc.		823926010	5/18/2001		Brazil
Red Cell with design (Venezuela)	Farnam Companies, Inc.	P-342526	2013-016472	8/23/2013	8/26/2014	Venezuela
Red to yellow gradation	Farnam Companies, Inc.	2,466,861	75463205	4/6/1998	7/10/2001	USA
Red to yellow gradation (Canada)	Farnam Companies, Inc.	TMA591744	1131114	2/14/2002	10/7/2003	Canada
RedGlo	Farnam Companies, Inc.	971,203	72445293	1/5/1973	10/23/1973	USA
Reducine	Farnam Companies, Inc.	596,313	71660566	2/3/1954	10/5/1954	USA
Reducine (EU)	Farnam Companies, Inc.	9051491	9051491	4/23/2010	10/12/2010	European Union
Reducine with design	Farnam Companies, Inc.	709,549	72098933	6/13/1960	1/10/1961	USA
Reducine with design	Farnam Companies, Inc.	771,053	72/170334	6/4/1963	6/9/1964	USA
Reducine with design (Argentina)	Farnam Companies, Inc.	1,887,801			6/30/1982	Argentina
Reducine with design (Benelux)	Farnam Companies, Inc.	109010			12/31/1989	Benelux
Reducine with design (Brazil)	Farnam Companies, Inc.	3112152			4/19/1965	Brazil
Reducine with design (Canada)	Farnam Companies, Inc.	118766		1/26/1960	7/8/1960	Canada
Reducine with design (France)	Farnam Companies, Inc.	1575648			2/18/1950	France
Reducine with design (Germany)	Farnam Companies, Inc.	767700			7/24/1962	Germany
Reducine with design (Greece)	Farnam Companies, Inc.	23935			1/20/1989	Greece
Reducine with design (Hong Kong)	Farnam Companies, Inc.	291/62			4/27/1962	Hong Kong
Reducine with design (Ireland)	Farnam Companies, Inc.	59342			7/4/1960	Ireland
Reducine with design (Japan)	Farnam Companies, Inc.	3313387			5/23/1997	Japan
Reducine with design (Norway)	Farnam Companies, Inc.	54.783			12/3/1959	Norway
Reducine with design (Panama)	Farnam Companies, Inc.	6506			11/23/1959	Panama
Reducine with design (South Africa)	Farnam Companies, Inc.	1340/20			9/15/1920	South Africa
Reducine with design (Spain)	Farnam Companies, Inc.	363598			4/6/1960	Spain
Reducine with design (Sweden)	Farnam Companies, Inc.	89695			6/10/1970	Sweden
Reducine with design (Switzerland)	Farnam Companies, Inc.	304,329			2/1/1980	Switzerland
Reducine with design (UK)	Farnam Companies, Inc.	755095			6/26/1984	United Kingdom
Reducine with design (Venezuela)	Farnam Companies, Inc.	34940-F			8/12/1963	Venezuela
Repel	Farnam Companies, Inc.	1,445,908	73612637	7/31/1986	7/7/1987	USA
Repelock	Farnam Companies, Inc.	2,580,436	78055004	3/26/2001	6/11/2002	USA
Repel-X	Farnam Companies, Inc.	1,181,799	73240348	11/26/1979	12/15/1981	USA
Rid Your Life of Mice.	Farnam Companies, Inc.	4388781	85464939	11/4/2011	8/20/2013	USA
Right Facing Horse	Farnam Companies, Inc.	2,329,243	75666274	3/23/1999	3/14/2000	USA
Scarlex	Farnam Companies, Inc.	1,167,983	73240370	11/26/1979	9/8/1981	USA
Scratchex	Farnam Companies, Inc.	820,171	72241293	3/17/1966	12/13/1966	USA
Scratchex	Farnam Companies, Inc.	1,958,105	74667052	4/26/1995	2/20/1996	USA
Shed Solution	Farnam Companies, Inc.	2,915,296	78280502	7/29/2003	12/28/2004	USA
Shed Solution (Canada)	Farnam Companies, Inc.	920579	1681513	6/19/2014	11/18/2015	Canada
Shed-Stop (Canada)	Farnam Companies, Inc.	920580	1681514	6/19/2014	11/18/2015	Canada
Show Winner	Farnam Companies, Inc.	2,230,624	75428434	2/3/1998	3/9/1999	USA
SimpliFly	Farnam Companies, Inc.	3,105,111	78486090	9/20/2004	6/13/2006	USA
Smart Shield	Farnam Companies, Inc.	4688979	85386889	8/2/2011	2/17/2015	USA
Smart Shield (Canada)	Farnam Companies, Inc.	TMA922022	1673358	4/22/2014	12/2/2015	Canada
Smart Shield with design	Farnam Companies, Inc.	4262154	85386905	8/2/2011	12/18/2012	USA
Smart Shield with design (Canada)	Farnam Companies, Inc.	TMA922178	1673082	4/16/2014	12/3/2015	Canada
Smarter Pet Care	Farnam Companies, Inc.	4338228	85729542	9/14/2012	5/21/2013	USA
Snap-N-Chew	Farnam Companies, Inc.	2,334,629	75524434	7/23/1998	3/28/2000	USA
Solar Guard	Farnam Companies, Inc.	2,722,603	78058081	4/12/2001	6/3/2003	USA
Stripe-On	Farnam Companies, Inc.	2,306,205	75620972	1/14/1999	1/4/2000	USA
Sulfodene	Farnam Companies, Inc.	1,700,142	74172066	6/3/1991	7/14/1992	USA
Sulfodene	Farnam Companies, Inc.	2,008,727	75030671	12/11/1995	10/15/1996	USA
Sulfodene	Farnam Companies, Inc.	2,087,784	75170515	9/23/1996	8/12/1997	USA
Sulfodene (Canada)	Farnam Companies, Inc.	TMA293,222			7/20/1984	Canada
Sulfodene (UK)	Farnam Companies, Inc.	941178			4/15/1969	United Kingdom
SulfodeneHC	Farnam Companies, Inc.	2,242,116	75384402	11/4/1997	4/27/1999	USA
SulfodeneHC	Farnam Companies, Inc.	2,241,322	75401946	12/8/1997	4/20/1999	USA
Supermask	Farnam Companies, Inc.	1,708,197	74200218	9/3/1991	8/18/1992	USA
SureFlex	Farnam Companies, Inc.	2,081,622	75157386	8/28/1996	7/22/1997	USA
SureTight	Farnam Companies, Inc.	2,580,437	78058070	4/12/2001	6/11/2002	USA
Swat	Farnam Companies, Inc.	3,580,409	77540626	8/6/2008	2/24/2009	USA
Swat (Venezuela)	Farnam Companies, Inc.	P-341679	2013-016473	8/23/2013	7/21/2014	Venezuela
Swat with design	Farnam Companies, Inc.	1,203,310	73240465	11/26/1979	8/3/1982	USA
Swat with design (Venezuela)	Farnam Companies, Inc.	P-342527	2013-016474	8/23/2013	8/26/2014	Venezuela
Sykillstop	Farnam Companies, Inc.	2,086,414	75015606	11/6/1995	8/5/1997	USA
Taste House Mice Just Die For!, The	Farnam Companies, Inc.	4373033	85380319	7/25/2011	7/23/2013	USA
Taste Rats and House Mice Just Die For!, The	Farnam Companies, Inc.	4368978	85222984	1/21/2011	7/16/2013	USA
Tasty Paste	Farnam Companies, Inc.	1,919,210	74481241	1/24/1994	9/19/1995	USA
TENNISBONE (Canada)	Farnam Companies, Inc.	TMA526936	892788	10/7/1998	4/25/2015	Canada
Thermaflex	Farnam Companies, Inc.	2,589,994	78058073	4/12/2001	7/2/2002	USA
Tramax	Farnam Companies, Inc.	3884701	77526212	7/18/2008	12/7/2010	USA
Trap-A-Jack	Farnam Companies, Inc.	2,028,982	75065215	2/29/1996	1/7/1997	USA
Tri-Care	Farnam Companies, Inc.	2,846,776	78198924	12/31/2002	5/25/2004	USA
Trypzyme	Farnam Companies, Inc.	2,008,621	75024442	11/24/1995	10/15/1996	USA
Vetrin	Farnam Companies, Inc.	2,259,928	75347765	8/27/1997	7/6/1999	USA
Vetrolin	Farnam Companies, Inc.	1,556,471	73722784	4/18/1988	9/19/1989	USA
Vetrolin (Australia)	Farnam Companies, Inc.	1431679	1431679	6/20/2011	6/20/2011	Australia
Vetrolin (Australia)	Farnam Companies, Inc.	1431718	1431718	6/20/2011	6/20/2011	Australia
Vetrolin (New Zealand)	Farnam Companies, Inc.	844181	844181	6/20/2011	12/20/2011	New Zealand
Vision	Farnam Companies, Inc.	4199550	85315576	5/9/2011	8/28/2012	USA
Vita Care	Farnam Companies, Inc.	2,030,333	75068117	3/6/1996	1/14/1997	USA
Vita Flex	Farnam Companies, Inc.	1,601,828	73823906	9/7/1989	6/19/1990	USA
Vita Flex (Australia)	Farnam Companies, Inc.	869900			3/21/2001	Australia
Vita Flex (Australia) (Cl 31)	Farnam Companies, Inc.	1419563	1419563	4/12/2011	4/12/2011	Australia
Vita Flex (New Zealand)	Farnam Companies, Inc.	836048			1/19/2011	New Zealand
Vita-Hoof	Farnam Companies, Inc.	1,338,733	73457704	12/19/1983	6/4/1985	USA
Wipe	Farnam Companies, Inc.	1,191,985	73240464	11/26/1979	3/16/1982	USA
Wonder Fork	Farnam Companies, Inc.	2,277,531	75456249	3/24/1998	9/14/1999	USA
Xantex	Farnam Companies, Inc.	1,586,447	73773721	1/9/1989	3/13/1990	USA
ZENTROL	Farnam Companies, Inc.		86950564	3/23/2016		USA
ALLEN SCOOPER, THE	Four Paws Products Ltd.	1940882	74599011	11/14/1994	12/12/1995	USA
ALLEN'S EASY SCOOP	Four Paws Products Ltd.	3959176	77941724	2/22/2010	5/10/2011	USA
BITTER LIME	Four Paws Products Ltd.	1545860	73680568	8/25/1987	6/27/1989	USA
BREATH TREAT	Four Paws Products Ltd.	2054041	74710700	8/3/1995	4/22/1997	USA
CRYSTAL EYE	Four Paws Products Ltd.	1746722	74278064	5/21/1992	1/19/1993	USA
DELUXE LOVE GLOVE	Four Paws Products Ltd.	4187552	85247757	2/21/2011	8/7/2012	USA
DOGGIE DAY PACK	Four Paws Products Ltd.	3641413	77435882	3/31/2008	6/16/2009	USA
DOGGIE DOO BAGS	Four Paws Products Ltd.	2376289	75717183	5/28/1999	8/8/2000	USA
FEATHER BRITE	Four Paws Products Ltd.	1907005	74487574	2/7/1994	7/25/1995	USA
FERRET GLOW	Four Paws Products Ltd.	1485917	73680569	8/25/1987	4/26/1988	USA
FLASHY PANTS	Four Paws Products Ltd.	2183551	75238916	2/10/1997	8/25/1998	USA
FLEA CATCHER	Four Paws Products Ltd.	1733112	74243254	2/4/1992	11/17/1992	USA
Floor Armor	Four Paws Products Ltd.	4350947	85465062	11/4/2011	6/11/2013	USA
FOUR PAWS	Four Paws Products Ltd.	1353554	73107103	11/19/1976	8/13/1985	USA
FOUR PAWS	Four Paws Products Ltd.	1420727	73542459	6/11/1985	12/16/1986	USA
FOUR PAWS (Argentina)	Four Paws Products Ltd.	2163528	2014693	12/22/1995	10/30/1996	Argentina
FOUR PAWS (Brazil)	Four Paws Products Ltd.	819113840	819113840	2/5/1996	12/15/1998	Brazil
FOUR PAWS (Canada)	Four Paws Products Ltd.	TMA481719	799331	12/8/1995	8/27/1997	Canada
FOUR PAWS (China)	Four Paws Products Ltd.	5151530	5151530	2/8/2006	6/14/2009	China
FOUR PAWS (China)	Four Paws Products Ltd.	5151531	5151531	2/8/2006	6/21/2009	China
FOUR PAWS (Costa Rica)	Four Paws Products Ltd.	112646	614498	8/20/1998	3/23/1999	Costa Rica
FOUR PAWS (Ecuador)	Four Paws Products Ltd.	4204	61235	1/4/1996	9/16/1997	Ecuador
FOUR PAWS (EU)	Four Paws Products Ltd.	10375681	10375681	10/27/2011	3/29/2012	European Union
FOUR PAWS (Italy)	Four Paws Products Ltd.	447480	21894C85	9/27/1985	9/22/1986	Italy
FOUR PAWS (Japan)	Four Paws Products Ltd.	2075579	6058720	6/10/1985	8/29/1988	Japan
FOUR PAWS (Mexico)	Four Paws Products Ltd.	548550	250440	12/14/1995	5/22/1997	Mexico
FOUR PAWS (Peru)	Four Paws Products Ltd.	29949	15820	7/12/1996	10/9/1996	Peru
FOUR PAWS (Singapore)	Four Paws Products Ltd.	B4528/85	452885	10/3/1985	10/3/1985	Singapore
FOUR PAWS (South Korea)	Four Paws Products Ltd.	360438	962132	1/20/1996	4/22/1997	South Korea
FOUR PAWS (South Korea)	Four Paws Products Ltd.	362661	962133	1/20/1996	5/21/1997	South Korea
FOUR PAWS (Taiwan)	Four Paws Products Ltd.	901372	871243	1/9/1998	8/16/2000	Taiwan
FOUR PAWS (Taiwan) (cl 5)	Four Paws Products Ltd.	975220	871239	1/9/1998	12/16/2001	Taiwan
FOUR PAWS (UK)	Four Paws Products Ltd.	B1251277	1251277	10/1/1985	10/1/1985	United Kingdom
FOUR PAWS (Uruguay)	Four Paws Products Ltd.	297741	297741	8/20/1997	7/8/1998	Uruguay
FOUR PAWS (Venezuela)	Four Paws Products Ltd.	P195754	2062495	12/21/1995	3/7/1997	Venezuela
FOUR PAWS in Chinese Characters (Taiwan)	Four Paws Products Ltd.	564623	8059083	12/23/1991	7/1/1992	Taiwan
FOUR PAWS with design	Four Paws Products Ltd.	925222	72361055	5/27/1970	12/7/1971	USA
FOUR PAWS with design	Four Paws Products Ltd.	1419662	73542458	6/11/1985	12/9/1986	USA
FOUR PAWS with design (gradient logo)	Four Paws Products Ltd.	3704087	77426511	3/19/2008	11/3/2009	USA
FOUR PAWS with design (gradient logo)	Four Paws Products Ltd.	3779471	77978823	3/19/2008	4/20/2010	USA
FOUR PAWS with design (gradient logo)	Four Paws Products Ltd.	4023062	77426525	3/19/2008	9/6/2011	USA
FOUR PAWS with design (gradient logo)	Four Paws Products Ltd.	4029525	77981117	3/19/2008	9/20/2011	USA
FOUR PAWS with design (gradient logo) (South Korea)	Four Paws Products Ltd.	40-1147831	40-2014-77830	11/18/2014	12/9/2015	South Korea
FOUR PAWS with design w/ Chinese Characters (Taiwan)	Four Paws Products Ltd.	390791	76039680	7/24/1987	2/1/1988	Taiwan
FOUR PAWS with design w/ Chinese Characters (Taiwan)	Four Paws Products Ltd.	420636	76039679	7/24/1987	11/16/1988	Taiwan
FOUR PAWS with design w/ Chinese Characters (Taiwan)	Four Paws Products Ltd.	568056	8059085	1/31/1992	7/1/1992	Taiwan
FOUR PAWS with design w/ Chinese Charaters (Taiwan)	Four Paws Products Ltd.	568055	8059084	1/31/1992	7/1/1992	Taiwan
FRESH ESSENCE	Four Paws Products Ltd.	1331556	73486421	6/22/1984	4/23/1985	USA
GOOD-BY TANGLES	Four Paws Products Ltd.	1024004	72443243	12/8/1972	10/28/1975	USA
GROOMER'S DREAM	Four Paws Products Ltd.	2258848	75391321	11/17/1997	7/6/1999	USA
GROOMER'S TOUCH	Four Paws Products Ltd.	1797036	74267959	4/21/1992	10/5/1993	USA
HAND GUARD	Four Paws Products Ltd.	1721448	74243253	2/4/1992	10/6/1992	USA
HURRICANE TIE-OUT STAKE, THE	Four Paws Products Ltd.	3627559	77114616	2/23/2007	5/26/2009	USA
KEEP OFF	Four Paws Products Ltd.	1432661	73516737	1/9/1985	3/17/1987	USA
Keeper Sleeper	Four Paws Products Ltd.	4432513	85896907	4/5/2013	11/12/2013	USA
LOVE GLOVE	Four Paws Products Ltd.	2001517	75006840	10/17/1995	9/17/1996	USA
MAGIC COAT	Four Paws Products Ltd.	973591	72446054	1/15/1973	11/20/1973	USA
MAGIC COAT (South Korea)	Four Paws Products Ltd.	41117978	40-2014-77831	11/18/2014	7/16/2015	South Korea
MAGIC COAT (Taiwan)	Four Paws Products Ltd.	832583	871237	1/9/1998	1/1/1999	Taiwan
MAGIC PET HAIR REMOVER	Four Paws Products Ltd.	2348097	75478993	5/4/1998	5/9/2000	USA
MIRACLE MALT	Four Paws Products Ltd.	1217264	73319840	7/20/1981	11/23/1982	USA
NATUREBARK	Four Paws Products Ltd.	1908470	74493312	2/22/1994	8/1/1995	USA
NATURE'S HEAT	Four Paws Products Ltd.	1727384	74240222	1/24/1992	10/27/1992	USA
NATURE'S REPTILE VITA-SPRAY	Four Paws Products Ltd.	1925022	74397667	6/2/1993	10/10/1995	USA
NIGHT FLASHER	Four Paws Products Ltd.	2335461	75659334	3/15/1999	3/28/2000	USA
NITE BRITE	Four Paws Products Ltd.	3710439	77656849	1/26/2009	11/10/2009	USA
NO-PULL	Four Paws Products Ltd.	1822770	74339373	12/11/1992	2/22/1994	USA
PAW PUNCHER	Four Paws Products Ltd.	3660927	77682247	3/3/2009	7/28/2009	USA
PAW-GUARD	Four Paws Products Ltd.	3200855	78694352	8/17/2005	1/23/2007	USA
PEE PATCH	Four Paws Products Ltd.	3304825	78955508	8/18/2006	10/2/2007	USA
PEE PEE PADS	Four Paws Products Ltd.	1572835	73791356	4/4/1989	12/26/1989	USA
PEE-PEE	Four Paws Products Ltd.	4425768	85980192	2/10/2011	10/29/2013	USA
PET AID	Four Paws Products Ltd.	1759420	74287256	6/19/1992	3/23/1993	USA
PET SELECT	Four Paws Products Ltd.	1822025	74278386	5/26/1992	2/15/1994	USA
PET SELECT	Four Paws Products Ltd.	2959662	78377555	3/3/2004	6/7/2005	USA
PET SELECT	Four Paws Products Ltd.	4181975	85342107	6/9/2011	7/31/2012	USA
Pet Select with design	Four Paws Products Ltd.	4612511	86069621	9/19/2013	9/30/2014	USA
POO-KINS	Four Paws Products Ltd.	4007308	85049932	5/27/2010	8/2/2011	USA
POTTY MOUTH	Four Paws Products Ltd.	3304689	78914880	6/22/2006	10/2/2007	USA
PROTECTOR, THE	Four Paws Products Ltd.	1124832	73113042	1/18/1977	9/11/1979	USA
QUICK & EASY	Four Paws Products Ltd.	2253053	75420963	1/21/1998	6/15/1999	USA
QUICK-FIT	Four Paws Products Ltd.	1729364	74212593	10/10/1991	11/3/1992	USA
RING AROUND THE TREE	Four Paws Products Ltd.	1737969	74245258	2/7/1992	12/8/1992	USA
ROUGH & RUGGED	Four Paws Products Ltd.	2279391	75541924	8/24/1998	9/21/1999	USA
RUFF N RUGGED	Four Paws Products Ltd.	2294695	75393765	11/20/1997	11/23/1999	USA
SCRATCH RATTLE & ROLL	Four Paws Products Ltd.	3060391	78580637	3/4/2005	2/21/2006	USA
SECURE FREEDOM	Four Paws Products Ltd.	3537754	77107610	2/14/2007	11/25/2008	USA
SHED 'N BLADE	Four Paws Products Ltd.	1393810	73561006	9/30/1985	5/20/1986	USA
SILVER TOUCH	Four Paws Products Ltd.	1540549	73762475	11/7/1988	5/23/1989	USA
SKI SLOPE	Four Paws Products Ltd.	3094036	78423688	5/24/2004	5/16/2006	USA
SMOOTH TOUCH	Four Paws Products Ltd.	1904471	74512280	4/8/1994	7/11/1995	USA
SOFT'N SILKY	Four Paws Products Ltd.	1023029	73022140	5/22/1974	10/21/1975	USA
SUPER CATNIP	Four Paws Products Ltd.	1519416	73643346	2/6/1987	1/3/1989	USA
SUPER CATNIP	Four Paws Products Ltd.	1612600	73796650	4/25/1989	9/11/1990	USA
TANIUM	Four Paws Products Ltd.	2260553	75394430	11/21/1997	7/13/1999	USA
TENDER TOUCH	Four Paws Products Ltd.	1540550	73762489	11/7/1988	5/23/1989	USA
ULTIMATE TOUCH	Four Paws Products Ltd.	2591117	76213815	2/21/2001	7/9/2002	USA
ULTRA COMB	Four Paws Products Ltd.	1800127	74267958	4/21/1992	10/19/1993	USA
VITA-SPRAY	Four Paws Products Ltd.	1856527	74450362	10/20/1993	10/4/1994	USA
WALK ABOUT	Four Paws Products Ltd.	2620686	76271523	6/14/2001	9/17/2002	USA
WEE-WEE	Four Paws Products Ltd.	3673733	77322799	11/6/2007	8/25/2009	USA
WEE-WEE (South Korea)	Four Paws Products Ltd.		40-2014-77832	11/18/2014		South Korea
WEE-WEE DIAPERS	Four Paws Products Ltd.	3627722	77241868	7/30/2007	5/26/2009	USA
WEE-WEE PADS	Four Paws Products Ltd.	1492254	73689662	10/13/1987	6/14/1988	USA
GARDENTECH	Gulfstream Home & Garden, Inc.	2146789	75976892	8/12/1996	3/24/1998	USA
EARTH JUICE	Hydro-Organics Wholesale, Inc.	1746646	74232550	12/23/1991	1/19/1993	USA
EARTH JUICE (Canada)	Hydro-Organics Wholesale, Inc.	TMA567106	1073926	9/7/2000	9/10/2002	Canada
EARTH JUICE CATALYST with design	Hydro-Organics Wholesale, Inc.	2119065	75115391	6/6/1996	12/9/1997	USA
ROOTSTOCK with design	Hydro-Organics Wholesale, Inc.	2508526	75721461	6/4/1999	11/20/2001	USA
BEEFY RODS	IMS Trading, LLC	3945982	77981293	11/15/2007	4/12/2011	USA
BUTCHER TREATS	IMS Trading, LLC		86438690	10/29/2014		USA
CADET	IMS Trading, LLC	1471579	73661538	5/18/1987	1/5/1988	USA
CADET	IMS Trading, LLC	1777877	74240624	1/27/1992	6/22/1993	USA
CADET	IMS Trading, LLC	3461896	77330066	11/15/2007	7/8/2008	USA
CHICKEN SKINNER CHEWS	IMS Trading, LLC	3652274	77447804	4/14/2008	7/7/2009	USA
CHOICE CHEWS	IMS Trading, LLC	2787651	78149954	8/1/2002	11/25/2003	USA
CHOICE CHEWS	IMS Trading, LLC	4013412	85027840	4/30/2010	8/16/2011	USA
DENTA-FLOSS	IMS Trading, LLC	2851999	78193544	12/11/2002	6/8/2004	USA
DUCK SKINNER CHEWS	IMS Trading, LLC	3652393	77492642	6/6/2008	7/7/2009	USA
GRILL 'UM	IMS Trading, LLC	4010031	77895519	12/17/2009	8/9/2011	USA
GROOVIES	IMS Trading, LLC	3341574	78793061	1/17/2006	11/20/2007	USA
HANDS OFF	IMS Trading, LLC	3836078	77767172	6/24/2009	8/17/2010	USA
HANDS OFF	IMS Trading, LLC	3893960	85041053	5/18/2010	12/21/2010	USA
IMS	IMS Trading, LLC	4858996	86600684	4/17/2015	11/24/2015	USA
IMS PET with design	IMS Trading, LLC	4877112	86600710	4/17/2015	12/29/2015	USA
IMS PET with design	IMS Trading, LLC	4884647	86600701	4/17/2015	1/12/2016	USA
LAMB PUFFS	IMS Trading, LLC	3940910	85116696	8/26/2010	4/5/2011	USA
PET DISH	IMS Trading, LLC	1690300	74062951	5/24/1990	6/2/1992	USA
PET TIME	IMS Trading, LLC	2136535	75014053	11/2/1995	2/17/1998	USA
PET TIME with design	IMS Trading, LLC	3278795	77025530	10/20/2006	8/14/2007	USA
PIGGY PUMPERS	IMS Trading, LLC	2148191	75085849	4/9/1996	3/31/1998	USA
TRIPLE 3 CHEW	IMS Trading, LLC	4142077	85419863	9/12/2011	5/15/2012	USA
TRIPLE CHEW	IMS Trading, LLC	4342972	85169339	11/4/2010	5/28/2013	USA
TWISTY BONE	IMS Trading, LLC	3822920	77728955	5/5/2009	7/20/2010	USA
Edge Glow	Interpet Limited		86932910	3/8/2016		USA
Mighty Mutts (UK)	Interpet Limited	3132664	3132664	10/21/2015	1/15/2016	United Kingdom
TRI-SPEC	Interpet Limited		86795096	10/21/2015		USA
TRI-SPEC (Germany)	Interpet Limited		302015107266.8	10/26/2015		Germany
TRI-SPEC (UK)	Interpet Limited	3132666	3132666	10/21/2015	1/5/2016	United Kingdom
AFFINITY (UK)\	Interpet Limited	2556581	2556581	8/20/2010	6/17/2011	United Kingdom
AMPHIBIOUS (UK)	Interpet Limited	2187922	2187922	2/5/1999	11/9/2001	United Kingdom
AquaGarden (EU)	Interpet Limited		9798059	3/9/2011		European Union
AquaGarden (South Africa) (cl 11)	Interpet Limited	2013/15177		6/7/2013		South Africa
AquaGarden (South Africa) (cl 7)	Interpet Limited	2013/15176		6/7/2013		South Africa
AquaGarden (UK)	Interpet Limited	2561933	2561933	10/21/2010	4/8/2011	United Kingdom
AQUAGARDENS (UK)	Interpet Limited	1555162	1555162	11/30/1993	10/6/1995	United Kingdom
AQUALIBRIUM (UK)	Interpet Limited	1363354	1363354	11/11/1988	3/30/1990	United Kingdom
AQUATROPIC (UK)	Interpet Limited	2497196	2497196	9/9/2008	2/20/2009	United Kingdom
BLAGDON	Interpet Limited	3924818	79066349	12/30/2008	3/1/2011	USA
BLAGDON (Australia)	Interpet Limited	1292572	996262	12/30/2008	12/30/2008	Australia
BLAGDON (Intl)	Interpet Limited	996262	996262	12/30/2008	12/30/2008	International Protocol (Madrid)
BLAGDON (UK)	Interpet Limited	2024152	2024152	6/16/1995	8/30/1996	United Kingdom
CHLORINE CORRECTA (UK)	Interpet Limited	2525540	2525540	9/3/2009	1/15/2010	United Kingdom
CYCLONE (UK)	Interpet Limited	2310901	2310901	9/18/2002	3/21/2003	United Kingdom
DELTATHERM (UK)	Interpet Limited	2124876	2124876	2/26/1997	10/3/1997	United Kingdom
DRAGONFLY (UK)	Interpet Limited	2278915	2278915	8/23/2001	1/25/2002	United Kingdom
FILTA FOOD (UK)	Interpet Limited	2525318	2525318	9/3/2009	3/12/2010	United Kingdom
FISH BOX (UK)	Interpet Limited	2495227	2495227	8/13/2008	1/23/2009	United Kingdom
FISH POD (UK)	Interpet Limited	2495228	2495228	8/13/2008	1/23/2009	United Kingdom
FORCE-HYBRID (UK)	Interpet Limited	2496530	2496530	9/2/2008	2/13/2009	United Kingdom
FRESH START (UK)	Interpet Limited	2153747	2153747	12/17/1997	7/31/1998	United Kingdom
GREEN AWAY (UK)	Interpet Limited	1437758	1437758	8/23/1990	3/20/1992	United Kingdom
INTERPET (Australia)	Interpet Limited	317872	317872	5/4/1978	5/4/1978	Australia
INTERPET (Benelux)	Interpet Limited	341622	341622	11/5/1976	11/5/1976	Benelux
INTERPET (France)	Interpet Limited	1378870	810226	8/12/1976	8/12/1976	France
INTERPET (Hong Kong) (Cl 11)	Interpet Limited	4570/1995	7121/1991	3/28/1991	3/28/1991	Hong Kong
INTERPET (Hong Kong) (Cl 16)	Interpet Limited	2545/1997	7120/1991	3/28/1991	3/28/1991	Hong Kong
INTERPET (Hong Kong) (Cl 31)	Interpet Limited	4569/1995	7119/1991	3/28/1991	3/28/1991	Hong Kong
INTERPET (Hong Kong) (Cl 5)	Interpet Limited	4571/1995	7122/1991	3/28/1991	3/28/1991	Hong Kong
INTERPET (Italy)	Interpet Limited	1082575	MI2004C003115	3/30/2004	12/10/2007	Italy
INTERPET (Singapore) (Cl 11)	Interpet Limited	T9108838E	T9108838E	9/27/1991	9/27/1991	Singapore
INTERPET (Singapore) (Cl 16)	Interpet Limited	T9108839C	T9108839C	9/27/1991	9/27/1991	Singapore
INTERPET (Singapore) (Cl 31)	Interpet Limited	T9108840G	T9108840G	9/27/1991	9/27/1991	Singapore
INTERPET (Singapore) (Cl 5)	Interpet Limited	T9108837G	T9108837G	9/27/1991	9/27/1991	Singapore
INTER-PET (UK)	Interpet Limited	830158	830158	1/29/1962	1/29/1962	United Kingdom
INTERPET BIO-MEDIA (UK)	Interpet Limited	2153828	2153828	12/17/1997	8/7/1998	United Kingdom
INTERPET CLEAR POND (UK)	Interpet Limited	2153756	2153756	12/17/1997	8/7/1998	United Kingdom
INTERPET EASY TEST (UK)	Interpet Limited	2153827B	2153827B	12/17/1997	4/9/1999	United Kingdom
INTERPET FILTER AID (UK)	Interpet Limited	2153826	2153826	12/17/1997	2/26/1999	United Kingdom
INTERPET FLORA BOOST (UK)	Interpet Limited	2153801	2153801	12/17/1997	4/30/1999	United Kingdom
INTERPET GOLD & TAP SAFE with design (UK)	Interpet Limited	2153750B	2153750B	12/17/1997	10/16/1998	United Kingdom
INTERPET GOLD DISEASE SAFE with design (UK)	Interpet Limited	2153752	2153752	12/17/1997	8/7/1998	United Kingdom
INTERPET GOLD FISH SAFE with design (UK)	Interpet Limited	2153751	2153751	12/17/1997	8/7/1998	United Kingdom
INTERPET GOLD with design (UK)	Interpet Limited	2153815	2153815	12/17/1997	12/4/1998	United Kingdom
INTERPET POND BIO-START (UK)	Interpet Limited	2153804	2153804	12/17/1997	3/12/1999	United Kingdom
INTERPET with design (UK)	Interpet Limited	1214738	1214738	3/14/1984	11/28/1986	United Kingdom
LIQUIFRY	Interpet Limited	608062	71661813	3/1/1954	6/28/1955	USA
LIQUIFRY (Australia)	Interpet Limited	133897	A133897	10/1/1957	10/1/1957	Australia
LIQUIFRY (UK)	Interpet Limited	711102	711102	10/6/1952	10/6/1952	United Kingdom
MIKKI (UK)	Interpet Limited	2556916	2556916	8/25/2010	8/16/2013	United Kingdom
MIKKI with design (UK)	Interpet Limited	2455804	2455804	5/17/2007	10/26/2007	United Kingdom
MIKKI with design (Benelux)	Interpet Limited	473497	736647	10/31/1989	10/31/1989	Benelux
MIKKI with design (EU)	Interpet Limited	1052121	1052121	8/25/2010	10/12/2010	European Union
MIKKI with design (Germany)	Interpet Limited	DD654144	W62394	7/27/1990	12/23/1997	Germany
MIKKI with design (Intl)	Interpet Limited	1052121	1052121	8/25/2010	8/25/2010	International Protocol (Madrid)
MIKKI with design (Norway)	Interpet Limited		1052121	8/25/2010		Norway
MIKKI with design (Switzerland)	Interpet Limited	391721	03993/1990	5/25/1990	5/25/1990	Switzerland
MIKKI with design (Switzerland)	Interpet Limited	1052121	1052121	8/25/2010	8/25/2010	Switzerland
MIKKI with design (UK) (cl 10)	Interpet Limited	1297218	1297218	1/7/1987	4/28/1989	United Kingdom
Pet 'n' Play (UK)	Interpet Limited	2444953	2444953	1/29/2007	11/16/2007	United Kingdom
PETLOVE (UK)	Interpet Limited	2283381	2283381	10/17/2001	1/20/2006	United Kingdom
PETSAFE (UK)	Interpet Limited	2118101A	2118101A	12/10/1996	9/26/1997	United Kingdom
PETSAFE with design (UK)	Interpet Limited	2118101B	2118101B	12/10/1996	9/26/1997	United Kingdom
POND BALANCE (UK)	Interpet Limited	2153757	2153757	12/17/1997	7/31/1998	United Kingdom
POND MONSTA	Interpet Limited	3591441	79051043	2/21/2008	3/17/2009	USA
POND MONSTA (EU)	Interpet Limited	956459	956459	2/21/2008	4/10/2008	European Union
POND MONSTA (Intl)	Interpet Limited	956459	956459	2/21/2008	4/10/2008	International Protocol (Madrid)
PONDMONSTA, POND MONSTA (series of 2) (UK)	Interpet Limited	2474701	2474701	12/11/2007	7/18/2008	United Kingdom
RAGGER (UK)	Interpet Limited	2153812	2153812	12/17/1997	7/31/1998	United Kingdom
RED RUM (UK)	Interpet Limited	2163028	2163028	4/2/1998	7/2/1999	United Kingdom
RED RUM (UK)	Interpet Limited	2176928	2176928	9/9/1998	2/12/1999	United Kingdom
RINGPRESS (UK)	Interpet Limited	2293555	2293555	2/22/2002	7/26/2002	United Kingdom
SLUDGE BUSTER (UK)	Interpet Limited	2153818	2153818	12/17/1997	3/12/1999	United Kingdom
TAP SAFE (UK)	Interpet Limited	2153750A	2153750A	12/17/1997	8/7/1998	United Kingdom
TORRENT(UK)	Interpet Limited	2310900	2310900	9/18/2002	3/21/2003	United Kingdom
TOUCHDOG (UK)	Interpet Limited	2554969	2554969	8/5/2010	12/3/2010	United Kingdom
VIVO Aquarium A Whole New World with design (UK)	Interpet Limited	2432932	2432932	9/19/2006	3/23/2007	United Kingdom
WALK-EASE (UK)	Interpet Limited	2563992	2563992	11/11/2010	2/18/2011	United Kingdom
BAY-MOR	Kaytee Products, Incorporated	1833984	74408261	7/2/1993	5/3/1994	USA
BIRDER'S BLEND	Kaytee Products, Incorporated	2150497	75223000	1/9/1977	4/14/1998	USA
BIRDER'S BLEND (Canada)	Kaytee Products, Incorporated	TMA550013	848674	6/20/1997	8/21/2001	Canada
COZY COMFORT	Kaytee Products, Incorporated	3513048	77026184	10/20/2006	10/7/2008	USA
EGG-CITE!	Kaytee Products, Incorporated	3178613	78712131	9/13/2005	11/28/2006	USA
ENERGY CHIPS	Kaytee Products, Incorporated	3956189	85101456	8/5/2010	5/3/2011	USA
EXACT	Kaytee Products, Incorporated	1641755	74008277	12/6/1989	4/16/1991	USA
EXACT (Canada)	Kaytee Products, Incorporated	TMA503575	8600003	10/29/1997	11/3/1998	Canada
EXACT (EU)	Kaytee Products, Incorporated	4194353	4194353	12/15/2004	3/27/2006	European Union
EXACT (Germany)	Kaytee Products, Incorporated	39737360	39737360	8/6/1997	6/22/1999	Germany
EXACT (Japan)	Kaytee Products, Incorporated	4864038	2004-99025	10/29/2004	5/13/2005	Japan
EXACT (UK)	Kaytee Products, Incorporated	1566116	1566116	3/18/1994	3/12/1999	United Kingdom
EXACT CONVERSION & WEANING (Japan)	Kaytee Products, Incorporated	4677784	2003-10436	2/13/2003	5/30/2003	Japan
EXACT HAND FEEDING	Kaytee Products, Incorporated	2849396	78157421	8/23/2002	6/1/2004	USA
EXACT HAND FEEDING (Japan)	Kaytee Products, Incorporated	4677785	2003-10437	2/13/2003	5/30/2003	Japan
EXACT NATURAL	Kaytee Products, Incorporated	3809473	77763491	6/18/2009	6/29/2010	USA
EXACT NUTRITION IN EVERY BITE	Kaytee Products, Incorporated	2644457	76326093	10/16/2001	10/29/2002	USA
EXACT NUTRITION IN EVERY BITE (EU)	Kaytee Products, Incorporated	2604387	2604387	3/6/2002	7/28/2003	European Union
EXACT NUTRITION IN EVERY BITE (Japan)	Kaytee Products, Incorporated	4628064	2002-017058	3/6/2002	12/6/2002	Japan
EXACT ORGANIC	Kaytee Products, Incorporated	2851929	78157839	8/26/2002	6/8/2004	USA
EXACT ORIGINAL (Canada)	Kaytee Products, Incorporated	TMA601929	1167463	2/13/2003	2/11/2004	Canada
EXACT RAINBOW	Kaytee Products, Incorporated	2856822	78157396	8/23/2002	6/22/2004	USA
EXACT RAINBOW (Canada)	Kaytee Products, Incorporated	TMA601949	1167461	2/13/2003	2/11/2004	Canada
EXACT RAINBOW (Japan)	Kaytee Products, Incorporated	4677786	2003-10440	2/13/2003	5/30/2003	Japan
EZ START	Kaytee Products, Incorporated	3676934	77138968	3/23/2007	9/1/2009	USA
FARM BASKET DELIGHTS	Kaytee Products, Incorporated		86661300	6/12/2015		USA
Feather design	Kaytee Products, Incorporated	2379890	75417140	1/13/1998	8/22/2000	USA
FEATHERED FUN	Kaytee Products, Incorporated	3481497	77135578	3/20/2007	8/5/2008	USA
FEELING GROOVY	Kaytee Products, Incorporated		86453273	11/13/2014		USA
FIESTA	Kaytee Products, Incorporated	1819526	74263983	4/8/1992	2/1/1994	USA
FIESTA	Kaytee Products, Incorporated	1828473	74367556	3/12/1993	3/29/1994	USA
FIESTA (Canada)	Kaytee Products, Incorporated	TMA504383	860010	10/29/1997	11/20/1998	Canada
FIESTA (UK)	Kaytee Products, Incorporated	1566434	1566434	3/18/1994	4/28/1995	United Kingdom
FIESTA MAX	Kaytee Products, Incorporated	3887216	77727378	5/1/2009	12/7/2010	USA
Forti-Berries	Kaytee Products, Incorporated	4745091	86309257	6/13/2014	5/26/2015	USA
FORTI-DIET	Kaytee Products, Incorporated	1293124	73429483	6/9/1983	9/4/1984	USA
FORTI-DIET	Kaytee Products, Incorporated	1627471	74037893	3/13/1990	12/11/1990	USA
FORTI-DIET (Canada)	Kaytee Products, Incorporated	TMA504125	860009	10/29/1997	11/16/1998	Canada
FORTI-DIET (UK)	Kaytee Products, Incorporated	1565909	1565909	3/18/1994	3/18/1994	United Kingdom
FORTI-DIET CRUNCH	Kaytee Products, Incorporated	3432114	77074435	1/2/2007	5/20/2008	USA
FORTI-DIET PRO HEALTH	Kaytee Products, Incorporated	3687145	77505534	6/23/2008	9/22/2009	USA
FORTI-DIET PRO HEALTH (Canada)	Kaytee Products, Incorporated	TMA786304	1424475	1/14/2009	1/4/2011	Canada
FORTI-DIET PRO HEALTH (Mexico)	Kaytee Products, Incorporated	1083282	984281	1/16/2009	1/16/2009	Mexico
FRESH ENVIRONMENT	Kaytee Products, Incorporated	2958186	78267488	6/26/2003	5/31/2005	USA
Frozen Fun	Kaytee Products, Incorporated		86932893	3/8/2016		USA
FUN-NEL	Kaytee Products, Incorporated	3978622	77707757	4/6/2009	6/14/2011	USA
FUSION	Kaytee Products, Incorporated	3042577	78330951	11/20/2003	1/10/2006	USA
GARDEN VALLEY	Kaytee Products, Incorporated	1817054	74384941	4/27/1993	1/18/1994	USA
HABITAT DEFINED	Kaytee Products, Incorporated	3812871	77739017	5/18/2009	7/6/2010	USA
HABITAT DEFINED	Kaytee Products, Incorporated	3963002	77944523	2/25/2010	5/17/2011	USA
IT'S A FUN WORLD	Kaytee Products, Incorporated		86453268	11/13/2014		USA
KAY-KOB	Kaytee Products, Incorporated	1821585	74384326	4/27/1993	2/15/1994	USA
KAYTEE	Kaytee Products, Incorporated	1440780	73624028	10/3/1986	5/26/1987	USA
Kaytee (Australia)	Kaytee Products, Incorporated	1610641	1610641	3/11/2014	10/8/2014	Australia
KAYTEE (Canada)	Kaytee Products, Incorporated	TMA504124	860002	10/29/1997	11/16/1998	Canada
KAYTEE (China) (cl 21)	Kaytee Products, Incorporated		79934-930332	2/3/2015		China
KAYTEE (China) (cl 31)	Kaytee Products, Incorporated		79934-930333	2/3/2015		China
KAYTEE (China) (cl 35)	Kaytee Products, Incorporated		79934-930334	2/3/2015		China
KAYTEE (EU)	Kaytee Products, Incorporated	7465834	7465834	12/15/2008	9/24/2009	European Union
KAYTEE (Germany)	Kaytee Products, Incorporated	39737359	39737359.7	8/6/1997	10/8/1997	Germany
KAYTEE (Japan)	Kaytee Products, Incorporated	3257551	52725/1994	5/27/1994	2/24/1997	Japan
KAYTEE (Japan)	Kaytee Products, Incorporated	4451210	2000-11711	2/15/2000	2/2/2001	Japan
KAYTEE (Kuwait)	Kaytee Products, Incorporated	105428	120406	5/4/2011	5/4/2011	Kuwait
Kaytee (New Zealand)	Kaytee Products, Incorporated	994020	994020	3/11/2014	3/11/2014	New Zealand
KAYTEE (UK)	Kaytee Products, Incorporated	1565929	1565929	10/31/1994	5/16/1997	United Kingdom
KAYTEE BEDDING FEATURE GUIDE	Kaytee Products, Incorporated	4091465	77867393	11/6/2009	1/24/2012	USA
KAYTEE BEDDING FEATURE GUIDE with design	Kaytee Products, Incorporated	4094156	77873048	11/16/2009	1/31/2012	USA
KAYTEE CHUNKY	Kaytee Products, Incorporated	3949392	85090326	7/22/2010	4/19/2011	USA
KAYTEE GOURMET RECIPE	Kaytee Products, Incorporated	4032119	77808717	8/20/2009	9/27/2011	USA
KAYTEE HEALTHY BITS	Kaytee Products, Incorporated	2216716	75267621	4/1/1997	1/5/1999	USA
KAYTEE HEALTHY TOPPINGS	Kaytee Products, Incorporated	2698525	76266216	6/4/2001	3/18/2003	USA
KAYTEE KRUNCH-A-ROUNDS	Kaytee Products, Incorporated	2633239	76285554	7/16/2001	10/8/2002	USA
KAYTEE KRUNCH-A-ROUNDS (Canada)	Kaytee Products, Incorporated	TMA587842	1126990	12/28/2001	8/22/2003	Canada
KAYTEE MUNCHABLES	Kaytee Products, Incorporated	3088673	78467754	8/16/2004	5/2/2006	USA
KAYTEE NIBBLERS	Kaytee Products, Incorporated	2216715	75267442	4/1/1997	1/5/1999	USA
KAYTEE SELECT BLEND	Kaytee Products, Incorporated	4,159,019	85332019	5/27/2011	6/12/2012	USA
KAYTEE SOFT-SORBENT	Kaytee Products, Incorporated	2870600	78219357	2/26/2003	8/3/2004	USA
KAYTEE SPRING BLEND	Kaytee Products, Incorporated	3942324	85113829	8/23/2010	4/5/2011	USA
KAYTEE TIMOTHY HAY PLUS	Kaytee Products, Incorporated	3897723	77688734	3/11/2009	12/28/2010	USA
KAYTEE WINTER BLEND	Kaytee Products, Incorporated	3935931	85113828	8/23/2010	3/22/2011	USA
KAYTEE with design	Kaytee Products, Incorporated	4616253	86075888	9/1/2013	10/7/2014	USA
KAYTEE YOGURT CHIPS	Kaytee Products, Incorporated	2702957	76053917	5/22/2000	4/1/2003	USA
KAYTEE YOGURT CHIPS (Canada)	Kaytee Products, Incorporated	TMA597717	1121677	11/5/2001	12/16/2003	Canada
KAYTEE YOGURT DIPS (Canada)	Kaytee Products, Incorporated	TMA606000	1121676	11/5/2001	3/23/2004	Canada
KOI'S CHOICE	Kaytee Products, Incorporated	2581098	76098660	7/28/2000	6/18/2002	USA
KT with design	Kaytee Products, Incorporated	1438266	73624067	10/3/1986	4/28/1987	USA
NATURE'S BENEFITS	Kaytee Products, Incorporated	3743013	77490984	6/4/2008	1/26/2010	USA
NATURES DEFENSE	Kaytee Products, Incorporated	3262970	78755419	11/16/2005	7/10/2007	USA
NATURE'S HARVEST	Kaytee Products, Incorporated	1848317	74184832	7/16/1991	8/2/1994	USA
NATURE'S HARVEST	Kaytee Products, Incorporated	2488444	75683486	4/14/1999	9/11/2001	USA
NUTRA-CARE	Kaytee Products, Incorporated	1434467	73613479	8/7/1986	3/31/1987	USA
NUTRA-PUFFS	Kaytee Products, Incorporated	2152992	75123661	6/21/1996	4/21/1998	USA
RAINBOW EXACT (Canada)	Kaytee Products, Incorporated	TMA507530	860585	5/11/1997	2/2/1999	Canada
SHEPPARD & GREENE	Kaytee Products, Incorporated	3448506	77293100	10/1/2007	6/17/2008	USA
SHEPPARD & GREENE FOCUSED ON FERRETS	Kaytee Products, Incorporated	3577360	77293101	10/1/2007	2/17/2009	USA
SNIX SNAX	Kaytee Products, Incorporated	3169838	78575336	2/25/2005	11/7/2006	USA
TOTAL COMFORT	Kaytee Products, Incorporated	3283634	78642617	6/2/2005	8/21/2007	USA
TROPICAL BLAST	Kaytee Products, Incorporated		86795868	10/22/2015		USA
ULTRA WILD FINCH BLEND	Kaytee Products, Incorporated	4046752	85147193	10/7/2010	10/25/2011	USA
WASTE FREE	Kaytee Products, Incorporated	1964482	74462520	11/23/1993	3/26/1996	USA
CORRY'S	Matson, LLC	689296	72031128	5/31/1957	12/8/1959	USA
CORRY'S	Matson, LLC	2293252	75321809	7/8/1997	11/16/1999	USA
CORRY'S with design	Matson, LLC	2176822	75321806	7/8/1997	7/28/1998	USA
MOSS B WARE	Matson, LLC	2287649	75522516	7/21/1998	10/19/1999	USA
RAIN TOUGH	Matson, LLC	2335940	75708800	5/18/1999	3/28/2000	USA
SNARE	Matson, LLC	2778030	78190843	12/3/2002	10/28/2003	USA
Turfgrass Water Conservation Alliance	Nexgen Turf Research, LLC	3,921,279	77795869	8/3/2009	2/15/2011	USA
ALL SEED (Canada)	Pennington Seed, Inc.	TMA625805	1180964	6/25/2003	11/18/2004	Canada
ALLSEED	Pennington Seed, Inc.	4051587	85043148	5/19/2010	11/8/2011	USA
ALLSEED (Canada)	Pennington Seed, Inc.	TMA800662	1490325	7/27/2010	6/22/2011	Canada
AMERICA'S LAWN	Pennington Seed, Inc.	4087475	85340655	6/8/2011	1/17/2012	USA
AMERICA'S PASTURE	Pennington Seed, Inc.	4,066,432	85282012	3/31/2011	12/6/2011	USA
BIRD-KOTE	Pennington Seed, Inc.	1261088	73378429	8/5/1982	12/13/1983	USA
BIRD'S EYE VIEW NATURE INSPIRED with design	Pennington Seed, Inc.	4,273,997	85048564	5/26/2010	1/15/2013	USA
BIRD'S EYE VIEW NATURE INSPIRED with design (Canada)	Pennington Seed, Inc.	TMA812,431	1496065	9/16/2010	11/23/2011	Canada
CEDAR SQUIRREL SNACKER	Pennington Seed, Inc.	4092979	85089918	7/21/2010	1/31/2012	USA
CEDAR WORKS	Pennington Seed, Inc.	4069381	85047585	5/25/2010	12/13/2011	USA
CEDAR WORKS (Canada)	Pennington Seed, Inc.	TMA812,429	1496063	9/16/2010	11/23/2011	Canada
CEDAR WORKS with design	Pennington Seed, Inc.	4069382	85047598	5/25/2010	12/13/2011	USA
CEDAR WORKS with design (Canada)	Pennington Seed, Inc.	TMA812,432	1496071	9/16/2010	11/23/2011	Canada
CHICK-A-DEE	Pennington Seed, Inc.	4388895	85520089	1/19/2012	8/20/2013	USA
COMPLETE SEEDING MIX	Pennington Seed, Inc.	3882303	77859343	10/28/2009	11/30/2010	USA
Cooperative Turfgrass Breeders Test	Pennington Seed, Inc.	3,135,076	78552842	1/24/2005	8/29/2006	USA
COVER STAR	Pennington Seed, Inc.		86633223	5/18/2015		USA
DELUXE DINNER MIX	Pennington Seed, Inc.	2018459	74583478	10/7/1994	11/19/1996	USA
DISEASE RESISTANT	Pennington Seed, Inc.	4165373	85207322	12/29/2010	6/26/2012	USA
ELIMINATOR	Pennington Seed, Inc.	3325556	78271037	7/7/2003	10/30/2007	USA
ER EXTENDED ROOT SEED VARIETIES with design	Pennington Seed, Inc.	4,060,632	77932357	2/10/2010	11/22/2011	USA
FIELD GUARD	Pennington Seed, Inc.		86633152	5/18/2015		USA
Front Runner in Turf Grass Research	Pennington Seed, Inc.	2,725,562	76322967	10/9/2001	6/10/2003	USA
GRASS SEED GREEN (actual color of grass seed)	Pennington Seed, Inc.	1952459	74549352	7/14/1994	1/30/1996	USA
GRASS SEED GREEN (actual color of grass seed)	Pennington Seed, Inc.	1830039	74074042	6/29/1990	4/5/1994	USA
GRASS SEED PEOPLE, THE	Pennington Seed, Inc.	4136264	85126172	9/9/2010	5/1/2012	USA
GREEN CHARM	Pennington Seed, Inc.	1466067	73646940	2/27/1987	11/24/1987	USA
GREEN CHARM	Pennington Seed, Inc.	1620784	74016386	1/4/1990	11/6/1990	USA
GREEN CHARM	Pennington Seed, Inc.	1818316	74801487	8/28/1992	1/25/1994	USA
HANDS design	Pennington Seed, Inc.	4568519	85125967	9/9/2010	7/15/2014	USA
MYCO ADVANTAGE	Pennington Seed, Inc.	3600907	77227905	7/12/2007	4/7/2009	USA
Nature's Heat	Pennington Seed, Inc.	4346021	85731017	9/17/2012	6/4/2013	USA
NATURE'S MARKET	Pennington Seed, Inc.	2992144	78424611	5/25/2004	9/6/2005	USA
PAN-BUSTER	Pennington Seed, Inc.		86950767	3/23/2016		USA
PASTURE MASTER	Pennington Seed, Inc.	4,059,436	85282001	3/31/2011	11/22/2011	USA
PENNAQUA PAC with design	Pennington Seed, Inc.	852144	72272677	5/31/1967	7/9/1968	USA
PENNGREEN	Pennington Seed, Inc.	1363966	73534106	4/25/1985	10/8/1985	USA
PENNINGTON	Pennington Seed, Inc.	3017484	78397658	4/7/2004	11/22/2005	USA
PENNINGTON	Pennington Seed, Inc.	4752186	85449316	10/17/2011	6/9/2015	USA
PENNINGTON 1 STEP COMPLETE	Pennington Seed, Inc.	4013851	85126164	9/9/2010	8/16/2011	USA
PENNINGTON AQUAGARDEN BEAUTIFULLY SIMPLE WATER GARDENING with design	Pennington Seed, Inc.	4369274	85442380	10/7/2011	7/16/2013	USA
PENNINGTON MASTERPIECE COLLECTION	Pennington Seed, Inc.	2700477	78121809	4/15/2002	3/25/2003	USA
PENNINGTON NATURE'S HEAT PELLETS	Pennington Seed, Inc.	3651077	77649433	1/14/2009	7/7/2009	USA
PENNINGTON NATURE'S HEAT PELLETS with design	Pennington Seed, Inc.	3390282	78960641	8/25/2006	2/26/2008	USA
PENNINGTON RESEEDER	Pennington Seed, Inc.	1465734	73621015	9/19/1986	11/17/1987	USA
PENNINGTON SEED PROFESSIONAL SELECT	Pennington Seed, Inc.	3380531	77144441	3/30/2007	2/12/2008	USA
PENNINGTON SEED SIGNATURE SERIES	Pennington Seed, Inc.	3338028	77034178	11/1/2006	11/20/2007	USA
PENNINGTON SEED SMART SEED	Pennington Seed, Inc.	3544275	77142121	3/28/2007	12/9/2008	USA
PENNINGTON SEED SMART SEED with design	Pennington Seed, Inc.	3615524	77578909	9/25/2008	5/5/2009	USA
PENNINGTON SEED with design	Pennington Seed, Inc.	1252388	73331531	10/7/1981	9/27/1983	USA
PENNINGTON SELECT	Pennington Seed, Inc.	3286237	78907745	6/14/2006	8/28/2007	USA
PENNINGTON THE GRASS SEED PEOPLE 1 STEP COMPLETE	Pennington Seed, Inc.	4,061,261	85126158	9/9/2010	11/22/2011	USA
PENNINGTON with design (Canada)	Pennington Seed, Inc.		1741326	8/11/2015		Canada
PENNINGTON with design (SHIELD)	Pennington Seed, Inc.	4529844	85126004	9/9/2010	5/13/2014	USA
QUIKGROW2X	Pennington Seed, Inc.	4215254	85398902	8/16/2011	9/25/2012	USA
QUIKGROW2X with design	Pennington Seed, Inc.	4265378	85408267	8/26/2011	12/25/2012	USA
RACKMASTER	Pennington Seed, Inc.	3495827	77389099	2/5/2008	9/2/2008	USA
RAINBOW VALLEY	Pennington Seed, Inc.	2939590	78164017	9/13/2002	4/12/2005	USA
RAPIDRESULTS	Pennington Seed, Inc.	3729531	77564676	9/8/2008	12/22/2009	USA
REBELS BRAND, THE	Pennington Seed, Inc.	3922070	77968091	3/25/2010	2/22/2011	USA
ROOT PLOW	Pennington Seed, Inc.		86721570	8/11/2015		USA
ROYAL BLEND	Pennington Seed, Inc.	2732339	78164537	9/16/2002	7/1/2003	USA
SELECT PLOT	Pennington Seed, Inc.		86674654	6/25/2015		USA
SLOPEMASTER	Pennington Seed, Inc.	3651076	77649414	1/14/2009	7/7/2009	USA
SLOPEMASTER with design	Pennington Seed, Inc.	3561775	77142122	3/28/2007	1/13/2009	USA
SMART SEED	Pennington Seed, Inc.	4869805	86570031	3/19/2015	12/15/2015	USA
SMART SEED with design	Pennington Seed, Inc.	4043159	85125983	9/9/2010	10/18/2011	USA
SUPERGRAZE	Pennington Seed, Inc.	2732335	78164026	9/13/2002	7/1/2003	USA
ULTIMATE PATCH, THE	Pennington Seed, Inc.	3801398	77864946	11/4/2009	6/8/2010	USA
ULTIMATE SEED, THE with design	Pennington Seed, Inc.	3617825	77579006	9/25/2008	5/5/2009	USA
WATER STAR	Pennington Seed, Inc.	3474131	78969795	9/8/2006	7/22/2008	USA
WATER STAR	Pennington Seed, Inc.	4183993	85228900	1/28/2011	7/31/2012	USA
WILD BIRD CLUB	Pennington Seed, Inc.	4561645	86128621	11/21/2013	7/1/2014	USA
WINGMASTER	Pennington Seed, Inc.	2954535	76590380	5/4/2004	5/24/2005	USA
YIELDUP	Pennington Seed, Inc.		86633214	5/18/2015		USA
BERMUDA TRIANGLE	Pennington Seed, Inc.	2248355	75423572	1/26/1998	5/25/1999	USA
FEEDING FRENZY	Pennington Seed, Inc.	3341836	78861825	4/14/2006	11/20/2007	USA
KWIK GRASS	Pennington Seed, Inc.	1488001	73646686	2/26/1987	5/10/1988	USA
NATURAL SPRINGS NECTAR	Pennington Seed, Inc.	1487698	73647330	3/2/1987	5/10/1988	USA
PENKOTED	Pennington Seed, Inc.	1154120	73191767	11/2/1978	5/12/1981	USA
PRINCESS	Pennington Seed, Inc.	2941808	78339278	12/11/2003	4/19/2005	USA
PROCARE	Pennington Seed, Inc.	1472759	73660399	5/8/1987	1/19/1988	USA
REBEL	Pennington Seed, Inc.	3387203	76540288	8/13/2003	2/26/2008	USA
REBEL IV	Pennington Seed, Inc.	2858384	76322586	10/5/2001	6/29/2004	USA
REBELS, THE with design	Pennington Seed, Inc.	3506832	76527641	6/25/2003	9/30/2008	USA
REBELS, THE with design	Pennington Seed, Inc.	2684935	76347543	12/10/2001	2/4/2003	USA
TRI-PLEX	Pennington Seed, Inc.	1391788	73540089	5/28/1985	4/29/1986	USA
CRITTER TRAIL	Pets International Ltd.	3105791	76643114	7/19/2005	6/20/2006	USA
CRITTER TRAIL (Canada)	Pets International Ltd.	TMA775604	1419605	11/26/2008	8/26/2010	Canada
CRITTER TRAIL (EU)	Pets International Ltd.	7402423	7402423	11/18/2008	11/13/2009	European Union
CRITTER TRAIL (Mexico)	Pets International Ltd.	1155703	975219	11/20/2008	11/20/2008	Mexico
FERRETRAIL	Pets International Ltd.	1998811	74651947	3/24/1995	9/3/1996	USA
HAMTRAC	Pets International Ltd.	1891785	74448321	10/18/1996	4/25/1995	USA
MY FIRST HOME	Pets International Ltd.	3594588	77547290	8/14/2008	3/24/2009	USA
MY FIRST HOME (Canada)	Pets International Ltd.	TMA775541	1424147	1/12/2009	8/25/2010	Canada
MY FIRST HOME (EU)	Pets International Ltd.	7508311	7508311	1/8/2009	7/29/2009	European Union
PETTING ZONE	Pets International Ltd.	3740639	77442872	4/8/2008	1/19/2010	USA
POLLY POPS	Pets International Ltd.	4064730	85226861	1/26/2011	11/29/2011	USA
SUPER PET	Pets International Ltd.	2920356	76483548	1/10/2003	1/25/2005	USA
SUPER PET with design (China) (cl 18)	Pets International Ltd.	9291111	9291111	4/1/2011	5/7/2012	China
SUPER PET with design (China) (cl 19)	Pets International Ltd.	9291110	9291110	4/1/2011	6/7/2012	China
SUPER PET with design (China) (cl 26)	Pets International Ltd.	9291107	9291107	4/1/2011	5/7/2012	China
SUPER PET with design (China) (cl 28)	Pets International Ltd.		9291106	4/1/2011		China
SUPER PET with design (EU)	Pets International Ltd.	5710561	5710561	2/9/2007	2/22/2008	European Union
SUPER PET with design (Mexico) (cl 19)	Pets International Ltd.	981100	835351	2/9/2007	4/20/2007	Mexico
SUPER PET with design (Mexico) (cl 20)	Pets International Ltd.	980069	835352	2/9/2007	4/13/2007	Mexico
SUPER PET with design (Mexico) (cl 21)	Pets International Ltd.	981496	835353	2/9/2007	4/23/2007	Mexico
SUPER PET with design (Mexico) (cl 26)	Pets International Ltd.	984817	835354	2/9/2007	5/22/2007	Mexico
SUPER PET with design (Mexico) (cl 28)	Pets International Ltd.	978839	835355	2/9/2007	3/27/2007	Mexico
SUPER PET with design (Mexico) (cl 31)	Pets International Ltd.	980070	835356	2/9/2007	4/13/2007	Mexico
SUPER PET (Canada)	Pets International Ltd.	TMA834,422	1418445	11/17/2008	10/16/2012	Canada
SUPER PET with design (Mexico) (cl 18)	Pets International Ltd.	981495	835530	2/9/2007	4/23/2007	Mexico
TREAT ZONE	Pets International Ltd.	3758276	77442849	4/8/2008	3/9/2010	USA
BAR-B-CHEW	T.F.H. Publications, Inc.	3295394	78775886	12/19/2005	9/18/2007	USA
BORN IN THE USA	T.F.H. Publications, Inc.	3734067	77752759	6/5/2009	1/5/2010	USA
BREATH-BONE	T.F.H. Publications, Inc.	2286733	75506056	6/22/1998	10/12/1999	USA
BUILT STRONG CHEWS LONG	T.F.H. Publications, Inc.	4819734	86452355	11/12/2014	9/22/2015	USA
BUILT STRONG PLAYS LONG	T.F.H. Publications, Inc.	4761719	86293599	5/28/2014	6/23/2015	USA
CHEEKY SQUEAKY PETS	T.F.H. Publications, Inc.	2973867	78307918	10/1/2003	7/19/2005	USA
CHEW 'N FRESH	T.F.H. Publications, Inc.	2912961	78286145	8/12/2003	12/21/2004	USA
CHEW TIME!	T.F.H. Publications, Inc.	3846304	77782664	7/16/2009	9/7/2010	USA
CHEW! PLAY! THRIVE!	T.F.H. Publications, Inc.	3737683	77473847	5/14/2008	1/12/2010	USA
CHEW-ROS!	T.F.H. Publications, Inc.	3914986	77828459	9/17/2009	2/1/2011	USA
chooz with design	T.F.H. Publications, Inc.	1731435	74083199	7/30/1990	11/10/1992	USA
CHUBBY BUDDIES	T.F.H. Publications, Inc.	3295393	78775864	12/19/2005	9/18/2007	USA
COMPLETE HERP CARE with design	T.F.H. Publications, Inc.	3645994	77491835	6/5/2008	6/30/2009	USA
CORN-BONE	T.F.H. Publications, Inc.	2242124	75389863	11/13/1997	4/27/1999	USA
COZY TIME	T.F.H. Publications, Inc.	3437267	77152666	5/27/2008	5/27/2008	USA
CRAZY BALL	T.F.H. Publications, Inc.	2456047	75662224	3/17/1999	5/29/2001	USA
CRAZY BALL	T.F.H. Publications, Inc.	2520770	75719435	5/28/1999	12/18/2001	USA
DENTA-C	T.F.H. Publications, Inc.	4432934	85357777	6/28/2011	11/12/2013	USA
DENTAL FLEX	T.F.H. Publications, Inc.	2217286	75393851	11/21/1997	1/12/1999	USA
DENTWIST	T.F.H. Publications, Inc.	3593046	78666295	7/8/2005	3/17/2009	USA
dog profile with bone in mouth design	T.F.H. Publications, Inc.	3831734	77909720	1/12/2010	8/10/2010	USA
dog profile with bone in mouth design (Australia)	T.F.H. Publications, Inc.	1205331		10/18/2007	10/18/2007	Australia
DOGLIFE: LIFELONG CARE FOR YOUR DOG	T.F.H. Publications, Inc.	3899000	77916686	1/21/2010	1/4/2011	USA
DOUBLE ACTION	T.F.H. Publications, Inc.	2891373	78308025	10/1/2003	10/5/2004	USA
DURA CHEW	T.F.H. Publications, Inc.	3640887	77453706	4/21/2008	6/16/2009	USA
DURA TOY	T.F.H. Publications, Inc.	3969090	85020961	4/22/2010	5/31/2011	USA
DURA-CHEW (EU)	T.F.H. Publications, Inc.	7329469		10/20/2008	6/9/2009	European Union
DURA-CORE	T.F.H. Publications, Inc.	3321342	78839773	3/17/2006	10/23/2007	USA
FLEXI CHEW	T.F.H. Publications, Inc.	3640886	77453699	4/21/2008	6/16/2009	USA
FLEXIBONE (Canada)	T.F.H. Publications, Inc.	TMA369614	590958	9/1/1987	6/22/1990	Canada
FLEXIBONE (China)	T.F.H. Publications, Inc.	1473128			11/14/2000	China
Flexibone with design	T.F.H. Publications, Inc.	1481701	73675422	7/30/1987	3/22/1988	USA
FLEXI-CHEW (EU)	T.F.H. Publications, Inc.	7329477		10/20/2008	6/26/2009	European Union
FLOATABLES	T.F.H. Publications, Inc.	2301040	75430654	2/9/1998	12/14/1999	USA
FOLD-AWAY DEN & CARRIER (Canada)	T.F.H. Publications, Inc.	TMA698,975	1232565	10/4/2004	10/19/2007	Canada
FOLD-AWAY PET CARRIER	T.F.H. Publications, Inc.	2610851	76068715	6/13/2000	8/20/2002	USA
FUN SNACKIN'	T.F.H. Publications, Inc.	3971984	85103163	8/9/2010	5/31/2011	USA
GALILEO'S BONE	T.F.H. Publications, Inc.	1955400	74549508	7/11/1994	2/6/1996	USA
GLOW IN THE DARK POOCH PACIFIER	T.F.H. Publications, Inc.	2229650	75342985	8/18/1997	3/2/1999	USA
GO ACTIVE	T.F.H. Publications, Inc.	4773837	86241570	4/3/2014	7/14/2015	USA
GUMABONE	T.F.H. Publications, Inc.	1434081	73614903	8/15/1986	3/24/1987	USA
GUMABONE (Canada)	T.F.H. Publications, Inc.	TMA373707	590957	9/1/1987	9/28/1990	Canada
GUMADISC	T.F.H. Publications, Inc.	1588027	73815953	7/31/1989	3/20/1990	USA
GUMADISC (Canada)	T.F.H. Publications, Inc.	TMA370228	590960	9/1/1987	7/6/1990	Canada
GUMAKNOT	T.F.H. Publications, Inc.	1527118	73735292	6/20/1988	2/28/1989	USA
HAPPY DOG	T.F.H. Publications, Inc.	2669172	78067842	6/7/2001	12/31/2002	USA
Happy Dog design	T.F.H. Publications, Inc.	2267316	75529387	8/3/1998	8/3/1999	USA
HAPPY MOPPY	T.F.H. Publications, Inc.	3868687	77930190	2/8/2010	10/26/2010	USA
HAPPY TIME!	T.F.H. Publications, Inc.	3938589	77791836	7/29/2009	3/29/2011	USA
HEALTHY EDIBLES	T.F.H. Publications, Inc.	2424040	75687426	4/20/1999	1/23/2001	USA
HEALTHY LIVING	T.F.H. Publications, Inc.	3931969	77828016	9/19/2009	3/15/2011	USA
HERCULES	T.F.H. Publications, Inc.	3588949	78501979	10/19/2004	3/10/2009	USA
HERCULES (Australia)	T.F.H. Publications, Inc.	671406		9/1/1995	9/1/1995	Australia
HERCULES (UK)	T.F.H. Publications, Inc.	2030929		8/17/1995	5/17/1996	United Kingdom
HOMESTYLE	T.F.H. Publications, Inc.	2906581	78307079	9/30/2003	11/30/2004	USA
KITTEN MITTEN	T.F.H. Publications, Inc.	2464673	75927136	2/23/2000	6/26/2001	USA
KITTY L'AMOUR	T.F.H. Publications, Inc.	2646890	76199866	1/29/2001	11/5/2002	USA
LOBO	T.F.H. Publications, Inc.	3309509	78818315	2/18/2006	10/9/2007	USA
MINICHEWS	T.F.H. Publications, Inc.	3185105	78740511	10/26/2005	12/12/2006	USA
NATURAL HEALTHY LIVING	T.F.H. Publications, Inc.	4625157	85058489	6/9/2010	10/21/2014	USA
NUBZ	T.F.H. Publications, Inc.	3357293	78672660	7/18/2005	12/18/2007	USA
NUTRI DENT	T.F.H. Publications, Inc.	2880151	76512517	5/8/2003	8/31/2004	USA
NUTRI DENT (Canada)	T.F.H. Publications, Inc.	TMA748663	1393448	4/29/2008	9/25/2009	Canada
NUTRI DENT (China)	T.F.H. Publications, Inc.	7974980	7974980	1/7/2010	3/21/2011	China
NUTRI DENT (EU)	T.F.H. Publications, Inc.	3519253		11/4/2003	4/21/2005	European Union
NUTRI DENT (Korea)	T.F.H. Publications, Inc.	40-2014-0007040	4020140007040	2/3/2014	12/17/2014	Korea
NYLABONE	T.F.H. Publications, Inc.	3540310	77505473	6/23/2008	12/2/2008	USA
NYLABONE	T.F.H. Publications, Inc.	1170441	73273852	8/11/1980	9/22/1981	USA
NYLABONE (Australia) (cl 20)	T.F.H. Publications, Inc.	1205330		10/18/2007	6/3/2008	Australia
NYLABONE (Australia) (cl 28)	T.F.H. Publications, Inc.	A350289		8/21/1980	11/11/1982	Australia
NYLABONE (Australia) (cl 31)	T.F.H. Publications, Inc.	1246987		6/18/2008	1/27/2009	Australia
NYLABONE (Canada) (cl 28)	T.F.H. Publications, Inc.	TMA256042		7/30/1980	2/20/1981	Canada
NYLABONE (Canada) (cl 31)	T.F.H. Publications, Inc.	TMA752068		7/10/2008	11/4/2009	Canada
NYLABONE (China) (cl 28)	T.F.H. Publications, Inc.	1473129			11/14/2010	China
NYLABONE (China) (cl 31)	T.F.H. Publications, Inc.	1788945			6/14/2002	China
NYLABONE (EU) (cl 28)	T.F.H. Publications, Inc.	2480267		11/22/2001	2/24/2003	European Union
NYLABONE (EU) (cl 31)	T.F.H. Publications, Inc.	6997019		6/18/2008	4/3/2009	European Union
NYLABONE (India)	T.F.H. Publications, Inc.	1701893		6/20/2008	2/4/2011	India
NYLABONE (Japan) (cl 21)	T.F.H. Publications, Inc.	4537407		2/15/2001	1/18/2002	Japan
NYLABONE (Japan) (cl 31)	T.F.H. Publications, Inc.	5195860	2008-050879	6/25/2008	1/9/2009	Japan
NYLABONE (Japan) (in Katakana)	T.F.H. Publications, Inc.	4593667			8/9/2002	Japan
NYLABONE (Korea)	T.F.H. Publications, Inc.	40-2013-49956	40201349956	7/25/2013	10/8/2014	Korea
NYLABONE (Mexico) (cl 28)	T.F.H. Publications, Inc.	1055858		7/30/2008	8/25/2008	Mexico
NYLABONE (Mexico) (cl 31)	T.F.H. Publications, Inc.	568566		11/19/1997	1/28/1998	Mexico
NYLABONE (New Zealand)	T.F.H. Publications, Inc.	212937		9/16/1991	5/27/1998	New Zealand
NYLABONE (Russia)	T.F.H. Publications, Inc.	380006	2008719281	6/18/2008	5/25/2009	Russian Federation
NYLABONE (South Africa)	T.F.H. Publications, Inc.	80/5576			2/17/1989	South Africa
NYLABONE (Taiwan)	T.F.H. Publications, Inc.	1357222			4/1/2009	Taiwan
NYLABONE (UK)	T.F.H. Publications, Inc.	1138736		8/13/1980	8/13/1981	United Kingdom
NYLABONE DENTAL CHEW	T.F.H. Publications, Inc.	2776546	76370502	2/12/2002	10/21/2003	USA
Nylabone design (actual shape of nylabone)	T.F.H. Publications, Inc.	1869097	74358926	2/16/1993	12/20/1994	USA
NYLABONE HOMESTYLE EDIBLE CHEWS	T.F.H. Publications, Inc.	2782975	76422011	6/17/2002	11/11/2003	USA
NYLABONE with design (Korea)	T.F.H. Publications, Inc.	40-2013-49957	40201349957	7/25/2013	10/8/2014	Korea
NYLACONE	T.F.H. Publications, Inc.	4757252	86241608	4/3/2014	6/16/2015	USA
NYLAFLEX	T.F.H. Publications, Inc.	4757251	86241596	4/3/2014	6/16/2015	USA
NYLIE	T.F.H. Publications, Inc.	3828757	77362019	12/31/2007	8/3/2010	USA
OODLES	T.F.H. Publications, Inc.	2081209	75107848	5/21/1996	7/22/1997	USA
OUTTA CONTROL	T.F.H. Publications, Inc.	2856407	76390075	4/1/2002	6/22/2004	USA
PEANUT-BONE	T.F.H. Publications, Inc.	2256081	75389862	11/13/1997	6/22/1999	USA
PLAQUE ATTACKER	T.F.H. Publications, Inc.	1693229	74033616	3/1/1990	6/9/1992	USA
PLAQUE-OUT	T.F.H. Publications, Inc.	1808476	74306795	8/24/1992	11/30/1993	USA
POCKET PROFESSIONAL GUIDE	T.F.H. Publications, Inc.	3304907	77030061	10/26/2006	10/2/2007	USA
POOCH PACIFIER (Canada)	T.F.H. Publications, Inc.	TMA319440	543584	6/11/1985	10/10/1986	Canada
POT BELLIES	T.F.H. Publications, Inc.	3295583	78860889	4/13/2006	9/18/2007	USA
POTATO BONE	T.F.H. Publications, Inc.	2346167	75423951	1/27/1998	4/25/2000	USA
PRIME CHOICE	T.F.H. Publications, Inc.	3280952	78860352	4/12/2006	8/14/2007	USA
PRO ACTION	T.F.H. Publications, Inc.	3670673	77533391	7/29/2008	8/18/2009	USA
PUPPY BONE	T.F.H. Publications, Inc.	1387886	73537887	5/16/1985	3/25/1986	USA
QUICK AND EASY	T.F.H. Publications, Inc.	2875337	76416649	5/28/2002	8/17/2004	USA
RHINO	T.F.H. Publications, Inc.	2164774	75256577	3/13/1997	6/9/1998	USA
ROAR-HIDE	T.F.H. Publications, Inc.	1999913	75000644	10/2/1995	9/10/1996	USA
ROMP 'N CHOMP	T.F.H. Publications, Inc.	4377264	85520006	1/19/2012	7/30/2013	USA
SHISH-KA-BONE	T.F.H. Publications, Inc.	4368981	85225188	1/25/2011	7/16/2013	USA
SIMPLE GUIDE TO,THE	T.F.H. Publications, Inc.	3026976	78403816	4/19/2007	12/13/2005	USA
SNACK BONE with design	T.F.H. Publications, Inc.	2939685	78283012	8/4/2003	4/12/2005	USA
SUPER-TUFF	T.F.H. Publications, Inc.	2373433	75428224	2/3/1998	8/1/2000	USA
T.F.H. (Australia)	T.F.H. Publications, Inc.	1246136		6/13/2008	6/13/2008	Australia
T.F.H. (Taiwan)	T.F.H. Publications, Inc.	464787			11/1/1989	Taiwan
T.F.H. with design (oval)	T.F.H. Publications, Inc.	1248346	73375976	7/22/1982	8/16/1983	USA
T.F.H. with design (oval) (Mexico)	T.F.H. Publications, Inc.	569357		11/19/1997	1/30/1998	Mexico
TARTAR CONTROL ODD BALL	T.F.H. Publications, Inc.	1739122	74135269	1/31/1991	12/8/1992	USA
TENNISBONE	T.F.H. Publications, Inc.	2151467	75201437	11/13/1996	4/14/1998	USA
TERRA NOVA: DISCOVER A WHOLE NEW WORLD OF DOGS	T.F.H. Publications, Inc.	3134006	78466952	8/13/2004	8/22/2006	USA
TFH (Australia)	T.F.H. Publications, Inc.	1246985		6/18/2008	6/18/2008	Australia
TFH (Canada)	T.F.H. Publications, Inc.	TMA759,521	1402842	7/10/2008	2/15/2010	Canada
TFH (China)	T.F.H. Publications, Inc.	6792142			4/7/2010	China
TFH (India)	T.F.H. Publications, Inc.	1701885			2/4/2011	India
TFH (Japan)	T.F.H. Publications, Inc.	5385219		6/25/2008	1/21/2011	Japan
TFH in oval w/ animals design BW (Australia)	T.F.H. Publications, Inc.	1146018		11/10/2006	11/10/2006	Australia
TFH in oval w/ animals design BW (China)	T.F.H. Publications, Inc.	570934		11/8/2006	10/7/2009	China
TFH in oval w/ animals design BW (EU)	T.F.H. Publications, Inc.	5436993		11/3/2006	11/8/2007	European Union
TFH in oval w/ animals design Color (EU)	T.F.H. Publications, Inc.	5553599		12/14/2006	7/3/2008	European Union
TFH Petbooks with design	T.F.H. Publications, Inc.		85752053	10/11/2012		USA
TFH with design (oval w/ animals BW)	T.F.H. Publications, Inc.	3420530	78882169	5/12/2006	4/29/2008	USA
TFH with design (oval w/ animals Color)	T.F.H. Publications, Inc.	3420527	78881586	5/11/2006	4/29/2008	USA
TFH with design (oval) (Russia)	T.F.H. Publications, Inc.	383723		6/23/2008	7/15/2009	Russian Federation
THING-IN-A-BAG	T.F.H. Publications, Inc.	2785098	78172453	10/9/2002	11/18/2003	USA
TORO	T.F.H. Publications, Inc.	3295595	78864509	4/19/2006	9/18/2007	USA
TORO (Australia)	T.F.H. Publications, Inc.	1127128		8/2/2006	8/2/2006	Australia
TROPICAL FISH HOBBYIST	T.F.H. Publications, Inc.	1264930	73369034	6/10/1982	1/24/1984	USA
TROPICAL FISH HOBBYIST (UK)	T.F.H. Publications, Inc.	2261104		2/10/2001	10/10/2003	United Kingdom
VETERINARIAN RECOMMENDED CHEW PLAY THRIVE with design	T.F.H. Publications, Inc.	4068587	85219535	1/18/2011	12/6/2011	USA
VIDA	T.F.H. Publications, Inc.	3349136	77020288	10/12/2006	12/4/2007	USA
VIDA	T.F.H. Publications, Inc.	3366424	77035090	11/2/2006	1/8/2008	USA
VIDA (Australia)	T.F.H. Publications, Inc.	1170576		4/11/2007	10/29/2007	Australia
VIDA (Canada)	T.F.H. Publications, Inc.	TMA722774	1342778	4/10/2007	9/2/2008	Canada
VIDA (EU)	T.F.H. Publications, Inc.	5820501		4/10/2007	5/5/2008	European Union
VIDA (Japan)	T.F.H. Publications, Inc.	5107489	2007-034998	4/10/2007	1/25/2008	Japan
WISHBONE &design (dog profile with bone in mouth)	T.F.H. Publications, Inc.	1481700	73675421	7/30/1987	3/22/1988	USA
ZZAZZ	T.F.H. Publications, Inc.	3587823	77155032	4/12/2007	3/10/2009	USA
GOT BUGS? GET SEVIN.	Tech Pac, L.L.C.	2585675	75533275	8/10/1998	6/25/2002	USA
OVER-N-OUT	Tech Pac, L.L.C.	2556619	75724587	6/9/1999	4/2/2002	USA
ALTOSAND	Wellmark International	1053504	73/076172	2/4/1976	11/30/1976	USA
ALTOSID	Wellmark International	968446	72/424683	5/17/1972	9/18/1973	USA
ALTOSID (Canada)	Wellmark International	198481	356711	9/5/1972	4/5/1974	Canada
ALTOSID (Mexico)	Wellmark International	864687	689542	11/24/2004	12/16/2004	Mexico
ALTOSID CP-10	Wellmark International	2989749	78/449126	7/12/2004	8/30/2005	USA
ALTOSID SBG	Wellmark International	3,882,971	85/014,710	4/15/2010	11/30/2010	USA
ALTOSID XR-G	Wellmark International	3,718,141	77/723752	4/28/2009	12/1/2009	USA
APEX	Wellmark International	1257349	73/354297	3/12/1982	11/15/1983	USA
APEX (Canada)	Wellmark International	301666	484563	3/23/1982	4/4/1985	Canada
APISTAN	Wellmark International	1514288	73/705536	1/13/1988	11/29/1988	USA
APISTAN (Canada)	Wellmark International	363125	595695	11/18/1987	11/10/1989	Canada
APISTAN with design	Wellmark International	3,359,623	78/800480	1/26/2006	12/25/2007	USA
APISTAN with design (Canada)	Wellmark International	685,083	1286395	1/17/2006	3/29/2007	Canada
BREAKAWAY	Wellmark International	1426211	73/568572	11/14/1985	1/27/1987	USA
BREAK-AWAY (Canada)	Wellmark International	330700	568100	8/21/1986	7/31/1987	Canada
CATALYST	Wellmark International	2041129	74/625141	1/24/1995	2/25/1997	USA
CATALYST (Canada)	Wellmark International	646244	1224624	7/23/2004	8/22/2005	Canada
CLARIFLY	Wellmark International	3325479	77038354	11/7/2006	10/30/2007	USA
CLARIFLY LARVICIDE with design	Wellmark International	3488234	77/375082	1/18/2008	8/19/2008	USA
COW (STEER) HEAD (design only) (Canada)	Wellmark International	574245	1042691	1/14/2000	1/23/2003	Canada
COW HEAD DESIGN (design only)	Wellmark International	2579417	75/797112	9/13/1999	6/11/2002	USA
DEEP 6	Wellmark International	2108022	75/154778	8/23/1996	10/21/1997	USA
DIACON	Wellmark International	2877009	78/141957	7/8/2002	8/24/2004	USA
DIANEX	Wellmark International	1279560	73/361859	4/28/1982	5/29/1984	USA
EDEN	Wellmark International	3982232	77/881069	11/25/2009	6/21/2011	USA
EGGBUSTERS	Wellmark International	3313001	76/404313	5/6/2002	10/16/2007	USA
ENDALSECT (Canada)	Wellmark International	378223	591680	9/11/1987	1/18/1991	Canada
ENSTAR	Wellmark International	1038394	73/064962	10/3/1975	4/27/1976	USA
ENSTAR (Canada)	Wellmark International	230226	393008	12/29/1975	9/8/1978	Canada
Envincio	Wellmark International	3986575	77911087	1/13/2010	6/28/2011	USA
Envincio with design	Wellmark International	3986576	77911130	1/13/2010	6/28/2011	USA
Essentria	Wellmark International	4207214	85334821	6/1/2011	9/11/2012	USA
EXHALT	Wellmark International		86453286	11/13/2014		USA
EXTINGUISH	Wellmark International	2366893	75/477663	5/1/1998	7/11/2000	USA
EXTINGUISH (Australia)	Wellmark International	898016	898016	12/14/2001	12/14/2001	Australia
EXTINGUISH (Taiwan)	Wellmark International	1179267	93059496	12/21/2004	11/1/2005	Taiwan
FLEA STOP	Wellmark International	1280427	73/306423	4/20/1981	6/5/1984	USA
FLEATROL (Canada)	Wellmark International	2603173	1046010	2/10/2000	7/9/2003	Canada
FOGASECT	Wellmark International	3086595	78/491021	9/28/2004	4/25/2006	USA
GENCOR	Wellmark International	1325395	73/462293	1/23/1984	3/19/1985	USA
GENTROL	Wellmark International	2604774	76/338964	11/19/2001	8/6/2002	USA
GENTROL POINT SOURCE	Wellmark International	2041281	74/680719	5/26/1995	2/25/1997	USA
GOLDEN MALRIN	Wellmark International	936384	72/368142	8/17/1970	6/27/1972	USA
GOLDEN MALRIN (Canada)	Wellmark International	198487	357460	9/29/1972	4/5/1974	Canada
HIVASTAN	Wellmark International	3545187	78/743967	10/31/2005	12/9/2008	USA
HIVASTAN with design	Wellmark International	3550666	77/038659	11/7/2006	12/23/2008	USA
INGOT design	Wellmark International	2943173	76/558869	10/29/2003	4/19/2005	USA
KABAT	Wellmark International	1075360	73/108845	12/6/1976	10/18/1977	USA
MAVRIK	Wellmark International	1162420	73/241455	12/3/1979	7/28/1981	USA
MAVRIK AQUAFLOW	Wellmark International	1284939	73/430633	6/16/1983	7/10/1984	USA
MORETHANAPET	Wellmark International	2611632	76/112904	8/21/2000	8/27/2002	USA
MOSQUITO TORPEDO	Wellmark International	3059437	78/285830	8/11/2003	2/14/2006	USA
MOSQUITO TORPEDO with design	Wellmark International	2180473	75/316337	6/27/1997	8/11/1998	USA
MUSCAMONE	Wellmark International	990622	72/439531	10/27/1972	8/13/1974	USA
MUSCAMONE (Canada)	Wellmark International	206358	361852	2/26/1973	4/11/1975	Canada
NATURAL RADIANCE (Canada)	Wellmark International	552509	892851	10/9/1998	10/17/2001	Canada
Noxfish	Wellmark International	594721	71659005	1/5/1954	9/7/1954	USA
Nusyn-Noxfish	Wellmark International	1595989	73754349	9/23/1988	5/15/1990	USA
OVICOLLAR (Canada)	Wellmark International	436544	709946	7/29/1992	12/2/1994	Canada
OVITROL	Wellmark International	2982973	78/336565	12/4/2003	8/9/2005	USA
OVITROL (Canada)	Wellmark International	393229	664762	8/21/1990	1/24/1992	Canada
OVITROL PLUS	Wellmark International	1619378	73/819131	8/14/1989	10/30/1990	USA
PARAMITE	Wellmark International	1109110	73/171913	5/25/1978	12/19/1978	USA
PBO-8	Wellmark International	1274034	73420315	4/6/1983	4/17/1984	USA
PET SPECIFIX	Wellmark International	3245462	78/641333	6/1/2005	5/22/2007	USA
PETCOR	Wellmark International	1641877	74/067643	6/11/1990	4/23/1991	USA
PETCOR (Canada)	Wellmark International	393175	660263	6/19/1990	1/24/1992	Canada
PHOR-EX	Wellmark International	4700629	86017594	7/23/2013	3/10/2015	USA
POWER BAND (Canada)	Wellmark International	520632	869122	2/12/1998	12/16/1999	Canada
POWER SPOT (Canada)	Wellmark International	547616	869121	2/12/1998	7/4/2001	Canada
POWERSPOT (Canada)	Wellmark International	784,014	1468964	2/9/2010	12/3/2010	Canada
PRECOR	Wellmark International	1207810	73/306642	4/10/1981	9/14/1982	USA
PRECOR (Canada)	Wellmark International	335827	479921	12/21/1981	12/31/1987	Canada
PRECOR 2000	Wellmark International	1700160	74/196152	8/1/1991	7/14/1992	USA
Prentox	Wellmark International	830448	72237640	2/1/1966	6/20/1967	USA
PRE-STRIKE	Wellmark International	2832706	76/398091	4/19/2002	4/13/2004	USA
PRE-STRIKE (Canada)	Wellmark International	679,409	1267556	8/5/2005	1/15/2007	Canada
PROBAIT with design	Wellmark International	2576739	76/187112	12/29/2000	6/4/2002	USA
PROLINK	Wellmark International	3116187	78/524565	11/30/2004	7/18/2006	USA
PROLINK (Australia)	Wellmark International	1052604	1052604	4/27/2005	4/27/2005	Australia
PROLINK (Brazil)	Wellmark International	821749579	821749579	6/29/1999	1/27/2009	Brazil
Prolink (Mexico)	Wellmark International	1479205	1496793	6/16/2014	9/8/2014	Mexico
PROLINK (New Zealand)	Wellmark International	314106	314106	8/9/1999	2/17/2000	New Zealand
PROLINK INSECT GROWTH REGULATOR (Australia)	Wellmark International	949413	949413	4/4/2003	4/4/2003	Australia
PROSAND (Australia)	Wellmark International	1035233	1035233	12/20/2004	8/1/2005	Australia
PROSAND (New Zealand)	Wellmark International	723057	723057	12/17/2004	12/17/2004	New Zealand
QUIKSTRIKE	Wellmark International	2034468	74/687598	5/19/1995	1/28/1997	USA
RIZACON (Australia)	Wellmark International	898015	898015	12/14/2001	7/22/2002	Australia
SAFROTIN (Canada)	Wellmark International	393576	665839	9/6/1990	1/31/1992	Canada
SIPHOTROL	Wellmark International	1240818	73/323075	8/10/1981	6/7/1983	USA
SIPHOTROL (Canada)	Wellmark International	373542	568952	9/8/1986	9/21/1990	Canada
SPOT ON	Wellmark International	2300516	75/364304	9/29/1997	12/14/1999	USA
SPOT ON (Canada)	Wellmark International	574402	869124	2/12/1998	1/27/2003	Canada
STARBAR	Wellmark International	2899659	78/263059	6/16/2003	11/2/2004	USA
STARBAR (Canada)	Wellmark International	646319	1224623	7/23/2004	8/23/2005	Canada
STARBAR (EU)	Wellmark International	10,840,874	10840874	4/26/2012	9/24/2012	European Union
STARBAR with design	Wellmark International	2853248	76/529788	7/10/2003	6/15/2004	USA
STARBAR with design (EU)	Wellmark International	10,840,999	10840999	4/26/2012	9/24/2012	European Union
STRIKE	Wellmark International	753566	72/145501	5/28/1962	7/30/1963	USA
STRIKE	Wellmark International	1044616	73/066404	10/20/1975	7/27/1976	USA
TANGO	Wellmark International	4422213	78955593	8/18/2006	10/22/2013	USA
V with design (Triangle with design) (Canada)	Wellmark International	239701	422450	3/20/1978	2/8/1980	Canada
VET-KEM	Wellmark International	635742	71/691650	7/21/1955	10/16/1956	USA
VET-KEM	Wellmark International	1063115	73/097497	8/23/1976	4/12/1977	USA
VET-KEM	Wellmark International	1150756	73/224669	7/25/1979	4/14/1981	USA
VET-KEM (Canada)	Wellmark International	235561	422451	3/20/1978	8/31/1979	Canada
VET-KEM design (see note)	Wellmark International	948774	72/368947	8/24/1970	12/19/1972	USA
VET-KEM design (see note)	Wellmark International	1150755	73/224668	7/25/1979	4/14/1981	USA
VIGREN	Wellmark International	1773373	74/207555	9/3/1991	5/25/1993	USA
VIGREN with design (Canada)	Wellmark International	470394	662874	7/24/1990	2/4/1997	Canada
VIP with design	Wellmark International	1350259	73/465765	2/15/1984	7/23/1985	USA
WASP-X	Wellmark International	4261242	85/612966	5/1/2012	12/18/2012	USA
WELLMARK	Wellmark International	2194265	75/246268	2/24/1997	10/6/1998	USA
WELLMARK (Brazil)	Wellmark International	820600547	820600547	3/5/1998	5/15/2007	Brazil
WELLMARK (Canada)	Wellmark International	534831	1003953	2/3/1999	10/17/2000	Canada
WELLMARK INTERNATIONAL (Australia)	Wellmark International	902177	902177	2/4/2002	2/4/2002	Australia
WELLMARK with design (Australia)	Wellmark International	1039734	1039734	1/31/2005	1/31/2005	Australia
WELLMARK with design (Brazil)	Wellmark International	827147368	827147368	2/4/2005	11/13/2007	Brazil
WELLMARK with design (New Zealand)	Wellmark International	724489	724489	1/28/2005	1/28/2005	New Zealand
WIPE AWAY	Wellmark International	2828604	78/166848	9/23/2002	3/30/2004	USA
ZENIVEX	Wellmark International	3636616	77/519858	7/11/2008	6/9/2009	USA
ZENPROX	Wellmark International	4085069	85/220894	1/19/2011	1/10/2012	USA
ZIGRON	Wellmark International	1868812	74/207558	9/3/1991	12/20/1994	USA
ZODIAC	Wellmark International	933064	72/387197	3/23/1971	5/2/1972	USA
ZODIAC (Canada)	Wellmark International	422145	664764	8/21/1990	1/21/1994	Canada
ZOECON	Wellmark International	947075	72/397306	7/14/1971	11/14/1972	USA
ZOECON (Canada)	Wellmark International	191451	353360	5/16/1972	6/1/1973	Canada
ZOECON with design	Wellmark International	3444758	77/299156	10/9/2007	6/10/2008	USA
ZOECON with design (Canada)	Wellmark International	189995	353853	5/31/1972	4/6/1973	Canada
(iii) Copyrights

Owner	Title	Registration Year	Registration Date	Class	Certificate Number	Copyright Number
T.F.H. Publications, Inc. (“T.F.H.”)	Anabantoids : gouramis and related fishes / [text, photos. & captions for same] Robert J. Goldstein.	1971	5/2/1983	TX	TX0001173625	TX1173625
T.F.H.	Turtles for home and garden / by Willy Jocher.	1973	5/2/1983	TX	TX0001183352	TX1183352
T.F.H.	All about rabbits / by Howard Hirschhorn.	1974	5/20/1983	TX	TX0001147238	TX1147238
T.F.H.	Encyclopedia of live foods / Charles O. Masters.	1975	5/2/1983	TX	TX0001176823	TX1176823
T.F.H.	Marine aquarium in theory and practice / C. W. Emmens [i.e. Cliff W. Emmens].	1975	5/2/1983	TX	TX0001148511	TX1148511
T.F.H.	Butterflyfishes of the world : a monograph of the family Chaetodontidae / by Warren E. Burgess.	1979	3/20/1986	TX	TX0001782745	TX1782745
T.F.H.	Encyclopedia of pet rabbits / [text, photos., and captions] David Robinson.	1979	5/3/1983	TX	TX0001128872	TX1128872
T.F.H.	Handbook of Amazon parrots / [text, photos., and captions] A. E. Decoteau.	1980	5/3/1983	TX	TX0001128871	TX1128871
T.F.H.	Rats / Susan Fox.	1980	1/30/1984	TX	TX0001273959	TX1273959
T.F.H.	Lizards in captivity / Richard H. Wynne.	1981	5/2/2003	TX	TX0001183349	TX1183349
T.F.H.	African grey parrots / Edward J. Mulawka.	1983	12/20/1983	TX	TX0001249761	TX1249761
T.F.H.	Alaskan malamutes / Bill LeKernec.	1983	5/17/1983	TX	TX0001164357	TX1164357
T.F.H.	All about breeding cockatiels / Dorothy Bulger.	1983	11/18/1983	TX	TX0001232650	TX1232650
T.F.H.	All about breeding lovebirds / Mervin F. Roberts.	1983	12/2/1983	TX	TX0001232392	TX1232392
T.F.H.	Blue-fronted Amazon parrots / [text, photos. & captions] Edward J. Mulawka.	1983	5/31/1983	TX	TX0001164460	TX1164460
T.F.H.	Book of the English springer spaniel / by Anna Katherine Nicholas, with special sections by Evelyn Monte VanHorn, Anne Pope, Elliot More, and Joseph P. Sayres.	1983	5/31/1983	TX	TX0001164462	TX1164462
T.F.H.	Book of the German shepherd dog / by Anna Katherine Nicholas, with special sections by Helen Miller Fisher and Joseph P. Sayres.	1983	9/29/1983	TX	TX0001200979	TX1200979
T.F.H.	Book of the golden retriever / by Anna Katherine Nicholas, with special sections by Robert Stebbins, Mrs. Ludell L. Beckwith, and Joseph P. Sayres.	1983	8/15/1983	TX	TX0001172614	TX1172614
T.F.H.	Book of the Labrador retriever / by Anna Katherine Nicholas ; with special sections by Janet Churchill, Mhyra Stapf, Joseph P. Sayres, and Lionel F. Rubin.	1983	5/9/1983	TX	TX0001148515	TX1148515
T.F.H.	Boston terriers / edited by the T. F. H. staff.	1983	5/31/1983	TX	TX0001155835	TX1155835
T.F.H.	Breeding conures / Robbie Harris ; [photos. by Fred Harris].	1983	6/3/1983	TX	TX0001148456	TX1148456
T.F.H.	Bull terriers / [text for chap. 1-3 & 11] by Martin Weil.	1983	5/31/1983	TX	TX0001155827	TX1155827
T.F.H.	Caribbean reef fishes / by John E. Randall.	1983	7/18/1983	TX	TX0001176896	TX1176896
T.F.H.	Dogs for protection / by Lucine Hansz Flynn.	1983	11/9/1983	TX	TX0001229050	TX1229050
T.F.H.	Exhibiting birds / A. E. Decoteau.	1983	5/2/1983	TX	TX0001183350	TX1183350
T.F.H.	Handbook of darters / Lawrence M. Page.	1983	5/3/1983	TX	TX0001172841	TX1172841
T.F.H.	Joy of budgerigars / Howard Richmond.	1983	8/15/1983	TX	TX0001180986	TX1180986
T.F.H.	Keishond / [entire text, photos. & captions] by Martin Weil.	1983	5/17/1983	TX	TX0001164359	TX1164359
T.F.H.	Maltese / Kathy DiGiacomo and Barbara J. Bergquist.	1983	1/4/1984	TX	TX0001249744	TX1249744
T.F.H.	Norwegian elkhounds / [text for chap. 1-3 & 11, photos. & captions for same by] Anna Katherine Nicholas.	1983	5/31/1983	TX	TX0001155836	TX1155836
T.F.H.	Persian cats / Edward E. Esarde [pseud. of Scott R. Delaney] ; edited by Ed Rugenstein.	1983	5/17/1983	TX	TX0001164360	TX1164360
T.F.H.	Reef corals of the world : biology and field guide / [text and photos.] by Elizabeth M. Wood.	1983	10/11/1983	TX	TX0001217984	TX1217984
T.F.H.	Starting right with rabbits / by Mervin F. Roberts.	1983	5/9/1983	TX	TX0001146354	TX1146354
T.F.H.	T.F.H. book of finches / Terry Dunham.	1983	11/9/1983	TX	TX0001230473	TX1230473
T.F.H.	T.F.H. book of snakes / Thomas Leetz.	1983	12/2/1983	TX	TX0001232389	TX1232389
T.F.H.	Textbook of fish health / George Post.	1983	5/3/1983	TX	TX0001139014	TX1139014
T.F.H.	This is the Abyssinian cat / Kate Faler.	1983	11/14/1983	TX	TX0001234698	TX1234698
T.F.H.	This is the Maine Coon Cat / by Sharyn P. Bass.	1983	5/31/1983	TX	TX0001155834	TX1155834
T.F.H.	This is the Russian Blue / by Ingeborg Urcia.	1983	5/2/2023	TX	TX0001183351	TX1183351
T.F.H.	Weimaraners / by Anna Katherine Nicholas.	1983	5/17/1983	TX	TX0001164358	TX1164358
T.F.H.	West Highland white terriers / [entire text, editing & compilation of ill.] Martin Weil.	1983	5/31/1983	TX	TX0001164461	TX1164461
T.F.H.	World of the American pit bull terrier / [text, photos. & captions] by Richard F. Stratton.	1983	9/29/1983	TX	TX0001200980	TX1200980
T.F.H.	Your first hamster / art and art direction by Juan Carlos Villarroel ; photos by Michael Gilroy.	1983	7/18/1983	TX	TX0001345008	TX1345008
T.F.H.	All about breeding budgerigars / Mervin F. Roberts.	1984	6/20/1985	TX	TX0001637745	TX1637745
T.F.H.	Book of the bulldog / Joan McDonald Brearley.	1984	12/24/1984	TX	TX0001479224	TX1479224
T.F.H.	Book of the Maltese / by Joan McDonald Brearley.	1984	5/4/1984	TX	TX0001331199	TX1331199
T.F.H.	Book of the Shetland sheepdog / by Anna Katherine Nicholas ; with special features by Dona Hausman, Linda More, Leslie B. Rogers ... [et al.].	1984	12/4/1984	TX	TX0001486293	TX1486293
T.F.H.	Book of the Yorkshire terrier / Joan McDonald Brearley.	1984	1/31/1984	TX	TX0001273915	TX1273915
T.F.H.	Boxer / Anna Katherine Nicholas.	1984	12/24/1984	TX	TX0001480789	TX1480789
T.F.H.	Chow chow / by Anna Katherine Nicholas ; featuring special sections by Desmond J. Murphy.	1984	12/24/1984	TX	TX0001479311	TX1479311
T.F.H.	Gouldian finches / Mervin F. Roberts.	1984	2/27/1984	TX	TX0001295327	TX1295327
T.F.H.	Joy of cockatiels / Howard Richmond.	1984	1/30/1984	TX	TX0001273932	TX1273932
T.F.H.	Keeshond / [entire text] by Anna Katherine Nicholas.	1984	12/4/1984	TX	TX0001463828	TX1463828
T.F.H.	Maltese / Anna Katherine Nicholas.	1984	2/27/1984	TX	TX0001298762	TX1298762
T.F.H.	Poodle / by Anna Katherine Nicholas.	1984	12/24/1984	TX	TX0001477664	TX1477664
T.F.H.	Reproduction in reef fishes / R. E. Thresher.	1984	5/18/1984	TX	TX0001345149	TX1345149
T.F.H.	World of venomous animals / Marcos Freiberg [i.e. Marcos A. Freiberg] and Jerry G. Walls.	1984	5/4/1984	TX	TX0001330851	TX1330851
T.F.H.	Aquarium keeping : easy as A B C / by Werner Weiss ; edited by Herbert R. Axelrod ; translated by Christa Ahrens.	1985	10/21/1985	TX	TX0001714706	TX1714706
T.F.H.	Basset hound / by Marcia A. Foy and Anna Katherine Nicholas.	1985	6/20/1985	TX	TX0001601235	TX1601235
T.F.H.	Beagle / by Marcia A. Foy, Anna Katherine Nicholas ; featuring special chapters by Pearl N. Baker, Ray Libby, Kathleen Carling.	1985	6/20/1985	TX	TX0001606496	TX1606496
T.F.H.	Book of the akita / Joan McDonald Brearley.	1985	6/20/1985	TX	TX0001597747	TX1597747
T.F.H.	Dr. Axelrod's Atlas of freshwater aquarium fishes / by Herbert R. Axelrod, Warren E. Burgess, Neal Pronek, and Jerry G. Walls.	1985	6/20/1985	TX	TX0001684777	TX1684777
T.F.H.	Dwarf rabbits : selection, care, and breeding / by Guenter Flauhaus ; translated by Christa Ahrens ; illustrated with 70 col. photos.	1985	10/21/1985	TX	TX0001678395	TX1678395
T.F.H.	Fishes of California and western Mexico / by Warren E. Burgess & Herbert R. Axelrod.	1985	4/30/1985	TX	TX0001720275	TX1720275
T.F.H.	German pointer (shorthaired and wirehaired) / Anna Katherine Nicholas.	1985	10/21/1985	TX	TX0001678621	TX1678621
T.F.H.	German shepherd dog / Ernest H. Hart.	1985	3/12/1985	TX	TX0001540091	TX1540091
T.F.H.	Grey-cheeked parakeets and other Brotogeris / Robbie Harris.	1985	4/30/1985	TX	TX0001570137	TX1570137
T.F.H.	Jack Whattley's Handbook of discus.	1985	3/12/1985	TX	TX0001538184	TX1538184
T.F.H.	Rottweiler / Richard F. Stratton.	1985	10/21/1985	TX	TX0001682462	TX1682462
T.F.H.	Which horse for me? : a guide to the selection of horses and ponies illustrated with 123 col. photos. / by Jasper Nissen ; translated by U. Erich Friese.	1985	10/21/1985	TX	TX0001681736	TX1681736
T.F.H.	World of cockatoos / Karl Diefenbach ; translated by Annemarie Lambrich.	1985	3/12/1985	TX	TX0001617206	TX1617206
T.F.H.	World of macaws / Dieter Hoppe ; translated by Arthur Freud and R. Edward Ugarte.	1985	10/21/1985	TX	TX0001678876	TX1678876
T.F.H.	ABCs of canaries / Sue-Rhee Pasca.	1986	5/18/1987	TX	TX0002072060	TX2072060
T.F.H.	ABCs of cockatiels / Wilfried Loeding.	1986	5/18/1987	TX	TX0002099657	TX2099657
T.F.H.	ABC's of finches / Terry Dunham ; drawings by John R. Quinn.	1986	5/20/1987	TX	TX0002075773	TX2075773
T.F.H.	ABCs of finches / Terry Dunham.	1986	4/29/1987	TX	TX0002062432	TX2062432
T.F.H.	ABC's of goldfish / Neal Teitler ; drawings by John R. Quinn.	1986	5/20/1987	TX	TX0002075783	TX2075783
T.F.H.	ABC's of marine aquariums / Warren E. Burgess.	1986	5/19/1987	TX	TX0002072019	TX2072019
T.F.H.	African cichlids of Lakes Malawi and Tanganyika / by Herbert R. Axelrod and Warren E. Burgess.	1986	5/18/1987	TX	TX0002071680	TX2071680
T.F.H.	All about chinchillas / Karen Zeinert.	1986	6/29/1987	TX	TX0002111950	TX2111950
T.F.H.	Beginner's guide to angelfish / written by Gene Wolfsheimer.	1986	5/18/1987	TX	TX0002072061	TX2072061
T.F.H.	Beginner's guide to aquarium plants / written by Don L. Jacobs.	1986	6/29/1987	TX	TX0002105933	TX2105933
T.F.H.	Beginner's guide to Bettas / written by W. L. Whitern.	1986	5/19/1987	TX	TX0002074307	TX2074307
T.F.H.	Beginner's guide to budgerigars.	1986	4/23/1986	TX	TX0001869566	TX1869566
T.F.H.	Beginner's guide to canaries.	1986	4/23/1986	TX	TX0001815350	TX1815350
T.F.H.	Beginner's guide to cockatiels.	1986	4/23/1986	TX	TX0001814157	TX1814157
T.F.H.	Beginner's guide to Doberman pinschers / written by Bernadette E. Winkler.	1986	6/20/1987	TX	TX0002105930	TX2105930
T.F.H.	Beginner's guide to gerbils / written by Douglas Keats.	1986	5/18/1987	TX	TX0002072037	TX2072037
T.F.H.	Beginner's guide to goldfish.	1986	4/23/1986	TX	TX0001815349	TX1815349
T.F.H.	Beginner's guide to guinea pigs.	1986	4/23/1986	TX	TX0001869563	TX1869563
T.F.H.	Beginner's guide to guppies / written by Carroll Friswold.	1986	5/19/1987	TX	TX0002072064	TX2072064
T.F.H.	Beginner's guide to hamsters.	1986	4/23/1986	TX	TX0001869564	TX1869564
T.F.H.	Beginner's guide to poodles / written by Helen Telford.	1986	5/18/1987	TX	TX0002072063	TX2072063
T.F.H.	Beginner's guide to rabbits.	1986	4/23/1986	TX	TX0001869565	TX1869565
T.F.H.	Beginner's guide to snakes / written by Ira Nowinsky [pseud.].	1986	4/23/1986	TX	TX0001818634	TX1818634
T.F.H.	Beginner's guide to terrariums / written by Richard Haas.	1986	5/18/1987	TX	TX0002072062	TX2072062
T.F.H.	Beginner's guide to tropical fish.	1986	4/23/1986	TX	TX0001882250	TX1882250
T.F.H.	Blazer, the story of a fighting dog / by Nicholas Forster ; illustrated by Misao Fishwick.	1986	5/20/1987	TX	TX0002074527	TX2074527
T.F.H.	Book of the miniature schnauzer / by Anna Katherine Nicholas ; with special sections by Gloria Lewis, Mrs. K. L. Church, and Joseph P. Sayres.	1986	4/23/1986	TX	TX0001811777	TX1811777
T.F.H.	Breeding and caring for chinchillas / Egon Moesslacher.	1986	5/18/1987	TX	TX0002071707	TX2071707
T.F.H.	Chinese Shar-pei / Ellen Weathers Debo.	1986	5/18/1987	TX	TX0002072081	TX2072081
T.F.H.	Collie / by Anna Katherine Nicholas.	1986	5/18/1987	TX	TX0002072032	TX2072032
T.F.H.	Complete introduction to bettas / Walt Maurus.	1986	4/28/1987	TX	TX0002055244	TX2055244
T.F.H.	Complete introduction to canaries / Al David.	1986	4/29/1987	TX	TX0002062433	TX2062433
T.F.H.	Dalmation / Anna Katherine Nicholas ; with a special chapter by Janis Butler.	1986	5/18/1987	TX	TX0002071754	TX2071754
T.F.H.	Dr. Axelrod's Atlas of freshwater aquarium fishes / by Herbert R. Axelrod, Warren E. Burgess, Neal Pronek, and Jerry G. Walls.	1986	2/28/1989	TX	TX0002492303	TX2492303
T.F.H.	How to ride a horse / by Eugen Abel ; translated by William Charlton ; [illustrated with 30 drawings by Gisela Holstein].	1986	5/19/1987	TX	TX0002370337	TX2370337
T.F.H.	How to set up a tropical aquarium / Herbert R. Axelrod ; illustrated completely with col. photos.	1986	5/19/1987	TX	TX0002075510	TX2075510
T.F.H.	Lop rabbits as pets.	1986	4/23/1986	TX	TX0001811685	TX1811685
T.F.H.	Right way to start horse riding / Kurt Hoffmann.	1986	5/18/1987	TX	TX0002071679	TX2071679
T.F.H.	Starting your tropical aquarium / Herbert R. Axelrod.	1986	4/28/1987	TX	TX0002055087	TX2055087
T.F.H.	Vierke's Aquarium book : the way the Germans do it / by Jorg Vierke ; translated by Annemarie Lambrich ; edited by Herbert R. Axelrod.	1986	5/1/1987	TX	TX0002052622	TX2052622
T.F.H.	Weimaraner / Anna Katherine Nicholas.	1986	5/18/1987	TX	TX0002071768	TX2071768
T.F.H.	Your own horse / Wolfgang Holzel ; translated by William Charlton.	1986	5/18/1987	TX	TX0002075601	TX2075601
T.F.H.	Cephalopods of the world : squids, cuttlefishes, octopuses, and allies / Kir N. Nesis ; translated from Russian by B. S. Levitov ; edited by Lourdes A. Burgess.	1987	4/27/1987	TX	TX0002059641	TX2059641
T.F.H.	Chinchillas : a complete introduction / [Jack C. Harris].	1987	12/16/1987	TX	TX0002212562	TX2212562
T.F.H.	Chinchillas as a profitable hobby / Gerhard Schreiber.	1987	4/29/1987	TX	TX0002070327	TX2070327
T.F.H.	Complete introduction to breeding aquarium fishes / Herbert R. Axelrod.	1987	5/19/1987	TX	TX0002072004	TX2072004
T.F.H.	Complete introduction to budgerigars / Tony David.	1987	4/28/1987	TX	TX0002055218	TX2055218
T.F.H.	Complete introduction to cocker spaniels / Anna Katherine Nicholas.	1987	5/20/1987	TX	TX0002076835	TX2076835
T.F.H.	Complete introduction to Doberman pinschers / Anna Katherine Nicholas.	1987	4/28/1987	TX	TX0002071180	TX2071180
T.F.H.	Complete introduction to finches : completely illustrated in full color / Jurgen Nicolai.	1987	4/28/1987	TX	TX0002071211	TX2071211
T.F.H.	Complete introduction to garden ponds / Al David.	1987	4/28/1987	TX	TX0002055216	TX2055216
T.F.H.	Complete introduction to gerbils : completely illustrated in full color / Mrs. M. Ostrow.	1987	4/28/1987	TX	TX0002057090	TX2057090
T.F.H.	Complete introduction to Golden retrievers / Kerry Donnelly.	1987	4/28/1987	TX	TX0002071181	TX2071181
T.F.H.	Complete introduction to koi and garden pools / Herbert R. Axelrod.	1987	4/28/1987	TX	TX0002055217	TX2055217
T.F.H.	Complete introduction to labrador retrievers / Anna Katherine Nicholas.	1987	4/29/1987	TX	TX0002057223	TX2057223
T.F.H.	Complete introduction to marine aquariums / Warren E. Burgess ; completely illustrated in full color.	1987	4/29/1987	TX	TX0002070472	TX2070472
T.F.H.	Complete introduction to parrots / Duke of Bedford ; completely illustrated in full color.	1987	5/20/1987	TX	TX0002075502	TX2075502
T.F.H.	Complete introduction to poodles / Anna Katherine Nicholas.	1987	5/18/1987	TX	TX0002071658	TX2071658
T.F.H.	Complete introduction to Rottweilers / Anna Katherine Nicholas.	1987	4/28/1987	TX	TX0002055211	TX2055211
T.F.H.	Complete introduction to setting up an aquarium : completely illustrated in full color / Jim Kelly.	1987	4/28/1987	TX	TX0002057203	TX2057203
T.F.H.	Complete introduction to snakes / Melvin F. Roberts.	1987	4/28/1987	TX	TX0002055241	TX2055241
T.F.H.	Complete introduction to zebra finches / John L. Corbett [pseud.] ; completely illustrated in full color.	1987	6/29/1987	TX	TX0002105925	TX2105925
T.F.H.	Dachshund / Anna Katherine Nicholas and Marcia A. Foy, with a special section on dachshund field trials by Patricia Nance.	1987	12/16/1987	TX	TX0002207977	TX2207977
T.F.H.	Diseases of chinchillas / Helmut Kraft ; translated by U. Erich Friese.	1987	4/25/1987	TX	TX0002055083	TX2055083
T.F.H.	Dr. Axelrod's Mini-atlas of freshwater aquarium fishes / Herbert R. Axelrod, Warren E. Burgess, Cliff W. Emmens ... [et al.].	1987	5/19/1987	TX	TX0002074288	TX2074288
T.F.H.	German shepherds : a complete introduction / Anna Katherine Nicholas.	1987	5/18/1987	TX	TX0002071657	TX2071657
T.F.H.	Manx cat / Marjan Swantek ; with a chapter on genetics by Barbara Preston Haukenberry ; contributions by Barbara Saint Georges and Kim Everett, Jane Hellman, and Lee Spafford ; Carol Kyle, editor.	1987	12/16/1987	TX	TX0002201774	TX2201774
T.F.H.	Poultry as a hobby / Michael Baumeister & Heinz Meyer ; translated by William Charlton.	1987	12/16/1987	TX	TX0002268982	TX2268982
T.F.H.	Salamanders and newts : a complete introduction / [Byron Bjorn]	1987	12/16/1987	TX	TX0002207821	TX2207821
T.F.H.	Salamanders and newts : a complete introduction / [Byron Bjorn].	1987	3/24/1989	TX	TX0002546191	TX2546191
T.F.H.	Saltwater aquarium fishes / Herbert R. Axelrod and Warren E. Burgess.	1987	4/28/1987	TX	TX0002074565	TX2074565
T.F.H.	Step by step book about chinchillas / Horst Kuehner ; [translated by Howard H. Hirschhorn ; photography Herbert R. Axelrod, Isabelle Francais, Michael Gilroy, John Zeinert].	1987	12/18/1987	TX	TX0002212413	TX2212413
T.F.H.	Step by step book about guinea pigs / Anmarie Barrie.	1987	12/16/1987	TX	TX0002212561	TX2212561
T.F.H.	Step by step book about our first aquarium / Anmarie Barrie ; [photography Herbert R. Axelrod, Sylvan Cohen, Stanislav Frank ... et al.].	1987	8/4/1987	TX	TX0002128024	TX2128024
T.F.H.	Step by step book about Rottweilers / Heinrich VonBeine.	1987	7/9/1987	TX	TX0002116710	TX2116710
T.F.H.	Step by step book about turtles / Johannes Jahn.	1987	12/18/1987	TX	TX0002273755	TX2273755
T.F.H.	Step-by-step book about canaries / Anmarie Barrie.	1987	3/3/1989	TX	TX0002516286	TX2516286
T.F.H.	Step-by-step book about cockatiels / Anmarie Barrie.	1987	12/16/1987	TX	TX0002207819	TX2207819
T.F.H.	Step-by-step book about ferrets / Jay and Mary Field.	1987	12/16/1987	TX	TX0002212591	TX2212591
T.F.H.	Step-by-step book about gerbils / Patrick Bradley, Heather Pence.	1987	12/16/1987	TX	TX0002207817	TX2207817
T.F.H.	Step-by-step book about goldfish / Jack C. Harris.	1987	12/16/1987	TX	TX0002212685	TX2212685
T.F.H.	Step-by-step book about hamsters / Anmarie Barrie.	1987	12/16/1987	TX	TX0002207818	TX2207818
T.F.H.	Step-by-step book about rabbits / Anmarie Barrie.	1987	7/8/1987	TX	TX0002108364	TX2108364
T.F.H.	Step-by-step book about snakes / Robert Anderson.	1987	12/16/1987	TX	TX0002207820	TX2207820
T.F.H.	Tarantulas, a complete introduction / Al David [pseud.].	1987	8/4/1987	TX	TX0002125912	TX2125912
T.F.H.	Conures, a complete introduction / Al David	1987	12/18/1987	TX	TX0002210670	TX2210670
T.F.H.	Bettas, gouramis, and other anabantoids : labyrinth fishes of the world / Joerg Vierke.	1988	3/22/1989	TX	TX0002584774	TX2584774
T.F.H.	Boston Terrier / by Anna Katherine Nicholas.	1988	4/7/1989	TX	TX0002536606	TX2536606
T.F.H.	Chihuahua / Anna Katherine Nicholas.	1988	4/7/1989	TX	TX0002538345	TX2538345
T.F.H.	Chinese shar-pei / Anna Katherine Nicholas.	1988	5/17/1988	TX	TX0002375492	TX2375492
T.F.H.	Cichlids from Central America / by Ad Konings.	1988	3/21/1989	TX	TX0002530191	TX2530191
T.F.H.	Complete book of dwarf cichilds / by Hans-Joachim Richter ; translator, William Charlton.	1988	3/20/1989	TX	TX0002528884	TX2528884
T.F.H.	Completely illustrated atlas of reptiles and amphibians for the terrarium / Fritz Juergen Obst, Klaus Richter, Udo Jacob ; translated by U. E. Friese.	1988	1/9/1991	TX	TX0002980578	TX2980578
T.F.H.	Gouramis and other anabantoids / by Hans-Joachim Richter.	1988	3/16/1989	TX	TX0002584776	TX2584776
T.F.H.	Great Dane / Anna Katherine Nicholas.	1988	3/14/1988	TX	TX0002255339	TX2255339
T.F.H.	Handbook of fish diseases / Dieter Untergasser ; translated by Howard H. Hirschhorn ; edited for the English-language market by Herbert R. Axelrod.	1988	12/14/1988	TX	TX0002530212	TX2530212
T.F.H.	Koi varieties : Japanese colored carp-nishikigoi / by Herbert R. Axelrod.	1988	5/17/1988	TX	TX0002322773	TX2322773
T.F.H.	Marine fishes and invertebrates in your own home / by Cliff W. Emmens.	1988	3/17/1989	TX	TX0002546064	TX2546064
T.F.H.	Step by step book about lovebirds / Arnold Weston.	1988	3/3/1989	TX	TX0002525781	TX2525781
T.F.H.	Step by step book about Siamese cats / Marge Naples.	1988	3/3/1989	TX	TX0002580381	TX2580381
T.F.H.	Step by step book about tropical fish / Cliff W. Emmens.	1988	3/3/1989	TX	TX0002532966	TX2532966
T.F.H.	Step-by-step book about discus / Gunter Keller.	1988	3/6/1989	TX	TX0002519905	TX2519905
T.F.H.	Step-by-step book about guppies / Jack C. Harris.	1988	3/3/1989	TX	TX0002516281	TX2516281
T.F.H.	Step-by-step book about parrots / Elaine Radford.	1988	3/3/1989	TX	TX0002525782	TX2525782
T.F.H.	Water gardens for plants and fish / Charles B. Thomas.	1988	2/16/1988	TX	TX0002242799	TX2242799
T.F.H.	Atlas of cats of the world : domesticated and wild / by Dennis Kelsey-Wood.	1989	2/8/1990	TX	TX0002751979	TX2751979
T.F.H.	Atlas of dog breeds of the world / Bonnie Wilcox and Chris Walkowicz.	1989	5/2/1990	TX	TX0002851040	TX2851040
T.F.H.	Atlas of freshwater and marine catfishes : a preliminary survey of the Siluriformes / by Warren E. Burgess.	1989	4/7/1989	TX	TX0002550983	TX2550983
T.F.H.	Borzois.	1989	4/15/1990	TX	TX0002808915	TX2808915
T.F.H.	Dr. Axelrod's Atlas of freshwater aquarium fishes / by Herbert R. Axelrod, Warren E. Burgess, Neal Pronek, and Jerry G. Walls.	1989	3/2/1989	TX	TX0002546875	TX2546875
T.F.H.	Fox terrier / Evelyn Miller.	1989	4/13/1990	TX	TX0002808534	TX2808534
T.F.H.	French bulldogs / Anna Katherine Nicholas.	1989	2/9/1990	TX	TX0002753703	TX2753703
T.F.H.	Freshwater fishes of Australia / G. R. Allen.	1989	2/9/1990	TX	TX0002751880	TX2751880
T.F.H.	Great Pyrenees.	1989	4/23/1990	TX	TX0002818492	TX2818492
T.F.H.	Guppies : fancy strains and how to produce them / by Noboru Iwasaki ; translated by Anne L. Emig.	1989	3/20/1989	TX	TX0002611301	TX2611301
T.F.H.	Italian greyhounds / Louis F. Russo.	1989	4/13/1990	TX	TX0002808535	TX2808535
T.F.H.	Salukis / Virginia M. Burch.	1989	4/23/1990	TX	TX0002818483	TX2818483
T.F.H.	Step-by-step book about Persian cats / Earl Schneider.	1989	4/30/1990	TX	TX0002808740	TX2808740
T.F.H.	Aquariums for your new pet / Mary Ellen Sweeney.	1990	7/12/1990	TX	TX0002855996	TX2855996
T.F.H.	Atlas of killifishes of the old world / Jorgen J. Scheel.	1990	4/19/1990	TX	TX0002809648	TX2809648
T.F.H.	Australian kelpies / Steve Sloane.	1990	10/18/1990	TX	TX0002945004	TX2945004
T.F.H.	Australian shepherds / Joseph Hartnagle.	1990	10/19/1990	TX	TX0002939474	TX2939474
T.F.H.	Basenjis / Jack Shafer and Bob Mankey.	1990	4/27/1990	TX	TX0002866344	TX2866344
T.F.H.	Bearded collies / Carol Gold.	1990	11/16/1990	TX	TX0002953753	TX2953753
T.F.H.	Belgian sheepdogs / Frank E. Dykema.	1990	9/21/1990	TX	TX0002947440	TX2947440
T.F.H.	Black and tan coonhounds / Anna Katherine Nicholas.	1990	2/9/1990	TX	TX0002753723	TX2753723
T.F.H.	Bouviers des Flandres / Gerene Coates Legget.	1990	2/8/1990	TX	TX0002751176	TX2751176
T.F.H.	Budgies as a new pet / Barry Martin.	1990	6/19/1990	TX	TX0002839141	TX2839141
T.F.H.	Cardigan Welsh Corgis / Henning Nelms and Michael Pym.	1990	9/25/1990	TX	TX0002913902	TX2913902
T.F.H.	Cockatiels as a new pet / John Coborn.	1990	7/12/1990	TX	TX0002855995	TX2855995
T.F.H.	Cockatiels! : pets, breeding, showing / Nancy A. Reed ; Rainer R. Erhart, advisory editor.	1990	12/26/1990	TX	TX0002973589	TX2973589
T.F.H.	Cult of the koi / by Michugo Tamadachi.	1990	4/19/1990	TX	TX0002808773	TX2808773
T.F.H.	Degen discus.	1990	4/19/1990	TX	TX0002812547	TX2812547
T.F.H.	Discus : how to breed them / Bernd Degen ; [translated by Howard H. Hirschhorn].	1990	4/19/1990	TX	TX0002973131	TX2973131
T.F.H.	Dogs and the law / by Anmarie Barrie.	1990	4/23/1990	TX	TX0002818487	TX2818487
T.F.H.	Encyclopedia of parakeets / Kurt Kolar & Karl Heinz Spitzer.	1990	3/19/1990	TX	TX0002765285	TX2765285
T.F.H.	English cocker spaniels / Robert Gannon.	1990	2/12/1990	TX	TX0002754265	TX2754265
T.F.H.	Finches and their care / Carl Aschenborn ; translated by Howard Hirschhorn.	1990	4/19/1990	TX	TX0002808814	TX2808814
T.F.H.	Finnish spitz / Anna Katherine Nicholas.	1990	2/9/1990	TX	TX0002753704	TX2753704
T.F.H.	Fox terrier : smooth and wire / Anna Katherine Nicholas, Marcia A. Foy.	1990	3/19/1990	TX	TX0002776127	TX2776127
T.F.H.	Gerbils as a new pet / Anmarie Barrie	1990	7/11/1990	TX	TX0002855991	TX2855991
T.F.H.	German wirehaired pointers / Newton L. Compere.	1990	2/8/1990	TX	TX0002751177	TX2751177
T.F.H.	Goldfish as a new pet / Anmarie Barrie.	1990	7/13/1990	TX	TX0002855997	TX2855997
T.F.H.	Gordon setters / by Gordon Schweppe.	1990	9/20/1990	TX	TX0002903572	TX2903572
T.F.H.	Guinea pigs as a new pet / Stephen Nelson.	1990	7/12/1990	TX	TX0002858475	TX2858475
T.F.H.	Hamsters as a new pet / by Anmarie Barrie.	1990	6/19/1990	TX	TX0002838356	TX2838356
T.F.H.	Japanese Chin / Mrs. Claude V. Alexander.	1990	9/24/1990	TX	TX0002915358	TX2915358
T.F.H.	Junior pet care : koi for ponds / Zuza Brbova.	1990	5/8/1990	TX	TX0002830406	TX2830406
T.F.H.	Junior pet care : rabbits / Zuza Brbova.	1990	5/7/1990	TX	TX0002830405	TX2830405
T.F.H.	Junior pet care budgerigars / Zuza Vrbova.	1990	5/8/1990	TX	TX0002820887	TX2820887
T.F.H.	Junior pet care guinea pigs / Zuza Vrbova.	1990	5/7/1990	TX	TX0002820747	TX2820747
T.F.H.	Junior pet care hamsters / Zuza Vrbova ; photography Susan C. Miller, Hugh Nicholas ; ill. Robert McAulay.	1990	5/7/1990	TX	TX0002818073	TX2818073
T.F.H.	Junior pet care kittens / Zuza Vrbova ; ill. Robert McAulay ; photography Susan C. Miller.	1990	5/7/1990	TX	TX0002832265	TX2832265
T.F.H.	Junior pet care puppies / Zuza Vrbova.	1990	5/7/1990	TX	TX0002818006	TX2818006
T.F.H.	Junior pet care snakes / Zuza Vrbova.	1990	5/7/1990	TX	TX0002817445	TX2817445
T.F.H.	Junior pet care turtles / Zuza Vrbova.	1990	5/8/1990	TX	TX0002820884	TX2820884
T.F.H.	Keeping and breeding parrots / Carl Aschenborn.	1990	4/19/1990	TX	TX0002808774	TX2808774
T.F.H.	Kerry blue terriers / Frederick Schweppe.	1990	10/3/1990	TX	TX0002921257	TX2921257
T.F.H.	Kingsnakes and milk snakes / Ronald G. Markel.	1990	5/2/1990	TX	TX0002817167	TX2817167
T.F.H.	Konings's Book of Cichlids and all the other fishes of Lake Malawi / Ad Konings.	1990	10/10/1990	TX	TX0002931715	TX2931715
T.F.H.	Lizards / David R. Moenich.	1990	7/11/1990	TX	TX0002861623	TX2861623
T.F.H.	Lovebirds as a new pet / Oliver Denton.	1990	6/19/1990	TX	TX0002852211	TX2852211
T.F.H.	Marine aquaria and miniature reefs : the fishes, the invertebrates, the techniques / C. W. Emmens.	1990	3/19/1990	TX	TX0002779700	TX2779700
T.F.H.	Mini-atlas of dog breeds / Andrew DePrisco and James B. Johnson ; introductory chapters by Kerry V. Donnelly.	1990	4/19/1990	TX	TX0002808608	TX2808608
T.F.H.	Papillons / Mrs. D. Christian Gauss.	1990	9/21/1987	TX	TX0002903570	TX2903570
T.F.H.	Pekingese / Anna Katherine Nicholas.	1990	3/19/2009	TX	TX0002779734	TX2779734
T.F.H.	Pointers / Ernest H. Hart.	1990	2/9/1990	TX	TX0002753702	TX2753702
T.F.H.	Rabbits as a new pet / Barry Martin [pseud.]	1990	6/19/1990	TX	TX0002847223	TX2847223
T.F.H.	Reptile diseases / by Rolf Hackbarth ; translated by U. Erich Friese.	1990	10/12/1990	TX	TX0002934494	TX2934494
T.F.H.	Samoyed / Anna Katherine Nicholas.	1990	3/19/1990	TX	TX0002776095	TX2776095
T.F.H.	Schmidt-Focke's Discus book / Eduard Schmidt-Focke.; [translated by Howard Hirschhorn]	1990	7/30/1990	TX	TX0002871492	TX2871492
T.F.H.	Snakes as a new pet / Jake Oberon [pseud.]	1990	6/19/1990	TX	TX0002838355	TX2838355
T.F.H.	Step-by-step book about chameleons / Robert Anderson.	1990	7/11/1990	TX	TX0002858434	TX2858434
T.F.H.	Step-by-step book about dwarf hamsters / Chris Henwood.	1990	4/30/1990	TX	TX0002808737	TX2808737
T.F.H.	Step-by-step book about iguanas / Jack Harris.	1990	10/11/1990	TX	TX0002940226	TX2940226
T.F.H.	Step-by-step book about pet lizards / Ray Staszko.	1990	7/11/1990	TX	TX0002861574	TX2861574
T.F.H.	Step-by-step book about seahorses / Peter Giwojna.	1990	4/30/1990	TX	TX0002816761	TX2816761
T.F.H.	Step-by-step book about setting up a marine aquarium / C. W. Emmens.	1990	7/12/1990	TX	TX0002858442	TX2858442
T.F.H.	Step-by-step book about training cockatiels / Elaine Radford.	1990	7/11/1990	TX	TX0002855990	TX2855990
T.F.H.	Step-by-step book about training parrots / Carol J. Thiem with Fern VanSant, and Suzanne Hopkins.	1990	9/24/1990	TX	TX0002915365	TX2915365
T.F.H.	Step-by-step book about training your parakeet / J. Darlene Campbell.	1990	4/27/1990	TX	TX0002817350	TX2817350
T.F.H.	Step-by-step book about tropical marine aquarium fishes / C. W. Emmens.	1990	4/25/1990	TX	TX0002808976	TX2808976
T.F.H.	Terrariums for your new pet / Mervin F. Roberts.	1990	6/19/1990	TX	TX0002858462	TX2858462
T.F.H.	Turtles as a new pet / Al David.	1990	6/19/1990	TX	TX0002866783	TX2866783
T.F.H.	Vizslas / Ernest H. Hart.	1990	4/27/1990	TX	TX0002866343	TX2866343
T.F.H.	World of lovebirds / Juergen Brockmann and Werner Lantermann.	1990	3/19/1990	TX	TX0002765152	TX2765152
T.F.H.	Atlas of discus of the world / Herbert R. Axelrod, Warren E. Burgess, Bernd Degen.	1991	7/18/1991	TX	TX0003133771	TX3133771
T.F.H.	Atlas of parrots of the world / David Alderton ; drawings by Graeme Stevenson.	1991	5/10/1991	TX	TX0003087225	TX3087225
T.F.H.	Atlas of snakes of the world / John Coborn.	1991	9/6/1991	TX	TX0003151844	TX3151844
T.F.H.	Book of the Shar-pei / Joan McDonald Brearley.	1991	9/24/1991	TX	TX0003152629	TX3152629
T.F.H.	Border collies / Margaret Collier.	1991	5/15/1991	TX	TX0003069146	TX3069146
T.F.H.	Budgies as a hobby / Evelyn Miller.	1991	12/4/1991	TX	TX0003201196	TX3201196
T.F.H.	Canaries as a new pet / Maja Mueller-Bierl ; photography by Horst Bielfeld, Michael DeFreitas, Michael Gilroy ... [et al.]	1991	4/26/1991	TX	TX0003055033	TX3055033
T.F.H.	Cavalier King Charles spaniels / Beverley Cuddy.	1991	5/15/1991	TX	TX0003069218	TX3069218
T.F.H.	Discus : a reference book / Bernd Degen.	1991	5/10/1991	TX	TX0003076528	TX3076528
T.F.H.	Discus for the perfectionist / Jack Wattley.	1991	8/20/1991	TX	TX0003128883	TX3128883
T.F.H.	Discus health : selection, care, diet, diseases & treatments for discus, angelfish and other cichlids / Dieter Untergasser ; translated by U. Erich Friese.	1991	10/22/1991	TX	TX0003163563	TX3163563
T.F.H.	Dr. Burgess's Mini-atlas of marine aquarium fishes / Warren E. Burgess, Herbert R. Axelrod, Ray Hunziker.	1991	10/18/1991	TX	TX0003172218	TX3172218
T.F.H.	Dr. Clifford Chan's Book of Singapore discus.	1991	10/21/1991	TX	TX0003172268	TX3172268
T.F.H.	Ferrets as a new pet / Greg Ovechka.	1991	4/26/1991	TX	TX0003049838	TX3049838
T.F.H.	Ferrets in your home / Wendy Winsted.	1991	4/26/1991	TX	TX0003050627	TX3050627
T.F.H.	Frogs & toads as a new pet / John Coborn.	1991	1/23/1992	TX	TX0003233892	TX3233892
T.F.H.	Goldfish guide / by Yoshiichi Matsui, Herbert R. Axelrod.	1991	8/20/1991	TX	TX0003129700	TX3129700
T.F.H.	Guinea pigs--as a hobby / Anmarie Barrie.	1991	12/3/1991	TX	TX0003202856	TX3202856
T.F.H.	Housebreaking and training your new puppy / Michael Kelly.	1991	1/23/1992	TX	TX0003229856	TX3229856
T.F.H.	Keeping and breeding geckos / Hermann Seufer.	1991	9/25/1991	TX	TX0003153887	TX3153887
T.F.H.	Kittens as a new pet / Jerry G. Walls.	1991	4/26/1991	TX	TX0003049837	TX3049837
T.F.H.	Mini-atlas of cats / Andrew DePrisco and James B. Johnson.	1991	3/6/1991	TX	TX0003023447	TX3023447
T.F.H.	Professional's book of conures / John Coborn ; photographers and artists, Thomas Arndt, Glen S. Axelrod, Herbert R. Axelrod ... [et al.]	1991	5/10/1991	TX	TX0003075451	TX3075451
T.F.H.	Professional's book of lovebirds / by John Coborn.	1991	8/20/1991	TX	TX0003128871	TX3128871
T.F.H.	Professional's book of rottweilers / Anna Katherine Nicholas.	1991	5/16/1991	TX	TX0003070392	TX3070392
T.F.H.	Proper care of cats / Christopher Burris.	1991	7/15/1991	TX	TX0003120835	TX3120835
T.F.H.	Proper care of dogs / Christopher Burris.	1991	7/15/1991	TX	TX0003114619	TX3114619
T.F.H.	Proper care of finches / Phillip St. Blazey.	1991	7/16/1991	TX	TX0003129553	TX3129553
T.F.H.	Puppies as a new pet / James B. Michaelson.	1991	4/26/1991	TX	TX0003049836	TX3049836
T.F.H.	Rabbits as a hobby / Bob Bennett.	1991	12/31/1991	TX	TX0003207953	TX3207953
T.F.H.	Snakes as a hobby / Thomas Leetz.	1991	8/20/1991	TX	TX0003160984	TX3160984
T.F.H.	Staffordshire terriers : American Staffordshire terrier and Staffordshire bull terrier / by Anna Katherine Nicholas.	1991	10/21/1991	TX	TX0003172265	TX3172265
T.F.H.	Swordtails and platies / Herbert R. Axelrod, Lothar Wischnath.	1991	3/6/1991	TX	TX0003023379	TX3023379
T.F.H.	TFH your first finch / George W. Noreen.	1991	1/7/1991	TX	TX0002991514	TX2991514
T.F.H.	Tropical fish as a new pet / Herbert R. Axelrod.	1991	1/23/1992	TX	TX0003232403	TX3232403
T.F.H.	Truth about the American pit bull terrier / by Richard F. Stratton.	1991	10/21/1991	TX	TX0003172187	TX3172187
T.F.H.	World of catfishes / by Midori Kobayagawa ; edited by Warren E. Burgess.	1991	2/22/1991	TX	TX0003024130	TX3024130
T.F.H.	Your first aquarium plants / William Dewhurst.	1991	5/16/1991	TX	TX0003066648	TX3066648
T.F.H.	Your first budgerigar / J. E. Lohr.	1991	1/7/1991	TX	TX0002989531	TX2989531
T.F.H.	Your first canary / Sue-Rhee Pasca.	1991	1/7/1991	TX	TX0002991983	TX2991983
T.F.H.	Your first cockatiel / J. E. Lohr.	1991	1/7/1991	TX	TX0002989784	TX2989784
T.F.H.	Your first ferret / Adelle Porch.	1991	5/10/1991	TX	TX0003067088	TX3067088
T.F.H.	Your first gerbil / Leroy Mervan.	1991	5/10/1991	TX	TX0003072438	TX3072438
T.F.H.	Your first goldfish / Mariana Gilbert.	1991	1/7/1991	TX	TX0002991984	TX2991984
T.F.H.	Your first guinea pig / Anja J. Steinkamp.	1991	1/8/1991	TX	TX0002993577	TX2993577
T.F.H.	Your first hamster / Peter Smith.	1991	1/7/1991	TX	TX0002989825	TX2989825
T.F.H.	Your first kitten / Marie Dupont.	1991	1/7/1991	TX	TX0002989824	TX2989824
T.F.H.	Your first lizard / Jerry G. Walls.	1991	5/15/1991	TX	TX0003134104	TX3134104
T.F.H.	Your first lovebird / Michael Kelly.	1991	5/15/1991	TX	TX0003079009	TX3079009
T.F.H.	Your first parrot / Martin Gabin	1991	1/7/1991	TX	TX0002987965	TX2987965
T.F.H.	Your first puppy / Marcel Carpentier.	1991	5/15/1991	TX	TX0003095921	TX3095921
T.F.H.	Your first rabbit / Louise Vernier.	1991	1/7/1991	TX	TX0002989823	TX2989823
T.F.H.	Your first snake Ray Hunziker.	1991	5/15/1991	TX	TX0003098084	TX3098084
T.F.H.	Your home aquarium / Jorg Vierke ; translated by U. Erich Friese.	1991	2/13/1991	TX	TX0003055858	TX3055858
T.F.H.	Your new garden pond / Anmarie Barrie.	1991	1/24/1992	TX	TX0003234858	TX3234858
T.F.H.	Abyssinians / Ruth Cooke-Zimmermann.	1992	5/1/1992	TX	TX0003310405	TX3310405
T.F.H.	Atlas of quails / David Alderton.	1992	7/15/1992	TX	TX0003364738	TX3364738
T.F.H.	Bedlington terriors / Elinore W. Young.	1992	12/30/1992	TX	TX0003471498	TX3471498
T.F.H.	Belgian Tervuren / by Moira Anderson-Allen.	1992	10/1/1992	TX	TX0003408278	TX3408278
T.F.H.	Chicks & ducks as pets / Jack C. Harris.	1992	5/1/1992	TX	TX0003310406	TX3310406
T.F.H.	Cockatiels as a hobby / Jack C. Harris.	1992	5/27/1992	TX	TX0003328624	TX3328624
T.F.H.	Colored atlas of miniature catfish : every species of Corydoras, Brochis & Aspidoras / Warren E. Burgess ; drawings by John R. Quinn.	1992	9/8/1992	TX	TX0003390424	TX3390424
T.F.H.	Dwarf rabbits as a new pet / Andrea Dieker, Jutta Steinkamp.	1992	1/24/1992	TX	TX0003234859	TX3234859
T.F.H.	Everybody can train their own dog : the essentials of dog training / Angela White.	1992	5/1/1992	TX	TX0003310904	TX3310904
T.F.H.	Fancy mice / Chris Henwood.	1992	6/15/1992	TX	TX0003347731	TX3347731
T.F.H.	Fascination of breeding aquarium fish / Herbert R. Axelrod, Mary E. Sweeney.	1992	11/16/1992	TX	TX0003436592	TX3436592
T.F.H.	Giant lizards / Robert George Sprackland.	1992	5/27/1992	TX	TX0003313884	TX3313884
T.F.H.	Iguanas ... as a hobby / Shelly K. Ferrel.	1992	6/3/1992	TX	TX0003337751	TX3337751
T.F.H.	Kittens as a hobby / Marjorie Farnham Schrody.	1992	5/28/1992	TX	TX0003325323	TX3325323
T.F.H.	Lizards as a new pet / John Coborn.	1992	7/15/1992	TX	TX0003370265	TX3370265
T.F.H.	Lovebirds as a hobby / Kenny Lebreton.	1992	5/27/1992	TX	TX0003327468	TX3327468
T.F.H.	Official guide to goldfish / Goldfish Society of America.	1992	3/2/1992	TX	TX0003314039	TX3314039
T.F.H.	Parrots as a new pet / William Wentworth ; photos by Thomas Arndt, Herbert R. Axelrod, Tom Caravaglia ... [et al.]	1992	7/15/1992	TX	TX0003374450	TX3374450
T.F.H.	Pot-bellied pigs and other miniature pet pigs / Lisa Hall Huckaby.	1992	7/15/1992	TX	TX0003364595	TX3364595
T.F.H.	Professional's book of koi / Anmarie Barrie.	1992	5/1/1992	TX	TX0003310991	TX3310991
T.F.H.	Proper care of amphibians / John Coborn.	1992	2/9/1993	TX	TX0003491533	TX3491533
T.F.H.	Proper care of budgies / Dennis Kelsey-Wood.	1992	3/2/1992	TX	TX0003267651	TX3267651
T.F.H.	Proper care of Burmese cats / Dennis Kelsey-Wood.	1992	9/8/1992	TX	TX0003394919	TX3394919
T.F.H.	Proper care of cockatiels / Karl-Herbert Delpy.	1992	5/27/1992	TX	TX0003320313	TX3320313
T.F.H.	Proper care of dwarf rabbits / Michael Mettler ; translated by U. Erich Friese.	1992	11/16/1992	TX	TX0003440429	TX3440429
T.F.H.	Proper care of gerbils / Anmarie Barrie.	1992	3/2/1992	TX	TX0003270773	TX3270773
T.F.H.	Proper care of goldfish / James Geran.	1992	6/3/1992	TX	TX0003328620	TX3328620
T.F.H.	Proper care of guinea pigs / Peter Gurney.	1992	11/16/1992	TX	TX0003440430	TX3440430
T.F.H.	Proper care of marine aquaria / Scott B. Meyer.	1992	9/8/1992	TX	TX0003394920	TX3394920
T.F.H.	Proper care of parrots / Martin Skinner.	1992	9/8/1992	TX	TX0003392900	TX3392900
T.F.H.	Proper care of snakes / translated by Christa Ahrens.	1992	3/2/1992	TX	TX0003270864	TX3270864
T.F.H.	Proper care of tarantulas / Ann Webb.	1992	11/24/1992	TX	TX0003440187	TX3440187
T.F.H.	Shibas / Richard Tomita.	1992	10/1/1992	TX	TX0003408347	TX3408347
T.F.H.	Siberian husky / Joan McDonald Brearley.	1992	6/12/1992	TX	TX0003336021	TX3336021
T.F.H.	Step-by-step book about stick insects / David Alderton.	1992	3/2/1992	TX	TX0003267901	TX3267901
T.F.H.	World of Amazon parrots / Dieter Hoppe ; translated by William Charlton.	1992	8/6/1992	TX	TX0003372472	TX3372472
T.F.H.	World of the chow chow / Samuel Draper and Joan McDonald Brearley.	1992	7/31/1992	TX	TX0003372605	TX3372605
T.F.H.	Atlas of livebearers of the world / by Lothar Wischnath ; translated by Howard H. Hirschhorn.	1993	1/14/1993	TX	TX0003470549	TX3470549
T.F.H.	Biotope aquarium : an authentic imitation of nature in your home : setting up natural-looking aquariums / Rainer Stawikowski.	1993	1/14/1993	TX	TX0003470416	TX3470416
T.F.H.	Canine lexicon / Andrew DePrisco and James B. Johnson ; featured photographer, Isabelle Francais.	1993	1/11/1993	TX	TX0003466175	TX3466175
T.F.H.	Cichlids of north & central America / Donald Conkel.	1993	3/29/1993	TX	TX0003546972	TX3546972
T.F.H.	Giant schnauzers / Arthur S. Lockley.	1993	4/8/1993	TX	TX0003515857	TX3515857
T.F.H.	Keeping reptiles & amphibians / Johann Krottlinger.	1993	4/6/1993	TX	TX0003515939	TX3515939
T.F.H.	Komondors / Oscar Beregi and Leslie Benis.	1993	No date listed	TX	TX0003511184	TX3511184
T.F.H.	Lakeland terriers / Seymour N. Weiss.	1993	4/8/1993	TX	TX0003515858	TX3515858
T.F.H.	Most complete colored lexicon of cichlids / by Herbert R. Axelrod.	1993	4/5/1993	TX	TX0003541440	TX3541440
T.F.H.	Petit Basset Griffon Vendeen / Jeffrey Pepper.	1993	No date listed	TX	TX0003511181	TX3511181
T.F.H.	Pot-bellied pigs as a family pet / Michael Taylor.	1993	2/9/1993	TX	TX0003477836	TX3477836
T.F.H.	Proper care of cockatoos / Helmut Pinter.	1993	4/2/1993	TX	TX0003523007	TX3523007
T.F.H.	Proper care of malawi cichlids / Mary Sweeney.	1993	4/2/1993	TX	TX0003519345	TX3519345
T.F.H.	Proper care of reptiles / John Coborn.	1993	4/2/1993	TX	TX0003522572	TX3522572
T.F.H.	Scottish deerhounds / Audrey M. Benbow.	1993	4/7/1993	TX	TX0003518576	TX3518576
T.F.H.	Venomous snakes of the world / by W. P. Mara.	1993	4/8/1993	TX	TX0003534807	TX3534807
T.F.H.	Flexibone brochure : C-147 : dog chews, dental devices, edibles.	1998	7/6/1999	TX	TX0005007488	TX5007488
T.F.H.	Nylabone products : chews, pacifiers, dental devices for dogs.	1998	7/6/1999	TX	TX0005026347	TX5026347
T.F.H.	World's best cat books.	1999	8/13/1999	TX	TX0005010624	TX5010624
T.F.H.	World's best dog books.	1999	8/13/1999	TX	TX0005010626	TX5010626
T.F.H.	World's best dog books.	1999	8/13/1999	TX	TX0005010627	TX5010627
T.F.H.	World's best small animal books.	1999	8/13/1999	TX	TX0005010628	TX5010628
T.F.H.	World's best small animal books.	1999	8/13/1999	TX	TX0005010629	TX5010629
T.F.H.	World's largest publishers of aquarium and pet books.	1999	8/13/1999	TX	TX0005010625	TX5010625
T.F.H.	Natural Reef Aquariums: Simplified Approaches to Creating Living Saltwater Microcosms.	2001	3/12/2009	TX	TX0006938795	TX6938795
T.F.H.	Adopting A Great Dog: A Guide to Rehoming a Rescue or Shelter Dog.	2003	2/19/2009	TX	TX0006944384	TX6944384
T.F.H.	Best Finish: Adopting A Retired Racing Greyhound.	2003	3/12/2009	TX	TX0006938784	TX6938784
T.F.H.	Cat Training in 10 Minutes.	2003	2/19/2009	TX	TX0006944394	TX6944394
T.F.H.	Complete Guide to Dwarf Seahorses in the Aquarium.	2003	2/19/2009	TX	TX0006944379	TX6944379
T.F.H.	Guide to Owning a Hedgehog.	2003	3/12/2009	TX	TX0006951107	TX6951107
T.F.H.	New Owner's Guide to Chinchillas.	2003	3/13/2009	TX	TX0006940949	TX6940949
T.F.H.	Simple Guide to Choosing a Dog.	2003		TX	TX0006951193	TX6951193
T.F.H.	Simple Guide to Grooming Your Dog.	2003	3/12/2009	TX	TX0006947345	TX6947345
T.F.H.	Simple Guide to Showing Your Dog.	2003	3/13/2009	TX	TX0006947761	TX6947761
T.F.H.	Angelfishes & Butterflyfishes.	2004	3/12/2009	TX	TX0006945302	TX6945302
T.F.H.	Basslets, Dottybacks & Hawkfishes.	2004	3/12/2009	TX	TX0006946673	TX6946673
T.F.H.	How to Behave So Your Dog Behaves.	2004	3/13/2009	TX	TX0006938127	TX6938127
T.F.H.	Little Dogs: Training Your Pint-Sized Companion.	2004	3/13/2009	TX	TX0006941823	TX6941823
T.F.H.	Parenting Your Dog.	2004	3/13/2009	TX	TX0006938142	TX6938142
T.F.H.	Quick & Easy Kitten Care.	2004	1/23/2009	TX	TX0006934881	TX6934881
T.F.H.	Quick & Easy Mouse Care.	2004	3/13/2009	TX	TX0006939769	TX6939769
T.F.H.	Simple Guide to Iguanas.	2004	3/12/2009	TX	TX0006944068	TX6944068
T.F.H.	Aquarium Keeping & Rescue: The Essential Saltwater Handbook & Log.	2005	3/12/2009	TX	TX0007001700	TX7001700
T.F.H.	Boston Terrier.	2005	2/10/2009	TX	TX0006928227	TX6928227
T.F.H.	Boxer.	2005	2/10/2009	TX	TX0006928103	TX6928103
T.F.H.	Bulldog.	2005	2/10/2009	TX	TX0006928209	TX6928209
T.F.H.	Chihuahua.	2005	2/10/2009	TX	TX0006928182	TX6928182
T.F.H.	Click That Does The Trick: Trick Training Your Bird The Clicker Way.	2005	3/13/2009	TX	TX0006941817	TX6941817
T.F.H.	Encyclopedia of Exotic Tropical Fishes For Freshwater Aquariums.	2005	3/12/2009	TX	TX0006953042	TX6953042
T.F.H.	Golden Retriever.	2005	3/6/2009	TX	TX0006943339	TX6943339
T.F.H.	Good Dogkeeping.	2005	2/10/2009	TX	TX0006921081	TX6921081
T.F.H.	Good Horsekeeping.	2005	2/19/2009	TX	TX0006946389	TX6946389
T.F.H.	Informative Guide to Breeding & Raising Angelfishes.	2005	2/20/2009	TX	TX0007023439	TX7023439
T.F.H.	Keeping Moray Eels in Aquariums.	2005	2/20/2009	TX	TX0006944381	TX6944381
T.F.H.	Labrador Retriever.	2005	3/6/2009	TX	TX0006954300	TX6954300
T.F.H.	Parrot Problem Solver.	2005	3/13/2009	TX	TX0006938188	TX6938188
T.F.H.	Pug.	2005	3/6/2009	TX	TX0006943538	TX6943538
T.F.H.	Quick & Easy Ball Python Care.	2005	3/6/2009	TX	TX0006936178	TX6936178
T.F.H.	Quick & Easy Crate Training.	2005	3/6/2009	TX	TX0006936169	TX6936169
T.F.H.	Quick & Easy Fire-Bellied Toad Care.	2005	3/6/2009	TX	TX0006934916	TX6934916
T.F.H.	Quick & Easy Freshwater Aquarium Setup & Care.	2005	1/23/2009	TX	TX0006934883	TX6934883
T.F.H.	Quick & Easy Garter & Ribbon Snake Care.	2005	3/6/2009	TX	TX0006935501	TX6935501
T.F.H.	Quick & Easy Green Anole Care.	2005	3/6/2009	TX	TX0006934968	TX6934968
T.F.H.	Quick & Easy Green Treefrog Care.	2005	3/13/2009	TX	TX0006946552	TX6946552
T.F.H.	Quick & Easy Horned Frog Care.	2005	1/23/2009	TX	TX0006934878	TX6934878
T.F.H.	Quick & Easy Saltwater Aquarium Setup & Care.	2005	3/6/2009	TX	TX0006936172	TX6936172
T.F.H.	Quick & Easy Tarantula Care.	2005	3/6/2009	TX	TX0006935538	TX6935538
T.F.H.	Raising Puppies & Kids Together: A Guide for Parents.	2005	3/12/2009	TX	TX0006947335	TX6947335
T.F.H.	Simple Guide to Labrador Retrievers.	2005	3/12/2009	TX	TX0006951110	TX6951110
T.F.H.	Simple Guide To Mini-reef Aquariums.	2005	3/12/2009	TX	TX0006951178	TX6951178
T.F.H.	Simple Guide To Planted Aquariums.	2005	3/12/2009	TX	TX0006951173	TX6951173
T.F.H.	Super Simple Guide to Breeding Freshwater Fishes.	2005	2/20/2009	TX	TX0006944374	TX6944374
T.F.H.	Terra-Nova The Beagle.	2005	3/6/2009	TX	TX0006937591	TX6937591
T.F.H.	Terra-Nova The Dachshund.	2005	1/22/2009	TX	TX0006943991	TX6943991
T.F.H.	Terra-Nova The German Shepherd Dog.	2005	3/6/2009	TX	TX0006937248	TX6937248
T.F.H.	Terra-Nova The West Highland White Terrier.	2005	2/6/2009	TX	TX0006936828	TX6936828
T.F.H.	Advanced Marine Aquarium Techniques.	2006	3/12/2009	TX	TX0006951643	TX6951643
T.F.H.	American Pit Bull Terrier.	2006	2/19/2009	TX	TX0006945265	TX6945265
T.F.H.	Animal Planet Pet Care Library American Pit Bull Terriers.	2006	3/6/2009	TX	TX0006937245	TX6937245
T.F.H.	Animal Planet Pet Care Library Aquarium Care of Fancy Guppies.	2006	3/6/2009	TX	TX0006937132	TX6937132
T.F.H.	Animal Planet Pet Care Library Aquarium Care of Oscars.	2006	3/6/2009	TX	TX0006937244	TX6937244
T.F.H.	Animal Planet Pet Care Library Boxers.	2006	2/10/2009	TX	TX0006915715	TX6915715
T.F.H.	Animal Planet Pet Care Library Freshwater Aquarium Problem Solver.	2006	2/2/2009	TX	TX0006936815	TX6936815
T.F.H.	Animal Planet Pet Care Library Golden Retrievers.	2006	3/6/2009	TX	TX0006933376	TX6933376
T.F.H.	Animal Planet Pet Care Library Guinea Pigs.	2006	2/13/2009	TX	TX0006936337	TX6936337
T.F.H.	Animal Planet Pet Care Library Pomeranians.	2006	3/6/2009	TX	TX0006934126	TX6934126
T.F.H.	Animal Planet Pet Care Library Shih Tzu.	2006	3/6/2009	TX	TX0006934156	TX6934156
T.F.H.	Aquarium Care of Bettas.	2006	2/9/2009	TX	TX0006939360	TX6939360
T.F.H.	Bearded Dragons.	2006	2/16/2009	TX	TX0006947464	TX6947464
T.F.H.	Beginner's Guide to Dog Agility.	2006	2/27/2009	TX	TX0006943536	TX6943536
T.F.H.	Brackish-Water Fishes.	2006	2/13/2009	TX	TX0006947766	TX6947766
T.F.H.	Chihuahuas.	2006	2/17/2009	TX	TX0006939432	TX6939432
T.F.H.	Choosing and Keeping Chickens.	2006	3/12/2009	TX	TX0006951844	TX6951844
T.F.H.	Cockatiels.	2006	2/17/2009	TX	TX0006940808	TX6940808
T.F.H.	Cocker Spaniel.	2006	2/10/2009	TX	TX0006928106	TX6928106
T.F.H.	Complete Herp Care Aquatic Turtles.	2006	3/13/2009	TX	TX0006939786	TX6939786
T.F.H.	Complete Herp Care Green Iguanas.	2006	2/9/2009	TX	TX0006935005	TX6935005
T.F.H.	Complete Herp Care Leopard Geckos.	2006	2/9/2009	TX	TX0006934998	TX6934998
T.F.H.	Complete Herp Care Red-Tailed Boas.	2006	3/6/2009	TX	TX0006936123	TX6936123
T.F.H.	Corn & Rat Snakes.	2006	2/16/2009	TX	TX0006947447	TX6947447
T.F.H.	Crested Geckos.	2006	2/16/2009	TX	TX0006947473	TX6947473
T.F.H.	Doggy Knits.	2006	3/12/2009	TX	TX0006951187	TX6951187
T.F.H.	El Acuario Su Instalacion Y Mantenimiento (Facil & Rapido)	2006	3/13/2009	TX	TX0006946550	TX6946550
T.F.H.	El Cuidado De Los Gatos (Facil & Rapido)	2006	3/13/2009	TX	TX0006946555	TX6946555
T.F.H.	El Cuidado de los Pajaros (Facil & Rapido)	2006	3/13/2009	TX	TX0006946496	TX6946496
T.F.H.	El Cuidado Del Hamster (Facil & Rapido)	2006	3/13/2009	TX	TX0006946544	TX6946544
T.F.H.	Entrenamiento para Perros (Facil & Rapido)	2006	3/13/2009	TX	TX0006946558	TX6946558
T.F.H.	Freshwater Aquariums.	2006	2/10/2009	TX	TX0006927896	TX6927896
T.F.H.	German Shepherd Dogs.	2006	3/6/2009	TX	TX0006943335	TX6943335
T.F.H.	Good Dogkeeping.	2006	2/10/2009	TX	TX0006915750	TX6915750
T.F.H.	Good Dogkeeping.	2006	2/10/2009	TX	TX0006921058	TX6921058
T.F.H.	Labrador Retrievers.	2006	2/18/2009	TX	TX0006939467	TX6939467
T.F.H.	Little Dogs' Beauty Book.	2006	3/13/2009	TX	TX0006941825	TX6941825
T.F.H.	Maltese.	2006	2/13/2009	TX	TX0006945389	TX6945389
T.F.H.	Miniature Pinscher.	2006	2/18/2009	TX	TX0006939510	TX6939510
T.F.H.	Miniature Schnauzer.	2006	3/6/2009	TX	TX0006943545	TX6943545
T.F.H.	Nano-Reef Handbook.	2006	2/10/2009	TX	TX0006915763	TX6915763
T.F.H.	Parakeets.	2006	2/11/2009	TX	TX0006944372	TX6944372
T.F.H.	Parson & Jack Russell Terriers.	2006	3/6/2009	TX	TX0006943337	TX6943337
T.F.H.	Pocket Professional Guide to Cichlids.	2006	2/13/2009	TX	TX0006948142	TX6948142
T.F.H.	Pocketexpert Guide Reef Aquarium Fishes.	2006	3/12/2009	TX	TX0006951651	TX6951651
T.F.H.	Pomeranian.	2006	3/6/2009	TX	TX0006943336	TX6943336
T.F.H.	Pugs.	2006	2/17/2009	TX	TX0006939493	TX6939493
T.F.H.	Quick & Easy Attracting & Feeding Wild Birds.	2006	1/23/2009	TX	TX0006934884	TX6934884
T.F.H.	Quick & Easy Bird Care.	2006	3/6/2009	TX	TX0006934877	TX6934877
T.F.H.	Quick & Easy Cat & Kitten Care.	2006	3/6/2009	TX	TX0006934887	TX6934887
T.F.H.	Quick & Easy Tadpole Care.	2006	3/6/2009	TX	TX0006936182	TX6936182
T.F.H.	Quick & Easy Tokay Gecko Care.	2006	3/6/2009	TX	TX0006934870	TX6934870
T.F.H.	Rabbits.	2006	2/9/2009	TX	TX0006939321	TX6939321
T.F.H.	Russian Tortoises.	2006	12/16/2009	TX	TX0006947437	TX6947437
T.F.H.	Savannah Monitors.	2006	2/16/2009	TX	TX0006947458	TX6947458
T.F.H.	Shih Tzu.	2006	2/19/2009	TX	TX0006945374	TX6945374
T.F.H.	Terra-Nova The Basset Hound.	2006	2/9/2009	TX	TX0006934893	TX6934893
T.F.H.	Terra-Nova The Bichon Frise.	2006	3/6/2009	TX	TX0006977578	TX6977578
T.F.H.	Terra-Nova The Border Collie.	2006	3/6/2009	TX	TX0006934869	TX6934869
T.F.H.	Terra-Nova The Rottweiller.	2006	2/10/2009	TX	TX0006936339	TX6936339
T.F.H.	Terra-Nova The Toy & Miniature Poodle.	2006	3/6/2009	TX	TX0006937275	TX6937275
T.F.H.	Terra-Nova The Yorkshire Terrier.	2006	3/6/2009	TX	TX0006937599	TX6937599
T.F.H.	Water Dragons.	2006	1/30/1990	TX	TX0006947468	TX6947468
T.F.H.	Yorkshire Terriers.	2006	2/17/2009	TX	TX0006944366	TX6944366
T.F.H.	101 Best Saltwater Fishes.	2007	1/29/2009	TX	TX0006941050	TX6941050
T.F.H.	101 Best Tropical Fishes.	2007	1/29/2009	TX	TX0006941057	TX6941057
T.F.H.	50 Games To Play With Your Cat.	2007	3/13/2009	TX	TX0006939807	TX6939807
T.F.H.	50 Games to Play With Your Dog.	2007	3/13/2009	TX	TX0006939805	TX6939805
T.F.H.	And Baby Makes Four: A Trimester-by-Trimester Guide to a Baby-Friendly Dog.	2007	3/12/2009	TX	TX0006951837	TX6951837
T.F.H.	Animal Pet Care Library Beagles.	2007	2/10/2009	TX	TX0006921088	TX6921088
T.F.H.	Animal Pet Care Library Bulldogs.	2007	2/10/2009	TX	TX0006921057	TX6921057
T.F.H.	Animal Planet Pet Care Library Attracting and Feeding Backyard Birds.	2007	3/6/2009	TX	TX0006936870	TX6936870
T.F.H.	Animal Planet Pet Care Library Cats.	2007	2/13/2009	TX	TX0006936315	TX6936315
T.F.H.	Animal Planet Pet Care Library Cavalier King Charles Spaniels.	2007	3/3/2009	TX	TX0006936874	TX6936874
T.F.H.	Animal Planet Pet Care Library Cichlids.	2007	3/6/2009	TX	TX0006937242	TX6937242
T.F.H.	Animal Planet Pet Care Library Conures.	2007	2/4/2009	TX	TX0006936846	TX6936846
T.F.H.	Animal Planet Pet Care Library Dachshunds.	2007	3/6/2009	TX	TX0006937069	TX6937069
T.F.H.	Animal Planet Pet Care Library Ferrets.	2007	2/10/2009	TX	TX0006921083	TX6921083
T.F.H.	Animal Planet Pet Care Library Gerbils.	2007	3/6/2009	TX	TX0006937195	TX6937195
T.F.H.	Animal Planet Pet Care Library Lovebirds.	2007	2/10/2009	TX	TX0006915755	TX6915755
T.F.H.	Animal Planet Pet Care Library Parson & Jack Russell Terriers.	2007	3/6/2009	TX	TX0006937240	TX6937240
T.F.H.	Animal Planet Pet Care Library Rottweilers.	2007	3/6/2009	TX	TX0006934090	TX6934090
T.F.H.	Animal Planet Pet Care Library Senior Cats.	2007	3/6/2009	TX	TX0006937239	TX6937239
T.F.H.	Animal Planet Pet Care Library Set Up and Care of Saltwater Aquariums.	2007	3/6/2009	TX	TX0006937101	TX6937101
T.F.H.	Animal Planet Pet Care Library Setup and Care of Garden Ponds.	2007	3/6/2009	TX	TX0006937241	TX6937241
T.F.H.	Australian Shepherd.	2007	3/6/2009	TX	TX0006943338	TX6943338
T.F.H.	Chinchillas.	2007	2/9/2009	TX	TX0006939348	TX6939348
T.F.H.	Complete Herp Care King & Milk Snakes.	2007	2/18/2009	TX	TX0006947453	TX6947453
T.F.H.	Complete Herp Care Natural Terrariums.	2007	3/6/2009	TX	TX0006936154	TX6936154
T.F.H.	Complete Herp Care Poison Dart Frogs.	2007	3/6/2009	TX	TX0006936163	TX6936163
T.F.H.	Complete Herp Care Tree Frogs.	2007	3/6/2009	TX	TX0006936142	TX6936142
T.F.H.	Complete Illustrated Breeder's Guide to Marine Aquarium Fishes.	2007	3/12/2009	TX	TX0006953497	TX6953497
T.F.H.	Dr. Axelrod's Atlas of Freshwater Aquarium Fishes, Eleventh Edition.	2007	2/6/2009	TX	TX0006962574	TX6962574
T.F.H.	Essential Book of Koi.	2007	3/12/2009	TX	TX0006946590	TX6946590
T.F.H.	Getting to Yes: Clicker Training for Improved Horsemanship.	2007	2/19/2009	TX	TX0006943534	TX6943534
T.F.H.	Good Catkeeping.	2007	9/4/2009	TX	TX0006939524	TX6939524
T.F.H.	Little Dog's Activity Book.	2007	3/13/2009	TX	TX0006940941	TX6940941
T.F.H.	Living Well Guide for Senior Dogs.	2007	2/13/2009	TX	TX0006944632	TX6944632
T.F.H.	Loaches: Natural History and Aquarium Care.	2007	3/12/2009	TX	TX0006939531	TX6939531
T.F.H.	Maltese.	2007	2/17/2009	TX	TX0006944370	TX6944370
T.F.H.	Marine Chemistry.	2007	3/12/2009	TX	TX0006939544	TX6939544
T.F.H.	Parrot for Life.	2007	2/17/2009	TX	TX0006946613	TX6946613
T.F.H.	Practical Pet Care Parakeets.	2007	3/13/2009	TX	TX0006946485	TX6946485
T.F.H.	Puppy Care & Training.	2007	2/19/2009	TX	TX0006945383	TX6945383
T.F.H.	PupSnacks.	2007	3/12/2009	TX	TX0006951841	TX6951841
T.F.H.	Quick & Easy The Well-Behaved Family Dog.	2007	3/6/2009	TX	TX0006934940	TX6934940
T.F.H.	Quick & Easy The Well-Behaved Puppy.	2007	3/6/2009	TX	TX0006934952	TX6934952
T.F.H.	Seasons of the Horse: A Practical Guide to Year-Round Equine Care.	2007	3/12/1990	TX	TX0006954497	TX6954497
T.F.H.	Siberian Husky.	2007	3/6/2009	TX	TX0006943551	TX6943551
T.F.H.	Sneeze-Free Cat Owner.	2007	2/16/2009	TX	TX0006939515	TX6939515
T.F.H.	Staffordshire Bull Terriers.	2007	2/17/2009	TX	TX0006939459	TX6939459
T.F.H.	Terra-Nova The Mixed-Breed Dog.	2007	2/6/2009	TX	TX0006943993	TX6943993
T.F.H.	Terra-Nova The Weimaraner.	2007	3/6/2009	TX	TX0006977583	TX6977583
T.F.H.	Training Your Dog.	2007	2/11/2009	TX	TX0006939385	TX6939385
T.F.H.	Adventurous Aquarist Guide The 101 Best Aquarium Plants.	2008	3/13/2009	TX	TX0006947774	TX6947774
T.F.H.	Adventurous Aquarist Guide The 101 Best Marine Invertebrates.	2008	3/13/2009	TX	TX0006947769	TX6947769
T.F.H.	Animal Planet Pet Care Library Aquarium Care of Goldfish.	2008	2/4/2009	TX	TX0006948145	TX6948145
T.F.H.	Animal Planet Pet Care Library Aquarium Care of Livebearers.	2008	2/6/2009	TX	TX0006948154	TX6948154
T.F.H.	Animal Planet Pet Care Library Bugs as Pets.	2008	3/6/2009	TX	TX0006937141	TX6937141
T.F.H.	Animal Planet Pet Care Library Canaries.	2008	3/6/2009	TX	TX0006937088	TX6937088
T.F.H.	Animal Planet Pet Care Library Finches.	2008	2/2/2009	TX	TX0006948158	TX6948158
T.F.H.	Animal Planet Pet Care Library Miniature Schnauzers.	2008	2/2/2009	TX	TX0006948143	TX6948143
T.F.H.	Animal Planet Pet Care Library Puppy Training and Care.	2008	3/6/2009	TX	TX0006937193	TX6937193
T.F.H.	Animal Planet Pet Care Library The Multiple-Cat Family.	2008	2/10/2009	TX	TX0006948150	TX6948150
T.F.H.	Better Riding.	2008	2/10/2009	TX	TX0006921061	TX6921061
T.F.H.	Bichons Frises.	2008	2/11/2009	TX	TX0006941201	TX6941201
T.F.H.	Cat Owner's Problem Solver: How to Manage Common Behavior Problems by Thinking Like Your Cat.	2008	2/25/2009	TX	TX0006946376	TX6946376
T.F.H.	Cephalopods: Octopuses and Cuttlefishes for the Home Aquarium.	2008	2/13/2009	TX	TX0006946647	TX6946647
T.F.H.	City Dog: The Essential Guide for City Dwellers and Their Dogs.	2008	3/12/2009	TX	TX0006951162	TX6951162
T.F.H.	Complete Guide to Rat Training.	2008	1/29/2009	TX	TX0006939522	TX6939522
T.F.H.	Complete Herp Care Box Turtles.	2008	1/26/2009	TX	TX0006935001	TX6935001
T.F.H.	Complete Herp Care Insect-Eating Lizards.	2008	2/10/2009	TX	TX0006921076	TX6921076
T.F.H.	Complete Herp Care Sulcata and Leopard Tortoises.	2008	2/9/2009	TX	TX0006935006	TX6935006
T.F.H.	Conscientious Marine Aquarist, Revised and Updated Second Edition.	2008	2/10/2009	TX	TX0006915757	TX6915757
T.F.H.	Culturing Live Foods: A Step-By-Step Guide to Producing Food for Your Home Aquarium.	2008	3/12/2009	TX	TX0006953035	TX6953035
T.F.H.	Damselfishes & Anemonefishes.	2008	2/10/2009	TX	TX0006915759	TX6915759
T.F.H.	Designer Dogs.	2008	3/6/2009	TX	TX0006943334	TX6943334
T.F.H.	Fabulous Felines: Health and Beauty Secrets for the Pampered Cat.	2008	3/12/2009	TX	TX0006947331	TX6947331
T.F.H.	Good Rabbitkeeping.	2008	3/13/2009	TX	TX0006940938	TX6940938
T.F.H.	Holistic Health Guide: Natural Care For The Whole Dog.	2008	1/28/2009	TX	TX0006944364	TX6944364
T.F.H.	Marine Fish Health & Feeding Handbook.	2008	1/22/2009	TX	TX0006947732	TX6947732
T.F.H.	Mini Aquariums: A Guide to Successful Nano Aquariums.	2008	3/12/2009	TX	TX0006939533	TX6939533
T.F.H.	Poodles.	2008	2/11/2009	TX	TX0006944371	TX6944371
T.F.H.	Saltwater Aquarium Problem Solver.	2008	2/11/2009	TX	TX0006939440	TX6939440
T.F.H.	Terra-Nova The English Cocker Spaniel.	2008	2/6/2009	TX	TX0006944061	TX6944061
T.F.H.	Terra-Nova The Staffordshire Bull Terrier.	2008	1/26/2009	TX	TX0006936821	TX6936821
T.F.H.	Terra-Nova Training Your Dog For Life.	2008	1/23/2009	TX	TX0006944052	TX6944052
T.F.H.	Training the Hard to Train Dog.	2008	2/17/2009	TX	TX0006946627	TX6946627
T.F.H.	Uromastyx.	2008	1/28/2009	TX	TX0006947443	TX6947443
T.F.H.	We Can't Stay Together for the Dogs.	2008	3/13/2009	TX	TX0006938152	TX6938152
T.F.H.	Whole Horse Wellness Guide.	2008	3/12/2009	TX	TX0006946679	TX6946679
T.F.H.	Wrasses & Parrotfishes: The Complete Illustrated Guide to Their Identification, Behaviors, and Captive Care.	2008	3/12/2009	TX	TX0006946591	TX6946591
T.F.H.	Your Inner Dog.	2008	3/13/2009	TX	TX0006939779	TX6939779
T.F.H.	Animal Planet Pet Care Library Mixed-Breed Dogs.	2009	10/8/2010	TX	TX0007616285	TX7616285
T.F.H.	Aquarium Success: Catfishes.	2009	10/23/2009	TX	TX0007078639	TX7078639
T.F.H.	Birdkeepers' Guides: Senegal Parrots.	2009	10/23/2009	TX	TX0007078653	TX7078653
T.F.H.	Complete Herp Care: Ball Pythons.	2009	6/29/2009	TX	TX0006984666	TX6984666
T.F.H.	Complete Herp Care: Newts and Salamanders.	2009	3/24/2009	TX	TX0006949380	TX6949380
T.F.H.	Dog Owner's Problem Solver.	2009	11/20/2009	TX	TX0007096175	TX7096175
T.F.H.	Doggy Business 101: A Practical Guide to Starting and Running Your Own Business.	2009	7/21/2009	TX	TX0006997523	TX6997523
T.F.H.	Good Parrotkeeping.	2009	7/13/2009	TX	TX0006987019	TX6987019
T.F.H.	Groom Your Dog Like a Professional: Step-by-Step Techniques for a Great-Looking Dog.	2009	10/5/2009	TX	TX0007068997	TX7068997
T.F.H.	High-Energy Dogs.	2009	6/16/2009	TX	TX0006979058	TX6979058
T.F.H.	Intermediate's Guide to Dog Agility: Take Your Game to the Next Level!	2009	12/7/2009	TX	TX0007117182	TX7117182
T.F.H.	Multiple-Dog Family.	2009	3/25/2009	TX	TX0006946594	TX6946594
T.F.H.	Pocket Professional Guide The Encyclopedia of Dog Sports and Activities.	2009	7/22/2009	TX	TX0006991861	TX6991861
T.F.H.	Rats.	2009	3/24/2009	TX	TX0006946596	TX6946596
T.F.H.	Super Simple Guide to Housetraining.	2009	2/19/2009	TX	TX0006944378	TX6944378
T.F.H.	Terra Nova The Doberman Pinscher.	2009	7/21/2009	TX	TX0006995076	TX6995076
T.F.H.	Terra Nova: The Happy Adopted Dog.	2009	6/30/2009	TX	TX0006986925	TX6986925
T.F.H.	The Cavalier King Charles Spaniel.	2009	3/10/2009	TX	TX0006939506	TX6939506
T.F.H.	The English Springer Spaniel.	2009	3/10/2009	TX	TX0006939500	TX6939500
T.F.H.	Tortoises: A Beginner's Guide to Tortoise Care.	2009	3/10/2009	TX	TX0006945982	TX6945982
T.F.H.	Tropical Fish Hobbyist Magazine.	2009	1/24/2012	CS	CSN0153530	CSN0153530
T.F.H.	West Highland White Terriers.	2009	3/24/2009	TX	TX0006946595	TX6946595
T.F.H.	World Atlas of Dog Breeds, 6th Edition.	2009	6/4/2009	TX	TX0006986573	TX6986573
T.F.H.	Aquarium Success Lionfishes and Other Scorpionfishes.	2010	6/10/2010	TX	TX0007211121	TX7211121
T.F.H.	Aquarium Success: Clownfishes and Other Damselfishes.	2010	6/10/2010	TX	TX0007211235	TX7211235
T.F.H.	Aquarium Success: Tetras and Barbs.	2010	3/8/2010	TX	TX0007154752	TX7154752
T.F.H.	Breed Lover's French Bulldog.	2010	12/17/2012	TX	TX0007621958	TX7621958
T.F.H.	Breed Lover's Greyhound.	2010	8/14/2010	TX	TX0007215799	TX7215799
T.F.H.	Breed Lover's Rat Terrier.	2010	9/7/2010	TX	TX0007253163	TX7253163
T.F.H.	Complete Herp Care: Raising Live Foods.	2010	3/8/2010	TX	TX0007154746	TX7154746
T.F.H.	DogLife American Pit Bull Terrier.	2010	9/28/2010	TX	TX0007267033	TX7267033
T.F.H.	DogLife Boston Terrier.	2010	9/28/2010	TX	TX0007267031	TX7267031
T.F.H.	DogLife Boxer.	2010	9/28/2010	TX	TX0007267034	TX7267034
T.F.H.	DogLife Bulldog.	2010	9/28/2010	TX	TX0007267022	TX7267022
T.F.H.	DogLife Chihuahua.	2010	9/28/2010	TX	TX0007267021	TX7267021
T.F.H.	DogLife German Shepherd Dog.	2010	9/30/2010	TX	TX0007264758	TX7264758
T.F.H.	DogLife Golden Retriever.	2010	9/28/2010	TX	TX0007267028	TX7267028
T.F.H.	DogLife Labrador Retriever.	2010	9/28/2010	TX	TX0007267025	TX7267025
T.F.H.	Good Snakekeeping.	2010	4/12/2010	TX	TX0007173251	TX7173251
T.F.H.	Nature Aquarium Complete Works 1985-2009.	2010	11/22/2010	TX	TX0007289410	TX7289410
T.F.H.	Papillon.	2010	2/16/2010	TX	TX0007142174	TX7142174
T.F.H.	Parenting Your Dog: Develop Dog-Rearing Skills for a Well-Trained Companion.	2010	4/12/2010	TX	TX0007172522	TX7172522
T.F.H.	Pocket Professional Guide: Guide to Lizards.	2010	6/10/2010	TX	TX0007211607	TX7211607
T.F.H.	Terra Nova The Shetland Sheepdog.	2010	9/28/2010	TX	TX0007267030	TX7267030
T.F.H.	Top Tips from Top Trainers.	2010	4/17/2010	TX	TX0007169349	TX7169349
T.F.H.	All-Breed Dog Grooming, Revised Edition.	2011	2/16/2011	TX	TX0007335233	TX7335233
T.F.H.	Animal Planet Dogs 101 Boxer.	2011	12/15/2011	TX	TX0007466398	TX7466398
T.F.H.	Animal Planet Dogs 101 Rottweiler.	2011	12/19/2011	TX	TX0007466537	TX7466537
T.F.H.	Animal Planet Dogs 101 West Highland White Terrier.	2011	12/15/2011	TX	TX0007466377	TX7466377
T.F.H.	Animal Planet Pet Care Library Bearded Dragons.	2011	10/11/2011	TX	TX0007433849	TX7433849
T.F.H.	Animal Planet Pet Care Library Hermit Crabs.	2011	10/11/2011	TX	TX0007433854	TX7433854
T.F.H.	Animal Planet Pet Care Library Tarantulas.	2011	10/11/2011	TX	TX0007433851	TX7433851
T.F.H.	Birdkeepers' Guides Macaws.	2011	10/11/2011	TX	TX0007433845	TX7433845
T.F.H.	Birdkeepers' Guides: Lories and Lorikeets.	2011	2/16/2011	TX	TX0007326023	TX7326023
T.F.H.	Breed Lover's Guide Border Terrier.	2011	7/13/2011	TX	TX0007395737	TX7395737
T.F.H.	Breed Lover's Guide Brittany.	2011	7/13/2011	TX	TX0007395734	TX7395734
T.F.H.	Breed Lover's Guide German Shorthaired Pointer.	2011	2/16/2011	TX	TX0007324673	TX7324673
T.F.H.	Breed Lover's Guide Great Dane.	2011	1/21/2011	TX	TX0007309989	TX7309989
T.F.H.	Breed Lover's Guide Pembroke Welsh Corgi.	2011	1/21/2011	TX	TX0007324446	TX7324446
T.F.H.	Complete Herp Care: Frogs and Toads.	2011	2/16/2011	TX	TX0007325995	TX7325995
T.F.H.	DogLife Dachshund.	2011	7/1/2011	TX	TX0007393031	TX7393031
T.F.H.	DogLife Lifelong Care for Your Dog Cavalier King Charles Spaniel.	2011	1/31/2011	TX	TX0007324381	TX7324381
T.F.H.	DogLife Lifelong care for Your Dog Yorkshire Terrier.	2011	1/25/2011	TX	TX0007324413	TX7324413
T.F.H.	DogLife Shih Tzu.	2011	7/1/2011	TX	TX0007392995	TX7392995
T.F.H.	DogLife Siberian Husky.	2011	7/1/2011	TX	TX0007410982	TX7410982
T.F.H.	Dogs 101 Cavalier King Charles Spaniel.	2011	6/14/2011	TX	TX0007397470	TX7397470
T.F.H.	Dogs 101 Golden Retriever.	2011	7/13/2011	TX	TX0007395732	TX7395732
T.F.H.	Dogs 101 Labrador Retriever.	2011	6/14/2011	TX	TX0007385821	TX7385821
T.F.H.	Dogs 101 Yorkshire Terrier.	2011	7/1/2011	TX	TX0007395204	TX7395204
T.F.H.	Ultimate Guide to Rally-O: Rules, Strategies, and Skills for Successful Rally Obedience Competition.	2011	4/12/2011	TX	TX0007374799	TX7374799
T.F.H.	Breed Lover's Guide Bernese Mountain Dog.	2012	1/19/2012	TX	TX0007476541	TX7476541
T.F.H.	Breed Lover's Guide Havanese.	2012	1/19/2012	TX	TX0007476611	TX7476611
T.F.H.	DogLife Australian Shepherd.	2012	1/19/2012	TX	TX0007476620	TX7476620
T.F.H.	DogLife Doberman Pinscher.	2012	1/19/2012	TX	TX0007476616	TX7476616
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-01-01. Issue: vol. LIX, no. 5, January 2012]	2012	1/24/2012	TX	TX0007530521	TX7530521
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-01-17. Issue: vol. LIX, no. 7, March 2012]	2012	2/11/2013	TX	TX0007642349	TX7642349
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-01-18. Issue: vol. LIX, no. 6, February 2012]	2012	1/24/2012	TX	TX0007528812	TX7528812
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-02-23. Issue: vol. LIX, no. 8, April 2012]	2012	4/12/2012	TX	TX0007526319	TX7526319
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-03-22. Issue: vol. LIX, no. 9, May 2012]	2012	4/12/2012	TX	TX0007539364	TX7539364
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-03-22. Issue: vol. lxii, no. 5, January 2014]	2012	1/15/2014	TX	TX0007800378	TX7800378
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-03-22. Issue: vol. LXII, no. 6, February 2014]	2012	1/16/2014	TX	TX0007800324	TX7800324
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-04-19. Issue: vol. LX, no. 10, June 2012]	2012	6/8/2012	TX	TX0007535173	TX7535173
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-05-23. Issue: vol. LX, no. 11, July 2012]	2012	6/12/2012	TX	TX0007542507	TX7542507
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-06-18. Issue: vol. LX, no. 12, August 2012]	2012	7/27/2012	TX	TX0007562165	TX7562165
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-07-19. Issue: vol. LXI, no. 1, Sept 2012]	2012	7/27/2012	TX	TX0007562166	TX7562166
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-08-15. Issue: vol. LXI, no. 2, October 2012]	2012	12/6/2012	TX	TX0007629609	TX7629609
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-09-17. Issue: vol. LXI, no. 3, November 2012]	2012	10/11/2012	TX	TX0007607936	TX7607936
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-10-15. Issue: vol. LXI, no. 4, December 2012]	2012	1/30/2013	TX	TX0007643513	TX7643513
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2012-11-21. Issue: vol. LXI, no. 5, January 2013]	2012	1/30/2013	TX	TX0007643511	TX7643511
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2013-01-04. Issue: vol. LXI, no. 6, February 2013]	2013	1/30/2013	TX	TX0007643515	TX7643515
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2013-01-30. Issue: vol. LXI, no. 7, March 2013]	2013	4/18/2013	TX	TX0007678985	TX7678985
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2013-02-22. Issue: vol. LXI, no. 8, April 2013]	2013	4/19/2013	TX	TX0007678984	TX7678984
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2013-03-22. Issue: vol. LXI, no. 9, May 2013]	2013	4/19/2013	TX	TX0007678991	TX7678991
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2013-04-19. Issue: vol. LXI, no. 10, June 2013]	2013	5/29/2013	TX	TX0007697295	TX7697295
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2013-06-05. Issue: vol. LXII, no. 12, August 2013]	2013	9/18/2013	TX	TX0007756549	TX7756549
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2013-07-15. Issue: vol. LXII, no. 1, September 2013]	2013	7/31/2013	TX	TX0007731755	TX7731755
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2013-08-07. Issue: vol. LXII, no. 2, OCTOBER 2013]	2013	8/22/2013	TX	TX0007740649	TX7740649
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2013-09-30. Issue: vol. LXII, no. 3, November 2013]	2013	10/8/2013	TX	TX0007749731	TX7749731
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2013-10-04. Issue: vol. LXII, no. 4, December 2013]	2013	11/1/2013	TX	TX0007775548	TX7775548
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2014-01-16. Issue: vol. LXIII, no. 6, February 2015]	2014	1/28/2015	TX	TX0007984080	TX7984080
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2014-02-07. Issue: vol. LXII, no. 7, MARCH 2014]	2014	2/18/2014	TX	TX0007814299	TX7814299
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2014-09-01. Issue: vol. lxiii, no. 1, sep 2014]	2014	8/25/2014	TX	TX0007911297	TX7911297
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2014-12-09. Issue: vol. lxiii, no. 5, JAN 2015]	2014	12/15/2014	TX	TX0007951124	TX7951124
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2015-02-06. Issue: vol. LXIII, no. 7, MARCH 2015]	2015	2/27/2015	TX	TX0008004276	TX8004276
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2015-03-22. Issue: vol. lxiii, no. 8, April 2015]	2015	3/25/2015	TX	TX0008016276	TX8016276
T.F.H.	Adventurous Aquarist Guide: The 101 Best Freshwater Nano Species.	2014	10/9/2014	TX	TX0007966616	TX7966616
T.F.H.	Adventurous Aquarist Guide: The 101 Best Nano-Reef Species.	2014	10/9/2014	TX	TX0007966594	TX7966594
T.F.H.	Animal Planet Pet Care Library Cockatoos.	2014	10/9/2014	TX	TX0007966605	TX7966605
T.F.H.	Animal Planet Pet Care Library Your First Aquarium.	2014	3/4/2014	TX	TX0007850169	TX7850169
T.F.H.	Animal Planet: DOGS 101 Boston Terrier.	2014	3/4/2014	TX	TX0007850175	TX7850175
T.F.H.	Animal Planet: Dogs 101 Bulldog.	2014	10/9/2014	TX	TX0007966610	TX7966610
T.F.H.	Animal Planet: Dogs 101 Dog Training.	2014	10/9/2014	TX	TX0008070694	TX8070694
T.F.H.	Animal Planet: Dogs 101 Pomeranian.	2014	10/9/2014	TX	TX0008070698	TX8070698
T.F.H.	Animal Planet: DOGS 101 Puppy Care.	2014	3/4/2014	TX	TX0007850158	TX7850158
T.F.H.	Breed Lover's Guide Pekingese.	2014	3/4/2014	TX	TX0007854273	TX7854273
T.F.H.	Breed Lover's Guide: Mastiff.	2014	3/4/2014	TX	TX0007966601	TX7966601
T.F.H.	My Dog Is Driving Me Crazy!	2014	3/4/2014	TX	TX0007850163	TX7850163
T.F.H.	Perfectly Trained Parrot.	2014	3/4/2014	TX	TX0007850173	TX7850173
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2014-12-09. Issue: vol. lxiii, no. 5, JAN 2015]	2014	12/15/2014	TX	TX0007951124	TX7951124
T.F.H.	Animal Planet Complete Guide to a Healthy Dog: Everything You Need to Know to Raise a Healthy Dog.	2015	10/7/2015	TX	TX0008139368	TX8139368
T.F.H.	Animal Planet: Dogs 101 Dachshund.	2015	10/7/2015	TX	TX0008139281	TX8139281
T.F.H.	Animal Planet: Dogs 101 Maltese.	2015	10/7/2015	TX	TX0008139362	TX8139362
T.F.H.	Animal Planet: Dogs 101 Miniature Schnauzer.	2015	10/7/2015	TX	TX0008139365	TX8139365
T.F.H.	Gifted Puppy Program: 40 Games, Activities, and Exercises to Raise a Brilliant, Happy Dog.	2015	10/7/2015	TX	TX0008139369	TX8139369
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2015-03-22. Issue: vol. lxiii, no. 8, April 2015]	2015	3/25/2015	TX	TX0008016276	TX8016276
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2015-04-15. Issue: vol. LXIII, no. 9, MAY 2015]	2015	5/5/2015	TX	TX0008071928	TX8071928
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2015-05-29. Issue: vol. LXIII, no. 10, June 2015]	2015	6/9/2015	TX	TX0008059888	TX8059888
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2015-06-26. Issue: vol. LXIII, no. 11, JULY 2015]	2015	7/15/2015	TX	TX0008082990	TX8082990
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2015-07-09. Issue: vol. lxiii, no. 12, August 2015]	2015	7/30/2015	TX	TX0008091598	TX8091598
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2015-08-15. Issue: vol. LXIV, no. 1, Sep/Oct 2015]	2015	10/9/2015	TX	TX0008132999	TX8132999
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2015-10-15. Issue: vol. LXIV, no. 2, Nov/Dec 2015]	2015	12/8/2015	TX	TX0008142667	TX8142667
T.F.H.	Tropical Fish Hobbyist Magazine. [Published: 2015-12-04. Issue: vol. LXIV, no. 3, JAN FEB 2016]	2015	1/22/2016	TX	TX0008158674	TX8158674
Farnam Companies, Inc. (“Farnam”)	FARNAM: WORLD’S LARGEST AND MOST COMPLETE LINE OF FARM AND LIVESTOCK HANDLING EQUIPMENT & SUPPLIES	1978	2/1/1978	TX	TX0000076829	TX76829
Farnam	FARNAM FARM EQUIPMENT APPLICATION TITLE: FARM AND LIVESTOCK HANDLING EQUIPMENT & SUPPLIES	1982	2/4/1982	TX	VA00001229188	TX846000
Farnam	Binkyball	2003	7/18/2003	VA	TX0000076829	VA1229189
Farnam	Coneball	2003	7/18/2003	VA	VA00001229189	VA1229188
Farnam	Tennis Buddy - Monkey	2003	6/24/2003	VA	TX0000846000	VA1218731
Four Paws Products, Ltd. (“Four Paws”)	Beware of dog : no. 2100.	1981	7/24/1984	VA	VA0000179618	VA179618
Four Paws	Harvey the Hamster : [no.] 2800.	1981	7/4/1984	VA	VA0000192072	VA192072
Four Paws	Stop! Beware of guard dog : no. 2600.	1981	7/24/1984	VA	VA0000179620	VA179620
Four Paws	Warning! Private property--do not enter : no. 2300.	1981	7/24/1984	VA	VA0000179619	VA179619
Four Paws	Warning! Property protected by trained attack cat : no. 2700.	1981	7/24/1984	VA	VA0000179617	VA179617
Four Paws	Danger! Area protected by a crawling cobra : [no.] 3200.	1982	7/4/1984	VA	VA0000192070	VA192070
Four Paws	Tarantulas on patrol : [no.] 3100.	1982	7/4/1984	VA	VA0000192071	VA192071
Four Paws	Warning--no trespassing, violators will be eaten! : No. 3300.	1982	8/22/1984	VA	VA0000163417	VA163417
Four Paws	Warning! violators will be eaten. No. 3300. By Four Paws Products, Ltd.	1984	3/25/1985	VA	VA0000185797	VA185797
Gulfstream Home & Garden, Inc.	GARDENTECH NEW! READY-TO-USE FUNGICIDE DISEASE CONTROL APPLICATION TITLE: READY-TO-USE FUNGICIDE	1998	10/2/1998	VA	VA0000956358	VA956358
Kaytee Products Incorporated (“Kaytee”)	Fiesta fortified gourmet bird food for parrots and other large hookbills : net wt. 2 lbs. (1.31 kg)	1992	8/11/1993	VA	VA0000591987	VA591987
Kaytee	Fiesta fortified gourmet bird food, for cockatiels, lovebirds & small parrots.	1992	8/11/1993	VA	VA0000591988	VA591988
Kaytee	Kaytee specially mixed food to attract songbirds.	1992	8/11/1993	VA	VA0000591989	VA591989
Kaytee	Soaring with birds.	1992	8/11/1993	VA	VA0000591986	VA591986
New England Pottery, LLC (“New England Pottery”)	Blue bonnet.	2001	11/13/2001	VA	VAu000531932	VAu531932
New England Pottery	Hat on boot.	2001	11/14/2001	VA	VAu000531931	VAu531931
New England Pottery	Indian blanket/firewheel.	2001	11/15/2001	VA	VAu000531933	VAu531933
New England Pottery	Saddle and sheriff star.	2001	11/16/2001	VA	VAu000531929	VAu531929
New England Pottery	Texas paintbrush.	2001	11/17/2001	VA	VAu000531934	VAu531934
New England Pottery	Yellow rose of Texas.	2001	11/18/2001	VA	VAu000531930	VAu531930
Pennington Seed, Inc.	Buffalo Pals: No. 1	1997	6/4/1997	VA	VA0000856484	VA856484
Pets International, Ltd.	Zipper Nipper	1988	5/31/1988	VA	VAu000134041	VAu134041
IMS Trading, LLC (“IMS Trading”)	BONES	1999	6/25/1999	VA	VA0001002157	VA1002157
IMS Trading	MACKITTY	1998	11/20/1998	VA	VA0000917885	VA917885
IMS Trading	MOUSE MANOR	1998	11/19/1998	VA	VA0000917980	VA917980
IMS Trading	SACKS O' FUN	1997	5/6/1997	VA	VA0000864194	VA864194
Schedule 5.1(v)     -     Insurance

Program	Coverage	Policy Term	Insurance Carrier	Policy Number
Automobile Liability	Auto Liability	6/28/2015 – 6/28/2016	Zurich American Ins. Co.	BAP428135104
Crime	Fidelity Liability	7/14/2015 – 11/15/2017	Zurich American Ins. Co.	FID967757103
General Liability	General Liability	6/28/2015 – 6/28/2016	Zurich American Ins. Co.	GLO428135004
Property (Primary) - $25M	Property Liability	6/28/2015 – 6/28/2016	Lexington Ins. Co.	18194244
Property (Excess) – 80% of $100M	Property Liability	6/28/2015 – 6/28/2016	Swiss RE International SE	NAP200065500
Property (Excess) – 20% of $100M	Property Liability	6/28/2015 – 6/28/2016	Lloyds London	WB1500502
Property (Excess) - $25M Limit	Property Liability	6/28/2015 – 6/28/2016	Homeland Insurance Company of NY	795003391
Umbrella/Excess Liability (Primary) - $15M	Umbrella/Excess Liability	6/28/2015 – 6/28/2016	Swiss RE International SE	UMB000797203
Umbrella/Excess Liability - $35M	Umbrella/Excess Liability	6/28/2015 – 6/28/2016	Liberty Ins Underwriters	100005022413
Umbrella/Excess Liability – 50% of $50M	Umbrella/Excess Liability	6/28/2015 – 6/28/2016	Travelers Property Casualty Insurance	ZUP10T1929315NF
Umbrella/Excess Liability – 50% of above $50M	Umbrella/Excess Liability	6/28/2015 – 6/28/2016	Great American Ins. Co.	EXC3106703

Schedule 5.1(x)     -     Leased and Owned Real Property
See attached.

Schedule 5.1(aa)     -    Prior Names/Trade Names
The trade names listed on Schedule 5.1(c)-1 are hereby incorporated by reference.

Schedule 6.15        -     Bank and Investment Accounts
All listed accounts are held by Central Garden & Pet Company unless otherwise noted.

Deposit Accounts

Name and Address of Depository Institution	Account Number	Type of Account
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1472501069	CG&P MAIN DISBURSEMENT ACCOUNT (ZERO BALANCE ACCOUNT)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1472801072	CG&P MAIN DEPOSITORY ACCOUNT (MAIN DEPOSIT ACCOUNT)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905162	KAYTEE PRODUCTS (DEPOSIT SUB ACCOUNT –ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905582	BREEDER'S CHOICE (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905247	FOUR PAWS (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905280	TFH PUBLICATIONS (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905204	CENTRAL AQUATICS (ALL GLASS AQUARIUMS) (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905242	CLS (FARNAM COMPANIES) (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905445	CENTRAL PET SACRAMENTO (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905402	CENTRAL PET NORTH WEST (CPN) (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905266	CENTRAL PET TEXAS (CPH) (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905209	CENTRAL PET WEST (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905568	CENTRAL PET FLORIDA (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905563	CENTRAL PET EAST (CPM) (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905365	GARDEN DEPOSITORY ACCOUNT - EAST (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905228	GARDEN DEPOSITORY ACCOUNT - WEST (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233905549	CENTRAL AQUATICS (ENERGY SAVERS UNLIMITED) (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	1233397641	DMC DEPOSITORY ACCOUNT (DEPOSIT SUB ACCOUNT - ZBA)
Bank of America, N.A. 100 33RD STREET WEST, NY, NY	3815132607	IMS DEPOSITORY ACCOUNT (STAND ALONE ACCOUNT)
J.P.Morgan 270 PARK AVE. NY, NY 10017	640125324*	AQUATICS (DEPOSIT ACCOUNT - ZBA)
J.P.Morgan 270 PARK AVE. NY, NY 10017	771071057	MAIN CENTRAL ACCOUNT (DEPOSIT ACCOUNT - ZBA)
*Held by All-Glass Aquarium Company, Inc.

Securities Accounts

Name and Address of Securities Intermediary:	Account Number:
Bank of the West 300 South Grand Avenue, 13th Floor Los Angeles, CA 90071	012-793067 (Money Market)
Bank of the West 300 South Grand Avenue, 13th Floor Los Angeles, CA 90071	035-398958 (Money Market – Cash Collateral Account)
BBVA Compass Customer Service P.O. Box 10566 Birmingham, AL 35296	6725582003 (Corporate Money Market Account)
Sun Trust P.O. Box 305183 Nashville, TN 37230-5183	1000171719031 (Daily Liquidity Account)
KeyBank P.O. Box 93885 Cleveland, OH 44101-5885	479683034611 (Commercial Money Market Deposit)
KeyBank P.O. Box 93885 Cleveland, OH 44101-5885	479683034884 (Commercial Money Market Deposit – Restricted Account)
Institutional Cash Distributors, LLC (ICD) 580 California Street, Suite 1335, San Francisco, CA 94104	752-80779
Wells Fargo 150 E 42ND ST., 40TH FLOOR NEW YORK, NY 10017-5612	48624500 (Secured Institutional Money Markey Account)

Schedule 8.1(b)    -    Scheduled Permitted Indebtedness
None.

Schedule 8.6         -     Affiliate Transactions
None.

Schedule 8.13        -    Restrictive Agreements
None.

SCHEDULE 1 TO SECURITY AGREEMENT
Pledged Securities

Equity Issuer	Class of Equity	Equity Certificate Numbers	Amount of Equity Interests	Percentage of Outstanding Equity Pledged	Owner of Equity
All-Glass Aquarium Co., Inc.	Common Stock	3	500 shares	100%	Pennington Seed, Inc.
B2E Biotech, LLC	LLC Membership Interests	Uncertificated	N/A	100%	B2E Corporation
B2E Corporation	Common Stock	16	277,684 shares	100%	Wellmark International
B2E Microbials, LLC	LLC Membership Interests	Uncertificated	N/A	100%	B2E Corporation
Biowood, LLC	LLC Membership Interests	Uncertificated	N/A	50%	Pennington Seed, Inc.
Central Pet Group, LLC	LLC Membership Interests	Uncertificated	N/A	100%	CG&P (successor to CGP Acquisition I, LLC)
Ceragenin Animal Health, LLC	LLC Membership Interests	Uncertificated	N/A	50%	CG&P
CGP Acquisition V, LLC	LLC Membership Interests	Uncertificated	N/A	100%	CG&P
DFZ Tech, LLC	LLC Membership Interests	Uncertificated	N/A	49%	B2E Corporation
Farnam Companies, Inc.	Class A Voting Stock	32	1,923,077 shares	100%	CG&P
Farnam Companies, Inc.	Class B Non-Voting Stock	24	8,076,923 shares	100%	CG&P
Four Paws Products, Ltd.	Class A Voting Shares	A 4	140 shares	100%	CG&P
Four Paws Products, Ltd.	Class B Non-Voting Shares	B 7	40 shares	100%	CG&P
FourStar Microbial Products	LLC Membership Interests	Uncertificated	N/A	100%	B2E Corporation
Gro Tec, Inc.	Common Stock	2	1,000 shares	100%	Pennington Seed, Inc. (f/k/a Pennington Enterprises, Inc.)
Gulfstream Home & Garden, Inc.	Capital Stock (common shares)	3	200 shares	100%	CG&P
Howard Johnson’s Enterprises, Inc.	Common Stock	C-2	100 shares	100%	Pennington Seed, Inc.
Hydro-Organics Wholesale	Common Stock	7	100,000	100%	CG&P
IMS Comercializadora Y Fabricacion de Calidad, S.A. de C.V.	Fixed capital (common) shares	[Still to be determined]	Still to be determined. IMS Southern, LLC owns 1% of outstanding equity interests.	65% of equity held by IMS Southern, LLC	IMS Southern, LLC
IMS Southern, LLC	LLC Membership Interests	Uncertificated	N/A	100%	CG&P
IMS Trading, LLC	LLC Membership Interests	Uncertificated	N/A	100%	CG&P
IMS Trading Mexico S. De R.L. De C.V.	Partnership Interest	Uncertificated	N/A	65%	IMS Trading, LLC
Interpet Limited	Common Stock	1	66	65%*	CG&P
Kaytee Avian Foundation, Inc.	Non-Stock Corporation	N/A	N/A	100%	CG&P
Kaytee Products Incorporated	Class A Common Stock	A-2	2,000 shares	100%	CG&P
Kaytee Products Incorporated	Class B Common Stock	B-40	18,000 shares	100%	CG&P
Kelly Packaging, LLC	LLC Membership Interests	Uncertificated	N/A	49%	Pennington Seed, Inc.
Matson, LLC	LLC Membership Interests	Uncertificated	N/A	100%	CG&P
New England Pottery, LLC	LLC Membership Interests	Uncertificated	N/A	100%	CG&P
NEXGEN Turf Research, LLC	LLC Membership Interests	Uncertificated	N/A	100%	Pennington Seed, Inc.
Pennington Seed, Inc.	Common Stock	1	100	100%	CG&P
Pets International, Ltd.	Common Stock	8	1,000 shares	100%	CG&P
Phaeton Corporation	Common Stock	9	1,111 shares	100%	Pennington Seed, Inc.
Purishield Life Sciences, LLC	LLC Membership Interests	Uncertificated	N/A	50%	CG&P
T.F.H. Publications, Inc.	Common Stock	4	1,000 shares	100%	CG&P
Tech Pac, L.L.C.	LLC Membership Interests	Uncertificated	N/A	80%	Gulfstream Home & Garden, Inc.
Wellmark International	Common Stock	2	1,001,000 shares	100%	CG&P
Wellmark International (Australia) PTY LTD.	Ordinary Shares (Common Stock)	1	2,000 shares	65%	Wellmark International

*Certificate No. 1 evidences 66 shares. However, pursuant to the terms of the Security Agreement, the Pledged Certified Stock is limited to 65% (65 shares) of the 100 shares of Common Stock.

SCHEDULE 2 TO SECURITY AGREEMENT
Filings and Other Actions Required to Perfect Security Interests
Uniform Commercial Code Filings (UCC-1)

Grantor	Jurisdiction
All-Glass Aquarium Co., Inc.	Wisconsin
B2E Biotech, LLC	Delaware
B2E Corporation	New York
Central Garden & Pet Company	Arizona
Farnam Companies, Inc.	Arizona
Four Paws Products, Ltd.	New York
Gro Tec, Inc.	Georgia
Gulfstream Home & Garden, Inc.	Florida
Hydro-Organics Wholesale	California
IMS Southern, LLC	Utah
IMS Trading, LLC	Utah
Kaytee Products Incorporated	Wisconsin
Matson, LLC	Washington
New England Pottery, LLC	Delaware
Pennington Seed, Inc.	Delaware
Pets International, Ltd.	Illinois
T.F.H. Publications, Inc.	Delaware
Wellmark International	California

U.S. Copyright Office filings for the following entities:

Grantor
Central Garden & Pet Company
Farnam Companies, Inc.
Four Paws Products, Ltd.
Gulfstream Home & Garden, Inc.
Kaytee Products Incorporated
New England Pottery, LLC
Pennington Seed, Inc.
Pets International, Ltd.
T.F.H. Publications, Inc.
IMS Trading, LLC

U.S. Patent and Trademarks Office filings for:

Grantor
None
Central Garden & Pet Company
Farnam Companies, Inc.
Four Paws Products, Ltd.
Gulfstream Home & Garden, Inc.
Kaytee Products Incorporated
Matson, LLC
Pennington Seed, Inc.
Pets International, Ltd.
T.F.H. Publications, Inc.
Wellmark International
Hydro-Organics Wholesale
IMS Trading, LLC

SCHEDULE 3 TO SECURITY AGREEMENT
Legal Name, Organizational Status, Chief Executive Office

Legal Name	Jurisdiction of Organization	Tax ID#	Organizational #	Location of Office
All-Glass Aquarium Co., Inc.	Wisconsin	39-1144104	1H08300	9750 Oakwood Franklin, WI 53132
B2E Biotech, LLC	Delaware	20-2228567	3781996	1501 E.Woodfield Rd., Suite 200 Schaumburg, IL 60173
B2E Corporation	New York	11-3243032	1846711	1501 E.Woodfield Rd., Suite 200 Schaumburg, IL 60173
Central Garden & Pet Company	Arizona	68-0275553	2297503	1340 Treat Blvd., # 600 Walnut Creek, CA 94597
Farnam Companies, Inc.	Arizona	86-0101524	463268	301 W. Osborn Rd. Phoenix, AZ 85013
Four Paws Products, Ltd.	New York	11-2210716	290943	1 TFH Plaza, 3rd & Union Ave. Neptune City, NJ 07753
Gro Tec, Inc.	Georgia	58-1734869	J713262	635 Madison Rd. Eatonton, GA 31024
Gulfstream Home & Garden, Inc.	Florida	58-2255720	P96000065855	1000 Parkwood Cir Suite 700 Atlanta, GA 30339
Hydro-Organics Wholesale	California	68-0446334	C2205909	1340 Treat Blvd., # 600 Walnut Creek, CA 94597
IMS Trading, LLC	Utah	47-4194049	9381890-0160	1340 Treat Blvd., # 600 Walnut Creek, CA 94597
IMS Southern, LLC	Utah	47-5327235	9569086-0160	1340 Treat Blvd., # 600 Walnut Creek, CA 94597
Kaytee Products Incorporated	Wisconsin	39-0399490	1K01307	521 Clay St. Chilton, WI 53014
Matson, LLC	Washington	20-0083295	602310161	45620 SE N Bend Way North Bend, WA 98045
New England Pottery, LLC	Delaware	57-1198837	SRV040088097-3762549	1000 Parkwood Cir Suite 700 Atlanta, GA 30339
Pennington Seed, Inc.	Delaware	58-2394553	2858541	1280 Atlanta Highway Madison, GA 30650
Pets International, Ltd.	Illinois	36-3390302	54003161	9750 Oakwood Franklin, WI 53132
T.F.H. Publications, Inc.	Delaware	22-1918893	769488	1 TFH Plaza, 3rd & Union Ave. Neptune City, NJ 07753
Wellmark International	California	94-3273583	C1990898	1501 E.Woodfield Rd., Suite 200 Schaumburg, IL 60173

SCHEDULE 4 TO SECURITY AGREEMENT
Prior Names and Prior Chief Executive Offices
Prior Trade Names:

Entity	Additional Trade Names
Central Pet Group, LLC	GKI/Bethlehem Lighting
Matson, LLC	Corry’s
Pets International, Ltd.	Super Pet
Phaeton Corporation	Unicorn Labs

Other Prior Names
1. (i) Matthews Redwood and Nursery Supply, Inc., a California corporation, (ii) Grant Laboratories, Inc., a California corporation, and (iii) Interpet USA, LLC, a Delaware limited liability company, were merged into CG&P on September 26, 2012, with CG&P surving .
2. (i) Bay Tech Chemical Company, a Florida non-qualifying entity, (ii) Newtco Packaging, a Georgia corporation, (iii) Seeds West, Inc., an Arizona corporation, (iv) Pennington Seed, Inc. of Nebraska, a Nebraska corporation, and (v) Cedar Works, LLC, an Ohio limited liability company, were merged into Pennington Seed, Inc. on September 27, 2012, with Pennington Seed, Inc. surviving.

Prior Locations:
No additional locations.

SCHEDULE 5 TO SECURITY AGREEMENT
Patents and Patent Licenses
Schedule 5.1(p) – (i) Patents to the Credit Agreement above is hereby incorporated by reference.

SCHEDULE 6 TO SECURITY AGREEMENT
Trademarks and Trademark Licenses
Schedule 5.1(p) – (ii) Trademarks to the Credit Agreement above is hereby incorporated by reference.

SCHEDULE 7 TO SECURITY AGREEMENT

Schedule 5.1(p) – (iii) Copyrights to the Credit Agreement above is hereby incorporated by reference.
SCHEDULE 8 TO SECURITY AGREEMENT
Commercial Tort Claims
None.

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